Exhibit 10.11

EXECUTION

AMENDED AND RESTATED

REVOLVING CREDIT AGREEMENT

dated as of May 31, 2011

among

PBF HOLDING COMPANY LLC,

DELAWARE CITY REFINING COMPANY LLC

PAULSBORO REFINING COMPANY LLC

and

TOLEDO REFINING COMPANY LLC,

as Borrowers,

and

THE OTHER LOAN PARTIES PARTY HERETO,

as Loan Parties,

THE LENDERS PARTY HERETO

and

UBS SECURITIES LLC,

as a Co-Documentation Agent and Syndication Agent,

and

UBS SECURITIES LLC,

DEUTSCHE BANK SECURITIES INC.

MORGAN STANLEY SENIOR FUNDING, INC.

and

CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH

as Joint Lead Arrangers and Joint Lead Bookmanagers

and

UBS AG, STAMFORD BRANCH,

as Issuing Bank, Administrative Agent and a

Co-Collateral Agent,

and

DEUTSCHE BANK TRUST COMPANY AMERICAS,

as a Co-Collateral Agent and a Co-Documentation

Agent

and

UBS LOAN FINANCE LLC, as Swingline Lender

Winston & Strawn LLP

200 Park Avenue

New York, NY 10166

-i-

-ii-

-iii-

-iv-

ANNEXES

Annex I	Applicable Margin

SCHEDULES

Schedule 1.01(b)	Subsidiary Guarantors
Schedule 2.22	Blocked Accounts
Schedule 3.03	Governmental Approvals; Compliance with Laws
Schedule 3.06(c)	Violations or Proceedings
Schedule 3.08	Litigation
Schedule 3.18	Environmental Matters
Schedule 3.19	Insurance
Schedule 3.22	Material Inventory
Schedule 6.01(b)	Existing Indebtedness
Schedule 6.02(c)	Existing Liens
Schedule 6.04(b)	Existing Investments
Schedule 6.08	Transactions with Affiliates

EXHIBITS

Exhibit A	Form of Administrative Questionnaire
Exhibit B	Form of Assignment and Assumption
Exhibit C	Form of Borrowing Request
Exhibit D	Form of Compliance Certificate
Exhibit E	Form of Interest Election Request
Exhibit F	Form of Joinder Agreement
Exhibit G	Form of Landlord Access Agreement
Exhibit H	Form of LC Request
Exhibit I	Form of Lender Addendum
Exhibit J	Form of Mortgage
Exhibit K-1	Form of Revolving Note
Exhibit K-2	Form of Swingline Note
Exhibit L-2	Form of Perfection Certificate Supplement
Exhibit M	Form of Toledo Security Agreement
Exhibit N	Form of Opinion of Company Counsel
Exhibit O	Form of Solvency Certificate
Exhibit P	Form of Intercompany Note
Exhibit Q	Form of Non-Bank Certificate
Exhibit R	Form of Borrowing Base Certificate

-v-

AMENDED AND RESTATED

REVOLVING CREDIT AGREEMENT

This AMENDED AND RESTATED REVOLVING CREDIT AGREEMENT (this “Agreement”) dated as of May 31, 2011, among PBF Holding Company LLC, a Delaware limited liability company (“Holdings”), Delaware City Refining Company LLC, a Delaware limited liability company (“Delaware City”), Paulsboro Refining Company LLC (f/k/a Valero Refining Company – New Jersey, a Delaware corporation), a Delaware limited liability company (“Paulsboro”) and Toledo Refining Company LLC, a Delaware limited liability company (“Toledo”, and together with Holdings, Delaware City and Paulsboro, “Borrowers” and each individually, a “Borrower”), the Subsidiary Guarantors (such term and each other capitalized term used but not defined herein having the meaning given to it in Article I), the Lenders, UBS SECURITIES LLC, MORGAN STANLEY SENIOR FUNDING, INC., DEUTSCHE BANK SECURITIES INC. and CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH, as joint lead arrangers and joint bookmanagers (in such capacities, the “Joint Lead Arrangers”), UBS SECURITIES LLC, as a co-documentation agent (in such capacity, “UBS Co-Documentation Agent”) and as syndication agent (in such capacity, “Syndication Agent”), UBS LOAN FINANCE LLC, as swingline lender (in such capacity, “Swingline Lender”), UBS AG, STAMFORD BRANCH, as issuing bank (in such capacity, “Issuing Bank”), as administrative agent (in such capacity, “Administrative Agent”) for the Lenders, the Secured Parties and Issuing Bank and as a co-collateral agent (in such capacity, “UBS Collateral Agent”) and DEUTSCHE BANK TRUST COMPANY AMERICAS, as a co-collateral agent (in such capacity, “DB Collateral Agent” and together with UBS Collateral Agent, in such capacities as co-collateral agents, the “Co-Collateral Agents”) and as a co-documentation agent (in such capacity, “DB Co-Documentation Agent” and together with UBS Co-Documentation Agent, in such capacities as co-documentation agents, the “Co-Documentation Agents”).

WITNESSETH:

WHEREAS, Holdings, Delaware City and Paulsboro, as Borrowers, the Lenders party thereto, the Administrative Agent and the other Agents party thereto are parties to that certain Revolving Credit Agreement, dated as of December 17, 2010 (as amended, supplemented or otherwise modified to date, the “Existing Revolving Credit Agreement”); and

WHEREAS, the parties hereto wish to amend and restate the Existing Revolving Credit Agreement in its entirety, as and to the extent set forth herein.

NOW, THEREFORE, the Lenders are willing to extend such credit to Borrowers and the Issuing Bank is willing to issue letters of credit for the account of Borrowers on the terms and subject to the conditions set forth herein. Accordingly, the parties hereto agree as follows:

ARTICLE I

DEFINITIONS

SECTION 1.01 Defined Terms.

As used in this Agreement, the following terms shall have the meanings specified below:

“A&R Effective Date” shall mean the date on which the conditions set forth in Section 4.01 of this Agreement are satisfied and this Agreement becomes effective pursuant to the provisions of Section 10.06.

“ABR”, when used in reference to any Loan or Borrowing, is used when such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Alternate Base Rate.

“ABR Borrowing” shall mean a Borrowing comprised of ABR Loans.

“ABR Loan” shall mean any ABR Revolving Loan.

“ABR Revolving Loan” shall mean any Revolving Loan bearing interest at a rate determined by reference to the Alternate Base Rate in accordance with the provisions of Article II.

“Accepting Lenders” shall have the meaning provided in Section 10.19(a).

“Account Debtor” shall mean any person who may become obligated to another person under, with respect to, or on account of, an Account.

“Accounts” shall mean all “accounts,” as such term is defined in the UCC as in effect on the date hereof in the State of New York, in which such Person now or hereafter has rights.

“Acquisitions” shall mean the Paulsboro Acquisition and the Toledo Acquisition.

“Acquisition Agreements” shall mean the Paulsboro Acquisition Agreement and the Toledo Acquisition Agreement.

“Acquisition Consideration” shall mean the purchase consideration for any Permitted Acquisition and all other payments by Holdings or any of its Subsidiaries in exchange for, or as part of, or in connection with, any Permitted Acquisition, whether paid in cash or by exchange of Equity Interests or of properties or otherwise and whether payable at or prior to the consummation of such Permitted Acquisition or deferred for payment at any future time in respect thereof, whether or not any such future payment is subject to the occurrence of any contingency, and includes any and all payments representing the purchase price and any assumptions of Indebtedness, “earn-outs” and other agreements to make any payment the amount of which is, or the terms of payment of which are, in any respect subject to or contingent upon the revenues, income, cash flow or profits (or the like) of any person or business; provided that any such future payment that is subject to a contingency shall be considered Acquisition Consideration only to the extent of the reserve, if any, required under GAAP at the time of such sale to be established in respect thereof by Holdings or any of its Subsidiaries.

“Acquisition Documents” shall mean the Toledo Acquisition Documents and the Paulsboro Acquisition Documents.

“Activation Notice” shall have the meaning assigned to such term in Section 2.22.

“Adjusted LIBOR Rate” shall mean, with respect to any Eurodollar Borrowing for any Interest Period, (a) an interest rate per annum (rounded upward, if necessary, to the nearest 1/100th of 1%) determined by the Administrative Agent to be equal to the LIBOR Rate for such Eurodollar Borrowing in effect for such Interest Period divided by (b) 1 minus the Statutory Reserves (if any) for such Eurodollar Borrowing for such Interest Period.

“Administrative Agent” shall have the meaning assigned to such term in the preamble hereto and includes each other person appointed as the successor pursuant to Article X.

“Administrative Borrower” shall mean Holdings or any successor entity serving in that role pursuant to Section 2.03.

“Administrative Agent Fee” shall have the meaning assigned to such term in Section 2.05(b).

“Administrative Questionnaire” shall mean an Administrative Questionnaire in substantially the form of Exhibit A.

“Affiliate” shall mean, when used with respect to a specified person, another person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the person specified.

“Agents” shall mean the Administrative Agent and the Co-Collateral Agents; and “Agent” shall mean any of them.

“Agreement” shall have the meaning assigned to such term in the preamble hereto.

“Alternate Base Rate” shall mean, for any day, a fluctuating rate per annum (rounded upward, if necessary, to the nearest 1/100th of 1%) equal to the greatest of (a) the Base Rate in effect on such day, (b) the Federal Funds Effective Rate in effect on such day plus 0.50% and (c) the Adjusted LIBOR Rate for an Interest Period of one-month beginning on such day (or if such day is not a Business Day, on the immediately preceding Business Day) plus 100 basis points. If the Administrative Agent shall have determined (which determination shall be prima facie evidence thereof absent manifest error) that it is unable to ascertain the Federal Funds Effective Rate for any reason, including the inability or failure of the Administrative Agent to obtain sufficient quotations in accordance with the terms of the definition thereof, the Alternate Base Rate shall be determined without regard to clause (b) of the preceding sentence until the circumstances giving rise to such inability no longer exist. Any change in the Alternate Base Rate due to a change in the Base Rate or the Federal Funds Effective Rate shall be effective on the effective date of such change in the Base Rate or the Federal Funds Effective Rate, respectively.

“Anti-Terrorism Laws” shall mean any Requirement of Law related to terrorism financing or money laundering including the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act (“USA PATRIOT Act”) of 2001 (Title III of Pub. L. 107-56), The Currency and Foreign Transactions Reporting Act (also known as the “Bank Secrecy Act”, 31 U.S.C. §§ 5311-5330 and 12 U.S.C. §§ 1818(s), 1820(b) and 1951-1959), the Trading With the Enemy Act (50 U.S.C. § 1 et seq., as amended) and Executive Order 13224 (effective September 24, 2001).

“Applicable Fee” shall mean, for any day, with respect to the aggregate Commitments, (i) 0.375% if the average daily unused amount of the aggregate Commitments is less than or equal to 50% and (ii) 0.50% if the average daily unused amount of the aggregate Commitments is greater than 50%.

“Applicable Margin” shall mean, for any day, with respect to any Revolving Loan the applicable percentage set forth in Annex I under the appropriate caption.

“Applicable Percentage” shall mean, with respect to any Lender, the percentage of the total Loans and Commitments represented by such Lender’s Loans and Commitments.

“Approved Fund” shall mean any Fund that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

“Aramco” shall mean Saudi Arabian Oil Company, a company with limited liability (organized under the laws of the Kingdom of Saudi Arabia) and its Affiliates.

“Asset Sale” shall mean, in each case to the extent in excess of (i) $1,000,000 in respect of transactions or series of related transactions affecting Revolving Credit Priority Collateral; and (ii) $4.0 million per transactions or series of related transactions otherwise, (a) any conveyance, sale, assignment, transfer or other disposition (including by way of merger or consolidation and including any Sale and Leaseback Transaction) of any property (but excluding in any event sales of inventory, transactions pursuant to the Morgan Stanley Off-Take Agreements and/or the Oil Supply Agreements, dispositions of cash and cash equivalents (including Cash Equivalents but excluding payments made in cash to the extent such payments are not prohibited by the terms of this Agreement) and licenses of any Intellectual Property by Holdings or any of its Subsidiaries in the ordinary course of business) and (b) any issuance or sale of any Equity Interests of any Subsidiary of Holdings, in each case, to any person other than (i) Borrowers, (ii) any Subsidiary Guarantor or (iii) other than for purposes of Section 6.06, any other Subsidiary. For the avoidance of doubt, the granting of a Permitted Lien shall not constitute an “Asset Sale.”

“Assignment and Assumption” shall mean an assignment and assumption entered into by a Lender and an Eligible Assignee (with the consent of any party whose consent is required by Section 10.04(b)), and accepted by the Administrative Agent, in substantially the form of Exhibit B, or any other form approved by the Administrative Agent.

“Attributable Indebtedness” shall mean, when used with respect to any Sale and Lease-back Transaction, as at the time of determination, the present value (discounted at a rate equivalent to Holdings’ and its Subsidiaries’ then-current weighted average cost of funds for borrowed money as at the time of determination, compounded on a semi-annual basis) of the total obligations of the lessee for rental payments during the remaining term of the lease included in any such Sale and Leaseback Transaction.

“Auto-Renewal Letter of Credit” shall have the meaning assigned to such term in Section 2.18(c)(iii).

“Available Amount Basket” shall mean (i) the sum of (without duplication) (A) $10,000,000, plus (B) fifty percent (50%) of Consolidated Net Income (to the extent zero or positive) for the most recent date of determination, plus (C) the proceeds of any issuance of Equity Interests (other than Disqualified Capital Stock) by Holdings, plus (D) capital contributions to Holdings, plus (E) unsecured debt issued by Holdings and the Subsidiary Guarantors after the Closing Date which is permitted to be issued under Section 6.01(l), plus (F) Disqualified Capital Stock issued after the Closing Date that has been exchanged or converted into Equity Interests not constituting Disqualified Capital Stock, together with the fair value of any property received upon such exchange or conversion, plus (G) the net proceeds of sales of Investments made under Section 6.04(n), plus (H) returns, profits, distributions and similar amounts received on Investments made under Section 6.04(n) (up to, but not in excess of, the amount of the original Investment), plus (I) the Investments of Holdings and its Subsidiaries in any Excluded Subsidiary that has been re-designated as a Subsidiary Guarantor or that has been merged or consolidated into Holdings, another Borrower, or any of their respective Subsidiaries (other than an Excluded Subsidiary) that is a Subsidiary Guarantor or the fair market value of the assets of any Excluded Subsidiary that have been transferred to Holdings, another Borrower, or any of their respective Subsidiaries (other than an Excluded Subsidiary) that is a Subsidiary Guarantor, in the case of each of the foregoing clauses to the extent not used or otherwise applied to consummate Investments, Dividends and junior debt repayments, in the case of any such Investments, Dividends or junior debt repayments to the extent permitted under the terms of this Agreement and made pursuant to Sections 6.04(n), 6.07(d) and 6.10(a)(iv), respectively, plus (J) the aggregate amount of all cash dividends and other cash distributions received by any Borrower or any Subsidiary Guarantor from any minority interest, Excluded Subsidiary or other Subsidiary (other than a Subsidiary Guarantor) after the Closing Date and on or prior to the relevant determination date, minus (ii) 100% of Consolidated Net Income (to the extent negative) of Holdings and its Subsidiaries for the relevant period of determination.

“Average Daily Excess Availability” shall mean, for any period, the average of Excess Availability for each day (measured at the end of each day) during such period.

“Bailee Letter” shall have the meaning assigned thereto in the Security Agreements.

“Base Rate” shall mean, for any day, a rate per annum that is equal to the corporate base rate of interest established by the Administrative Agent from time to time; each change in the Base Rate shall be effective on the date such change is effective. The corporate base rate is not necessarily the lowest rate charged by the Administrative Agent to its customers.

“Blocked Accounts” shall have the meaning assigned to such term in Section 2.22.

“Board” shall mean the Board of Governors of the Federal Reserve System of the United States.

“Board of Directors” shall mean, with respect to any person, (i) in the case of any corporation, the board of directors of such person, (ii) in the case of any limited liability company, the board of managers of such person, (iii) in the case of any partnership, the Board of Directors of the general partner of such person and (iv) in any other case, the functional equivalent of the foregoing.

“Borrower” and “Borrowers” shall have the meanings assigned to such terms in the preamble hereto and shall include any Eligible Subsidiary which becomes a Borrower pursuant to Section 2.20(b)(iv), Section 5.18(a) and Section 4.04 from time to time.

“Borrowing” shall mean (a) Loans of the same Class and Type, made, converted or continued on the same date and, in the case of Eurodollar Loans, as to which a single Interest Period is in effect, or (b) a Swingline Loan.

“Borrowing Availability” shall mean at any time the lesser of (a) the Borrowing Base at such time and (b) the aggregate amount of the Lenders’ Revolving Commitments at such time, in each case, less the aggregate Revolving Exposure of all Lenders at such time.

“Borrowing Base” shall mean at any time, subject to adjustment as provided in Section 2.21, an amount equal to the sum of, without duplication:

(a) the book value of Eligible Accounts of the Borrowers with respect to investment grade obligors multiplied by the advance rate of 90%, plus,

(b) the book value of Eligible Accounts of the Borrowers with respect to non-investment grade obligors multiplied by the advance rate of 85%, plus,

(c) the Cost of Eligible Hydrocarbon Inventory of the Borrowers multiplied by the advance rate of 80%, plus

(d) 100% of the cash and Cash Equivalents in deposit accounts subject to Control Agreements under Section 2.22, minus

(e) the sum of (i) any Reserves established from time to time by the Co-Collateral Agents in accordance with the terms and conditions of this Agreement, and (ii) Hedging Reserves.

The Borrowing Base at any time shall be determined by reference to the most recent Borrowing Base Certificate theretofore delivered to the Administrative Agent and the Co-Collateral Agents so long as the Borrowing Base is calculated in accordance with the terms of this Agreement.

“Borrowing Base Certificate” shall mean an Officers’ Certificate from Administrative Borrower, substantially in the form of, and containing the information prescribed by, Exhibit R, delivered to the Administrative Agent and Co-Collateral Agents setting forth Borrowers’ calculation of the Borrowing Base.

“Borrowing Request” shall mean a request by Administrative Borrower in accordance with the terms of Section 2.03 and substantially in the form of Exhibit C, or such other form as shall be approved by the Administrative Agent.

“Business Day” shall mean any day other than a Saturday, Sunday or other day on which banks in New York City are authorized or required by law to close; provided, however, that when used in connection with a Eurodollar Loan, the term “Business Day” shall also exclude any day on which banks are not open for dealings in dollar deposits in the London interbank market.

“Capital Assets” shall mean, with respect to any person, all equipment, fixed assets and Real Property or improvements of such person, or replacements or substitutions therefor or additions thereto, that, in accordance with GAAP, have been or should be reflected as additions to property, plant or equipment on the balance sheet of such person.

“Capital Expenditures” shall mean, for any period, without duplication, all expenditures made directly or indirectly by Borrowers and their Subsidiaries during such period for Capital Assets (whether paid in cash or other consideration, financed by the incurrence of Indebtedness or accrued as a liability) as determined in accordance with GAAP, but excluding (i) expenditures made in connection with the replacement, substitution or restoration of property pursuant to Section 2.10(d), (ii) any portion of such increase attributable solely to acquisitions of property, plant and equipment in Permitted Acquisitions, and (iii) except for purposes of the definition of “Excluded Issuance,” any leases that as of the date hereof qualify as operating leases under GAAP (whether or not such leases are required to be accounted for as capital leases under GAAP after the date hereof). For purposes of this definition, the purchase price of equipment or other fixed assets that are purchased simultaneously with the trade-in of existing assets or with insurance proceeds shall be included in Capital Expenditures only to the extent of the gross amount by which such purchase price exceeds the credit granted by the seller of such assets for the assets being traded in at such time or the amount of such insurance proceeds, as the case may be.

“Capital Lease Obligations” of any person shall mean the obligations of such person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such person under GAAP, and the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP.

“Cash Equivalents” shall mean, as to any person,

(1) securities issued or directly and fully and unconditionally guaranteed or insured by the United States government or any agency or instrumentality thereof the securities of which are unconditionally guaranteed as a full faith and credit obligation of such government with maturities of 12 months or less from the date of acquisition;

(2) certificates of deposit, time deposits and eurodollar time deposits with maturities of one year or less from the date of acquisition, bankers’ acceptances with maturities not exceeding one year and overnight bank deposits, in each case with any domestic or foreign commercial bank in the United States having capital and surplus of not less than $500,000,000;

(3) repurchase obligations with a term of not more than 30 days for underlying securities of the types described in clauses (1), (2) entered into with any financial institution meeting the qualifications specified in clause (2) above;

(4) commercial paper rated at least P-1 by Moody’s Investors Service Inc. or at least A-1 by Standard & Poor’s Ratings Group and in each case maturing within 24 months after the date of creation thereof and Indebtedness or preferred stock issued by Persons with a rating of “A” or higher from Standard & Poor’s Ratings Group or “A2” or higher from Moody’s Investors Service Inc. with maturities of 24 months or less from the date of acquisition;

(5) readily marketable direct obligations issued by any state, commonwealth or territory of the United States or any political subdivision or taxing authority thereof having a rating of “BBB+” or higher from Standard & Poor’s Ratings Group or “Baa1” or higher from Moody’s Investors Service Inc. with maturities of 24 months or less from the date of acquisition; or

(6) Investments with average maturities of 12 months or less from the date of acquisition in money market funds rated within the top three ratings category by Standard & Poor’s Ratings Group or Moody’s Investors Service Inc.

“Cash Interest Expense” shall mean, for any period, Consolidated Interest Expense for such period paid or payable in cash, and excluding in any event the sum of (a) interest on any debt paid by the increase in the principal amount of such debt including by issuance of additional debt of such kind or otherwise paid other than in cash, (b) items described in clause (c) or, other than to the extent paid in cash, clause (g) of the definition of “Consolidated Interest Expense” and (c) an amount equal to the gross interest income of Holdings and its Subsidiaries for such period.

“Cash Management System” shall have the meaning assigned to such term in Section 2.22.

“Casualty Event” shall mean any involuntary loss of title, any involuntary loss of, damage to or any destruction of, or any condemnation or other taking (including by any Governmental Authority) of, any property of Holdings or any of its Subsidiaries (other than Excluded Subsidiaries). “Casualty Event” shall include but not be limited to any taking of all or any part of any Real Property of Holdings or any Subsidiary (other than an Excluded Subsidiary) or any part thereof, in or by condemnation or other eminent domain proceedings pursuant to any Requirement of Law, or by reason of the temporary requisition of the use or occupancy of all or any part of any Real Property of any person or any part thereof by any Governmental Authority, civil or military, or any settlement in lieu thereof.

“Catalyst Assets” shall mean all existing and hereafter acquired catalyst assets and inventory, precious metals assets and precious metals inventory and all additions and accessions thereto, all proceeds resulting therefrom, including insurance proceeds, and all rights and privileges incident thereto.

“CERCLA” shall mean the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended, 42 U.S.C. § 9601 et seq. and all implementing regulations.

“Certain Hydrocarbon Assets” shall mean crude oil, feedstock, indigenous feedstock and other hydrocarbon inventory of the same type sold to the Loan Parties by Statoil and/or its Affiliates, in each instance, other than to the extent owned by Toledo, and all proceeds of such crude oil, feedstock, indigenous feedstock or other hydrocarbon inventory of the same type (it being understood and agreed that immediately upon any payment in cash to the Loan Parties in respect of such crude oil, feedstock or other hydrocarbon inventory of the same type, such proceeds shall cease to be “Certain Hydrocarbon Assets”). For the avoidance of doubt, Certain Hydrocarbon Assets shall not include Intermediate Products.

“Certain MSCG Receivables” shall mean accounts originated by the sale of finished gasoline, lube oil, specialty grades, slurry, diesel fuel, heating oil, jet fuel and other finished refined products of the same type sold by the Loan Parties to MSCG and/or its Affiliates under the Morgan Stanley Off-Take Agreements (it being understood and agreed that upon collection of such accounts by virtue of payment in cash in respect thereof to any Loan Party, the proceeds of such accounts will cease to be “Certain MSCG Receivables”). For the avoidance of doubt, “Certain MSCG Receivables” shall include accounts originating from specialty grades and lube oil but shall exclude accounts originating from Intermediate Products, components of gasoline, heating oil, diesel or jet fuel and all other products other than those specifically listed above in this definition.

A “Change in Control” shall be deemed to have occurred if:

(a) Holdings at any time ceases to own 100% of the Equity Interests of Delaware City or Paulsboro;

(b) at any time a change of control occurs under any Material Indebtedness;

(c) prior to an IPO, the Permitted Holders (collectively) shall fail, directly or indirectly, (i) to own, or to have the power to vote or direct the voting of, Voting Stock of Parent representing a majority of the voting power of the total outstanding Voting Stock of Parent or (ii) to own Equity Interests representing a majority of the total economic interests of the Equity Interests of Parent; or

(e) upon and following an IPO, so long as the proceeds of such IPO are used to repay in full in cash all obligations outstanding under the Term Loan Documents (other than any Unasserted Contingent Obligations), (A) the Permitted Holders (collectively) shall fail (i) to own, or to have the power to vote or direct the voting of, Voting Stock of Holdings representing more than 35% of the voting power of the total outstanding Voting Stock of Holdings, or (ii) to own Equity Interests representing more than 35% of the total economic interests of the Equity Interests of Holdings and a “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act) ( but excluding any employee benefit plan of such person and its Subsidiaries, and any person or entity acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan) other than the Permitted Holders, shall become the “beneficial owner” (as defined in Rules 13(d)-3 and 13(d)-5 under such Act), directly or indirectly, of more than the greater of (x) thirty-five percent (35%) of the then outstanding Voting Stock of Holdings, and (y) the percentage of the then outstanding Voting Stock of Holdings, owned, directly or indirectly, beneficially by the Permitted Holders; and (B) during any period of two consecutive years, individuals who at the beginning of such period constituted the Board of Directors of Holdings (together with any new directors whose election to such Board of Directors or whose nomination for election was approved by a vote of a majority of the members of the Board of Directors of Holdings, which members comprising such majority are then still in office and were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors of Holdings.

For purposes of this definition, a person shall not be deemed to have beneficial ownership of Equity Interests subject to a stock purchase agreement, merger agreement or similar agreement until the consummation of the transactions contemplated by such agreement.

“Change in Law” shall mean the occurrence, after the date of this Agreement, of any of the following: (a) the adoption or taking into effect of any law, treaty, order, policy, rule or regulation, (b) any change in any law, treaty, order, policy, rule or regulation or in the administration, interpretation or application thereof by any Governmental Authority or (c) the making or issuance of any request, guideline or directive (whether or not having the force of law) by any Governmental Authority.

“Charges” shall have the meaning assigned to such term in Section 10.14.

“Class,” when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are Revolving Loans, Incremental Revolving Loans or Swingline Loans and, when used in reference to any Commitment, refers to whether such Commitment is a Revolving Commitment or Swingline Commitment, in each case, under this Agreement as originally in effect or pursuant to Section 2.20, of which such Loan, Borrowing or Commitment shall be a part.

“Closing Date” shall mean December 17, 2010.

“Code” shall mean the Internal Revenue Code of 1986.

“Collateral” shall mean, collectively, all of the Security Agreement Collateral, the Mortgaged Property and all other property of whatever kind and nature subject or purported to be subject from time to time to a Lien under any Security Document. For the avoidance of doubt, “Collateral” does not include any assets of and any Equity Interests issued by any Excluded Subsidiary.

“Co-Collateral Agents” shall have the meaning assigned to such term in the preamble hereto.

“Co-Documentation Agents” shall have the meaning assigned to such term in the preamble hereto.

“Collection Account” shall have the meaning assigned to such term in Section 2.22.

“Commercial Letter of Credit” shall mean any letter of credit or similar instrument issued for the purpose of providing credit support in connection with the purchase of materials, goods or services by, and/or other general corporate purpose of, Borrowers or any of their Subsidiaries.

“Commitment” shall mean, with respect to any Lender, such Lender’s Revolving Commitment or Swingline Commitment, and any Commitment to make Revolving Loans extended by such Lender as provided in Section 2.20.

“Commitment Fee” shall have the meaning assigned to such term in Section 2.05(a).

“Commodity Hedging Agreement” shall mean any agreement (including any master agreement or master netting agreement) that evidences or provides for a swap, cap, collar, floor, put, call, option, future, other derivative, spot purchase or sale, forward purchase or sale, supply or off-take, transportation agreement, storage agreement or other commercial or trading agreement in or involving crude oil, natural gas, any feedstock, blendstock, intermediate product, finished product, refined product or other hydrocarbons product, or any other energy, weather or emissions related commodity (including any crack spread), or any prices or price indices relating to any of the foregoing commodities, or any economic index or measure of economic risk or value, or other benchmark against which payments or deliveries are to be made (including any combination of such transactions).

“Companies” shall mean Holdings and its Subsidiaries (other than Excluded Subsidiaries); and “Company” shall mean any one of them.

“Compliance Certificate” shall mean a certificate of a Financial Officer substantially in the form of Exhibit D.

“Consolidated Amortization Expense” shall mean, for any period, the amortization expense of Holdings and its Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP.

“Consolidated Depreciation Expense” shall mean, for any period, the depreciation expense of Holdings and its Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP.

“Consolidated EBITDA” shall mean, for any period, Consolidated Net Income for such period, adjusted (without duplication) by (x) adding thereto, in each case only to the extent (and in the same proportion) deducted in determining such Consolidated Net Income and without duplication (and with respect to the portion of Consolidated Net Income attributable to any Subsidiary that is an Excluded Subsidiary of Holdings only if a corresponding amount would be permitted at the date of determination to be distributed to Holdings by such Subsidiary that is an Excluded Subsidiary without prior approval (that has not been obtained), pursuant to the terms of its Organizational Documents and all agreements, instruments and Requirements of Law applicable to such Subsidiary):

(a) Consolidated Interest Expense for such period, plus

(b) Consolidated Amortization Expense for such period, plus

(c) Consolidated Depreciation Expense for such period, plus

(d) Consolidated Tax Expense for such period, plus

(e) fees, costs, liabilities and expenses incurred in connection with the Transactions (not to exceed $20,000,000) in the aggregate, plus

(f) the aggregate amount of all other non-cash charges, expenses or losses reducing Consolidated Net Income (excluding any non-cash charge, expense or loss that results in an accrual of a reserve for cash charges in any future period and any non-cash charge, expense or loss relating to write-offs, write-downs or reserves with respect to accounts or inventory) for such period, plus

(g) any fees, charges and expenses incurred during such period (other than Consolidated Depreciation Expense or Consolidated Amortization Expense), in connection with any acquisition, Investment, Asset Sale, other disposition of assets, issuance or repayment of Indebtedness, issuance of Equity Interests, refinancing transaction or amendment or modification of any debt instrument (in each case, including any such transaction consummated prior to the Closing Date and any such transaction undertaken but not completed) and any charges or non-recurring merger costs incurred during such period as a result of any such transaction (including, without limitation, any non-cash expenses or charges recorded in accordance with GAAP relating to equity interests issued to non-employees in exchange for services provided in connection with the Transactions), plus

(h) the amount of any restructuring charges, integration costs, retention charges, stock option and any other equity-based compensation expenses or other business optimization expenses, including, without limitation, costs associated with improvements to IT and accounting functions, costs associated with establishing new facilities, costs or reserves deducted (and not added back) in such period in computing Consolidated Net Income, including any one-time costs incurred in connection with acquisitions after the Closing Date and costs related to the closure and/or consolidation of facilities, plus

(i) any extraordinary, non-recurring or unusual gains or losses or expenses, severance, relocation costs or payments and curtailments or modifications to pension and post-retirement employee benefit plans, plus

(j) any other non-cash charges, expenses or losses including any write offs or write downs reducing Consolidated Net Income for such period and any non-cash expense relating to the vesting of warrants (provided that if any such non-cash charges represent an accrual or reserve for potential cash items in any future period, the cash payment in respect thereof in such future period shall be subtracted from Consolidated EBITDA to such extent, and excluding amortization of a prepaid cash item that was paid in a prior period), plus

(k) the amount of customary indemnities and expenses paid or accrued in such period to the Sponsors and deducted (and not added back) in such period in computing Consolidated Net Income, in an aggregate amount not to exceed $5,000,000 in any fiscal year, plus

(l) any costs or expense incurred pursuant to any management equity plan or stock option plan or any other management or employee benefit plan or agreement or any stock subscription or shareholder agreement, to the extent that such cost or expenses are funded with cash proceeds by third Persons that are not Loan Parties contributed to the capital of Holdings or any Subsidiary, plus

(m) any net loss from disposed or discontinued operations, and

(n) to the extent not already included in the Consolidated Net Income of such Person and its Subsidiaries, notwithstanding anything to the contrary in the foregoing, Consolidated EBITDA shall include the amount of cash proceeds received from business interruption insurance and reimbursements of any expenses and charges that are covered by indemnification or other reimbursement provisions in connection with any investment or any sale, conveyance, transfer or other disposition of assets permitted hereunder, and

(y) subtracting therefrom (A) any net gain from disposed or discontinued operations and (B) the aggregate amount of all non-cash items increasing Consolidated Net Income (other than the accrual of revenue or recording of receivables in the ordinary course of business) for such period.

Consolidated EBITDA shall be calculated on a Pro Forma Basis to give effect to the Acquisitions, any Permitted Acquisition and Asset Sales (other than any dispositions in the ordinary course of business) and the conversion of any Excluded Subsidiary into a Subsidiary Guarantor consummated at any time on or after the first day of the Test Period and prior to the date of determination as if such Acquisition and each such Permitted Acquisition or conversion of an Excluded Subsidiary into a Subsidiary Guarantor had been effected on the first day of such period and as if each such Asset Sale had been consummated on the day prior to the first day of such period.

For purposes of the covenants set forth in Article VI, Consolidated EBITDA shall not include any Consolidated Net Income or, without duplication, any other amounts attributable to an Excluded Subsidiary, except to the extent actually distributed in cash to, and actually received by, a Loan Party.

“Consolidated Fixed Charge Coverage Ratio” shall mean, for any Test Period, the ratio of (a) Consolidated EBITDA for such Test Period to (b) Consolidated Fixed Charges for such Test Period. For the avoidance of doubt, Consolidated EBITDA shall not include any Consolidated Net Income or, without duplication, any other amounts attributable to an Excluded Subsidiary, except to the extent actually distributed in cash to, and actually received by, a Loan Party.

“Consolidated Fixed Charges” shall mean, for any period, the sum, without duplication, of

(a) Consolidated Interest Expense for such period;

(b) the aggregate amount of Unfinanced Capital Expenditures of Holdings and its Subsidiaries (other than Excluded Subsidiaries) for such period;

(c) all cash payments in respect of income taxes of Holdings and its Subsidiaries (other than Excluded Subsidiaries which are not part of the consolidated tax group of Holdings or any Subsidiary Guarantor) made during such period (net of any cash refund in respect of income taxes actually received during such period);

(d) the principal amount of all scheduled amortization payments on all Indebtedness (including the principal component of all Capital Lease Obligations) of Holdings and its Subsidiaries (other than Excluded Subsidiaries) for such period (as determined on the first day of the respective period);

(e) all cash dividend payments on any series of Disqualified Capital Stock of Holdings or any of its Subsidiaries (other than Excluded Subsidiaries) (other than dividend payments to Borrowers or any of their Subsidiaries that are Subsidiary Guarantors); and

(f) all cash dividend payments on any Preferred Stock (other than Disqualified Capital Stock) of Holdings or any of its Subsidiaries (other than Excluded Subsidiaries) (other than dividend payments to Borrowers or any of their Subsidiaries that are Subsidiary Guarantors).

“Consolidated Interest Coverage Ratio” shall mean, for any Test Period, the ratio of (x) Consolidated EBITDA for such Test Period to (y) Consolidated Interest Expense for such Test Period.

“Consolidated Interest Expense” shall mean, for any period, the total consolidated interest expense of Holdings and its Subsidiaries (other than Excluded Subsidiaries) for such period determined on a consolidated basis in accordance with GAAP plus, without duplication:

(a) imputed interest on Capital Lease Obligations and Attributable Indebtedness of Holdings and its Subsidiaries (other than Excluded Subsidiaries) for such period;

(b) commissions, discounts and other fees and charges owed by Holdings or any of its Subsidiaries (other than Excluded Subsidiaries) with respect to letters of credit securing financial obligations, bankers’ acceptance financing and receivables financings for such period;

(c) amortization of debt issuance costs, debt discount or premium and other financing fees and expenses incurred by Holdings or any of its Subsidiaries (other than Excluded Subsidiaries) for such period;

(d) cash contributions to any employee stock ownership plan or similar trust made by Holdings or any of its Subsidiaries (other than Excluded Subsidiaries) to the extent such contributions are used by such plan or trust to pay interest or fees to any person (other than Delaware City, Paulsboro or any of their respective Wholly Owned Subsidiaries) in connection with Indebtedness incurred by such plan or trust for such period;

(e) all interest paid or payable with respect to discontinued operations of Holdings or any of its Subsidiaries (other than Excluded Subsidiaries) for such period;

(f) the interest portion of any deferred payment obligations of Holdings or any of its Subsidiaries (other than Excluded Subsidiaries) for such period;

(g) all interest on any Indebtedness of Holdings or any of its Subsidiaries (other than Excluded Subsidiaries) of the type described in clause (f) or (k) of the definition of “Indebtedness” for such period;

(h) minus the total consolidated interest income of Holdings and its Subsidiaries (other than Excluded Subsidiaries) for such period;

provided that (a) to the extent directly related to the Transactions, debt issuance costs, debt discount or premium and other financing fees, costs and expenses shall be excluded from the calculation of Consolidated Interest Expense and (b) Consolidated Interest Expense shall be calculated after giving effect to Hedging Agreements related to interest rates (including associated costs), but excluding unrealized gains and losses with respect to Hedging Agreements related to interest rates.

Consolidated Interest Expense shall be calculated on a Pro Forma Basis to give effect to any Indebtedness (other than Indebtedness incurred for ordinary course working capital needs under ordinary course revolving credit facilities) incurred, assumed or permanently repaid or extinguished at any time on or after the first day of the Test Period and prior to the date of determination in connection with the Acquisitions, any Permitted Acquisitions and Asset Sales (other than any dispositions in the ordinary course of business) as if such incurrence, assumption, repayment or extinguishing had been effected on the first day of such period.

“Consolidated Net Income” shall mean, for any period, the consolidated net income (or loss) of Holdings and its Subsidiaries (except for Excluded Subsidiaries unless distributed in cash to, and actually received by, a Loan Party) determined on a consolidated basis in accordance with GAAP; provided that there shall be excluded from such net income (to the extent otherwise included therein), without duplication:

(a) the net income (or loss) of any person (other than a Borrower or a Subsidiary Guarantor) in which any person other than Holdings, the other Borrowers and the Subsidiary Guarantors has an ownership interest, except to the extent that cash in an amount equal to any such income has actually been received by Borrowers or Subsidiary Guarantors;

(b) the net income of any Subsidiary of Holdings (other than a Subsidiary Guarantor) during such period to the extent that the declaration or payment of dividends or similar distributions by such Subsidiary (other than a Subsidiary Guarantor) of that income is not permitted as of the relevant date of determination by operation of the terms of its Organizational Documents or any agreement, instrument or Requirement of Law applicable to that Subsidiary (other than a Subsidiary Guarantor) during such period, except that Holdings’ equity in net loss of any such Subsidiary for such period shall be included in determining Consolidated Net Income;

(c) the after-tax effect of any extraordinary gain (or loss) realized during such period by Holdings or any of its Subsidiaries upon any Asset Sale by Holdings or any of its Subsidiaries;

(d) the after-tax effect of gains and losses due solely to fluctuations in currency values determined in accordance with GAAP for such period;

(e) earnings resulting from any reappraisal, revaluation or write-up of assets;

(f) unrealized gains and losses with respect to Hedging Obligations for such period; and

(g) the after-tax effect of any extraordinary or nonrecurring gain (or extraordinary or non-recurring loss) recorded or recognized by Holdings or any of its Subsidiaries during such period;

(h) the cumulative effect of changes in accounting principles during such period;

(i) the after-tax effects of adjustments (including the effects of such adjustments pushed down to Holdings and Subsidiaries) in the property and equipment, inventory and other intangible assets, deferred revenue and debt line items in such Person’s consolidated financial statements pursuant to GAAP resulting from the application of purchase accounting in relation to the Transactions or any consummated acquisition or the amortization or write-off of any amounts thereof,

(j) the after-tax effect of income (or loss) from the early extinguishment of Indebtedness or swap obligations under Hedging Agreements or other derivative instruments;

(k) any impairment charge or asset write-off, in each case pursuant to GAAP, and the amortization of intangibles arising pursuant to GAAP,

(l) any non-cash compensation expense recorded from grants of stock appreciation or similar rights, stock options, restricted stock or other rights shall be excluded, and

(m) any fees and expenses incurred during such period, or any amortization thereof for such period, in connection with any acquisition, Asset Sale, other disposition of assets, recapitalization, Investment, issuance or repayment of Indebtedness, issuance of Equity Interests, refinancing transaction or amendment or modification of any debt instrument (in each case, including any such transaction consummated prior to the Closing Date and any such transaction undertaken but not completed) and any charges or non-recurring merger costs incurred during such period as a result of any such transaction.

“Consolidated Tax Expense” shall mean, for any period, the tax expense of Holdings and its Subsidiaries, for such period, determined on a consolidated basis in accordance with GAAP.

“Contested Collateral Lien Conditions” shall mean, with respect to any Permitted Lien of the type described in clauses (b), (e) and (f) of Section 6.02, the following conditions:

(a) Borrowers shall cause any proceeding instituted contesting such Lien to stay the sale or forfeiture of any portion of the Collateral on account of such Lien; and

(b) at the option and at the reasonable request of the Administrative Agent, to the extent such Lien is in an amount in excess of $250,000, the appropriate Loan Party shall maintain cash reserves in an amount sufficient to pay and discharge such Lien and the Administrative Agent’s reasonable estimate of all interest and penalties related thereto.

“Contingent Obligation” shall mean, as to any person, any obligation, agreement, understanding or arrangement of such person guaranteeing or intended to guarantee any Indebtedness (“primary obligations”) of any other person (the “primary obligor”) in any manner, whether directly or indirectly, including any obligation of such person, whether or not contingent, (a) to purchase any such primary obligation or any property constituting direct or indirect security therefor; (b) to advance or supply funds (i) for the purchase or payment of any such primary obligation or (ii) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor; (c) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation; (d) with respect to bankers’ acceptances, letters of credit and similar credit arrangements, until a reimbursement obligation arises; or (e) otherwise to assure or hold harmless the holder of such primary obligation against loss in respect thereof; provided, however, that the term “Contingent Obligation” shall not include endorsements of instruments for deposit or collection in the ordinary course of business or any product warranties and other customary contractual indemnities. The amount of any Contingent Obligation shall be deemed to be an amount equal to the stated or determinable amount of the primary obligation in respect of which such Contingent Obligation is made (or, if less, the maximum amount of such primary obligation for which such person may be liable, whether singly or jointly, pursuant to the terms of the instrument evidencing such Contingent Obligation) or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof (assuming such person is required to perform thereunder) as determined by such person in good faith.

“Control” shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a person, whether through the ownership of voting securities, by contract or otherwise, and the terms “Controlling” and “Controlled” shall have meanings correlative thereto.

“Control Agreement” shall have the meaning assigned to such term in the Security Agreements.

“Controlled Investment Affiliate” shall mean, as to any person, any other person which directly or indirectly is in Control of, is Controlled by, or is under common Control with, such person and is organized by such person (or any person Controlling such person) primarily for making equity or debt investments in Holdings or other portfolio companies.

“Cost” shall mean, as determined by the Co-Collateral Agents acting reasonably and in good faith consistent with customary industry practice for asset-based financings in the refining industry, with respect to hydrocarbon Inventory, the lower of (a) landed cost computed on a first-in first-out basis in accordance with GAAP and (b) market value; provided, that for purposes of the calculation of the Borrowing Base, (i) the Cost of the hydrocarbon Inventory shall not include: (A) the portion of the cost of hydrocarbon Inventory equal to the profit earned by any Affiliate on the sale thereof to a Loan Party or (B) write-ups or write-downs in cost with respect to currency exchange rates, and (ii) notwithstanding anything to the contrary contained herein, the cost of the hydrocarbon Inventory shall be computed in the same manner and consistent with the most recent Inventory Appraisal which has been received and approved by the Co-Collateral Agents acting reasonably consistent with customary industry practice for asset-based financings in the refining industry.

“Credit Extension” shall mean, as the context may require, (i) the making of a Loan by a Lender or (ii) the issuance of any Letter of Credit, or the amendment, extension or renewal of any existing Letter of Credit to the effect of increasing its face amount or extending its expiration date, by the Issuing Bank.

“DCR Facility” shall mean Delaware City’s petroleum refinery, terminalling facility and all related assets and properties located in New Castle County, Delaware City, Delaware.

“Debt Issuance” shall mean the incurrence by Holdings or any of its Subsidiaries (other than Excluded Subsidiaries) of any Indebtedness after the Closing Date (other than as permitted by Section 6.01).

“DEDA” shall mean The Delaware Economic Development Authority, a body corporate and politic constituted as an instrumentality of the State of Delaware.

“DEDA Intercreditor Agreement” shall mean that certain Intercreditor Agreement, dated as of December 17, 2010, among UBS AG, Stamford Branch, as ABL Agent, UBS AG, Stamford Branch, as Term Loan Agent, and DEDA, as amended by the DEDA Intercreditor Agreement Amendment.

“DEDA Intercreditor Agreement Amendment” shall mean an amendment to the DEDA Intercreditor Agreement, dated as of the date hereof, in form and substance reasonably satisfactory to the Administrative Agent.

“DEDA Loan and Security Agreement” shall mean that certain Loan and Security Agreement entered into as of June 1, 2010 by and among Delaware City, as borrower and DEDA, as lender under which DEDA agreed to make a loan to Paulsboro in the amount of $20,000,000, which loan is evidenced by a promissory note dated June 1, 2010 and has a maturity date of March 1, 2017.

“DEDA Specified Collateral” shall have the meaning assigned to such term in the DEDA Intercreditor Agreement.

“Default” shall mean any event, occurrence or condition which is, or upon notice, lapse of time or both would constitute, an Event of Default.

“Default Rate” shall have the meaning assigned to such term in Section 2.06(c).

“Defaulting Lender” shall mean any Lender, as determined by the Administrative Agent, that (a) has failed to fund any portion of its Loans or participations in Letters of Credit or Swingline Loans required to be funded by it hereunder within one Business Day of the date required to be funded by it hereunder, (b) has notified the Administrative Agent, the Issuing Bank, the Swingline Lender, any Lender and/or Borrowers in writing that it does not intend to comply with any of its funding obligations under this Agreement or has made a public statement to the effect that it does not intend to comply with its funding obligations under this Agreement or under any other agreements in which it commits to extend credit, (c) has failed, within two Business Days after request by the Administrative Agent, to confirm that it will comply with the terms of this Agreement relating to its obligations to fund prospective Loans and participations in then outstanding Letters of Credit and Swingline Loans, (d) has otherwise failed to pay over to the Administrative Agent or any other Lender any other amount required to be paid by it hereunder within three Business Days of the date when due, unless the subject of a good faith dispute, or (e) in the case of a Lender that has a Commitment, LC Exposure or Swingline Exposure outstanding at such time, shall take, or is the Subsidiary of any person that has taken, any action or be (or is) the subject of any action or proceeding of a type described in Section 8.01(g) or (h) (or any comparable proceeding initiated by a regulatory authority having jurisdiction over such Lender or such person).

“Delaware City Morgan Stanley Off-Take Agreement” shall mean the Products Off-Take Agreement entered into by and between MSCG and Delaware City, which agreement shall be either (i) in substantially the same form as the Paulsboro Morgan Stanley Off-Take Agreement and subject to an intercreditor agreement in substantially the same form at the MSCG Intercreditor Agreement or (ii) in form and substance reasonably satisfactory to the Administrative Agent and subject to an intercreditor agreement in form and substance reasonably satisfactory to the Administrative Agent; as such agreement may be replaced, superseded, amended (including as to changes of counterparty), modified or supplemented from time to time, to the extent not prohibited by the terms and provisions of this Agreement, including, without limitation, compliance with Section 5.17 of this Agreement.

“Delaware City Statoil Oil Supply Agreement” shall mean the Crude Oil/Feedstock Supply/Delivery and Services Agreement entered into by and between Statoil and Delaware City, which agreement shall be either (i) in substantially the same form as the Paulsboro Statoil Oil Supply Agreement and subject to an intercreditor agreement in substantially the same form at the Statoil Intercreditor Agreement or (ii) in form and substance reasonably satisfactory to the Administrative Agent and subject to an intercreditor agreement in form and substance reasonably satisfactory to the Administrative Agent; as such agreement may be replaced, superseded, amended (including as to changes of counterparty), modified or supplemented from time to time to the extent not prohibited by the terms and provisions of this Agreement, including, without limitation, Section 5.17 of this Agreement.

“Disqualified Capital Stock” shall mean any Equity Interest which, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, (a) matures (excluding any maturity as the result of an optional redemption by the issuer thereof) or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is redeemable at the option of the holder thereof, in whole or in part (other than in Equity Interests that are otherwise not Disqualified Capital Stock), on or prior to the ninety-first (91st) day after the Final Maturity Date, (b) is convertible into or exchangeable (unless at the sole option of the issuer thereof) for (i) debt securities or (ii) any Equity Interests referred to in (a) above (other than in Equity Interests that are otherwise not Disqualified Capital Stock), in each case at any time on or prior to the ninety-first (91st) day after Final Maturity Date, or (c) contains any repurchase obligation for cash purchase which may come into effect prior to payment in full of all Obligations; provided, however, that any Equity Interests that would not constitute Disqualified Capital Stock but for provisions thereof giving holders thereof (or the holders of any security into or for which such Equity Interests is convertible, exchangeable or exercisable) the right to require the issuer thereof to redeem such Equity Interests upon the occurrence of a change in control or an asset sale occurring prior to the ninety-first (91) day after the Final Maturity Date shall not constitute Disqualified Capital Stock if such Equity Interests provide that the issuer thereof will not redeem any such Equity Interests pursuant to such provisions prior to the repayment in full of the Obligations (other than Unasserted Contingent Obligations).

“Dividend” with respect to any person shall mean that such person has declared or paid a dividend or returned any equity capital to the holders of its Equity Interests or authorized or made any other distribution, payment or delivery of property (other than Qualified Capital Stock of such person) or cash to the holders of its Equity Interests in each case, in their capacity as such, or redeemed, retired, purchased or otherwise acquired, for consideration any of its Equity Interests outstanding (or any options or warrants issued by such person with respect to its Equity Interests), or set aside any funds in a sinking or other similar fund for any of the foregoing purposes, or shall have permitted any of its Subsidiaries (other than an Excluded Subsidiary) to purchase or otherwise acquire for consideration any of the Equity Interests of such person outstanding (or any options or warrants issued by such person with respect to its Equity Interests). Without limiting the foregoing, “Dividends” with respect to any person shall also include all payments made or required to be made by such person with respect to any stock appreciation rights, plans, equity incentive or achievement plans or any similar plans or setting aside in a sinking or other similar fund of any funds for the foregoing purposes.

“dollars” or “$” shall mean lawful money of the United States.

“Domestic Subsidiary” shall mean any Subsidiary that is organized or existing under the laws of the United States, any state thereof or the District of Columbia.

“Eligible Accounts” shall have the meaning assigned to such term in Section 2.21(a).

“Eligible Assignee” shall mean any person to whom it is permitted to assign Loans and Commitments pursuant to Section 10.04(b)(i); provided that “Eligible Assignee” shall not include Sponsor, Parent, Borrowers or any of their respective Affiliates or Subsidiaries or any natural person.

“Eligible Hydrocarbon Inventory” shall have the meaning assigned to such term in Section 2.21(b).

“Eligible Subsidiary” shall mean any Wholly Owned Subsidiary of a Borrower that is (i) a Domestic Subsidiary and (ii) owns Accounts and/or hydrocarbon Inventory, in each case, other than an Excluded Subsidiary.

“Embargoed Person” shall mean any party that (i) is publicly identified on the most current list of “Specially Designated Nationals and Blocked Persons” published by the U.S. Treasury Department’s Office of Foreign Assets Control (“OFAC”) or resides, is organized or chartered, or has a place of business in a country or territory subject to OFAC sanctions or embargo programs or (ii) is publicly identified as prohibited from doing business with the United States under the International Emergency Economic Powers Act, the Trading With the Enemy Act, or any other Requirement of Law.

“Environment” shall mean ambient air, indoor air, surface water and groundwater (including potable water, navigable water and wetlands), the land surface or subsurface strata, natural resources, the workplace or as otherwise defined in any Environmental Law.

“Environmental Claim” shall mean any claim, notice, demand, order, action, suit, proceeding or other communication alleging liability for or obligation with respect to any investigation, remediation, removal, cleanup, response, corrective action, damages to natural resources, personal injury, property damage, fines, penalties or other costs resulting from, related to or arising out of (i) the presence, Release or threatened Release in or into the Environment of Hazardous Material at any location or (ii) any violation or alleged violation of any Environmental Law, and shall include any claim seeking damages, contribution, indemnification, cost recovery, compensation or injunctive relief resulting from, related to or arising out of the presence, Release or threatened Release of Hazardous Material or alleged injury or threat of injury to health, safety or the Environment.

“Environmental Law” shall mean any and all present and future treaties, laws, statutes, ordinances, regulations, rules, decrees, orders, judgments, consent orders, consent decrees, code or other binding requirements of Governmental Authorities, and the common law, relating to protection of public health or the Environment, the Release or threatened Release of Hazardous Material, natural resources or natural resource damages, or occupational safety or health, and any and all Environmental Permits.

“Environmental and Necessary Capex” shall mean capital expenditures to the extent deemed reasonably necessary, as determined by the Companies, in good faith and pursuant to prudent judgment, that are required by Applicable Law (including to comply with Environmental Laws) or are undertaken for health and safety reasons.

“Environmental Permit” shall mean any permit, license, approval, registration, notification, exemption, consent or other authorization required by or from a Governmental Authority under Environmental Law.

“Equipment” shall have the meaning assigned to such term in the Security Agreements.

“Equity Interest” shall mean, with respect to any person, any and all shares, interests, participations or other equivalents, including membership interests (however designated, whether voting or nonvoting), of equity of such person, including, if such person is a partnership, partnership interests (whether general or limited) and any other interest or participation that confers on a person the right to receive a share of the profits and losses of, or distributions of property of, such partnership, whether outstanding on the date hereof or issued after the Closing Date, but excluding debt securities convertible or exchangeable into such equity.

“Equity Investors” shall mean Sponsor, its Controlled Investment Affiliates (other than Holdings and its Subsidiaries) and one or more other investors (which other investors are reasonably satisfactory to the Administrative Agent and the Joint Lead Arrangers).

“Equity Issuance” shall mean, without duplication, (i) any issuance or sale by Parent after the Closing Date of any Equity Interests in Parent (including any Equity Interests issued upon exercise of any warrant or option) or any warrants or options to purchase Equity Interests or (ii) any contribution to the capital of Parent or Holdings; provided, however, that an Equity Issuance shall not include any Excluded Issuance.

“ERISA” shall mean the Employee Retirement Income Security Act of 1974, as the same may be amended from time to time.

“ERISA Affiliate” shall mean, with respect to any person, any trade or business (whether or not incorporated) that, together with such person, is treated as a single employer under Section 414 of the Code.

“ERISA Event” shall mean (a) any “reportable event,” as defined in Section 4043 of ERISA or the regulations issued thereunder, with respect to a Plan (other than an event for which the 30-day notice period is waived by regulation); (b) with respect to a Plan, the failure to satisfy the minimum funding standard of Section 412 of the Code and Section 302 of ERISA, whether or not waived; (c) the failure to make by its due date a required installment under Section 430(j) of the Code with respect to any Plan or the failure to make any required contribution to a Multiemployer Plan; (d) the filing pursuant to

Section 412(c) of the Code or Section 303(d) of ERISA (or after the effective date of the Pension Protection Act of 2006, Section 412(c) of the Code and Section 302(c) of ERISA) of an application for a waiver of the minimum funding standard with respect to any Plan; (e) the incurrence by any Company or any of its ERISA Affiliates of any liability under Title IV of ERISA with respect to the termination of any Plan; (f) the receipt by any Company or any of its ERISA Affiliates from the PBGC or a plan administrator of any notice relating to the intention to terminate any Plan or Plans or to appoint a trustee to administer any Plan, or the occurrence of any event or condition which could reasonably be expected to constitute grounds under ERISA for the termination of, or the appointment of a trustee to administer, any Plan; (g) the incurrence by any Company or any of its ERISA Affiliates of any liability under Title IV of ERISA with respect to the withdrawal from any Plan or Multiemployer Plan; (h) the receipt by any Company or its ERISA Affiliates of any notice, concerning the imposition of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, insolvent or in reorganization, within the meaning of Title IV of ERISA; (i) the “substantial cessation of operations” within the meaning of Section 4062(e) of ERISA with respect to a Plan; (j) the making of any amendment to any Plan which could result in the imposition of a lien or the posting of a bond or other security; and (k) the occurrence of a non-exempt prohibited transaction (within the meaning of Section 4975 of the Code or Section 406 of ERISA) which could reasonably be expected to result in liability to any Company.

“Eurodollar Borrowing” shall mean a Borrowing comprised of Eurodollar Loans.

“Eurodollar Loan” shall mean any Eurodollar Revolving Loan.

“Eurodollar Revolving Borrowing” shall mean a Borrowing comprised of Eurodollar Revolving Loans.

“Eurodollar Revolving Loan” shall mean any Revolving Loan bearing interest at a rate determined by reference to the Adjusted LIBOR Rate in accordance with the provisions of Article II.

“Event of Default” shall have the meaning assigned to such term in Section 8.01.

“Excess Amount” shall have the meaning assigned to such term in Section 2.10(e).

“Excess Availability” shall means, at any time, an amount equal to (A) the then effective Borrowing Availability, plus (B) Suppressed Availability.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

“Excluded Deposit Account” means any Deposit Account (i) for which all or substantially all of the funds on deposit therein are used solely to fund payroll, 401(k) and other retirement plans and employee benefits or health care benefits, and any trust accounts or (ii) holding at all times less than $500,000 individually or $2,000,000 in the aggregate, together with all such other Deposit Accounts excluded pursuant to this clause (ii).

“Excluded Issuance” shall mean an issuance and sale of Qualified Capital Stock of Parent to the Equity Investors, to the extent such Qualified Capital Stock is used, or the Net Cash Proceeds thereof shall be, within 90 days of the consummation of such issuance and sale, used, by Holdings or one of its Subsidiaries without duplication, to finance Capital Expenditures, one or more Permitted Acquisitions or a Specified Equity Contribution.

“Excluded Subsidiary” shall mean each Domestic Subsidiary formed or acquired after the Closing Date that is designated as an Excluded Subsidiary pursuant to Section 5.18(b). For the avoidance of doubt, each Excluded Subsidiary shall not be a Subsidiary Guarantor, and to the extent that an Excluded Subsidiary’s net income would otherwise be included in the definition of Consolidated Net Income or Consolidated EBITDA or any component thereof such Excluded Subsidiary’s net income shall not be included for purposes of calculating Consolidated Net Income or Consolidated EBITDA unless actually distributed in cash to, and actually received by, a Loan Party.

“Excluded Taxes” shall mean, with respect to the Administrative Agent, any Lender, the Issuing Bank or any other recipient of any payment to be made by or on account of any obligation of Borrowers hereunder: (a) taxes imposed on or measured by its overall net income or profits and franchise taxes (including any branch profits taxes imposed by the United States or any similar tax imposed by any other jurisdiction) imposed on it (in lieu of net income taxes), however denominated, by a jurisdiction (i) as a result of the recipient being organized or having its principal office or, in the case of any Lender, its applicable lending office in such jurisdiction, or (ii) as a result of a trade or business, a permanent establishment, or a present or former connection between the Administrative Agent, any Lender, the Issuing Bank or other recipient and the jurisdiction of the taxing authority imposing such tax (other than any connection resulting solely from being a Lender hereunder); (b) in the case of a Foreign Lender (other than an assignee pursuant to a request by Administrative Borrower under Section 2.16), any U.S. federal withholding tax that is imposed on interest payments pursuant to any Requirements of Law that are in effect at the time such Foreign Lender becomes a party hereto, except to the extent that such Foreign Lender’s assignor, if any, was entitled, immediately prior to such assignment, to receive additional amounts or indemnity payments from Borrowers with respect to such withholding tax pursuant to Section 2.15; provided that this subclause (b) shall not apply to any tax imposed on a Lender in connection with an interest or participation in any Loan or other obligation that such Lender was required to acquire pursuant to Section 2.14(d); (c) in the case of a Foreign Lender who designates a new lending office, any U.S. federal withholding tax that is imposed on interest payments pursuant to any Requirements of Law that are in effect at the time of such change in lending office, except to the extent that such Foreign Lender was entitled, immediately prior to such change in lending office, to receive additional amounts or indemnity payments from Borrowers with respect to such withholding tax pursuant to Section 2.15; (d) any U.S. federal withholding tax that is attributable to such Lender’s failure to comply with Section 2.15(e); and (e) any taxes imposed on any “withholdable payment” payable to such recipient as a result of the failure of such recipient to satisfy the applicable requirements as set forth in FATCA after December 31, 2012.

“Existing Lien” shall have the meaning assigned to such term in Section 6.02(c).

“Existing Securities Collateral” shall mean “Securities Collateral” as defined in the Existing Security Agreement.

“Existing Security Agreement” shall mean that certain ABL Security Agreement, dated as of December 17, 2010, among Holdings, Delaware City and Paulsboro, as Borrowers, the other Loan Parties party thereto and the Administrative Agent for the benefit of the Secured Parties, as amended, restated, supplemented, reaffirmed or otherwise modified from time to time.

“Existing Security Documents” shall mean the Existing Security Agreement, the Mortgages, the Parent Limited Recourse Guaranty, the Parent Pledge Agreement, and each other security document or pledge agreement delivered prior to the A&R Effective Date in accordance with applicable local or foreign law to grant a valid, perfected security interest in any property as collateral for the Secured

Obligations, and all UCC or other financing statements or instruments of perfection required by this Agreement, the Existing Security Agreement, any Mortgage, the Parent Limited Recourse Guaranty, the Parent Pledge Agreement or any other such security document or pledge agreement to be filed with respect to the security interests in property and fixtures created pursuant to the Existing Security Agreement or any Mortgage and any other document or instrument utilized prior to the A&R Effective Date to pledge or grant or purport to pledge or grant a security interest or lien on any property as collateral for the Secured Obligations.

“FATCA” shall mean Sections 1471 through 1474 of the Code and any regulations or official interpretations thereof.

“Federal Funds Effective Rate” shall mean, for any day, the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System of the United States arranged by federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average of the quotations for the day for such transactions received by the Administrative Agent from three federal funds brokers of recognized standing selected by it.

“Fee Letters” shall mean: (i) the confidential fee letter, dated as of September 24, 2010, among Holdings and the Joint Lead Arrangers; and (ii) the fee letter, dated as of May 31, 2011, by and among UBS AG, Stamford Branch, UBS Securities LLC and the Borrowers.

“Fees” shall mean the Commitment Fees, the Administrative Agent Fees, the LC Participation Fees, the Fronting Fees and any other fees which are provided for in the Fee Letters.

“Final Maturity Date” shall mean the Revolving Maturity Date.

“Financial Officer” of any person shall mean the chief financial officer, principal accounting officer, treasurer or controller of such person.

“FIRREA” shall mean the Financial Institutions Reform, Recovery and Enforcement Act of 1989, as amended.

“Foreign Lender” shall mean any Lender that is not, for United States federal income tax purposes, (i) an individual who is a citizen or resident of the United States, (ii) a corporation, partnership or other entity treated as a corporation or partnership created or organized in or under the laws of the United States, or any political subdivision thereof, (iii) an estate whose income is subject to U.S. federal income taxation regardless of its source or (iv) a trust if a court within the United States is able to exercise primary supervision over the administration of such trust and one or more United States persons have the authority to control all substantial decisions of such trust. In addition, solely for purposes of clauses (b) and (c) of the definition of Excluded Taxes, a Foreign Lender shall include a partnership or other entity treated as a partnership created or organized in or under the laws of the United States, or any political subdivision thereof , but only to the extent the partners of such partnership (including indirect partners if the direct partners are partnerships or other entities treated as partnerships for U.S. federal income tax purposes created or organized in or under the laws of the United States or any political subdivision thereof ) are treated as Foreign Lenders under the preceding sentence (in which event, the determination of whether a U.S. federal withholding tax on interest payments was imposed pursuant to any Requirements of Law in effect at the time such Foreign Lender became a party hereto will be made by reference to the time when the applicable direct or indirect partner became a direct or indirect partner of such Foreign Lender, but only if such date is later than the date on which such Foreign Lender became a party hereto).

“Foreign Plan” shall mean any employee benefit plan, program, policy, arrangement or agreement maintained or contributed to by any Company with respect to employees employed outside the United States.

“Foreign Subsidiary” shall mean a Subsidiary that is organized under the laws of a jurisdiction other than the United States or any state thereof or the District of Columbia.

“Fronting Fee” shall have the meaning assigned to such term in Section 2.05(c).

“Fund” shall mean any person that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its business.

“GAAP” subject to Section 1.04, shall mean generally accepted accounting principles in the United States applied on a consistent basis.

“Governmental Authority” shall mean the government of the United States or any other nation, or of any political subdivision thereof, whether state, provincial or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union, the European Central Bank or the Organisation for Economic Co-operation and Development).

“Governmental Real Property Disclosure Requirements” shall mean any Requirement of Law of any Governmental Authority requiring notification of the buyer, lessee, mortgagee, assignee or other transferee of any Real Property, facility, establishment or business, or notification, registration or filing to or with any Governmental Authority, in connection with the sale, lease, mortgage, assignment or other transfer (including any transfer of control) of any Real Property, facility, establishment or business, of the actual or threatened presence or Release in or into the Environment, or the use, disposal or handling of Hazardous Material on, at, under or near the Real Property, facility, establishment or business to be sold, leased, mortgaged, assigned or transferred.

“Guaranteed Obligations” shall have the meaning assigned to such term in Section 7.01.

“Guarantees” shall mean the guarantees issued pursuant to Article VII by the Loan Parties.

“Hazardous Materials” shall mean the following: hazardous substances; hazardous wastes; polychlorinated biphenyls (“PCBs”) or any substance or compound containing PCBs; asbestos or any asbestos-containing materials in any form or condition; radon or any other radioactive materials including any source, special nuclear or by-product material; and any other pollutant or contaminant or chemicals, wastes, materials, compounds, constituents or substances, subject to regulation or which can give rise to liability under any Environmental Laws.

“Hedging Agreement” shall mean any swap, cap, collar, forward purchase or similar agreements or arrangements dealing with interest rates or currency exchange rates, either generally or under specific contingencies and any Commodity Hedging Agreement.

“Hedging Obligations” shall mean obligations under or with respect to Hedging Agreements.

“Hedging Reserves” shall mean the determination by the Co-Collateral Agents, in consultation with any Lender or any of its Affiliates that enters into a Hedging Agreement in respect of interest rates or commodity prices with any of the Loan Parties, reasonably and in good faith from the perspective of an asset-based lender, of an appropriate reserve against the Borrowing Base with respect to the exposures of the Loan Parties in respect of such Hedging Agreement relating to interest rates or commodity prices; provided, that, the maximum amount of “Hedging Reserves” shall in no event exceed $20.0 million.

“High Yield Indebtedness” shall mean (i) senior secured notes, which are subordinated in right of priority only with respect to the Revolving Priority Collateral, and are subject to an intercreditor agreement substantially in the form of the Revolver-Term Intercreditor Agreement or another inter-creditor agreement in form and substance reasonably satisfactory to the Administrative Agent, or (ii) senior unsecured notes, in either case issued by Holdings or Parent, the proceeds of which shall be sufficient to, and shall upon receipt thereof be applied in order to, repay in full all obligations under the Term Loan Documents and the Seller Note Documents; provided, that, (A) such Indebtedness has a later or equal final maturity and longer or equal weighted average life than the Term Loan and (B) such Indebtedness has covenants and other provisions that are no more restrictive, taken as a whole, than those set forth in the Term Loan Credit Agreement.

“Holdings” shall have the meaning assigned to such term in the preamble hereto.

“Increase Effective Date” shall have the meaning assigned to such term in Section 2.20(a).

“Increase Joinder” shall have the meaning assigned to such term in Section 2.20(c).

“Incremental Revolving Loan” shall have the meaning assigned to such term in Section 2.20(c).

“Indebtedness” of any person shall mean, without duplication, (a) all obligations of such person for borrowed money; (b) all obligations of such person evidenced by bonds, debentures, notes or similar instruments; (c) [Reserved]; (d) all obligations of such person under conditional sale or other title retention agreements relating to property purchased by such person; (e) all obligations of such person issued or assumed as the deferred purchase price of property or services (excluding trade accounts payable and accrued obligations incurred in the ordinary course of business and not overdue by more than 120 days); (f) all Indebtedness of others secured by any Lien on property owned or acquired by such person, whether or not the obligations secured thereby have been assumed, but limited to the fair market value of such property; (g) all Capital Lease Obligations, Purchase Money Obligations (other than those constituting Indebtedness pursuant to clause (e) above) and synthetic lease obligations of such person; (h) all Hedging Obligations to the extent required to be reflected on a balance sheet of such person; (i) all Attributable Indebtedness of such person; (j) all obligations of such person for the reimbursement of any obligor in respect of letters of credit, letters of guaranty, bankers’ acceptances and similar credit transactions; and (k) all Contingent Obligations of such person in respect of Indebtedness or obligations of others of the kinds referred to in clauses (a) through (j) above. The Indebtedness of any person shall include the Indebtedness of any other entity (including any partnership in which such person is a general partner) to the extent such person is liable therefor as a result of such person’s ownership interest in or other relationship with such entity, except (other than in the case of general partner liability) to the extent that terms of such Indebtedness expressly provide that such person is not liable therefor.

“Indemnified Taxes” shall mean all Taxes other than Excluded Taxes.

“Indemnitee” shall have the meaning assigned to such term in Section 10.03(b).

“Information” shall have the meaning assigned to such term in Section 10.12.

“Insurance Policies” shall mean the insurance policies and coverages required to be maintained by each Loan Party that is an owner of Mortgaged Property with respect to the applicable Mortgaged Property pursuant to Section 5.04 and all renewals and extensions thereof.

“Insurance Requirements” shall mean, collectively, all provisions of the Insurance Policies, all requirements of the issuer of any of the Insurance Policies and all orders, rules, regulations and any other requirements of the National Board of Fire Underwriters (or any other body exercising similar functions) binding upon each Loan Party that is an owner of Mortgaged Property and applicable to the Mortgaged Property or any use or condition thereof.

“Intellectual Property” shall have the meaning assigned to such term in Section 3.06(a).

“Intercompany Note” shall mean a promissory note substantially in the form of Exhibit P.

“Intercreditor Agreements” shall mean the Revolver-Term Loan Intercreditor Agreement, the Valero Seller Note Intercreditor Agreement, the Sunoco Seller Note Intercreditor Agreement, the Toledo-MSCG Intercreditor Agreement, the DEDA Intercreditor Agreement, the Statoil Intercreditor Agreement and the MSCG Intercreditor Agreement.

“Interest Election Request” shall mean a request by Administrative Borrower to convert or continue a Revolving Borrowing in accordance with Section 2.08(b), substantially in the form of Exhibit E.

“Interest Payment Date” shall mean (a) with respect to any ABR Loan (including Swingline Loans), the last Business Day of each March, June, September and December to occur during any period in which such Loan is outstanding, (b) with respect to any Eurodollar Loan, the last day of the Interest Period applicable to the Borrowing of which such Loan is a part and, in the case of a Eurodollar Loan with an Interest Period of more than three months’ duration, each day prior to the last day of such Interest Period that occurs at intervals of three months’ duration after the first day of such Interest Period, (c) with respect to any Revolving Loan, Incremental Revolving Loan or Swingline Loan, the Revolving Maturity Date or such earlier date on which the Revolving Commitments are terminated.

“Interest Period” shall mean, with respect to any Eurodollar Borrowing, the period commencing on the date of such Borrowing and ending on the numerically corresponding day in the calendar month that is one, two, three or six months (or nine or twelve months if agreed to by all affected Lenders) thereafter, as Administrative Borrower may elect; provided that (a) if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day, and (b) any Interest Period that commences on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the last calendar month of such Interest Period) shall end on the last Business Day of the last calendar month of such Interest Period. For purposes hereof, the date of a Borrowing initially shall be the date on which such Borrowing is made and thereafter shall be the effective date of the most recent conversion or continuation of such Borrowing; provided, however, that an Interest Period shall be limited to the extent required under Section 2.03(d).

“Intermediate Products” shall mean hydrocarbons intermediate products and blendstocks. For the avoidance of doubt, Intermediate Products shall not include Certain Hydrocarbon Assets.

“Inventory” shall mean all “inventory,” as such term is defined in the UCC as in effect on the date hereof in the State of New York, wherever located, in which any Person now or hereafter has rights.

“Inventory Appraisal” shall mean an inventory appraisal conducted by an independent appraisal firm selected by Administrative Agent (i) in consultation with the Administrative Borrower (except during the existence and during the continuance thereof of an Event of Default) or (ii) in its sole discretion (during the existence and during the continuance thereof of an Event of Default).

“Investments” shall mean, as to any person, any direct or indirect acquisition or investment by such person, whether by means of (i) the purchase or other acquisition of Equity Interests or debt or other securities of another person, (ii) a loan, advance or capital contribution to, guarantee or assumption of Indebtedness of, or purchase or other acquisition of any other debt or equity participation or interest in, another person, including any partnership or joint venture interest in such other person, (iii) the purchase or ownership of a futures contract, or becoming liable for the sale or purchase of currency or commodities at a future date in the nature of a futures contract, or (iv) the purchase or other acquisition (in one transaction or a series of transactions) of all or substantially all of the property and assets or business of another person or assets constituting a business unit, line of business or division of such person. Except as otherwise expressly provided in this Agreement, the amount of an Investment will be its fair market value as determined at the time the Investment is made and without giving effect to subsequent changes in value. Notwithstanding anything to the contrary herein, in the case of any Investment made by any Company in a Person substantially concurrently with a cash distribution by such Person to the any Company (a “Concurrent Cash Distribution”), then the amount of such Investment shall be deemed to be the fair market value of the Investment, less the amount of the Concurrent Cash Distribution.

“IPO” shall mean the first underwritten public offering by Holdings of its Equity Interests after the Closing Date pursuant to a registration statement filed with the Securities and Exchange Commission in accordance with the Securities Act which raises Net Cash Proceeds of at least $50.0 million.

“Issuing Bank” shall mean, as the context may require, (a) UBS AG, Stamford Branch, in its capacity as issuer of Letters of Credit issued by it; (b) any other Lender or Affiliate of a Lender that may become an Issuing Bank pursuant to Sections 2.18(i) and (j) in its capacity as issuer of Letters of Credit issued by such Lender; or (c) collectively, all of the foregoing.

“Joinder Agreement” shall mean a joinder agreement substantially in the form of Exhibit F.

“Joint Lead Arrangers” shall have the meaning assigned to such term in the preamble hereto.

“Landlord Access Agreement” shall mean a Landlord Access Agreement, substantially in the form of Exhibit G, or such other form as may reasonably be acceptable to the Administrative Agent.

“Last-Out Portion” shall mean, from time to time, the excess of Hedging Obligations incurred pursuant to Hedging Agreements entered into with Lenders or any of their Affiliates over the Hedging Reserves.

“LC Commitment” shall mean the commitment of the Issuing Bank to issue Letters of Credit pursuant to Section 2.18. The amount of the LC Commitment shall initially be $500,000,000, but in no event shall exceed the Revolving Commitment.

“LC Disbursement” shall mean a payment or disbursement made by the Issuing Bank pursuant to a drawing under a Letter of Credit.

“LC Exposure” shall mean at any time the sum (without duplication) of (a) the aggregate undrawn amount of all outstanding Letters of Credit at such time plus (b) the aggregate principal amount of all Reimbursement Obligations outstanding at such time. The LC Exposure of any Revolving Lender at any time shall mean its Pro Rata Percentage of the aggregate LC Exposure at such time.

“LC Participation Fee” shall have the meaning assigned to such term in Section 2.05(c).

“LC Request” shall mean a request by Administrative Borrower in accordance with the terms of Section 2.18(b) and substantially in the form of Exhibit H, or such other form as shall be approved by the Administrative Agent.

“Leases” shall mean any and all leases, subleases, tenancies, options, concession agreements, rental agreements, occupancy agreements, franchise agreements, access agreements and any other similar agreements (including all amendments, extensions, replacements, renewals, modifications and/or guarantees thereof), whether or not of record and whether now in existence or hereafter entered into, affecting the use or occupancy of all or any portion of any Real Property.

“Lender Addendum” shall mean with respect to any Lender on the Closing Date, a lender addendum in the form of Exhibit I, to be executed and delivered by such Lender on the Closing Date as provided in Section 10.15.

“Lenders” shall mean (a) the financial institutions that have become a party hereto pursuant to a Lender Addendum and (b) any financial institution that has become a party hereto pursuant to an Assignment and Assumption, other than, in each case, any such financial institution that has ceased to be a party hereto pursuant to an Assignment and Assumption. Unless the context clearly indicates otherwise, the term “Lenders” shall include the Swingline Lender.

“Letter of Credit” shall mean any (i) Standby Letter of Credit and (ii) Commercial Letter of Credit, in each case, issued or to be issued by an Issuing Bank for the account of a Borrower pursuant to Section 2.18.

“Letter of Credit Expiration Date” shall mean the date which is five (5) Business Days prior to the Revolving Maturity Date.

“LIBOR Rate” shall mean, with respect to any Eurodollar Borrowing for any Interest Period, the rate per annum reasonably determined by the Administrative Agent to be the arithmetic mean of the offered rates for deposits in dollars with a term comparable to such Interest Period that appears on the Telerate British Bankers Assoc. Interest Settlement Rates Page (as defined below) at approximately 11:00 a.m., London, England time, on the second full London Business Day preceding the first day of such Interest Period; provided, however, that (i) if no comparable term for an Interest Period is available, the LIBOR Rate shall be determined using the weighted average of the offered rates for the two terms most nearly corresponding to such Interest Period and (ii) if there shall at any time no longer exist a Telerate British Bankers Assoc. Interest Settlement Rates Page, “LIBOR Rate” shall mean, with respect to each day during each Interest Period pertaining to Eurodollar Borrowings comprising part of the same Borrowing, the rate per annum equal to the rate at which the Administrative Agent is offered deposits in dollars at approximately 11:00 a.m., London, England time, two London Business Days prior to the first day of such Interest Period in the London interbank market for delivery on the first day of such Interest Period for the number of days comprised therein and in an amount comparable to its portion of the amount of such Eurodollar Borrowing to be outstanding during such Interest Period. Notwithstanding the foregoing, for purposes of clause (c) of the definition of Alternate Base Rate, the rates referred to above shall be the rates as of 11:00 a.m., London, England time, on the date of determination (rather than the second London Business Day preceding the date of determination). “Telerate British Bankers Assoc. Interest Settlement Rates Page” shall mean the display designated as Reuters Screen LIBOR01 Page (or such other page as may replace such page on such service for the purpose of displaying the rates at which dollar deposits are offered by leading banks in the London interbank deposit market).

“Lien” shall mean, with respect to any property, (a) any mortgage, deed of trust, lien, pledge, encumbrance, charge, collateral assignment, hypothecation, security interest or encumbrance of any kind or any arrangement effective to provide priority or preference or any filing of any financing statement under the UCC or any other similar notice of lien under any similar notice or recording statute of any Governmental Authority, including any easement, right-of-way or other encumbrance on title to Real Property, in each of the foregoing cases whether voluntary or imposed by law; (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such property; and (c) in the case of securities, any purchase option, call or similar right of a third party with respect to such securities.

“Loan Documents” shall mean this Agreement, the Letters of Credit, the Intercreditor Agreements, the Notes (if any), and the Security Documents and the Fee Letters.

“Loan Parties” shall mean the Borrowers and the Subsidiary Guarantors.

“Loans” shall mean, as the context may require, a Revolving Loan or a Swingline Loan (and shall include any Loans contemplated by Section 2.20).

“London Business Day” shall mean any day on which banks are generally open for dealings in dollar deposits in the London interbank market.

“Margin Stock” shall have the meaning assigned to such term in Regulation U.

“Market Disruption Loans” shall mean Loans the rate of interest applicable to which is based upon the Market Disruption Rate, and the Applicable Margin with respect thereto shall be the same as the Applicable Margin then applicable to Eurodollar Loans; provided that, other than with respect to the rate of interest and Applicable Margin applicable thereto, Market Disruption Loans shall for all purposes hereunder and under the other Loan Documents be treated as ABR Loans.

“Market Disruption Rate” shall mean, for any day, a fluctuating rate per annum (rounded upwards, if necessary, to the nearest 1/100th of 1%) equal to as determined by, in the reasonable discretion of the Administrative Agent in good faith pursuant to its reasonable judgment in consultation with Administrative Borrower, either (i) the Alternate Base Rate for such day or (ii) the rate for such day reasonably determined by the Administrative Agent to be the cost of funds of representative participating members in the interbank eurodollar market selected by the Administrative Agent (which may include Lenders) for maintaining loans similar to the relevant Market Disruption Loans. Any change in the Market Disruption Rate shall be effective as of the opening of business on the effective day of any change in the relevant component of the Market Disruption Rate.

“Material Adverse Effect” shall mean (a) a material adverse effect on the business, property, results of operations or financial condition of Borrowers and their Subsidiaries, taken as a whole; (b) a material adverse effect on the ability of the Loan Parties to fully perform their respective payment obligations under any Loan Document; or (c) a material adverse effect on the rights of or benefits or remedies available to the Lenders, the Co-Collateral Agents or the Administrative Agent under any Loan Document; provided, however, that in no event shall any effect that results from any of the following be deemed to constitute a Material Adverse Effect: (i) this Agreement, the Loan Documents or any actions taken in compliance with this Agreement or the Loan Documents, or the pendency or announcement thereof; (ii) the announcement, pendency and consummation of the Acquisitions and the Acquisition Documents; (iii) changes or conditions generally affecting the industry in which the Borrowers and their Subsidiaries operate; (iv) changes in general economic, regulatory or political conditions (including interest rate, commodities and currency fluctuations); (v) changes in law or Environmental Laws; (vi) changes in accounting principles; or (vii) acts of war, insurrection, sabotage or terrorism, unless, in the case of each of the clauses (iv)-(vii) above, such change has a disproportionate effect on the Borrowers and their Subsidiaries or their assets as compared to the effect on other participants in the industry or their assets, as the case may be.

“Material Indebtedness” shall mean (a) Indebtedness under the Term Loan Documents, (b) Indebtedness under the Seller Note Documents, (c) Indebtedness under the DEDA Loan and Security Agreement and (d) any other Indebtedness (other than the Loans and Letters of Credit) or Hedging Obligations of Holdings or any of its Subsidiaries (other than Excluded Subsidiaries) in an aggregate outstanding principal amount exceeding $20.0 million. For purposes of determining Material Indebtedness, the “principal amount” in respect of any Hedging Obligations of any Loan Party at any time shall be the maximum aggregate amount (giving effect to any netting agreements) that such Loan Party would be required to pay if the related Hedging Agreement were terminated at such time.

“Maximum Rate” shall have the meaning assigned to such term in Section 10.14.

“MNPI” shall have the meaning assigned to such term in Section 10.01(d).

“Morgan Stanley Off-Take Agreements” shall mean collectively (i) the Delaware City Morgan Stanley Off-Take Agreement and (ii) the Paulsboro Morgan Stanley Off-Take Agreement.

“Morgan Stanley-Toledo Oil Supply Agreement” shall mean that certain oil supply and financing agreement, dated as of May 31, 2011, pursuant to which MSCG finances the purchase by Toledo of crude oil for the Toledo refinery.

“Mortgage” shall mean an agreement, including, but not limited to, a mortgage, deed of trust or any other similar document, creating and evidencing a Lien on a Mortgaged Property, which shall be substantially in the form of Exhibit J or, subject to the terms of the Intercreditor Agreements, to the extent applicable, other form reasonably satisfactory to the Administrative Agent, in each case, with such schedules and including such provisions as shall be necessary to conform such document to applicable local or foreign law or as shall be customary under applicable law.

“Mortgaged Property” shall mean (a) each Real Property identified as a Mortgaged Property on Schedule 8(a) to the Perfection Certificate and (b) each Real Property, if any, which shall be subject to a Mortgage delivered after the Closing Date pursuant to Section 5.10(c).

“MSCG” shall mean Morgan Stanley Capital Group Inc. or any successor or assign thereof (including as a result of a changed counterparty) to the extent not prohibited by Section 5.17.

“MSCG Intercreditor Agreement” shall mean that certain Amended and Restated Intercreditor Agreement, dated as of April 16, 2011, by and among Morgan Stanley Capital Group Inc., UBS AG, Stamford Branch, as Revolving Agent, UBS AG, Stamford Branch, as Term Loan Agent, Holdings, Delaware City, Paulsboro and the other Loan Parties party thereto.

“Multiemployer Plan” shall mean a multiemployer plan within the meaning of Section 4001(a)(3) (a) to which any Company or any ERISA Affiliate is then making or accruing an obligation to make contributions; (b) to which any Company or any ERISA Affiliate has within the preceding five plan years made contributions; or (c) with respect to which any Company could incur liability.

“Net Cash Proceeds” shall mean:

(a) with respect to any Asset Sale (other than any issuance or sale of Equity Interests) or Casualty Event, the cash proceeds actually received by Holdings or any of its Subsidiaries (other than an Excluded Subsidiary) (including cash proceeds subsequently received (as and when received by Holdings or any of its Subsidiaries (other than an Excluded Subsidiary)) in respect of non-cash consideration initially received) net of (i) selling expenses (including reasonable brokers’ fees or commissions, legal, accounting and other professional, advisory, consulting, investment banking and transactional fees, transfer and similar taxes and Borrowers’ good faith estimate of income taxes actually paid or payable in connection with such sale); (ii) amounts provided as a reserve, in accordance with GAAP, against (x) any liabilities under any indemnification obligations associated with such Asset Sale or (y) any other liabilities retained by Holdings or any of its Subsidiaries associated with the properties sold in such Asset Sale (provided that, to the extent and at the time any such amounts are released from such reserve, such amounts shall then constitute Net Cash Proceeds); (iii) Borrowers’ good faith estimate of payments required to be made with respect to unassumed liabilities relating to the properties sold within 180 days of such Asset Sale (provided that, to the extent such cash proceeds are not used to make payments in respect of such unassumed liabilities within 180 days of such Asset Sale, such cash proceeds shall then constitute Net Cash Proceeds); (iv) the principal amount, premium or penalty, if any, interest and other amounts on any Indebtedness or indebtedness which is secured by a Lien on the properties sold in such Asset Sale (so long as such Lien was permitted to encumber such properties under the Loan Documents at the time of such sale) and which is repaid with such proceeds (other than any such Indebtedness or indebtedness assumed by the purchaser of such properties); (v) any survey costs, title insurance premiums, and related search and recording charges, transfer taxes, deed or mortgage recording taxes, other customary expenses and brokerage, consultant and other customary fees in respect of any such Asset Sale; and (vi) taxes paid or reasonably estimated to be actually payable in connection therewith; and

(b) with respect to any Equity Issuance or any other issuance or sale of Equity Interests by Parent, Holdings or any of Holdings’ Subsidiaries, the cash proceeds thereof, net of customary fees, commissions, costs and other expenses incurred in connection therewith.

“Non-Guarantor Subsidiary” shall mean each Subsidiary that is not a Subsidiary Guarantor (including any Excluded Subsidiary).

“Notes” shall mean any notes evidencing the Revolving Loans or Swingline Loans issued pursuant to this Agreement, if any, substantially in the form of Exhibit K-1, or K-2.

“Obligations” shall mean (a) obligations of Borrowers and the other Loan Parties from time to time arising under or in respect of the due and punctual payment of (i) the principal of and premium, if any, and interest (including interest accruing during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding) on the Loans, when and as due, whether at maturity, by acceleration, upon one or more dates set for prepayment or otherwise, (ii) each payment required to be made by Borrowers and the other Loan Parties under this Agreement in respect of any Letter of Credit, when and as due, including payments in respect of Reimbursement Obligations, interest thereon and obligations to provide cash collateral and (iii) all other monetary obligations, including fees, costs, expenses and indemnities, whether primary, secondary, direct, contingent, fixed or otherwise (including monetary obligations incurred during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding), of Borrowers and the other Loan Parties under this Agreement and the other Loan Documents, and (b) the due and punctual performance of all covenants, agreements, obligations and liabilities of Borrowers and the other Loan Parties under or pursuant to this Agreement and the other Loan Documents.

“OFAC” shall have the meaning set forth in the definition of “Embargoed Person.”

“Officers’ Certificate” shall mean a certificate executed by the chairman of the Board of Directors (if an officer), the chief executive officer or the president and one of the Financial Officers and, with respect to certificates other than as to financial, borrowing base and/or other collateral matters, any other officer of a Loan Party, in each case in his or her official (and not individual) capacity.

“Oil Supply Agreements” shall mean collectively (i) the Statoil Oil Supply Agreements and (ii) the Morgan Stanley-Toledo Oil Supply Agreement.

“Organizational Documents” shall mean, with respect to any person, (i) in the case of any corporation, the certificate of incorporation and by-laws (or similar documents) of such person, (ii) in the case of any limited liability company, the certificate of formation and operating agreement (or similar documents) of such person, (iii) in the case of any limited partnership, the certificate of formation and limited partnership agreement (or similar documents) of such person, (iv) in the case of any general partnership, the partnership agreement (or similar document) of such person and (v) in any other case, the functional equivalent of the foregoing.

“Other Taxes” shall mean all present or future stamp or documentary taxes or any other excise, property or similar taxes, charges or levies arising from any payment made hereunder or under any other Loan Document or from the execution, delivery or enforcement of, or otherwise with respect to, this Agreement or any other Loan Document (and any interest, additions to tax or penalties applicable thereto).

“Overadvance” shall have the meaning assigned to such term in Section 2.02(f).

“Parent” shall mean PBF Energy Company LLC, a Delaware limited liability company.

“Parent Limited Recourse Guaranty” shall mean that certain Parent Limited Recourse Guaranty Agreement (ABL) issued by Parent, dated as of the Closing Date, as amended, restated, supplemented, reaffirmed or otherwise modified from time to time.

“Parent Pledge Agreement” shall mean that certain Parent Pledge Agreement (ABL) by and among Parent, Administrative Agent and Co-Collateral Agents, dated as of the Closing Date, as amended, restated, supplemented, reaffirmed or otherwise modified from time to time.

“Participant” shall have the meaning assigned to such term in Section 10.04(d).

“Participant Register” shall have the meaning assigned to such term in Section 10.04(d).

“Paulsboro Acquisition” shall mean the acquisition of Paulsboro from Valero Refining and Marketing Company pursuant to the terms of the Paulsboro Acquisition Agreement.

“Paulsboro Acquisition Agreement” shall mean that certain Stock Purchase Agreement, dated as of September 24, 2010 (as amended, supplemented or otherwise modified from time to time in accordance with the provisions thereof), with Valero Refining and Marketing Company (“Seller”), a Delaware corporation, with respect to the acquisition of Paulsboro.

“Paulsboro Acquisition Documents” shall mean the collective reference to the Paulsboro Acquisition Agreement and each other document entered into in connection with the Paulsboro Acquisition.

“Paulsboro Facility” shall mean Paulsboro’s petroleum refinery, terminalling facility and all related assets and properties located in Paulsboro, New Jersey.

“Paulsboro Morgan Stanley Off-Take Agreement” shall mean that certain Products Off-Take Agreement, dated as of December 14, 2010, between MSCG and Paulsboro, as assignee of Holdings, as such agreement may be replaced, superseded, amended (including as to changes of counterparty), modified or supplemented from time to time, to the extent not prohibited by the terms and provisions of this Agreement, including, without limitation, compliance with Section 5.17 of this Agreement.

“Paulsboro Statoil Oil Supply Agreement” shall mean that certain Crude Oil/Feedstock Supply/Delivery and Services Agreement, dated as of December 16, 2010, between Statoil and Paulsboro, as assignee of Holdings, as replaced, superseded, amended (including as to changes of counterparty), modified or supplemented from time to time to the extent not prohibited by the terms and provisions of this Agreement, including, without limitation, Section 5.17 of this Agreement.

“PBGC” shall mean the Pension Benefit Guaranty Corporation referred to and defined in ERISA.

“Perfection Certificate” shall mean (i) that certain Perfection Certificate delivered by the Borrowers (other than Toledo) to the Administrative Agent in connection with the closing of the Existing Revolving Credit Agreement and (ii) that certain Perfection Certificate delivered by Toledo to the Administrative Agent on the date hereof, in each case, as the same shall be supplemented from time to time by a Perfection Certificate Supplement or otherwise.

“Perfection Certificate Supplement” shall mean a certificate supplement substantially in the form of Exhibit L-2 or any other form approved by the Administrative Agent.

“Permitted Acquisition” shall mean any transaction for the (a) acquisition of all or substantially all of the property of any person, or of any business or division, or business line or unit of any person; or (b) acquisition (including by merger or consolidation) of the Equity Interests of any person that becomes a Subsidiary after giving effect such transaction; provided that each of the following conditions shall be met:

(i) no Default or Event of Default then exists or would result therefrom;

(ii) after giving effect to such transaction Pro Forma Excess Availability is greater than the Threshold Amount;

(iii) [Reserved];

(iv) the person or business to be acquired shall be, or shall be engaged in, a business of the type that Borrowers and the Subsidiaries are permitted to be engaged in under Section 6.12 and the property acquired in connection with any such transaction shall be made subject to the Lien of the Security Documents (in each case, except to the extent the equivalent assets of a Loan Party (such Loan Party as of the date hereof) are not required to be subject to the Lien of the Security Documents) and shall be free and clear of any Liens, other than Permitted Liens (in each case, to the extent, and within the time period set forth in Article V of this Agreement);

(v) the Board of Directors of the person to be acquired shall not have indicated publicly its opposition to the consummation of such acquisition (which opposition has not been publicly withdrawn);

(vi) all transactions in connection therewith shall be consummated in accordance with all applicable Requirements of Law;

(vii) with respect to any transaction involving Acquisition Consideration of more than $15,000,000, unless the Administrative Agent shall otherwise agree, Borrowers shall have provided the Administrative Agent and the Lenders with in each case, if and to the extent available, historical financial statements for the last three fiscal years (or, if less, the number of years since formation) of the person or business to be acquired (audited if available without undue cost or delay) and unaudited financial statements thereof for the most recent interim period which are available;

(viii) at least 5 Business Days prior to the proposed date of consummation of the transaction, Administrative Borrower shall have delivered to the Agents and the Lenders an Officers’ Certificate certifying that such transaction complies with this definition (which shall have attached thereto reasonably detailed backup data and calculations showing such compliance); and

(ix) the business to be acquired and its Subsidiaries, shall, subject to an election by Administrative Borrower under Section 5.18(b), become Subsidiary Guarantors in accordance with Section 5.10.

“Permitted Amendment” shall mean an amendment to this Agreement in form and substance reasonably satisfactory to the Administrative Agent, setting forth the terms and conditions of Permitted Amendment Loans and/or Commitments made in accordance with and pursuant to Section 10.19 of this Agreement.

“Permitted Holders” shall mean (a) Sponsor, (b) its Controlled Investment Affiliates and (c) and such person’s Related Parties.

“Permitted Liens” shall have the meaning assigned to such term in Section 6.02.

“Permitted Tax Distributions” shall mean payments, dividends or distributions by Borrowers, Subsidiary Guarantors and their respective Subsidiaries in order to pay federal, state or local income and franchise taxes attributable to the income of Holdings or any of its Subsidiaries in an amount not to exceed the income and franchise tax liabilities that would have been payable by Holdings and its Subsidiaries on a stand-alone basis, reduced by any such income taxes paid or to be paid directly by Holdings or its Subsidiaries.

“person” shall mean any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

“Plan” shall mean any employee pension benefit plan (other than a Multiemployer Plan) subject to the provisions of Title IV of ERISA or Section 412 of the Code or Section 302 of ERISA which is maintained or contributed to by any Company or its ERISA Affiliate or with respect to which any Company could incur liability (including under Section 4069 of ERISA).

“Preferred Stock” shall mean, with respect to any person, any and all preferred or preference Equity Interests (however designated) of such person whether now outstanding or issued after the Closing Date.

“Preferred Stock Issuance” shall mean the issuance or sale by Holdings or any of its Subsidiaries of any Preferred Stock after the Closing Date (other than (x) as permitted by Section 6.01 or (y) any Excluded Issuance).

“Premises” shall have the meaning assigned thereto in the applicable Mortgage.

“Private Side Communications” shall have the meaning assigned to such term in Section 10.01(d).

“Private Siders” shall have the meaning assigned to such term in Section 10.01(d).

“Pro Forma Basis” shall mean on a basis in accordance with GAAP and Regulation S-X and otherwise reasonably satisfactory to the Administrative Agent.

“Pro Forma Excess Availability” shall mean, for any date of determination, the average Excess Availability for 90 days prior to, and including, such date, after giving effect to the transactions occurring on such date, based on assumptions and calculations reasonably acceptable to the Administrative Agent and Co-Collateral Agents; it being agreed that, for purposes of calculating Pro Forma Excess Availability, unless the Co-Collateral Agents shall otherwise agree in their reasonable discretion, no Accounts or hydrocarbon Inventory to be acquired in an Investment otherwise permitted under Section 6.04 shall be included in the Borrowing Base until the Administrative Agent shall have completed a preliminary field audit and Inventory Appraisal in scope and with results reasonably satisfactory to Administrative Agent and Co-Collateral Agents.

“Pro Rata Percentage” of any Revolving Lender at any time shall mean the percentage of the total Revolving Commitments of all Revolving Lenders represented by such Lender’s Revolving Commitment; provided that for purposes of Section 2.19(b) and (c), “Pro Rata Percentage” shall mean the percentage of the total Revolving Commitments (disregarding the Revolving Commitment of any Defaulting Lender to the extent its Swingline Exposure or LC Exposure is reallocated to the non-Defaulting Lenders) represented by such Lender’s Revolving Commitment. If the Revolving Commitments have terminated or expired, the Pro Rata Percentage shall be determined based upon the Revolving Commitments most recently in effect, after giving effect to any assignments.

“property” shall mean any right, title or interest in or to property or assets of any kind whatsoever, whether real, personal or mixed and whether tangible or intangible and including Equity Interests or other ownership interests of any person and whether now in existence or owned or hereafter entered into or acquired, including all Real Property.

“Public Siders” shall have the meaning assigned to such term in Section 10.01(d).

“Purchase Money Obligation” shall mean, for any person, the obligations of such person in respect of Indebtedness (including Capital Lease Obligations) incurred for the purpose of financing all or any part of the purchase price of any property (including Equity Interests of any person) or the cost of installation, construction, development or improvement of any property and any refinancing thereof; provided, however, that (i) such Indebtedness is incurred within one year after such acquisition, installation, construction or improvement of such property by such person and (ii) the amount of such Indebtedness does not exceed 100% of the cost of such acquisition, installation, construction or improvement, as the case may be.

“Qualified Capital Stock” of any person shall mean any Equity Interests of such person that are not Disqualified Capital Stock.

“Real Property” shall mean, collectively, all right, title and interest (including any leasehold, mineral or other estate) in and to any and all parcels of or interests in real property owned, leased or operated by any person, whether by lease, license or other means, together with, in each case, all easements, hereditaments and appurtenances relating thereto, all improvements and appurtenant fixtures and equipment, all general intangibles and contract rights and other property and rights incidental to the ownership, lease or operation thereof.

“Register” shall have the meaning assigned to such term in Section 10.04(c).

“Regulation D” shall mean Regulation D of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.

“Regulation S-X” shall mean Regulation S-X promulgated under the Securities Act.

“Regulation T” shall mean Regulation T of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.

“Regulation U” shall mean Regulation U of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.

“Regulation X” shall mean Regulation X of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.

“Reimbursement Obligations” shall mean Borrowers’ obligations under Section 2.18(e) to reimburse LC Disbursements.

“Related Parties” shall mean, with respect to any person, such person’s Affiliates and the partners, directors, officers, employees, agents and advisors of such person and of such person’s Affiliates.

“Release” shall mean any spilling, leaking, seepage, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping, disposing, depositing, dispersing, emanating or migrating of any Hazardous Material in, into, onto or through the Environment.

“Required Lenders” shall mean Lenders having more than 50% of the sum of all Loans outstanding, LC Exposure and unused Commitments; provided that the Loans, LC Exposure and unused Commitments held or deemed held by any Defaulting Lender shall be excluded for purposes of making a determination of Required Lenders.

“Requirements of Law” shall mean, collectively, any and all applicable requirements of any Governmental Authority including any and all laws, judgments, orders, executive orders, decrees, ordinances, rules, regulations, statutes or case law.

“Reserves” shall be determined by the Co-Collateral Agents from time to time, acting reasonably and in good faith, pursuant to standards and practices generally applied by the Co-Collateral Agents (from the standpoint of an asset-based lender) to borrowing base debtors in the refining markets, and shall not limit Borrowing Availability on account of conditions or circumstances already addressed in the eligibility criteria for the assets in the Borrowing Base and/or otherwise result in a duplicative adverse impact on Borrowing Availability under the Borrowing Base and shall not include Hedging Reserves. Once the Reserves have been so determined by the Co-Collateral Agents, the Reserves will not be changed in a manner adverse to the Borrowers except to address circumstances, conditions, events or contingencies underlying the determination of the Reserves that adversely impact the value of the Borrowing Base, and then only in a manner and to an extent that bears a reasonable relationship to changes in circumstances, conditions, events or contingencies; provided that circumstances, conditions, events or contingencies arising prior to the A&R Effective Date of which the Co-Collateral Agents have actual knowledge prior to the A&R Effective Date shall not be the basis for any establishment or modification of any Reserve unless such circumstances, conditions, events or contingencies shall have changed since the A&R Effective Date.

“Response” shall mean (a) “response” as such term is defined in CERCLA, 42 U.S.C. § 9601(24), and (b) all other actions required by any Governmental Authority or voluntarily undertaken to (i) clean up, remove, treat, abate or in any other way address any Hazardous Material in the Environment; (ii) prevent the Release or threat of Release, or minimize the further Release, of any Hazardous Material; or (iii) perform studies and investigations in connection with, or as a precondition to, or to determine the necessity of the activities described in, clause (i) or (ii) above.

“Responsible Officer” of any person shall mean any executive officer or Financial Officer of such person and any other officer or similar official thereof with responsibility for the administration of the obligations of such person in respect of this Agreement.

“Revolver-Term Loan Intercreditor Agreement” shall mean that certain Revolver-Term Loan Intercreditor Agreement, dated as of December 17, 2010, by and among UBS AG, Stamford Branch, as Revolving Agent, UBS AG, Stamford Branch, as Term Loan Agent, Holdings, Delaware City, Paulsboro and the other Borrowers party thereto, as amended by the Revolver-Term Loan Intercreditor Agreement Amendment.

“Revolver-Term Loan Intercreditor Agreement Amendment” shall mean an amendment to the Revolver-Term Loan Intercreditor Agreement, dated as of the date hereof, in form and substance reasonably satisfactory to the Administrative Agent.

“Revolving Availability Period” shall mean the period from and including the Closing Date to but excluding the earlier of (A) the Business Day preceding the Revolving Maturity Date and (B) the date of termination of the Revolving Commitments.

“Revolving Borrowing” shall mean a Borrowing comprised of Revolving Loans.

“Revolving Commitment” shall mean, with respect to each Lender, the commitment, if any, of such Lender to make Revolving Loans hereunder up to the amount set forth on Schedule I to the Lender Addendum executed and delivered by such Lender or by an Increase Joinder, or in the Assignment and Assumption pursuant to which such Lender assumed its Revolving Commitment, as applicable, as the same may be (a) reduced from time to time pursuant to Section 2.07 and (b) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 10.04. The aggregate amount of the Lenders’ Revolving Commitments on the A&R Effective Date is $500.0 million.

“Revolving Credit Priority Collateral” shall have the meaning assigned to such term in the Revolver-Term Loan Intercreditor Agreement.

“Revolving Exposure” shall mean, with respect to any Lender at any time (without duplication), the aggregate principal amount at such time of all then outstanding Revolving Loans of such Lender, plus the aggregate amount at such time of such Lender’s LC Exposure, plus the aggregate amount at such time of such Lender’s Swingline Exposure.

“Revolving Lender” shall mean a Lender with a Revolving Commitment.

“Revolving Loan” shall mean a Loan made by the Lenders to Borrowers pursuant to Section 2.01(b). Each Revolving Loan shall either be an ABR Revolving Loan or a Eurodollar Revolving Loan.

“Revolving Maturity Date” shall mean the date which is the earlier of: (i) five (5) years after the A&R Effective Date; or (ii) three months prior to the stated final maturity date of the Term Loan under the Term Loan Credit Agreement as the same may be from time to time amended or refinanced (except, for the avoidance of doubt, if repaid with the proceeds of unsecured notes) (to the extent that it has not previously been otherwise repaid, and, if so otherwise repaid, the Revolving Maturity Date shall be as set forth in clause (i) of this definition).

“Sale and Leaseback Transaction” has the meaning assigned to such term in Section 6.03.

“Sarbanes-Oxley Act” shall mean the United States Sarbanes-Oxley Act of 2002, as amended, and all rules and regulations promulgated thereunder.

“Saudi Oil” shall mean the crude oil purchased by the Loan Parties from Aramco and/or its affiliates pursuant to the Saudi Oil Supply Agreement.

“Saudi Oil Assets” shall have the meaning assigned to such term in Section 6.01(v).

“Saudi Oil Supply Agreement” shall mean that certain Crude Oil Supply Agreement by and among Holdings and Aramco.

“Secured Obligations” shall mean (a) the Obligations, (b) the due and punctual payment and performance of all obligations of Borrowers and the other Loan Parties under each Hedging Agreement entered into with any counterparty that is a Secured Party and (c) the due and punctual payment and performance of all obligations of Borrowers and the other Loan Parties (including overdrafts and related liabilities) under each Treasury Services Agreement entered into with any counterparty that is a Secured Party.

“Secured Parties” shall mean, collectively, the Administrative Agent, the Co-Collateral Agents, each other Agent, the Lenders and each counterparty to a Hedging Agreement or Treasury Services Agreement if at the time of entering into such Hedging Agreement or Treasury Services Agreement such person was an Agent or a Lender or an Affiliate of an Agent or a Lender and such person executes and delivers to the Administrative Agent a letter agreement in form and substance acceptable to the Administrative Agent pursuant to which such person (i) appoints each Co-Collateral Agent as its agent under the applicable Loan Documents and (ii) agrees to be bound by the provisions of Sections 9.03, 10.03 and 10.09 as if it were a Lender.

“Securities Act” shall mean the Securities Act of 1933.

“Securities Collateral” shall mean the Existing Securities Collateral and the Toledo Securities Collateral.

“Security Agreements” shall mean the Existing Security Agreement and the Toledo Security Agreement.

“Security Agreement Collateral” shall mean all property pledged, granted or reaffirmed as collateral pursuant to the Security Agreements (a) on the Closing Date or (b) thereafter pursuant to Section 5.10.

“Security Documents” shall mean the Existing Security Documents, the Toledo Security Documents, and each other security document or pledge agreement delivered in accordance with applicable local or foreign law to grant a valid, perfected security interest in any property as collateral for the Secured Obligations, and all UCC or other financing statements or instruments of perfection required by this Agreement, the Existing Security Documents, the Toledo Security Documents, any Mortgage or any other such security document or pledge agreement to be filed with respect to the security interests in property and fixtures created pursuant to any Security Agreement or any Mortgage and any other document or instrument utilized to pledge or grant or purport to pledge or grant a security interest or lien on any property as collateral for the Secured Obligations.

“Seller Note Documents” means the Valero Seller Note Documents and the Sunoco Seller Note Documents.

“Seller Note Security Documents” means the Valero Seller Note Security Documents and the Sunoco Seller Note Security Documents.

“Seller Note Lenders” means the Valero Seller Note Lender and the Sunoco Seller Note Lender.

“Sponsor” shall mean First Reserve Corporation, the Blackstone Group, and each of their respective Affiliates.

“Standby Letter of Credit” shall mean any standby letter of credit.

“Statoil” shall mean Statoil Marketing & Trading (US) Inc. or any successor or assign thereof (including as a result of a changed counterparty) to the extent not prohibited by Section 5.17 hereof.

“Statoil Intercreditor Agreement” shall mean that certain Amended and Restated Inter-creditor Agreement, dated as of March 1, 2011, by and among Statoil Marketing & Trading (US) Inc., UBS AG, Stamford Branch, as Revolving Agent, UBS AG, Stamford Branch, as Term Loan Agent, Holdings, Delaware City, Paulsboro and the other Loan Parties party thereto.

“Statoil Oil Supply Agreements” shall mean collectively (i) the Paulsboro Statoil Oil Supply Agreement and (ii) the Delaware City Statoil Oil Supply Agreement.

“Statutory Reserves” shall mean for any Interest Period for any Eurodollar Borrowing in dollars, the average maximum rate at which reserves (including any marginal, supplemental or emergency reserves) are required to be maintained during such Interest Period under Regulation D by member banks of the United States Federal Reserve System in New York City with deposits exceeding one billion dollars against “Eurocurrency liabilities” (as such term is used in Regulation D). Eurodollar Borrowings shall be deemed to constitute Eurodollar liabilities and to be subject to such reserve requirements without benefit of or credit for proration, exceptions or offsets which may be available from time to time to any Lender under Regulation D.

“Subordinated Debt Payment” shall have the meaning assigned to such term in Section 6.10(a).

“Subordinated Indebtedness” shall mean Indebtedness of any Loan Party that is by its terms subordinated in right of payment to the Obligations of Borrowers and the Subsidiary Guarantors, as applicable, on terms reasonably acceptable to the Administrative Agent.

“Subsidiary” shall mean, with respect to any person (the “parent”) at any date, (i) any person the accounts of which would be consolidated with those of the parent in the parent’s consolidated financial statements if such financial statements were prepared in accordance with GAAP as of such date, (ii) any other corporation, limited liability company, association or other business entity of which securities or other ownership interests representing more than 50% of the voting power of all Equity Interests entitled (without regard to the occurrence of any contingency) to vote in the election of the Board of Directors thereof are, as of such date, owned, controlled or held by the parent and/or one or more subsidiaries of the parent, (iii) any partnership (a) the sole general partner or the managing general partner of which is the parent and/or one or more subsidiaries of the parent or (b) the only general partners of which are the parent and/or one or more subsidiaries of the parent and (iv) any other person that is otherwise Controlled by the parent and/or one or more subsidiaries of the parent. Unless the context requires otherwise, “Subsidiary” refers to a Subsidiary of a Borrower.

“Subsidiary Guarantor” shall mean each Subsidiary listed on Schedule 1.01(b), and each other Subsidiary that is or becomes a party to this Agreement pursuant to Section 5.10 and that has not been designated by the Administrative Borrower, in accordance with Section 5.18(b), as an Excluded Subsidiary and in any event, excluding any Foreign Subsidiary.

“Sunoco Seller Note” means that certain Promissory Note, dated as of March 1, 2011, in the aggregate principal amount of $200 million issued by Toledo in favor of Sunoco, Inc. (R&M).

“Sunoco Seller Note Collateral” shall have the meaning assigned to the term “Specified Collateral” in the Sunoco Seller Note Intercreditor Agreement.

“Sunoco Seller Note Documents” means the Sunoco Seller Note, any security agreements, mortgages and other security documents and guaranties related thereto and the Sunoco Seller Notes issued thereunder.

“Sunoco Seller Note Intercreditor Agreement” shall mean that certain Intercreditor Agreement, dated as of the date hereof, among the Sunoco Seller Note Lender, UBS AG, Stamford Branch, as ABL Agent, and UBS AG, Stamford Branch, as Term Loan Agent.

“Sunoco Seller Note Lender” means Sunoco, Inc. (R&M), as the lender under the Sunoco Seller Note.

“Sunoco Seller Note Security Documents” shall mean (i) the Amended and Restated Security Agreement, dated as of May 31, 2011, between Toledo and the Sunoco Seller Note Lender and (ii) the Mortgage, dated as of March 1, 2011, by Toledo for the benefit of the Sunoco Seller Note Lender.

“Sunoco Working Capital Note” shall mean that certain Products and Intermediates Inventory Promissory Note, dated as of March 1, 2011, in an aggregate principal amount equal to $285,199,249, issued by Toledo in favor of Sunoco, Inc. (R&M).

“Supermajority Lenders” shall mean Lenders having more than 66 2/3 % of the sum of all Loans outstanding, LC Exposure and unused Commitments; provided that the Loans, LC Exposure and unused Commitments held or deemed held by any Defaulting Lender shall be excluded for purposes of making a determination of Supermajority Lenders.

“Suppressed Availability” shall mean as of any date of determination the amount, if any, by which the Borrowing Base on such date exceeds the aggregate Commitments of all Lenders then outstanding.

“Survey” shall mean a survey of any Mortgaged Property (and all improvements thereon) which is (a) (i) prepared by a surveyor or engineer licensed to perform surveys in the jurisdiction where such Mortgaged Property is located, (ii) dated (or redated) not earlier than six months prior to the date of delivery thereof unless there shall have occurred within six months prior to such date of delivery any exterior construction on the site of such Mortgaged Property or any easement, right of way or other interest in the Mortgaged Property has been granted or become effective through operation of law or otherwise with respect to such Mortgaged Property which, in either case, can be depicted on a survey, in which events, as applicable, such survey shall be dated (or redated) after the completion of such construction or if such construction shall not have been completed as of such date of delivery, not earlier than 20 days prior to such date of delivery, or after the grant or effectiveness of any such easement, right of way or other interest in the Mortgaged Property, (iii) certified by the surveyor (in a manner reasonably acceptable to the Administrative Agent) to the Administrative Agent, the Co-Collateral Agents and the Title Company, (iv) complying in all respects with the minimum detail requirements of the American Land Title Association as such requirements are in effect on the date of preparation of such survey and (v) sufficient for the Title Company to remove all standard survey exceptions from the title insurance policy (or commitment) relating to such Mortgaged Property and issue the endorsements of the type required by Section 4.01(o)(iii) or (b) otherwise acceptable to the Co-Collateral Agents.

“Swingline Commitment” shall mean the commitment of the Swingline Lender to make loans pursuant to Section 2.17, as the same may be reduced from time to time pursuant to Section 2.07 or Section 2.17. The amount of the Swingline Commitment shall initially be $25,000,000, but shall in no event exceed the Revolving Commitment.

“Swingline Exposure” shall mean at any time the aggregate principal amount at such time of all outstanding Swingline Loans. The Swingline Exposure of any Revolving Lender at any time shall equal its Pro Rata Percentage of the aggregate Swingline Exposure at such time.

“Swingline Lender” shall have the meaning assigned to such term in the preamble hereto.

“Swingline Loan” shall mean any loan made by the Swingline Lender pursuant to Section 2.17.

“Syndication Agent” shall have the meaning assigned to such term in the preamble hereto.

“Tax Return” shall mean all returns, statements, filings, attachments and other documents or certifications required to be filed in respect of Taxes.

“Taxes” shall mean all present or future taxes, levies, imposts, duties, deductions, withholdings, assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Term Loan” means the senior secured term loan under the Term Loan Credit Agreement.

“Term Loan Administrative Agent” means UBS AG, Stamford Branch, in its capacity as administrative agent under the Term Loan Credit Agreement, and its successors and assigns.

“Term Loan Credit Agreement” means (i) that certain Term Loan Credit Agreement, dated as of December 17, 2010, among Holdings, Delaware City and Paulsboro, as Borrowers, the other loan parties party thereto, the lenders party thereto, Deutsche Bank Securities Inc., Morgan Stanley Senior Funding, Inc. and UBS Securities LLC, as joint lead arrangers and joint book runners, UBS Securities LLC, as syndication agent and documentation agent, and the Term Loan Administrative Agent, as amended, restated, supplemented or modified from time to time to the extent permitted by this Agreement and the Revolver-Term Loan Intercreditor Agreement, and (ii) any other credit agreement, loan agreement, promissory note or other similar agreement or instrument evidencing or governing the terms of any indebtedness or other financial accommodation that has been incurred to extend, increase or refinance (subject to the limitations set forth herein and in the Revolver-Term Loan Intercreditor Agreement) in whole or in part the indebtedness and other obligations outstanding under (x) the credit agreement referred to in clause (i) or (y) any subsequent Term Loan Credit Agreement, unless such agreement or instrument expressly provides that it is not intended to be and is not a Term Loan Credit Agreement hereunder; provided, however, that any unsecured notes the proceeds of which are used to repay the Term Loan Credit Agreement shall not be considered the “Term Loan Credit Agreement”. Any reference to the Term Loan Credit Agreement hereunder shall be deemed a reference to any Term Loan Credit Agreement then in existence.

“Term Loan Documents” means the Term Loan Credit Agreement and the other “Loan Documents” as defined in the Term Loan Credit Agreement, including each mortgage and other security documents, guaranties and the notes issued thereunder.

“Term Loan Secured Parties” shall have the meaning assigned to the term “Secured Parties” in the Term Loan Credit Agreement.

“Term Loan Security Documents” shall have the meaning assigned to the term “Security Documents” in the Term Loan Credit Agreement.

A “Test Period” at any time shall mean the period of four consecutive fiscal quarters of Borrowers ended on or prior to such time (taken as one accounting period).

“Threshold Amount” shall mean (as of any date of determination) an amount equal to 12.5% of the lesser of the then existing Borrowing Base and the then current aggregate Revolving Commitments of the Lenders at such time.

“Threshold Basket Amount” shall mean (as of any date of determination) an amount equal to 17.5% of the lesser of the then existing Borrowing Base and the then current aggregate Revolving Commitments of the Lenders at such time.

“Title Company” shall mean any title insurance company as shall be retained by Borrowers and reasonably acceptable to the Administrative Agent.

“Title Policy” shall have the meaning assigned to such term in Section 4.01(o)(iii).

“Toledo Acquisition” shall mean the acquisition of Toledo from Sunoco, Inc. (R&M) pursuant to the terms of the Toledo Acquisition Agreement.

“Toledo Acquisition Agreement” shall mean that certain Asset Sale and Purchase Agreement, dated as of December 2, 2010, by and between Toledo, as the Buyer and Sunoco, Inc. (R&M), as the Seller.

“Toledo Acquisition Documents” shall mean the collective reference to the Toledo Acquisition Agreement and each other document entered into in connection with the Toledo Acquisition.

“Toledo Facility” shall mean Toledo’s petroleum refinery, terminalling facility and all related assets and properties located in Toledo, Ohio.

“Toledo-MSCG Intercreditor Agreement” shall mean that certain Intercreditor Agreement, dated as of the date hereof, by and among MSCG and UBS AG, Stamford Branch, as Revolving Agent and acknowledged by Toledo.

“Toledo Securities Collateral” shall mean “Securities Collateral” as defined in the Toledo Pledge Agreement.

“Toledo Security Agreement” shall mean a Security Agreement substantially in the form of Exhibit M among Toledo and the Administrative Agent for the benefit of the Secured Parties, as amended, restated, supplemented, reaffirmed or otherwise modified from time to time.

“Toledo Pledge Agreement” shall mean a pledge agreement between Holdings, as pledgor, and the Administrative Agent, whereby Holdings shall pledge all Stock of Toledo as Collateral for the benefit of the Secured Parties, as such pledge agreement may be amended, restated, supplemented, reaffirmed or otherwise modified from time to time.

“Toledo Security Documents” shall mean the Toledo Security Agreement, the Toledo Pledge Agreement and each other security document or pledge agreement delivered in accordance with applicable local or foreign law to grant a valid, perfected security interest in any property of Toledo as collateral for the Secured Obligations, and all UCC or other financing statements or instruments of perfection required by this Agreement, the Toledo Security Agreement or any other such security document or pledge agreement to be filed with respect to the security interests in property and fixtures created pursuant to the Toledo Security Agreement and any other document or instrument utilized to pledge or grant or purport to pledge or grant a security interest or lien on any property of Toledo as collateral for the Secured Obligations.

“Transaction Documents” shall mean the Acquisition Documents, the Term Loan Documents, the Seller Note Documents and the Loan Documents.

“Transactions” shall mean, collectively, the transactions to occur on or prior to the A&R Effective Date pursuant to the Transaction Documents, including (a) the execution, delivery and performance of the Loan Documents and the borrowings hereunder; and (b) the payment of any and all fees, costs and expenses to be paid on or prior to the A&R Effective Date and owing in connection with the foregoing.

“Transferred Guarantor” shall have the meaning assigned to such term in Section 7.09.

“Treasury Services Agreement” shall mean any agreement relating to treasury, depositary and cash management services or automated clearinghouse transfer of funds.

“Trigger Event” shall mean either (i) an Event of Default has occurred and is continuing or (ii) Excess Availability is less than (A) the Threshold Amount for a period of time greater than five (5) consecutive Business Days or (B) $35 million at any time; provided that such Trigger Event shall continue until (i) such Event of Default has been cured or waived or (ii) Excess Availability shall have exceeded the Threshold Amount and $35 million for a period of at least thirty (30) consecutive days.

“Type,” when used in reference to any Loan or Borrowing, refers to whether the rate of interest on such Loan, or on the Loans comprising such Borrowing, is determined by reference to the Adjusted LIBOR Rate or the Alternate Base Rate.

“UCC” shall mean the Uniform Commercial Code as in effect from time to time (except as otherwise specified) in any applicable state or jurisdiction.

“Unasserted Contingent Obligations” means taxes, costs, indemnifications, reimbursements, damages and other claims liabilities in respect of which no written assertion of liability or no claim or demand for payment has been made at such time.

“Unfinanced Capital Expenditures” shall mean, with respect to any Person and for any period, Capital Expenditures made by such Person during such period and not financed from the proceeds of Indebtedness, Equity Issuances, Casualty Events or Asset Sales or other dispositions of assets.

“United States” shall mean the United States of America.

“USA PATRIOT Act” shall have the meaning set forth in the definition of “Anti-Terrorism Laws.”

“Valero Seller Note Agreement” means that certain Senior Secured Note Agreement, dated as December 17, 2010, by and among Valero Seller Note Lender and Paulsboro, as amended, restated, supplemented or modified from time to time to the extent permitted by this Agreement and the Valero Seller Note Intercreditor Agreement. Any reference to the Valero Seller Note Agreement hereunder shall be deemed a reference to any Valero Seller Note Agreement then in existence.

“Valero Seller Note Collateral” shall have the meaning assigned to the term “Specified Collateral” in the Valero Seller Note Intercreditor Agreement.

“Valero Seller Note Documents” means the Valero Seller Note Agreement, any security agreements, mortgages and other security documents and guaranties related thereto and the Valero Seller Notes issued thereunder.

“Valero Seller Note Intercreditor Agreement” shall mean that certain Intercreditor Agreement, dated as of December 17, 2010, among the Valero Seller Note Lender, UBS AG, Stamford Branch, as ABL Agent, and UBS AG, Stamford Branch, as Term Loan Agent.

“Valero Seller Note Lender” means Valero Refining and Marketing Company, including any permitted successors and assigns thereof, all subject to the terms and provisions of the Valero Seller Note Intercreditor Agreement.

“Valero Seller Note Security Documents” shall mean (i) the Security Agreement dated as of December 17, 2010 by and between Valero Refining and Marketing Company and Paulsboro and (ii) the Pledge Agreement dated as of December 17, 2010 by and between Holdings and Valero Refining and Marketing Company.

“Valero Seller Notes” means the notes issued under the Valero Seller Note Agreement.

“Voting Stock” shall mean, with respect to any person, any class or classes of Equity Interests pursuant to which the holders thereof have the general voting power under ordinary circumstances to elect at least a majority of the Board of Directors of such person.

“Wholly Owned Subsidiary” shall mean, as to any person, (a) any corporation 100% of whose capital stock (other than directors’ qualifying shares) is at the time owned by such person and/or one or more Wholly Owned Subsidiaries of such person and (b) any partnership, association, joint venture, limited liability company or other entity in which such person and/or one or more Wholly Owned Subsidiaries of such person have a 100% equity interest at such time.

“Withdrawal Liability” shall mean liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.

SECTION 1.02 Classification of Loans and Borrowings.

For purposes of this Agreement, Loans may be classified and referred to by Class (e.g., a “Revolving Loan”) or by Type (e.g., a “Eurodollar Loan”) or by Class and Type (e.g., a “Eurodollar Revolving Loan”). Borrowings also may be classified and referred to by Class (e.g., a “Revolving Borrowing”) or by Type (e.g., a “Eurodollar Borrowing”) or by Class and Type (e.g., a “Eurodollar Revolving Borrowing”).

SECTION 1.03 Terms Generally.

The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” The word “will” shall be construed to have the same meaning and effect as the word “shall.” Unless the context requires otherwise (a) any definition of or reference to any Loan Document, agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified or in effect (subject to any restrictions on such amendments, supplements or modifications set forth herein), (b) any reference herein to any person shall be construed to include such person’s successors and assigns, (c) the words “herein,” “hereof” and “hereunder,” and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement, (e) any reference to any law or regulation herein shall refer to such law or regulation as amended, modified or supplemented from time to time, (f) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights and (g) “on,” when used with respect to the Mortgaged Property or any property adjacent to the Mortgaged Property, means “on, in, under, above or about.”

SECTION 1.04 Accounting Terms; GAAP.

Except as otherwise expressly provided herein, all financial statements to be delivered pursuant to this Agreement shall be prepared in accordance with GAAP as in effect from time to time and all terms of an accounting or financial nature shall be construed and interpreted in accordance with GAAP, as in effect on the date hereof unless otherwise agreed to by Borrowers and the Required Lenders. Lenders and Administrative Agent acknowledge and agree that Borrowers may, at their sole option and in their sole discretion, switch from a GAAP method of accounting to a method of accounting based on the Internal Financial Reporting Standards (“IFRS”) as promulgated from time to time by the International Accounting Standards Board (the “IASB”). From and after the date the Borrowers adopt IFRS, references herein and in any other Loan Document shall mean and refer to IFRS. If at any time any such change from GAAP to IFRS would affect the computation of any financial covenant or other covenant set forth in any Loan Document, and the Administrative Borrower shall so request, the Administrative Agent and the Administrative Borrower shall negotiate in good faith to amend any such financial covenant or other such covenant or requirement to preserve the original intent thereof in light of such change in accounting principles; provided, that, until so amended, such ratio or requirement shall continue to be computed in accordance with GAAP prior to such change. Notwithstanding any other provision of this Agreement to the contrary, for all purposes during the term of this Agreement and any other Loan Document, each lease that pursuant to GAAP as in effect on the Closing Date would be classified as a capital lease or an operating lease will continue to be so classified, notwithstanding any change in characterization of that lease subsequent to the Closing Date based on changes to GAAP or interpretation of GAAP.

SECTION 1.05 Resolution of Drafting Ambiguities.

Each party hereto acknowledges and agrees that it was represented by counsel in connection with the execution and delivery of the Loan Documents to which it is a party, that it and its counsel reviewed and participated in the preparation and negotiation hereof and thereof and that any rule of construction to the effect that ambiguities are to be resolved against any party shall not be employed in the interpretation hereof or thereof.

ARTICLE II

THE CREDITS

SECTION 2.01 Commitments.

Subject to the terms and conditions and relying upon the representations and warranties herein set forth, each Lender agrees, severally and not jointly to make Revolving Loans to Borrowers, at any time and from time to time on or after the commencement of the Revolving Availability Period until the earlier of the Revolving Maturity Date and the termination of the Revolving Commitment of such Lender in accordance with the terms hereof, in an aggregate principal amount at any time outstanding that will not result in such Lender’s Revolving Exposure exceeding such Lender’s Revolving Commitment and provided that after making a Revolving Loan, the sum of the total Revolving Exposures shall not exceed the lesser of (A) the total Revolving Commitments and (B) the Borrowing Base then in effect

Within the limits set forth above and subject to the terms, conditions and limitations set forth herein, Borrowers may borrow, pay or prepay and reborrow Revolving Loans from time to time.

SECTION 2.02 Loans.

(a) Each Loan (other than Swingline Loans) shall be made as part of a Borrowing consisting of Loans made by the Lenders ratably in accordance with their applicable Commitments; provided that the failure of any Lender to make its Loan shall not relieve any other Lender of its obligation to lend hereunder (it being understood, however, that no Lender shall be responsible for the failure of any other Lender to make any Loan required to be made by such other Lender). Except for Loans deemed made pursuant to Section 2.18(e)(i) and (ii), (x) ABR Loans comprising any Borrowing shall be in an aggregate principal amount that is (i) an integral multiple of $1.0 million and not less than $5.0 million or (ii) equal to the remaining available balance of the applicable Commitments and (y) the Eurodollar Loans comprising any Borrowing shall be in an aggregate principal amount that is (i) an integral multiple of $1.0 million and not less than $5.0 million or (ii) equal to the remaining available balance of the applicable Commitments.

(b) Subject to Sections 2.11 and 2.12, each Borrowing shall be comprised entirely of ABR Loans or Eurodollar Loans as Administrative Borrower may request pursuant to Section 2.03. Each Lender may at its option make any Eurodollar Loan by causing any domestic or foreign branch or Affiliate of such Lender to make such Loan; provided that any exercise of such option shall not affect the obligation of Borrowers to repay such Loan in accordance with the terms of this Agreement. Borrowings of more than one Type may be outstanding at the same time; provided that Administrative Borrower shall not be entitled to request any Borrowing that, if made, would result in more than eight Eurodollar Borrowings outstanding hereunder at any one time. For purposes of the foregoing, Borrowings having different Interest Periods, regardless of whether they commence on the same date, shall be considered separate Borrowings.

(c) Except with respect to Loans deemed made pursuant to Section 2.18(e)(ii), each Lender shall make each Loan to be made by it hereunder on the proposed date thereof by wire transfer of immediately available funds to such account in New York City as the Administrative Agent may designate not later than 12:00 (noon), New York City time, and the Administrative Agent shall promptly credit the amounts so received to an account as directed by Administrative Borrower in the applicable Borrowing Request maintained with the Administrative Agent or, if a Borrowing shall not occur on such date because any condition precedent herein specified shall not have been met, return the amounts so received to the respective Lenders.

(d) Unless the Administrative Agent shall have received notice from a Lender prior to the date (in the case of any Eurodollar Borrowing), and at least 2 hours prior to the time (in the case of any ABR Borrowing), of any Borrowing that such Lender will not make available to the Administrative Agent such Lender’s portion of such Borrowing, the Administrative Agent may assume that such Lender has made such portion available to the Administrative Agent at the time of such Borrowing in accordance with paragraph (c) above, and the Administrative Agent may, in reliance upon such assumption, make available to Borrowers on such date a corresponding amount. If the Administrative Agent shall have so made funds available, then, to the extent that such Lender shall not have made such portion available to the Administrative Agent, each such Lender and the Borrowers severally agrees to repay to the Administrative Agent forthwith on demand such corresponding amount together with interest thereon, for each day from the date such amount is made available to Borrowers until the date such amount is repaid to the Administrative Agent at (i) in the case of Borrowers, the interest rate applicable at the time to the Loans comprising such Borrowing and (ii) in the case of such Lender, the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation. If such Lender shall repay to the Administrative Agent such corresponding amount, such amount shall constitute such Lender’s Loan as part of such Borrowing for purposes of this Agreement, and Borrowers’ obligation to repay the Administrative Agent such corresponding amount pursuant to this Section 2.02(d) shall cease and be discharged thereby.

(e) Notwithstanding any other provision of this Agreement, Borrowers shall not be entitled to request, or to elect to convert or continue, any Borrowing if the Interest Period requested with respect thereto would end after the Revolving Maturity Date.

(f) The Administrative Agent shall not, without the prior consent of Required Lenders, make (and shall prohibit the Issuing Bank and Swingline Lender, as applicable, from making) any Revolving Loans or provide any Letters of Credit to the Borrowers intentionally and with actual knowledge that such Revolving Loans, Swingline Loans, or Letters of Credit would be made when one or more of the conditions precedent to the making of the Loans hereunder cannot be satisfied except, that, the Administrative Agent may make (or cause to be made) such additional Revolving Loans or Swingline Loans or provide such additional Letters of Credit on behalf of the Lenders (each an “ Overadvance” and collectively, the “ Overadvances”), intentionally and with actual knowledge that such Loans or Letters of Credit will be made without the satisfaction of the foregoing conditions precedent, if the Administrative Agent deems it necessary or advisable in its discretion to do so, provided, that: (A) the total principal amount of the Overadvances to the Borrowers which the Administrative Agent may make or provide (or cause to be made or provided) after obtaining such actual knowledge that the conditions precedent have not been satisfied, shall not exceed, $25,000,000 at any time and shall not cause the aggregate Revolving Exposures to exceed the Revolving Commitments of all of the Lenders or the Revolving Exposure of a Lender to exceed such Lender’s Revolving Commitment, (B) without the consent of the Required Lenders, no Overadvance shall be outstanding for more than sixty (60) days and (C) Administrative Agent shall be entitled to recover such funds, on demand from the Borrowers together with interest thereon for each day from the date such payment was due until the date such amount is paid to Administrative Agent at the interest rate provided for in Section 2.06(c); provided further that upon written notice by the Required Lenders, no further Overadvances shall be made. Each Lender shall be obligated to pay Administrative Agent the amount of its Pro Rata Percentage of any such Overadvance.

SECTION 2.03 Borrowing Procedure.

To request Loans, Administrative Borrower shall deliver, by hand delivery, telecopier or email attachment, a duly completed and executed Borrowing Request to the Administrative Agent (i) in the case of Eurodollar Loans in dollars, not later than 11:00 a.m., New York City time, three Business Days before the date of the proposed Borrowing or (ii) in the case of ABR Loans, not later than 9:00 a.m., New York City time, on the date of the proposed borrowing. Each Borrowing Request shall be irrevocable and shall specify the following information in compliance with Section 2.02:

(a) the aggregate amount of such borrowing;

(b) the date of such borrowing, which shall be a Business Day;

(c) whether such borrowing is to be for ABR Loans or Eurodollar Loans;

(d) in the case of Eurodollar Loans, the initial Interest Period to be applicable thereto, which shall be a period contemplated by the definition of the term “Interest Period”;

(e) the location and number of Borrowers’ account to which funds are to be disbursed, which shall comply with the requirements of Section 2.02(c); and

(f) that the conditions set forth in Sections 4.03(b)-(e) have been satisfied as of the date of the notice.

If no election as to the Type of Loans is specified, then the requested borrowing shall be for ABR Loans. If no Interest Period is specified with respect to any requested Eurodollar Loan, then Borrowers shall be deemed to have selected an Interest Period of one month’s duration. Promptly following receipt of a Borrowing Request in accordance with this Section, the Administrative Agent shall advise each Lender of the details thereof and of the amount of such Lender’s Loan to be made as part of the requested Borrowing.

Each Borrower hereby irrevocably appoints and constitutes Holdings, in its capacity as Administrative Borrower, as its agent to request and receive Loans and Letters of Credit pursuant to this Agreement in the name or on behalf of such Borrower. The Administrative Agent and Lenders may disburse the Loans to such bank account of Administrative Borrower or a Borrower or otherwise make such Loans to a Borrower and provide such Letters of Credit to a Borrower as Administrative Borrower may designate or direct, without notice to any other Borrower or Loan Party. Administrative Borrower hereby accepts the appointment by Borrowers to act as the agent of Borrowers and agrees to ensure that the disbursement of any Loans to a Borrower requested by or paid to or for the account of such Borrower, or the issuance of any Letter of Credit for a Borrower hereunder, shall be paid to or for the account of such Borrower. Each Borrower hereby irrevocably appoints and constitutes Administrative Borrower as its agent to receive statements on account and all other notices from the Agents and Lenders with respect to the Obligations or otherwise under or in connection with this Agreement and the other Loan Documents. Any notice, election, representation, warranty, agreement or undertaking by or on behalf of any other Borrower by Administrative Borrower shall be deemed for all purposes to have been made by such Borrower, as the case may be, and shall be binding upon and enforceable against such Borrower to the same extent as if made directly by such Borrower. No termination of the appointment of Administrative Borrower as agent as aforesaid shall be effective, except after ten (10) days’ prior written notice to Administrative Agent.

SECTION 2.04 Evidence of Debt; Repayment of Loans.

(a) Promise to Repay. Borrowers hereby unconditionally promise to pay (i) to the Administrative Agent for the account of each Revolving Lender, the then unpaid principal amount of each Revolving Loan of such Revolving Lender on the Revolving Maturity Date and (ii) to the Swingline Lender, the then unpaid principal amount of each Swingline Loan on the earlier of the Revolving Maturity Date and the first date after such Swingline Loan is made that is the 15th or last day of a calendar month and is at least two Business Days after such Swingline Loan is made; provided that on each date that a Revolving Borrowing is made, Borrowers shall repay all Swingline Loans that were outstanding on the date such Borrowing was requested.

(b) Lender and Administrative Agent Records. Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the Indebtedness of Borrowers to such Lender resulting from each Loan made by such Lender from time to time, including the amounts of principal and interest payable and paid to such Lender from time to time under this Agreement. The Administrative Agent shall maintain records including (i) the amount of each Loan made hereunder, the Type and Class thereof and the Interest Period applicable thereto; (ii) the amount of any principal or interest due and payable or to become due and payable from Borrowers to each Lender hereunder; and (iii) the amount of any sum received by the Administrative Agent hereunder for the account of the Lenders and each Lender’s share thereof. The entries made in the records maintained by the Administrative Agent and each Lender pursuant to this paragraph shall be prima facie evidence of the existence and amounts of the obligations therein recorded; provided that the failure of any Lender or the Administrative Agent to maintain such records or any error therein shall not in any manner affect the obligations of Borrowers to repay the Loans in accordance with their terms. In the event of any conflict between the records maintained by any Lender and the records of the Administrative Agent in respect of such matters, the records of the Administrative Agent shall be prima facie evidence of the information therein in the absence of manifest error.

(c) Promissory Notes. Any Lender by written notice to Administrative Borrower (with a copy to the Administrative Agent) may request that Loans of any Class made by it be evidenced by a promissory note. In such event, Borrowers shall prepare, execute and deliver to such Lender a promissory note payable to the order of such Lender (or, if requested by such Lender, to such Lender and its registered assigns) in the form of Exhibit K-1, or K-2, as the case may be. Thereafter, the Loans evidenced by such promissory note and interest thereon shall at all times (including after assignment pursuant to Section 10.04) be represented by one or more promissory notes in such form payable to the order of the payee named therein (or, if such promissory note is a registered note, to such payee and its registered assigns).

SECTION 2.05 Fees.

(a) Commitment Fee. Borrowers agree to pay to the Administrative Agent for the account of each Lender a commitment fee (a “Commitment Fee”) equal to the Applicable Fee per annum on the average daily unused amount of each Commitment of such Lender during the period from and including the date hereof to but excluding the date on which such Commitment terminates. Accrued Commitment Fees shall be payable in arrears (A) on the last Business Day of March, June, September and December of each year, commencing on the first such date to occur after the date hereof, and (B) on the date on which such Commitment terminates. Commitment Fees shall be computed on the basis of a year of 365 days (or 366 days in a leap year) and shall be payable for the actual number of days elapsed (including the first day but excluding the last day). For purposes of computing Commitment Fees with respect to Revolving Commitments, a Revolving Commitment of a Lender shall be deemed to be used to the extent of the outstanding Revolving Loans and LC Exposure of such Lender (and the Swingline Exposure of such Lender shall be disregarded for such purpose).

(b) Administrative Agent Fees and Other Fees. Borrowers agree to pay (i) to the Administrative Agent, for its own account, the administrative fees payable in the amounts and at the times separately agreed upon between Borrowers and the Administrative Agent (the “Administrative Agent Fees”) and (ii) any other fees otherwise payable under the Fee Letters in the amounts, at the times and in the manner separately agreed to therein.

(c) LC and Fronting Fees. Borrowers agree to pay (i) to the Administrative Agent for the account of each Revolving Lender a participation fee (“LC Participation Fee”) with respect to its participations in Letters of Credit, which shall accrue at a rate equal to the Applicable Margin from time to time used to determine the interest rate on Eurodollar Revolving Loans pursuant to Section 2.06 on the average daily amount of such Lender’s LC Exposure (excluding any portion thereof attributable to Reimbursement Obligations) during the period from and including the Closing Date to but excluding the later of the date on which such Lender’s Revolving Commitment terminates and the date on which such Lender ceases to have any LC Exposure, and (ii) to the Issuing Bank a fronting fee (“Fronting Fee”), which shall accrue at the rate of 0.125% per annum on the average daily amount of the LC Exposure (excluding any portion thereof attributable to Reimbursement Obligations) during the period from and including the Closing Date to but excluding the later of the date of termination of the Revolving Commitments and the date on which there ceases to be any LC Exposure, as well as the Issuing Bank’s customary fees with respect to the issuance, amendment, renewal or extension of any Letter of Credit or processing of drawings thereunder. Accrued LC Participation Fees and Fronting Fees shall be payable in arrears (i) on the last Business Day of March, June, September and December of each year, commencing on the first such date to occur after the Closing Date, and (ii) on the date on which the Revolving Commitments terminate. Any such fees accruing after the date on which the Revolving Commitments terminate shall be payable on demand. Any other fees payable to the Issuing Bank pursuant to this paragraph shall be payable within 10 days after demand therefor. All LC Participation Fees and Fronting Fees shall be computed on the basis of a year of 365 days (or 366 days in a leap year) and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).

(d) All Fees shall be paid on the dates due, in immediately available funds in dollars, to the Administrative Agent for distribution, if and as appropriate, among the Lenders, except that Borrowers shall pay the Fronting Fees directly to the Issuing Bank and Borrowers shall pay any other fees payable under the Fee Letters at the times and in the manner separately agreed to therein. Once paid, none of the Fees shall be refundable under any circumstances.

SECTION 2.06 Interest on Loans.

(a) ABR Loans. Subject to the provisions of Section 2.06(c), the Loans comprising each ABR Borrowing, including each Swingline Loan, shall bear interest at a rate per annum equal to the Alternate Base Rate plus the Applicable Margin in effect from time to time.

(b) Eurodollar Loans. Subject to the provisions of Section 2.06(c), the Loans comprising each Eurodollar Borrowing shall bear interest at a rate per annum equal to the Adjusted LIBOR Rate for the Interest Period in effect for such Borrowing plus the Applicable Margin in effect from time to time.

(c) Default Rate. Notwithstanding the foregoing, if there is an Event of Default or if any principal of or interest on any Loan or any fee or other amount payable by Borrowers hereunder is not paid when due, whether at stated maturity, upon acceleration or otherwise, any such amount of principal of or interest on any Loan or any fee or other amount payable by Borrowers hereunder that is past due shall, to the extent permitted by applicable law, bear interest, after as well as before judgment, at a rate per annum equal to (i) in the case of overdue amounts constituting principal on any Loan, 2% plus the rate otherwise applicable to such Loan as provided in the preceding paragraphs of this Section 2.06 or (ii) in the case of any other outstanding and overdue amount, 2% plus the rate applicable to ABR Revolving Loans as provided in Section 2.06(a) (in either case, the “Default Rate”).

(d) Interest Payment Dates. Accrued interest on each Loan shall be payable in arrears on each Interest Payment Date for such Loan; provided that (i) interest accrued pursuant to Section 2.06(c) shall be payable on demand, (ii) in the event of any repayment or prepayment of any Loan (other than a prepayment of an ABR Revolving Loan or a Swingline Loan without a permanent reduction in Revolving Commitments), accrued interest on the principal amount repaid or prepaid shall be payable on the date of such repayment or prepayment and (iii) in the event of any conversion of any Eurodollar Loan prior to the end of the current Interest Period therefor, accrued interest on such Loan shall be payable on the effective date of such conversion.

(e) Interest Calculation. All interest hereunder shall be computed on the basis of a year of 360 days, except that interest computed by reference to the Alternate Base Rate shall be computed on the basis of a year of 365 days (or 366 days in a leap year), and in each case shall be payable for the actual number of days elapsed (including the first day but excluding the last day). The applicable Alternate Base Rate or Adjusted LIBOR Rate shall be determined by the Administrative Agent in accordance with the provisions of this Agreement and such determination shall be prima facie evidence thereof absent manifest error.

SECTION 2.07 Termination and Reduction of Commitments.

(a) Termination of Commitments. The Revolving Commitments, the Swingline Commitment and the LC Commitment shall automatically terminate on the Revolving Maturity Date.

(b) Optional Terminations and Reductions. At their option, Borrowers may at any time terminate, or from time to time permanently reduce, the Commitments of any Class; provided that (i) each reduction of the Commitments of any Class shall be in an amount that is an integral multiple of $1.0 million and not less than $2.0 million and (ii) the Revolving Commitments shall not be terminated or reduced if, after giving effect to any concurrent prepayment of the Revolving Loans in accordance with Section 2.10, the aggregate amount of Revolving Exposures would exceed the aggregate amount of Revolving Commitments.

(c) Borrower Notice. Administrative Borrower shall notify the Administrative Agent in writing of any election to terminate or reduce the Commitments under Section 2.07(b) at least three Business Days prior to the effective date of such termination or reduction, specifying such election and the effective date thereof. Promptly following receipt of any notice, the Administrative Agent shall advise the Lenders of the contents thereof. Each notice delivered by Administrative Borrower pursuant to this Section shall be irrevocable; provided that a notice of termination of the Commitments delivered by Administrative Borrower may state that such notice is conditioned upon the effectiveness of another credit facility or the closing of a securities offering or other transaction which will result in the repayment of the Obligations in full in cash (other than Unasserted Contingent Obligations) and the termination of all of the Commitments, in which case such notice may be revoked by Administrative Borrower (by notice to the Administrative Agent on or prior to the specified effective date) if such condition is not satisfied. Any termination or reduction of the Commitments of any Class shall be permanent. Each reduction of the Commitments of any Class shall be made ratably among the Lenders in accordance with their respective Commitments of such Class.

SECTION 2.08 Interest Elections.

(a) Generally. Each Revolving Borrowing initially shall be of the Type specified in the applicable Borrowing Request and, in the case of a Eurodollar Borrowing, shall have an initial Interest Period as specified in such Borrowing Request. Thereafter, Borrowers may elect to convert such Borrowing to a different Type or to continue such Borrowing and, in the case of a Eurodollar Borrowing, may elect Interest Periods therefor, all as provided in this Section. Borrowers may elect different options with respect to different portions of the affected Borrowing, in which case each such portion shall be allocated ratably among the Lenders holding the Loans comprising such Borrowing, and the Loans comprising each such portion shall be considered a separate Borrowing. Notwithstanding anything to the contrary, Borrowers shall not be entitled to request any conversion or continuation that, if made, would result in more than five Eurodollar Borrowings outstanding hereunder at any one time. This Section shall not apply to Swingline Borrowings, which may not be converted or continued.

(b) Interest Election Notice. To make an election pursuant to this Section, Administrative Borrower shall deliver, by hand delivery, telecopier or email attachment, a duly completed and executed Interest Election Request to the Administrative Agent not later than the time that a Borrowing Request would be required under Section 2.03 if Borrowers were requesting Loans of the Type resulting from such election to be made on the effective date of such election. Each Interest Election Request shall be irrevocable. Each Interest Election Request shall specify the following information in compliance with Section 2.02:

(i) the Borrowing to which such Interest Election Request applies and, if different options are being elected with respect to different portions thereof, or if outstanding Borrowings are being combined, allocation to each resulting Borrowing (in which case the information to be specified pursuant to clauses (iii) and (iv) below shall be specified for each resulting Borrowing);

(ii) the effective date of the election made pursuant to such Interest Election Request, which shall be a Business Day;

(iii) whether the resulting Borrowing is to be an ABR Borrowing or a Eurodollar Borrowing; and

(iv) if the resulting Borrowing is a Eurodollar Borrowing, the Interest Period to be applicable thereto after giving effect to such election, which shall be a period contemplated by the definition of the term “Interest Period”.

If any such Interest Election Request requests a Eurodollar Borrowing but does not specify an Interest Period, then Borrowers shall be deemed to have selected an Interest Period of one month’s duration.

Promptly following receipt of an Interest Election Request, the Administrative Agent shall advise each Lender of the details thereof and of such Lender’s portion of each resulting Borrowing.

(c) Automatic Conversion to ABR Borrowing. If an Interest Election Request with respect to a Eurodollar Borrowing is not timely delivered prior to the end of the Interest Period applicable thereto, then, unless such Borrowing is repaid as provided herein, at the end of such Interest Period such Borrowing shall be converted to an ABR Borrowing. Notwithstanding any contrary provision hereof, if an Event of Default has occurred and is continuing, the Administrative Agent or the Required Lenders may require, by notice to Administrative Borrower, that (i) no outstanding Borrowing may be converted to or continued as a Eurodollar Borrowing and (ii) unless repaid, each Eurodollar Borrowing shall be converted to an ABR Borrowing at the end of the Interest Period applicable thereto.

SECTION 2.09 [Intentionally Omitted].

SECTION 2.10 Optional and Mandatory Prepayments of Loans.

(a) Optional Prepayments. Borrowers shall have the right at any time and from time to time to prepay any Borrowing, in whole or in part, subject to the requirements of Section 2.10 and Section 2.13; provided that each partial prepayment shall be in an amount that is an integral multiple of $250,000 and not less than $1.0 million or, if less, the outstanding principal amount of such Borrowing.

(b) Revolving Loan Prepayments.

(i) In the event of the termination of all the Revolving Commitments, Borrowers shall, on the date of such termination, repay or prepay all their outstanding Revolving Borrowings and all outstanding Swingline Loans and replace all outstanding Letters of Credit or cash collateralize all outstanding Letters of Credit in accordance with the procedures set forth in Section 2.18(i).

(ii) In the event of any partial reduction of the Revolving Commitments, then (x) at or prior to the effective date of such reduction, the Administrative Agent shall notify Borrowers and the Revolving Lenders of the sum of the Revolving Exposures after giving effect thereto and

(y) if the sum of the Revolving Exposures would exceed the aggregate amount of Revolving Commitments after giving effect to such reduction, then Borrowers shall, on the date of such reduction, first, repay or prepay Swingline Loans, second, repay or prepay Revolving Borrowings and third, replace outstanding Letters of Credit or cash collateralize outstanding Letters of Credit in accordance with the procedures set forth in Section 2.18(i), in an aggregate amount sufficient to eliminate such excess.

(iii) In the event that the sum of all Lenders’ Revolving Exposures exceeds either (A) the Borrowing Base then in effect or (B) the Revolving Commitments then in effect, Borrowers shall, without notice or demand, promptly first, repay or prepay Swingline Loans, second, repay or prepay Revolving Borrowings, and third, cash collateralize outstanding Letters of Credit in accordance with the procedures set forth in Section 2.18(i), in an aggregate amount sufficient to eliminate such excess.

(iv) In the event that the aggregate LC Exposure exceeds the LC Commitment then in effect, Borrowers shall, without notice or demand, promptly replace outstanding Letters of Credit or cash collateralize outstanding Letters of Credit in accordance with the procedures set forth in Section 2.18(i), in an aggregate amount sufficient to eliminate such excess.

(v) In the event that the aggregate Swingline Exposure exceeds the Swingline Commitment then in effect Borrowers shall, without notice or demand, promptly repay or prepay Swingline Loans in an aggregate amount sufficient to eliminate such excess.

(c) Asset Sales. Subject to the terms and conditions of the applicable Intercreditor Agreement, not later than five Business Days following the receipt of any Net Cash Proceeds of any Asset Sale of Revolving Credit Priority Collateral by Holdings or any of its Subsidiaries, Borrowers shall make prepayments in accordance with Section 2.10(e) in an aggregate amount equal to the lesser of (i) the then outstanding Loans and (ii) 100% of such Net Cash Proceeds.

(d) Casualty Events. Subject to the terms and conditions of the applicable Intercreditor Agreement, not later than five Business Days following the receipt of any Net Cash Proceeds from a Casualty Event involving Revolving Credit Priority Collateral (other than Certain Hydrocarbon Assets and Intermediate Products subject to a Lien in favor of MSCG or Statoil), by Holdings or any of its Subsidiaries, Borrowers shall make prepayments in accordance with Section 2.10(e) in an aggregate amount equal to the lesser of (i) the then outstanding Loans and (ii) 100% of such Net Cash Proceeds.

(e) Application of Prepayments. Prior to any optional or mandatory prepayment hereunder, Borrowers shall select the Borrowing or Borrowings to be prepaid and shall specify such selection in the notice of such prepayment pursuant to Section 2.10(f), subject to the provisions of this Section 2.10 (e). Subject to Section 8.02, and so long as no Default shall then exist and be continuing, all mandatory prepayments shall be applied as follows: first, to the Swingline Loans until the same has been reduced to zero (0); second, to the Revolving Loans until the same has been reduced to zero (0); and third, to cash collateralize outstanding Letters of Credit in accordance with the procedures set forth in Section 2.18(i). Such mandatory prepayments of the Swingline Loans and Revolving Loans shall not cause a corresponding reduction in the Swingline Commitment or Revolving Commitments.

Amounts to be applied pursuant to this Section 2.10 to the prepayment of Revolving Loans shall be applied, as applicable, first to reduce outstanding ABR Revolving Loans. Any amounts remaining after each such application shall be applied to prepay Eurodollar Revolving Loans. Notwithstanding the foregoing, if the amount of any prepayment of Loans required under this Section 2.10 shall be in excess of the amount of the ABR Loans at the time outstanding (an “Excess Amount”), only the portion of the amount of such prepayment as is equal to the amount of such outstanding ABR Loans shall be immediately prepaid and, at the election of Borrowers, the Excess Amount shall be either (A) deposited in an escrow account on terms satisfactory to the Administrative Agent and applied to the prepayment of Eurodollar Loans on the last day of the then next-expiring Interest Period for Eurodollar Loans; provided that (i) interest in respect of such Excess Amount shall continue to accrue thereon at the rate provided hereunder for the Loans which such Excess Amount is intended to repay until such Excess Amount shall have been used in full to repay such Loans and (ii) at any time while a Default has occurred and is continuing, the Administrative Agent may, and upon written direction from the Required Lenders shall, apply any or all proceeds then on deposit to the payment of such Loans in an amount equal to such Excess Amount or (B) prepaid immediately, together with any amounts owing to the Lenders under Section 2.13.

(f) Notice of Prepayment. Administrative Borrower shall notify the Administrative Agent (and, in the case of prepayment of a Swingline Loan, the Swingline Lender) by written notice of any prepayment hereunder (i) in the case of prepayment of a Eurodollar Borrowing, not later than 11:00 a.m., New York City time, three Business Days before the date of prepayment, (ii) in the case of prepayment of an ABR Borrowing, not later than 11:00 a.m., New York City time, one Business Day before the date of prepayment and (iii) in the case of prepayment of a Swingline Loan, not later than 11:00 a.m., New York City time, on the date of prepayment. Each such notice shall be irrevocable; provided that a notice of prepayment delivered by Administrative Borrower may state that such notice is conditioned upon the effectiveness of another credit facility or the closing of a securities offering, in which case such notice may be revoked by Administrative Borrower (by notice to the Administrative Agent on or prior to the specified payment date) if such condition is not satisfied. Each such notice shall specify the prepayment date, the principal amount of each Borrowing or portion thereof to be prepaid and, in the case of a mandatory prepayment, a reasonably detailed calculation of the amount of such prepayment. Promptly following receipt of any such notice (other than a notice relating solely to Swingline Loans), the Administrative Agent shall advise the Lenders of the contents thereof. Each partial prepayment of any Borrowing shall be in an amount that would be permitted in the case of a Credit Extension of the same Type as provided in Section 2.02, except as necessary to apply fully the required amount of a mandatory prepayment. Each prepayment of a Borrowing shall be applied ratably to the Loans included in the prepaid Borrowing and otherwise in accordance with this Section 2.10. Prepayments shall be accompanied by accrued interest to the extent required by Section 2.06.

SECTION 2.11 Alternate Rate of Interest.

If prior to the commencement of any Interest Period for a Eurodollar Borrowing:

(a) the Administrative Agent reasonably determines (which determination shall be prima facie evidence of the facts so determined absent manifest error) that adequate and reasonable means do not exist for ascertaining the Adjusted LIBOR Rate for such Interest Period; or

(b) the Administrative Agent reasonably determines or is advised in writing by the Required Lenders that the Adjusted LIBOR Rate for such Interest Period will not adequately and fairly reflect the cost to such Lenders of making or maintaining their Loans included in such Borrowing for such Interest Period;

then the Administrative Agent shall give written notice thereof to Borrowers and the Lenders as promptly as practicable thereafter and, until the Administrative Agent notifies Borrowers and the Lenders that the circumstances giving rise to such notice no longer exist, (i) any Eurodollar Borrowing requested to be made on the first day of such Interest Period shall be made as a Market Disruption Loan, (ii) any Borrowing that were to have been converted on the first day of such Interest Period to a Eurodollar Borrowing shall be continued as a Market Disruption Loan and (iii) any outstanding Eurodollar Borrowing shall be converted, on the last day of the then-current Interest Period, to a Market Disruption Loan; in each case, except to the extent the Borrowers in their sole discretion elect to have any such Borrowing to be made as an, or converted into an, ABR Loan.

SECTION 2.12 Yield Protection.

(a) Increased Costs Generally. If any Change in Law shall:

(i) impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended or participated in, by any Lender (except any reserve requirement reflected in the Adjusted LIBOR Rate) or the Issuing Bank;

(ii) subject any Lender or the Issuing Bank to any tax of any kind whatsoever with respect to this Agreement, any Letter of Credit, any participation in a Letter of Credit or any Loan made by it, or change the basis of taxation of payments to such Lender or the Issuing Bank in respect thereof (except for Indemnified Taxes or Other Taxes indemnifiable under Section 2.15 and the imposition of, or any change in the rate of, any Excluded Tax payable by such Lender or the Issuing Bank); or

(iii) impose on any Lender or the Issuing Bank or the London interbank market any other condition, cost or expense affecting this Agreement or Eurodollar Loans made by such Lender or any Letter of Credit or participation therein;

and the result of any of the foregoing shall be to increase the cost to such Lender of making or maintaining any Eurodollar Loan (or of maintaining its obligation to make any such Loan), or to increase the cost to such Lender, the Issuing Bank or such Lender’s or the Issuing Bank’s holding company, if any, of participating in, issuing or maintaining any Letter of Credit (or of maintaining its obligation to participate in or to issue any Letter of Credit), or to reduce the amount of any sum received or receivable by such Lender or the Issuing Bank hereunder (whether of principal, interest or any other amount), then, upon request of such Lender or the Issuing Bank, Borrowers will pay to such Lender or the Issuing Bank, as the case may be, such additional amount or amounts as will compensate such Lender or the Issuing Bank, as the case may be, for such additional costs incurred or reduction suffered.

(b) Capital Requirements. If any Lender or the Issuing Bank determines (in good faith) that any Change in Law affecting such Lender or the Issuing Bank or any lending office of such Lender or such Lender’s or the Issuing Bank’s holding company, if any, regarding capital requirements has or would have the effect of reducing the rate of return on such Lender’s or the Issuing Bank’s capital or on the capital of such Lender’s or the Issuing Bank’s holding company, if any, as a consequence of this Agreement, the Commitments of such Lender or the Loans made by, or participations in Letters of Credit held by, such Lender, or the Letters of Credit issued by the Issuing Bank, to a level below that which such Lender or the Issuing Bank or such Lender’s or the Issuing Bank’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s or the Issuing Bank’s policies and the policies of such Lender’s or the Issuing Bank’s holding company with respect to capital adequacy), then from time to time Borrowers will pay to such Lender or the Issuing Bank, as the case may be, such additional amount or amounts as will compensate such Lender or the Issuing Bank or such Lender’s or the Issuing Bank’s holding company for any such reduction suffered.

(c) Certificates for Reimbursement. A certificate of a Lender or the Issuing Bank setting forth the amount or amounts necessary to compensate such Lender or the Issuing Bank or its holding company, as the case may be, as specified in paragraph (a) or (b) of this Section 2.12 and delivered to Borrowers shall be prima facie evidence of the facts determined therein absent manifest error. Borrowers shall pay such Lender or the Issuing Bank, as the case may be, the amount shown as due on any such certificate within 15 days after receipt thereof.

(d) Delay in Requests. Failure or delay on the part of any Lender or the Issuing Bank to demand compensation pursuant to this Section 2.12 shall not constitute a waiver of such Lender’s or the Issuing Bank’s right to demand such compensation; provided that Borrowers shall not be required to compensate a Lender or the Issuing Bank pursuant to this Section for any increased costs incurred or reductions suffered more than nine months prior to the date that such Lender or the Issuing Bank, as the case may be, notifies Borrowers of the Change in Law giving rise to such increased costs or reductions and of such Lender’s or the Issuing Bank’s intention to claim compensation therefor (except that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the nine-month period referred to above shall be extended to include the period of retroactive effect thereof) .

SECTION 2.13 Breakage Payments.

In the event of (a) the payment or prepayment, whether optional or mandatory, of any principal of any Eurodollar Loan earlier than the last day of an Interest Period applicable thereto (including as a result of an Event of Default), (b) the conversion of any Eurodollar Loan earlier than the last day of the Interest Period applicable thereto, (c) the failure to borrow, convert, continue or prepay any Eurodollar Loan on the date specified in any notice delivered pursuant hereto or (d) the assignment of any Eurodollar Loan earlier than the last day of the Interest Period applicable thereto as a result of a request by Administrative Borrower pursuant to Section 2.16(b), then, in any such event, Borrowers shall compensate each Lender for the loss, cost and expense attributable to such event. In the case of a Eurodollar Loan, such loss, cost or expense to any Lender shall be deemed to include an amount reasonably equal to the actual loss or expense arising from the liquidation or reemployment of funds obtained by such Lender to maintain such Loss. A certificate of any Lender setting forth in reasonable detail any amount or amounts that such Lender is entitled to receive pursuant to this Section 2.13 shall be delivered to Borrowers (with a copy to the Administrative Agent) and shall be prima facie evidence of the facts determined therein absent manifest error. Borrowers shall pay such Lender the amount shown as due on any such certificate within 5 days after receipt thereof.

SECTION 2.14 Payments Generally; Pro Rata Treatment; Sharing of Setoffs.

(a) Payments Generally. Borrowers shall make each payment required to be made by them hereunder or under any other Loan Document (whether of principal, interest, fees or Reimbursement Obligations, or of amounts payable under Section 2.12, 2.13, 2.15 or 10.03, or otherwise) on or before the time expressly required hereunder or under such other Loan Document for such payment (or, if no such time is expressly required, prior to 2:00 p.m., New York City time), on the date when due, in immediately available funds, without setoff, deduction or counterclaim. Any amounts received after such time on any date may, in the discretion of the Administrative Agent, be deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon. All such payments shall be made to the Administrative Agent at its offices at Stamford, Connecticut, except payments to be made directly to the Issuing Bank or Swingline Lender as expressly provided herein and except that payments pursuant to Sections 2.12, 2.13, 2.15 and 10.03 shall be made directly to the persons entitled thereto and payments pursuant to other Loan Documents shall be made to the persons specified therein. The Administrative Agent shall distribute any such payments received by it for the account of any other person to the appropriate recipient promptly following receipt thereof. If any payment under any Loan Document shall be due on a day that is not a Business Day, unless specified otherwise, the date for payment shall be extended to the next succeeding Business Day, and, in the case of any payment accruing interest, interest thereon shall be payable for the period of such extension. All payments under each Loan Document shall be made in dollars, except as expressly specified otherwise.

(b) Pro Rata Treatment.

(i) Each payment by Borrowers of interest in respect of the Loans shall be applied to the amounts of such obligations owing to the Lenders pro rata according to the respective amounts then due and owing to the Lenders.

(ii) Each payment on account of principal of the Revolving Borrowings shall be made pro rata according to the respective outstanding principal amounts of the Revolving Loans then held by the Revolving Lenders, except as expressly provided in Section 2.20(d).

(c) Insufficient Funds. If at any time insufficient funds are received by and available to the Administrative Agent to pay fully all amounts of principal, Reimbursement Obligations, interest and fees then due hereunder, such funds shall be applied (i) first, toward payment of interest and fees then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of interest and fees then due to such parties, and (ii) second, toward payment of principal and Reimbursement Obligations then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of principal and Reimbursement Obligations then due to such parties. It is understood that the foregoing does not apply to any adequate protection payments under any federal, state or foreign bankruptcy, insolvency, receivership or similar proceeding, and that the Administrative Agent may, subject to any applicable federal, state or foreign bankruptcy, insolvency, receivership or similar orders, distribute any adequate protection payments it receives on behalf of the Lenders to the Lenders in its sole discretion (i.e., whether to pay the earliest accrued interest, all accrued interest on a pro rata basis or otherwise).

(d) Sharing of Set-Off. If any Lender (and/or the Issuing Bank, which shall be deemed a “Lender” for purposes of this Section 2.14(d)) shall, by exercising any right of setoff or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of its Loans or other Obligations resulting in such Lender’s receiving payment of a proportion of the aggregate amount of its Loans and accrued interest thereon or other Obligations greater than its pro rata share thereof as provided herein, then the Lender receiving such greater proportion shall (a) notify the Administrative Agent of such fact, and (b) purchase (for cash at face value) participations in the Loans and such other obligations of the other Lenders, or make such other adjustments as shall be equitable, so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Loans and other amounts owing them, provided that:

(i) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest; and

(ii) the provisions of this paragraph shall not be construed to apply to (x) any payment made by Borrowers pursuant to and in accordance with the express terms of this Agreement or (y) any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans or participations in LC Disbursements to any assignee or participant, other than to Holdings or any Subsidiary thereof (as to which the provisions of this paragraph shall apply).

Each Loan Party consents to the foregoing and agrees, to the extent it may effectively do so under applicable Requirements of Law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against such Loan Party rights of setoff and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of such Loan Party in the amount of such participation. If under applicable bankruptcy, insolvency or any similar law any Secured Party receives a secured claim in lieu of a setoff or counterclaim to which this Section 2.14(d) applies, such Secured Party shall to the extent practicable, exercise its rights in respect of such secured claim in a manner consistent with the rights to which the Secured Party is entitled under this Section 2.14(d) to share in the benefits of the recovery of such secured claim.

(e) Borrower Default. Unless the Administrative Agent shall have received notice from Administrative Borrower prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders or the Issuing Bank hereunder that Borrowers will not make such payment, the Administrative Agent may assume that Borrowers have made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders or the Issuing Bank, as the case may be, the amount due. In such event, if Borrowers have not in fact made such payment, then each of the Lenders or the Issuing Bank, as the case may be, severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender or the Issuing Bank with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.

SECTION 2.15 Taxes.

(a) Payments Free of Taxes. Any and all payments by or on account of any obligation of the Loan Parties hereunder or under any other Loan Document shall be made free and clear of and without reduction or withholding for any Indemnified Taxes or Other Taxes; provided that if the applicable withholding agent shall be required by applicable Requirements of Law (as determined in the good faith discretion of the applicable withholding agent) to deduct any Indemnified Taxes (including any Other Taxes) from such payments, then (i) the sum payable shall be increased by the Loan Parties as necessary so that after all required deductions have been made (including deductions applicable to additional sums payable under this Section) the Administrative Agent or Lender, as the case may be, receives an amount equal to the sum it would have received had no such deductions been made, (ii) the applicable withholding agent shall make such deductions and (iii) the applicable withholding shall timely pay the full amount deducted to the relevant Governmental Authority in accordance with applicable Requirements of Law.

(b) Payment of Other Taxes by Borrowers. Without limiting the provisions of paragraph (a) above, Borrowers shall timely pay any Other Taxes to the relevant Governmental Authority in accordance with applicable Requirements of Law.

(c) Indemnification by Borrowers. Borrowers shall indemnify the Administrative Agent and each Lender, within 10 days after demand therefor, for the full amount of any Indemnified Taxes or Other Taxes (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section) payable by the Administrative Agent or such Lender, as the case may be, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to Borrowers by a Lender (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Lender, setting forth in reasonable detail the basis for the calculations of such payment or liability and including reasonable supporting evidence shall be prima facie evidence thereof absent manifest error.

(d) Evidence of Payments. As soon as practicable after any payment of Indemnified Taxes or Other Taxes by Borrowers to a Governmental Authority, Administrative Borrower shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

(e) Status of Lenders. On or prior to the date on which such Foreign Lender becomes a Lender under this Agreement, including by assignment, any Foreign Lender that is entitled to an exemption from or reduction of any withholding tax with respect to any payments hereunder or under any other Loan Document shall, to the extent it may lawfully do so, deliver to Administrative Borrower and to the Administrative Agent, at the time or times reasonably requested by Administrative Borrower or the Administrative Agent, such properly completed and executed documentation prescribed by applicable Requirements of Law as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if requested by Administrative Borrower or the Administrative Agent, shall deliver such other documentation prescribed by applicable Requirements of Law or reasonably requested by Administrative Borrower or the Administrative Agent as will enable Administrative Borrower or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the above two sentences, in the case of any taxes that are not U.S. federal withholding taxes, the completion, execution and submission of non-U.S. federal forms shall not be required if in the Lender’s judgment such completion, execution or submission would subject such Lender to any unreimbursed cost or expense or would be disadvantageous to such Lender in any material respect.

Without limiting the generality of the foregoing, in the event that any Borrower is resident for tax purposes in the United States of America, any Foreign Lender shall, to the extent it may lawfully do so, deliver to Administrative Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement including by assignment (and from time to time thereafter upon the request of Administrative Borrower or the Administrative Agent, but only if such Foreign Lender is legally entitled to do so), whichever of the following is applicable:

(i) duly completed copies of Internal Revenue Service Form W-8BEN (or any successor forms) claiming eligibility for benefits of an income tax treaty to which the United States of America is a party,

(ii) duly completed copies of Internal Revenue Service Form W-8ECI (or any successor forms),

(iii) in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate, in substantially the form of Exhibit Q, or any other form approved by the Administrative Agent, to the effect that such Foreign Lender is not (A) a “bank” within the meaning of Section 881(c)(3)(A) of the Code, (B) a “10 percent shareholder” of a Borrower within the meaning of Section 881(c)(3)(B) of the Code, or (C) a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code, and that no payments in connection with the Loan Documents are effectively connected with such Foreign Lender’s conduct of a U.S. trade or business and (y) duly completed copies of Internal Revenue Service Form W-8BEN (or any successor forms),

(iv) to the extent a Foreign Lender is not the beneficial owner (for example, where the Foreign Lender is a partnership or participating Lender granting a typical participation), duly completed copies of Internal Revenue Service Form W-8IMY (or any successor forms), accompanied by a Form W-8ECI, W-8BEN, a certificate in substantially the form of Exhibit Q, Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that, if the Foreign Lender is a partnership (and not a participating Lender) and one or more beneficial owners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a certificate, in substantially the form of Exhibit Q, on behalf of such beneficial owner(s),

(v) if a payment made to a Lender hereunder or pursuant to any Notes would be subject to U.S. federal withholding tax imposed by FATCA if such Lender fails to comply with the applicable reporting requirements of FATCA (including those contained in section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to Administrative Agent and Administrative Borrower (A) a certification signed by the chief financial officer, principal accounting officer, treasurer or controller and (B) other documentation reasonably requested by the Administrative Agent and Administrative Borrower sufficient for Administrative Agent and Administrative Borrower to comply with their obligations under FATCA and to determine that such Lender has complied with such applicable reporting requirements, or

(vi) any other form prescribed by applicable Requirements of Law as a basis for claiming exemption from or a reduction in United States federal withholding tax duly completed together with such supplementary documentation as may be prescribed by applicable Requirements of Law to permit Borrowers and the Administrative Agent to determine the withholding or deduction required to be made.

Each Foreign Lender shall, from time to time after the initial delivery by such Foreign Lender of the forms described above, whenever a lapse in time or change in such Foreign Lender’s circumstances renders such forms, certificates or other evidence so delivered obsolete or inaccurate, promptly (1) deliver to the Administrative Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) renewals, amendments or additional or successor forms, properly completed and duly executed by such Foreign

Lender, together with any other certificate or statement of exemption required in order to confirm or establish such Foreign Lender’s status or that such Foreign Lender is entitled to an exemption from or reduction in U.S. federal withholding tax or (2) notify Administrative Agent and Borrowers of its inability to deliver any such forms, certificates or other evidence.

Any Lender that is not a Foreign Lender shall deliver to Administrative Borrower and the Administrative Agent on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter as prescribed by applicable law or upon the request of Administrative Borrower or the Administrative Agent), duly executed and properly completed copies of Internal Revenue Service Form W-9 certifying that it is not subject to backup withholding.

(f) Treatment of Certain Refunds. If the Administrative Agent or a Lender determines, in its sole discretion, that it has received a refund of any Indemnified Taxes or Other Taxes as to which it has been indemnified by a Loan Party or with respect to which a Loan Party has paid additional amounts pursuant to this Section, it shall pay to the applicable Loan Party an amount equal to such refund (but only to the extent of indemnity payments made, or additional amounts paid, by such Loan Party under this Section with respect to the Indemnified Taxes or Other Taxes giving rise to such refund), net of all out-of-pocket expenses of the Administrative Agent or such Lender, as the case may be, and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund); provided that such Loan Party, upon the request of the Administrative Agent or such Lender, agrees to repay the amount paid over to such Loan Party (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to the Administrative Agent or such Lender or in the event the Administrative Agent or such Lender is required to repay such refund to such Governmental Authority. This paragraph shall not be construed to require the Administrative Agent or any Lender to make available its tax returns (or any other information relating to its taxes that it deems confidential) to Borrowers or any other person. Notwithstanding anything to the contrary, in no event will the Administrative Agent or any Lender be required to pay any amount to a Loan Party the payment of which would place the Administrative Agent or such Lender in a less favorable net after-tax position than the Administrative Agent or such Lender would have been in if the Indemnified Taxes or Other Taxes giving rise to such refund had never been imposed in the first instance.

(g) Payments. For purposes of this Section 2.15, (i) any payments by the Administrative Agent to a Lender of any amounts received by the Administrative Agent from Borrowers on behalf of such Lender shall be treated as a payment from Borrowers to such Lender and (ii) if a Lender is treated as a partnership by a jurisdiction imposing an Indemnified Tax, any withholding or payment of such Indemnified Tax by the Lender in respect of any of such Lender’s partners shall be considered a withholding or payment of such Indemnified Tax by the Borrowers.

(h) Issuing Bank. For all purposes of this Section 2.15, the term Lender shall include the Issuing Bank.

SECTION 2.16 Mitigation Obligations; Replacement of Lenders.

(a) Designation of a Different Lending Office. If any Lender requests compensation under Section 2.12, or requires Borrowers to indemnify or pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.15, then such Lender shall use reasonable efforts to designate a different lending office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 2.12 or 2.15, as the case may be, in the future and (ii) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender. Borrowers hereby agree to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment. A certificate setting forth such costs and expenses submitted by such Lender to Administrative Borrower, setting forth in reasonable detail the basis for the calculations of such costs and expenses and including reasonable supporting evidence, shall be prima facie evidence thereof absent manifest error.

(b) Replacement of Lenders. If any Lender requests compensation under Section 2.12, or if Borrowers are required to indemnify or pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.15, or if any Lender is a Defaulting Lender, or if Borrowers exercise their replacement rights under Section 10.02(d), then Borrowers may, at their sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in, and consents required by, Section 10.04), all of its interests, rights and obligations under this Agreement and the other Loan Documents to an Eligible Assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that:

(i) Borrowers shall have paid (or shall have caused to be paid) to the Administrative Agent the processing and recordation fee specified in Section 10.04(b);

(ii) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans and participations in LC Disbursements and Swingline Loans, accrued interest thereon, accrued fees and all other amounts payable to it hereunder and under the other Loan Documents (including any amounts under Section 2.13) (other than indemnities and other Contingent Obligations not then due and payable), assuming for this purpose (in the case of a Lender being replaced pursuant to Section 2.12, 2.15 or 10.02(d)) that the Loans of such Lender were being prepaid) from the assignee (to the extent of such outstanding principal and accrued interest and fees) or Borrowers (in the case of all other amounts)

(iii) in the case of any such assignment resulting from a claim for compensation under Section 2.12 or payments required to be made pursuant to Section 2.15, such assignment will result in a reduction in such compensation or payments thereafter; and

(iv) such assignment does not conflict with applicable Requirements of Law.

A Lender shall not be required to make any such assignment or delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling Borrowers to require such assignment and delegation cease to apply.

Each Lender agrees that, if Borrowers elect to replace such Lender in accordance with this Section 2.16(b), they shall promptly execute and deliver to the Administrative Agent an Assignment and Assumption to evidence the assignment and shall deliver to the Administrative Agent any Note (if Notes have been issued in respect of such Lender’s Loans) subject to such Assignment and Assumption; provided that the failure of any such Lender to execute an Assignment and Assumption shall not render such assignment invalid and such assignment shall be recorded in the Register.

SECTION 2.17 Swingline Loans.

(a) Swingline Commitment. Subject to the terms and conditions set forth herein, the Swingline Lender agrees, in reliance upon the agreements of the other Lenders set forth in this Section 2.17 and in its discretion, to make Swingline Loans to Borrowers from time to time during the Revolving Availability Period, in an aggregate principal amount at any time outstanding that will not result in (i) the aggregate principal amount of outstanding Swingline Loans exceeding $10,000,000 or (ii) the sum of the total Revolving Exposures exceeding the lesser of (A) the total Revolving Commitments and (B) the Borrowing Base; provided that the Borrowers shall not use the proceeds of any Swingline Loan to refinance an outstanding Swingline Loan. Within the foregoing limits and subject to the terms and conditions set forth herein, Borrowers may borrow, repay and reborrow Swingline Loans.

(b) Swingline Loans. To request a Swingline Loan, Administrative Borrower shall deliver, by hand delivery, telecopier or email attachment, a duly completed and executed Borrowing Request to the Administrative Agent and the Swingline Lender, not later than 1:00 p.m., New York City time, on the day of a proposed Swingline Loan. Each such notice shall be irrevocable and shall specify the requested date (which shall be a Business Day) and the amount of the requested Swingline Loan. Each Swingline Loan shall be an ABR Loan. The Swingline Lender shall make each Swingline Loan available to Borrowers to an account as directed by Administrative Borrower in the applicable Borrowing Request maintained with the Administrative Agent (or, in the case of a Swingline Loan made to finance the reimbursement of an LC Disbursement as provided in Section 2.18(e), by remittance to the Issuing Bank) by 3:00 p.m., New York City time, on the requested date of such Swingline Loan. Administrative Borrower shall not request a Swingline Loan if at the time of or immediately after giving effect to the Extension of Credit contemplated by such request a Default has occurred and is continuing or would result therefrom. Swingline Loans shall be made in minimum amounts of $1.0 million and integral multiples of $100,000 above such amount.

(c) Prepayment. Borrowers shall have the right at any time and from time to time to repay any Swingline Loan, in whole or in part, upon giving written notice to the Swingline Lender and the Administrative Agent before 2:00 p.m., New York City time, on the proposed date of prepayment.

(d) Participations. The Swingline Lender may at any time in its discretion, and shall, at least once each week, by written notice given to the Administrative Agent (provided such notice requirement shall not apply if the Swingline Lender and the Administrative Agent are the same entity) not later than 11:00 a.m., New York City time, on the next succeeding Business Day following such notice require the Revolving Lenders to acquire participations on such Business Day in all or a portion of the Swingline Loans then outstanding. Such notice shall specify the aggregate amount of Swingline Loans in which Revolving Lenders will participate. Promptly upon receipt of such notice, the Administrative Agent will give notice thereof to each Revolving Lender, specifying in such notice such Lender’s Pro Rata Percentage of such Swingline Loan or Loans. Each Revolving Lender hereby absolutely and unconditionally agrees, upon receipt of notice as provided above, to pay to the Administrative Agent, for the account of the Swingline Lender, such Lender’s Pro Rata Percentage of such Swingline Loan or Loans. Each Revolving Lender acknowledges and agrees that its obligation to acquire participations in Swingline Loans pursuant to this paragraph is absolute and unconditional and shall not be affected by any circumstance whatsoever, including the occurrence and continuance of a Default or reduction or termination of the Commitments, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever (so long as such payment shall not cause such Lender’s Revolving Exposure to exceed such Lender’s Revolving Commitment). Each Revolving Lender shall comply with its obligation under this paragraph by wire transfer of immediately available funds, in the same manner as provided in Section 2.02(c) with respect to Loans made by such Lender (and Section 2.02 shall apply, mutatis mutandis, to the payment obligations of the Revolving Lenders), and the Administrative Agent shall promptly pay to the Swingline Lender the amounts so received by it from the Revolving Lenders. The Administrative Agent shall notify Administrative Borrower of any participations in any Swingline Loan acquired by the Revolving Lenders pursuant to this paragraph, and thereafter payments in respect of such Swingline Loan shall be made to the Administrative Agent and not to the Swingline Lender. Any amounts received by the Swingline Lender from Borrowers (or other party on behalf of Borrowers) in respect of a Swingline Loan after receipt by the Swingline Lender of the proceeds of a sale of participations therein shall be promptly remitted to the Administrative Agent. Any such amounts received by the Administrative Agent shall be promptly remitted by the Administrative Agent to the Revolving Lenders that shall have made their payments pursuant to this paragraph, as their interests may appear. The purchase of participations in a Swingline Loan pursuant to this paragraph shall not relieve Borrowers of any default in the payment thereof.

SECTION 2.18 Letters of Credit.

(a) General. Subject to the terms and conditions set forth herein, Administrative Borrower may request the Issuing Bank, and the Issuing Bank agrees, to issue Letters of Credit for a Borrower’s own account or the account of a Subsidiary in a form reasonably acceptable to the Administrative Agent and the Issuing Bank, at any time and from time to time during the Revolving Availability Period (provided that the applicable Borrower shall be a co-applicant, and be jointly and severally liable, with respect to each Letter of Credit issued for the account of a Subsidiary). The Issuing Bank shall have no obligation to issue, and Administrative Borrower shall not request the issuance of, any Letter of Credit at any time if after giving effect to such issuance, the LC Exposure would exceed the LC Commitment or the total Revolving Exposure would exceed the lesser of (A) total Revolving Commitments and (B) the Borrowing Base. In the event of any inconsistency between the terms and conditions of this Agreement and the terms and conditions of any form of letter of credit application or other agreement submitted by Administrative Borrower to, or entered into by Borrowers with, the Issuing Bank relating to any Letter of Credit, the terms and conditions of this Agreement shall control.

(b) Request for Issuance, Amendment, Renewal, Extension; Certain Conditions and Notices. To request the issuance of a Letter of Credit or the amendment, renewal or extension of an outstanding Letter of Credit, Administrative Borrower shall deliver, by hand or telecopier (or transmit by electronic communication, if arrangements for doing so have been approved by the Issuing Bank), an LC Request to the Issuing Bank and the Administrative Agent not later than 11:00 a.m. on the second Business Day preceding the requested date of issuance, amendment, renewal or extension (or such later date and time as is acceptable to the Issuing Bank).

A request for an initial issuance of a Letter of Credit shall be provided and delivered by the Administrative Borrower and shall specify in form and detail satisfactory to the Issuing Bank:

(i) the proposed issuance date of the requested Letter of Credit (which shall be a Business Day);

(ii) the amount thereof;

(iii) the expiry date thereof (which shall not be later than the close of business on the Letter of Credit Expiration Date);

(iv) the name and address of the beneficiary thereof;

(v) whether the Letter of Credit is to be issued for its own account or for the account of one of its Subsidiaries (provided that such Borrower shall be a co-applicant, and therefore jointly and severally liable, with respect to each Letter of Credit issued for the account of a Subsidiary);

(vi) the documents to be presented by such beneficiary in connection with any drawing thereunder;

(vii) the full text of any certificate to be presented by such beneficiary in connection with any drawing thereunder; and

(viii) such other matters as the Issuing Bank may require.

A request for an amendment, renewal or extension of any outstanding Letter of Credit shall specify in form and detail reasonably satisfactory to the Issuing Bank:

(i) the Letter of Credit to be amended, renewed or extended;

(ii) the proposed date of amendment, renewal or extension thereof (which shall be a Business Day);

(iii) the nature of the proposed amendment, renewal or extension; and

(iv) such other matters as the Issuing Bank may reasonably require.

If requested by the Issuing Bank, Administrative Borrower also shall submit a letter of credit application on the Issuing Bank’s standard form in connection with any request for a Letter of Credit. A Letter of Credit shall be issued, amended, renewed or extended only if (and, upon issuance, amendment, renewal or extension of each Letter of Credit, Administrative Borrower shall be deemed to represent and warrant that), after giving effect to such issuance, amendment, renewal or extension, (i) the LC Exposure shall not exceed the LC Commitment, (ii) the total Revolving Exposures shall not exceed the lesser of (A) the total Revolving Commitments and (B) the Borrowing Base and (iii) the conditions set forth in Article IV in respect of such issuance, amendment, renewal or extension shall have been satisfied. Unless the Issuing Bank and the Administrative Agent shall agree otherwise, no Letter of Credit shall be in an initial amount less than $100,000, in the case of a Commercial Letter of Credit, or $500,000, in the case of a Standby Letter of Credit.

Upon the issuance of any Letter of Credit or amendment, renewal, extension or modification to a Letter of Credit, the Issuing Bank shall promptly notify the Administrative Agent, who shall promptly notify each Revolving Lender, thereof, which notice shall be accompanied by a copy of such Letter of Credit or amendment, renewal, extension or modification to a Letter of Credit and the amount of such Lender’s respective participation in such Letter of Credit pursuant to Section 2.18(d). If the Issuing Bank is not the same person as the Administrative Agent, on the first Business Day of each calendar month, the Issuing Bank shall provide to the Administrative Agent a report listing all outstanding Letters of Credit and the amounts and beneficiaries thereof and the Administrative Agent shall promptly provide such report to each Revolving Lender.

(c) Expiration Date. Each Letter of Credit shall expire at or prior to the close of business on the earlier of (i) (x) the date which is one year after the date of the issuance of such Letter of Credit (or, in the case of any renewal or extension thereof, one year after such renewal or extension) and (y) the Letter of Credit Expiration Date, and (ii) if Administrative Borrower so requests in any Letter of Credit Request, the Issuing Bank may, in its sole and absolute discretion, agree to issue a Letter of Credit that has automatic renewal provisions (each, an “Auto-Renewal Letter of Credit”); provided that any such Auto-Renewal Letter of Credit must permit the Issuing Bank to prevent any such renewal at least once in each twelve-month period (commencing with the date of issuance of such Letter of Credit) by giving prior notice to the beneficiary thereof not later than a day in each such twelve-month period to be agreed upon at the time such Letter of Credit is issued. Unless otherwise directed by the Issuing Bank, Borrowers shall not be required to make a specific request to the Issuing Bank for any such renewal. Once an Auto-Renewal Letter of Credit has been issued, the Revolving Lenders shall be deemed to have authorized (but may not require) the Issuing Bank to permit the renewal of such Letter of Credit at any time to an expiry date not later than the earlier of (i) one year from the date of such renewal and (ii) the Letter of Credit Expiration Date; provided that the Issuing Bank shall not permit any such renewal if (x) the Issuing Bank has determined that it would have no obligation at such time to issue such Letter of Credit in its renewed form under the terms hereof (by reason of the provisions of Section 2.18(k) or otherwise), or (y) it has received notice on or before the day that is two Business Days before the date which has been agreed upon pursuant to the proviso of the first sentence of this paragraph, (1) from the Administrative Agent that any Revolving Lender directly affected thereby has elected not to permit such renewal or (2) from the Administrative Agent, any Lender or Borrowers that one or more of the applicable conditions specified in Section 4.03 are not then satisfied.

(d) Participations. By the issuance of a Letter of Credit (or an amendment to a Letter of Credit increasing the amount thereof) and without any further action on the part of the Issuing Bank or the Lenders, the Issuing Bank hereby irrevocably grants to each Revolving Lender, and each Revolving Lender hereby acquires from the Issuing Bank, a participation in such Letter of Credit equal to such Revolving Lender’s Pro Rata Percentage of the aggregate amount available to be drawn under such Letter of Credit. In consideration and in furtherance of the foregoing, each Revolving Lender hereby absolutely and unconditionally agrees to pay to the Administrative Agent, for the account of the Issuing Bank, such Revolving Lender’s Pro Rata Percentage of each LC Disbursement made by the Issuing Bank and not reimbursed by Borrowers on the date due as provided in Section 2.18(e), or of any reimbursement payment required to be refunded to Borrowers for any reason. Each Revolving Lender acknowledges and agrees that its obligation to acquire participations pursuant to this paragraph in respect of Letters of Credit is absolute and unconditional and shall not be affected by any circumstance whatsoever, including any amendment, renewal or extension of any Letter of Credit or the occurrence and continuance of a Default or reduction or termination of the Commitments, or expiration, termination or cash collateralization of any Letter of Credit and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever.

(e) Reimbursement.

(i) If the Issuing Bank shall make any LC Disbursement in respect of a Letter of Credit, Borrowers shall reimburse such LC Disbursement by paying to the Issuing Bank an amount equal to such LC Disbursement not later than 3:00 p.m., New York City time, on the date that such LC

Disbursement is made if Administrative Borrower shall have received notice of such LC Disbursement prior to 11:00 a.m., New York City time, on such date, or, if such notice has not been received by Administrative Borrower prior to such time on such date, then not later than 3:00 p.m., New York City time, on the Business Day immediately following the day that Administrative Borrower receives such notice; provided that Administrative Borrower may request in accordance with Section 2.03 that such payment be financed with ABR Revolving Loans or Swingline Loans (which ABR Revolving Loans or Swingline Loans, as the case may be, will not be subject to the conditions to borrowing set forth herein) in an equivalent amount and, to the extent so financed, Borrowers’ obligation to make such payment shall be discharged and replaced by the resulting ABR Revolving Loans or Swingline Loans.

(ii) If Borrowers fail to make such payment when due, the Issuing Bank shall notify the Administrative Agent and the Administrative Agent shall notify each Revolving Lender of the applicable LC Disbursement, the payment then due from Borrowers in respect thereof and such Revolving Lender’s Pro Rata Percentage thereof. Each Revolving Lender shall pay by wire transfer of immediately available funds to the Administrative Agent not later than 2:00 p.m., New York City time, on such date (or, if such Revolving Lender shall have received such notice later than 12:00 noon, New York City time, on any day, not later than 11:00 a.m., New York City time, on the immediately following Business Day), an amount equal to such Revolving Lender’s Pro Rata Percentage of the unreimbursed LC Disbursement in the same manner as provided in Section 2.02(c) with respect to Revolving Loans made by such Revolving Lender, and the Administrative Agent will promptly pay to the Issuing Bank the amounts so received by it from the Revolving Lenders. To the extent of any payments made by a Revolving Lender pursuant to this Section 2.18(e)(ii), no Default or Event of Default will result from the failure of the Borrowers to make reimbursement in respect of the relevant LC Disbursement. The Administrative Agent will promptly pay to the Issuing Bank any amounts received by it from Borrowers pursuant to the above paragraph prior to the time that any Revolving Lender makes any payment pursuant to the preceding sentence and any such amounts received by the Administrative Agent from Borrowers thereafter will be promptly remitted by the Administrative Agent to the Revolving Lenders that shall have made such payments and to the Issuing Bank, as appropriate.

(iii) If any Revolving Lender shall not have made its Pro Rata Percentage of such LC Disbursement available to the Administrative Agent as provided above, each of such Revolving Lender and Borrowers severally agrees to pay interest on such amount, for each day from and including the date such amount is required to be paid in accordance with the foregoing to but excluding the date such amount is paid, to the Administrative Agent for the account of the Issuing Bank at (i) in the case of Borrowers, the rate per annum set forth in Section 2.18(g) and (ii) in the case of such Lender, at a rate determined by the Administrative Agent in accordance with banking industry rules or practices on interbank compensation.

(f) Obligations Absolute. The Reimbursement Obligation of Borrowers as provided in Section 2.18(e) shall be absolute, unconditional and irrevocable, and shall be paid and performed strictly in accordance with the terms of this Agreement under any and all circumstances whatsoever and irrespective of (i) any lack of validity or enforceability of any Letter of Credit or this Agreement, or any term or provision therein; (ii) any draft or other document presented under a Letter of Credit being proved to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect; (iii) payment by the Issuing Bank under a Letter of Credit against presentation of a draft or other document that fails to comply with the terms of such Letter of Credit; (iv) any other event or circumstance whatsoever, whether or not similar to any of the foregoing (other than payment), that might, but for the provisions of this Section 2.18, constitute a legal or equitable discharge of, or provide a right of setoff against, the obligations of Borrowers hereunder; (v) the fact that a Default shall have occurred and be continuing; or (vi) any material adverse change in the business, property, results of operations, prospects or condition, financial or otherwise, of Borrowers and their Subsidiaries. None of the Agents, the Lenders, the Issuing Bank or any of their Affiliates shall have any liability or responsibility by reason of or in connection with the issuance or transfer of any Letter of Credit or any payment or failure to make any payment thereunder (irrespective of any of the circumstances referred to in the preceding sentence), or any error, omission, interruption, loss or delay in transmission or delivery of any draft, notice or other communication under or relating to any Letter of Credit (including any document required to make a drawing thereunder), any error in interpretation of technical terms or any consequence arising from causes beyond the control of the Issuing Bank; provided that the foregoing shall not be construed to excuse the Issuing Bank from liability to Borrowers to the extent of any direct damages (as opposed to consequential damages, claims in respect of which are hereby waived by Borrowers to the extent permitted by applicable Requirements of Law) suffered by Borrowers that are caused by the Issuing Bank’s failure to exercise care when determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof. The parties hereto expressly agree that, in the absence of gross negligence or willful misconduct on the part of the Issuing Bank (as finally determined by a court of competent jurisdiction), the Issuing Bank shall be deemed to have exercised care in each such determination. In furtherance of the foregoing and without limiting the generality thereof, the parties agree that, with respect to documents presented which appear on their face to be in substantial compliance with the terms of a Letter of Credit, the Issuing Bank may, in its sole discretion, either accept and make payment upon such documents without responsibility for further investigation, regardless of any notice or information to the contrary, or refuse to accept and make payment upon such documents if such documents are not in strict compliance with the terms of such Letter of Credit.

(g) Disbursement Procedures. The Issuing Bank shall, promptly following its receipt thereof, examine all documents purporting to represent a demand for payment under a Letter of Credit. The Issuing Bank shall promptly give written notice to the Administrative Agent and Administrative Borrower of such demand for payment and whether the Issuing Bank has made or will make an LC Disbursement thereunder; provided that any failure to give or delay in giving such notice shall not relieve Borrowers of their Reimbursement Obligation to the Issuing Bank and the Revolving Lenders with respect to any such LC Disbursement (other than with respect to the timing of such Reimbursement Obligation set forth in Section 2.18(e)).

(h) Interim Interest. If the Issuing Bank shall make any LC Disbursement, then, unless Borrowers shall reimburse such LC Disbursement or such LC Disbursement is repaid with Revolving Loans as set forth in clause (c) above in full on the date such LC Disbursement is made, the unpaid amount thereof shall bear interest payable on demand, for each day from and including the date such LC Disbursement is made to and including the date that Borrowers are required to reimburse such LC Disbursement under Section 2.18(e)(i), at the interest rate then in effect for ABR Loans, and thereafter, at the rate per annum determined pursuant to Section 2.06(c) until (but excluding) the date that Borrowers reimburse such LC Disbursement or such LC Disbursement is repaid with Revolving Loans as set forth in clause (e) above. Interest accrued pursuant to this paragraph shall be for the account of the Issuing Bank, except that interest accrued on and after the date of payment by any Revolving Lender pursuant to Section 2.18(e) to reimburse the Issuing Bank shall be for the account of such Lender to the extent of such payment.

(i) Cash Collateralization. If any Event of Default shall occur and be continuing, on the Business Day that Administrative Borrower receives notice from the Administrative Agent or the Required Lenders (or, if the maturity of the Loans has been accelerated, Revolving Lenders with LC Exposure representing greater than 50% of the total LC Exposure) demanding the deposit of cash collateral pursuant to this paragraph, Borrowers shall deposit on terms and in accounts satisfactory to the Administrative Agent, in the name of the Administrative Agent and for the benefit of the Revolving Lenders, an amount in cash equal to 103% of the LC Exposure as of such date plus any accrued and unpaid interest thereon; provided that the obligation to deposit such cash collateral shall become effective immediately, and such deposit shall become immediately due and payable, without demand or other notice of any kind, upon the occurrence of any Event of Default with respect to Borrowers described in Section 8.01(g) or (h). Funds so deposited shall be applied by the Administrative Agent to reimburse the Issuing Bank for LC Disbursements for which it has not been reimbursed and, to the extent not so applied, shall be held for the satisfaction of outstanding Reimbursement Obligations or, if the maturity of the Loans has been accelerated (but subject to the consent of Revolving Lenders with LC Exposure representing greater than 50% of the total LC Exposure), be applied to satisfy other Obligations of Borrowers under this Agreement. If Borrowers are required to provide an amount of cash collateral under this Section 2.18(i) as a result of the occurrence of an Event of Default, such amount plus any accrued interest or realized profits with respect to such amounts (to the extent not applied as aforesaid) shall be returned to Borrowers within three Business Days after all Events of Default have been cured or waived.

(j) Additional Issuing Banks. Borrowers may, at any time and from time to time, designate one or more additional Revolving Lenders to act as an issuing bank under the terms of this Agreement, with the consent of the Administrative Agent (which consent shall not be unreasonably withheld), the Issuing Bank and such Revolving Lender(s). Any Revolving Lender designated as an issuing bank pursuant to this paragraph (j) shall have all the rights and obligations of the Issuing Bank under the Loan Documents with respect to Letters of Credit issued or to be issued by it, and all references in the Loan Documents to the term “Issuing Bank” shall, with respect to such Letters of Credit, be deemed to refer to such Revolving Lender in its capacity as the Issuing Bank, as the context shall require. The Administrative Agent shall notify the Lenders of any such additional Issuing Bank. If at any time there is more than one Issuing Bank hereunder, Borrowers may, in their discretion, select which Issuing Bank is to issue any particular Letter of Credit.

(k) Resignation or Removal of the Issuing Bank. The Issuing Bank may resign as Issuing Bank hereunder at any time upon at least 30 days’ prior notice to the Lenders, the Administrative Agent and Administrative Borrower. The Issuing Bank may be replaced at any time by written agreement among Borrowers, each Agent, the replaced Issuing Bank and the successor Issuing Bank. The Administrative Agent shall notify the Lenders of any such replacement of the Issuing Bank. At the time any such resignation of the Issuing Bank shall become effective, Borrowers shall pay all unpaid fees accrued for the account of the retiring Issuing Bank pursuant to Section 2.05(c). From and after the effective date of any such resignation or replacement, (i) the successor Issuing Bank shall have all the rights and obligations of the Issuing Bank under this Agreement with respect to Letters of Credit to be issued by it thereafter and (ii) references herein to the term “Issuing Bank” shall be deemed to refer to such successor or to any previous Issuing Bank, or to such successor and all previous Issuing Banks, as the context shall require. After the resignation or replacement of an Issuing Bank, the replaced Issuing Bank shall remain a party hereto and shall continue to have all the rights and obligations of an Issuing Bank under this Agreement with respect to Letters of Credit issued by it prior to such resignation or replacement, but shall not be required to issue additional Letters of Credit.

(l) Other. The Issuing Bank shall be under no obligation to issue any Letter of Credit if

(i) any order, judgment or decree of any Governmental Authority or arbitrator shall by its terms purport to enjoin or restrain the Issuing Bank from issuing such Letter of Credit, or any Requirement of Law applicable to the Issuing Bank or any request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over the Issuing Bank shall prohibit, or request that the Issuing Bank refrain from, the issuance of letters of credit generally or such Letter of Credit in particular or shall impose upon the Issuing Bank with respect to such Letter of Credit any restriction, reserve or capital requirement (for which the Issuing Bank is not otherwise compensated hereunder) not in effect on the Closing Date, or shall impose upon the Issuing Bank any unreimbursed loss, cost or expense which was not applicable on the Closing Date and which the Issuing Bank in good faith deems material to it; or

(ii) the issuance of such Letter of Credit would violate one or more policies of the Issuing Bank.

The Issuing Bank shall be under no obligation to amend any Letter of Credit if (A) the Issuing Bank would have no obligation at such time to issue such Letter of Credit in its amended form under the terms hereof, or (B) the beneficiary of such Letter of Credit does not accept the proposed amendment to such Letter of Credit.

SECTION 2.19 Defaulting Lenders.

Notwithstanding any provision of this Agreement to the contrary, if any Lender becomes a Defaulting Lender, then the following provisions shall apply for so long as such Lender is a Defaulting Lender:

(a) the Commitment Fee shall cease to accrue on the Commitment of such Lender so long as it is a Defaulting Lender (except to the extent it is payable to the Issuing Bank pursuant to clause (c)(v) below);

(b) if any Swingline Exposure or LC Exposure exists at the time a Lender becomes a Defaulting Lender then:

(i) all or any part of such Swingline Exposure and LC Exposure shall be reallocated among the non-Defaulting Lenders in accordance with their respective Pro Rata Percentages but only to the extent the sum of all non-Defaulting Lenders’ Revolving Exposures plus such Defaulting Lender’s Swingline Exposure and LC Exposure does not exceed the total of all non-Defaulting Lenders’ Revolving Commitments;

(ii) if the reallocation described in clause (i) above cannot, or can only partially, be effected, Borrowers shall within one Business Day following notice by the Administrative Agent (x) first, prepay such Defaulting Lender’s Swingline Exposure and (y) second, cash collateralize such Defaulting Lender’s LC Exposure (after giving effect to any partial reallocation pursuant to clause (i) above) in accordance with the procedures set forth in Section 2.18(i) for so long as such LC Exposure is outstanding;

(iii) if any portion of such Defaulting Lender’s LC Exposure is cash collateralized pursuant to clause (ii) above, Borrowers shall not be required to pay the LC Participation Fee with respect to such portion of such Defaulting Lender’s LC Exposure so long as it is cash collateralized;

(iv) if any portion of such Defaulting Lender’s LC Exposure is reallocated to the non-Defaulting Lenders pursuant to clause (i) above, then the LC Participation Fee with respect to such portion shall be allocated among the non-Defaulting Lenders in accordance with their Pro Rata Percentages; or

(v) if any portion of such Defaulting Lender’s LC Exposure is neither cash collateralized nor reallocated pursuant to this Section 2.19(b), then, without prejudice to any rights or remedies of the Issuing Bank or any Lender hereunder, the Commitment Fee that otherwise would have been payable to such Defaulting Lender (with respect to the portion of such Defaulting Lender’s Revolving Commitment that was utilized by such LC Exposure) and the LC Participation Fee payable with respect to such Defaulting Lender’s LC Exposure shall be payable to the Issuing Bank until such LC Exposure is cash collateralized and/or reallocated;

(c) so long as any Lender is a Defaulting Lender, the Swingline Lender shall not be required to fund any Swingline Loan and the Issuing Bank shall not be required to issue, amend or increase any Letter of Credit, unless it is satisfied that the related exposure will be 100% covered by the Revolving Commitments of the non-Defaulting Lenders and/or cash collateralized in accordance with Section 2.19(b), and participations in any such newly issued or increased Letter of Credit or newly made Swingline Loan shall be allocated among non-Defaulting Lenders in accordance with their respective Pro Rata Percentages (and Defaulting Lenders shall not participate therein); and

(d) any amount payable to such Defaulting Lender hereunder (whether on account of principal, interest, fees or otherwise and including any amount that would otherwise be payable to such Defaulting Lender pursuant to Section 2.14(d) but excluding Section 2.16(b)) may, in lieu of being distributed to such Defaulting Lender, be retained by the Administrative Agent in a segregated non-interest bearing account and, subject to any applicable Requirements of Law, be applied at such time or times as may be determined by the Administrative Agent (i) first, to the payment of any amounts owing by such Defaulting Lender to the Administrative Agent hereunder, (ii) second, pro rata, to the payment of any amounts owing by such Defaulting Lender to the Issuing Bank or Swingline Lender hereunder, (iii) third, to the funding of any Loan or the funding or cash collateralization of any participation in any Swingline Loan or Letter of Credit in respect of which such Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by the Administrative Agent, (iv) fourth, if so determined by the Administrative Agent and Administrative Borrower, held in such account as cash collateral for future funding obligations of the Defaulting Lender under this Agreement, (v) fifth, pro rata, to the payment of any amounts owing to Borrowers or the Lenders as a result of any judgment of a court of competent jurisdiction obtained by Borrowers or any Lender against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement and (vi) sixth, to such Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that if such payment is (x) a prepayment of the principal amount of any Loans or Reimbursement Obligations in respect of LC Disbursements which a Defaulting Lender has funded its participation obligations and (y) made at a time when the conditions set forth in Section 4.03 are satisfied, such payment shall be applied solely to prepay the Loans of, and Reimbursement Obligations owed to, all non-Defaulting Lenders pro rata prior to being applied to the prepayment of any Loans, or Reimbursement Obligations owed to, any Defaulting Lender.

In the event that the Administrative Agent, Administrative Borrower, the Issuing Bank or the Swingline Lender, as the case may be, each agrees that a Defaulting Lender has adequately remedied all matters that caused such Lender to be a Defaulting Lender, then the Swingline Exposure and LC Exposure of the Lenders shall be readjusted to reflect the inclusion of such Lender’s Commitment and on such date such Lender shall purchase at par such of the Loans of the other Lenders as the Administrative Agent shall determine may be necessary in order for such Lender to hold such Loans in accordance with its Pro Rata Percentage. The rights and remedies against a Defaulting Lender under this Section 2.19 are in addition to other rights and remedies that Borrowers, the Administrative Agent, the Issuing Bank, the Swingline Lender and the non-Defaulting Lenders may have against such Defaulting Lender. The arrangements permitted or required by this Section 2.19 shall be permitted under this Agreement, notwithstanding any limitation on Liens or the pro rata sharing provisions or otherwise.

SECTION 2.20 Increase in Commitments.

(a) Borrower Request. Administrative Borrower may by written notice to the Administrative Agent elect to request after the commencement of the Revolving Availability Period and prior to the Revolving Maturity Date, an increase to the existing Revolving Commitments by an amount determined by the Administrative Borrower not in excess of $500,000,000 in the aggregate and not less than $10,000,000 individually; provided that no more than three (3) increases to the Revolving Commitments shall be made pursuant to this Section 2.20 during the term of this Agreement. Each such notice shall specify (i) the date (each, an “Increase Effective Date”) on which Administrative Borrower proposes that the increased or new Revolving Commitments shall be effective, which shall be a date not less than 5 Business Days after the date on which such notice is delivered to the Administrative Agent and (ii) the identity of each Eligible Assignee to whom Administrative Borrower proposes any portion of such increased or new Revolving Commitments be allocated and the amounts of such allocations; provided that any existing Lender approached to provide all or a portion of the increased or new Revolving Commitments may elect or decline, in its sole discretion, to provide such increased or new Revolving Commitment.

(b) Conditions. The increased or new Revolving Commitments shall become effective, as of such Increase Effective Date; provided that:

(i) each of the conditions set forth in Section 4.03 shall be satisfied on or prior to the Increase Effective Date;

(ii) no Default shall have occurred and be continuing or would result after giving effect thereto;

(iii) Borrowers shall make any payments required pursuant to Section 2.13 in connection with any adjustment of Revolving Loans pursuant to Section 2.20(d);

(iv) Administrative Agent and Co-Collateral Agents shall have received audits and an Inventory Appraisal, in each case, reasonably satisfactory to Administrative Agent with respect to any new Accounts or hydrocarbon Inventory being added to the Borrowing Base, if any, in connection with the Incremental Revolving Loans prior to such Accounts or hydrocarbon Inventory being included for purposes of calculating the Borrowing Base;

(v) each Eligible Subsidiary of the Borrowers (other than an Excluded Subsidiary) shall become a “Borrower” subject to the conditions set forth in Section 4.04;

(vi) each of the representations and warranties made by any Loan Party set forth in Article III hereof or in any other Loan Document shall be true and correct in all material respects (except that any representation and warranty that is qualified as to “materiality” or “Material Adverse Effect” shall be true and correct in all respects) on and as of the Increase Effective Date with the same effect as though made on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date; and

(vii) Borrowers shall deliver or cause to be delivered any legal opinions or other documents reasonably requested by the Administrative Agent in connection with any such transaction.

(c) Terms of New Loans and Commitments. The terms and provisions, including, without limitation, interest, commitment fees and letter of credit participation fees, of Loans made pursuant to the new Revolving Commitments (“Incremental Revolving Loans”) shall be identical from and after the date of effectiveness of the relevant Increase Joinder in all respects to the Revolving Loans.

The increased or new Commitments shall be effected by a joinder agreement (the “Increase Joinder”) executed by Borrowers, the Administrative Agent and each Lender making such increased or new Commitment, in form and substance reasonably satisfactory to each of them. The Increase Joinder may, without the consent of any other Lenders, effect such amendments to this Agreement and the other Loan Documents as may be necessary or appropriate, in the opinion of the Administrative Agent, to effect the provisions of this Section 2.20. In addition, unless otherwise specifically provided herein, all references in Loan Documents to Revolving Loans shall be deemed, unless the context otherwise requires, to include references to Revolving Loans made pursuant to new Revolving Commitments as set forth in this Section 2.20.

(d) Adjustment of Revolving Loans. Each Revolving Lender that is acquiring a new or additional Revolving Commitment on the Increase Effective Date shall make a Revolving Loan, the proceeds of which will be used to prepay the Revolving Loans of the other Revolving Lenders that did not acquire or agree to provide new or additional Revolving Commitments on such Increase Effective Date immediately prior to such Increase Effective Date, so that, after giving effect thereto, the Revolving Loans outstanding are held by the Revolving Lenders pro rata based on their Revolving Commitments after giving effect to such Increase Effective Date. If there is a new borrowing of Revolving Loans on such Increase Effective Date, the Revolving Lenders after giving effect to such Increase Effective Date shall make such Revolving Loans in accordance with Section 2.01.

(e) In addition to increased Revolving Commitments pursuant to Section 2.20(a), the Borrowers may by written notice to the Administrative Agent elect to request the establishment of one or more new tranches of Revolving Commitments (the “Refinancing Loan Commitments”), in an aggregate amount not to exceed $500,000,000, the proceeds of which shall be used solely to permanently replace then existing Revolving Commitments, and to pay fees, costs and expenses in connection therewith. Each such notice shall specify the date (each, a “Refinancing Amount Date”) on which the Borrowers proposes that the Refinancing Loan Commitments shall be effective, which shall be a date not less than five Business Days after the date on which such notice is delivered to the Administrative Agent. Such Refinancing Loan Commitments shall become effective as of such Refinancing Amount Date; provided, that: (i) no Default or Event of Default shall exist on such Refinancing Amount Date immediately before or immediately after giving effect to any such Refinancing Loan Commitments; (ii) any such Refinancing Loan Commitments shall be made effective pursuant to one or more joinder agreements, in form and substance reasonably satisfactory to the Administrative Agent, executed by the Borrowers, the Lenders providing such Refinancing Loan Commitments and the Administrative Agent (each such joinder agreement, a “Refinancing Joinder Agreement”), each of which Refinancing Joinder Agreements shall be recorded in the Register; (iii) the Borrowers shall pay all fees and expenses due and payable to the Administrative Agent and the Lenders in connection with any such Refinancing Loan Commitments; and (iv) the Borrowers shall deliver or cause to be delivered any and all customary and appropriate legal opinions or other documents reasonably requested by the Administrative Agent in connection with any such transaction.

(i) The terms and provisions of any Refinancing Revolving Loans and Refinancing Loan Commitments shall be such that, except as otherwise set forth herein or in the applicable Refinancing Joinder Agreement, they shall be identical to those of the Revolving Loans and the Revolving Commitments as in effect on the Refinancing Amount Date with respect to such Refinancing Revolving Loans and Refinancing Loan Commitments, in each case, from and after the Refinancing Amount Date; provided, however, that: (i) the applicable maturity date of any such Refinancing Revolving Loans shall be later than the Revolving Maturity Date; (ii) the Liens securing any such Refinancing Revolving Loans and Refinancing Loan Commitments shall be secured on a pari passu basis with (or on a junior basis to) the Liens granted pursuant to the Security Documents to secure the then existing Secured Obligations; and (iii) the rate of interest applicable to such Refinancing Revolving Loans shall be determined by the Borrowers and the applicable new Lenders and shall be set forth in each applicable Refinancing Joinder Agreement.

(ii) On any Refinancing Amount Date on which any Refinancing Loan Commitments are effective, subject to the satisfaction of the foregoing terms and conditions, (A) each Lender with a Refinancing Loan Commitment (each, a “Refinancing Revolving Credit Lender”) shall commit to make Revolving Loans available to the Borrowers (“Refinancing Revolving Loans”) in an amount equal to its Refinancing Loan Commitment, and (B) each Refinancing Revolving Credit Lender shall become a Lender hereunder with respect to the Refinancing Loan Commitment.

(iii) Each Refinancing Joinder Agreement may, without the consent of any other Lenders, effect such amendments to this Agreement and the other Loan Documents as may be necessary or appropriate, in the opinion of the Administrative Agent and the Borrower, to effect the provisions of this Section 2.20(e).

(f) Equal and Ratable Benefit. The Loans and Commitments established pursuant to this paragraph shall constitute Loans and Commitments under, and shall be entitled to all the benefits afforded by, this Agreement and the other Loan Documents, and shall, without limiting the foregoing, benefit equally and ratably from the Guarantees and security interests created by the Security Documents. The Loan Parties shall take any actions reasonably required by the Administrative Agent to ensure and/or demonstrate that the Lien and security interests granted by the Security Documents continue to be perfected under the UCC or otherwise after giving effect to the establishment of any such Class of Loans or any such new Commitments.

SECTION 2.21 Determination of Borrowing Base.

(a) Eligible Accounts. On any date of determination of the Borrowing Base, all of the Accounts owned by Borrowers and reflected in the most recent Borrowing Base Certificate delivered by the Borrowers to the Administrative Agent and Co-Collateral Agents shall be “Eligible Accounts” for the purposes of this Agreement, except any Account to which any of the exclusionary criteria set forth below applies. In addition, the Co-Collateral Agents shall have the right from time to time to establish, modify or eliminate Reserves and Hedging Reserves (without duplication) against Eligible Accounts. Eligible Accounts shall not include any of the following Accounts:

(i) any Account in which the Administrative Agent, on behalf of the Secured Parties does not have a perfected, first priority Lien (subject to Permitted Liens);

(ii) any Account that is not owned by a Borrower;

(iii) any Account due from a Seller Note Lender or any Affiliates of it, except if subject to customary and appropriate waivers of offset rights arrangements reasonably acceptable to Administrative Agent in respect of obligations owed by the Borrowers or their Subsidiaries under the Acquisition Agreements or the Seller Note Documents;

(iv) any Account due from MSCG or Statoil, including any Account due from Statoil in respect of the sale of Saudi Oil by a Loan Party to Statoil, except to the extent paid in cash to a Loan Party;

(v) any Account due from an Account Debtor that is not domiciled in the United States or Canada or any province or territory thereof and (if not a natural Person) organized under the laws of the United States or any political subdivision thereof or Canada or any province or territory thereof unless supported by an irrevocable letter of credit (up to the face amount of such letter of credit);

(vi) any Account that is payable in any currency other than in dollars;

(vii) any Account that does not arise from the sale of goods or the performance of services by the Borrowers in the ordinary course of their business;

(viii) any Account that does not comply in all material respects with all applicable legal requirements, including, without limitation, all laws, rules, regulations and orders of any Governmental Authority;

(ix) any Account (a) to the extent that the applicable Borrower’s right to receive payment is not absolute or is contingent upon the fulfillment of any condition whatsoever unless such condition is satisfied or (b) as to which a Borrower is not able to bring suit or otherwise enforce its remedies against the Account Debtor through judicial or administrative process or (c) that represents a progress billing consisting of an invoice for goods sold or used or services rendered pursuant to a contract under which the Account Debtor’s obligation to pay that invoice is subject to such Borrower’s completion of further performance under such contract or is subject to the equitable lien of a surety bond issuer in each case set forth in (a), (b) or (c), to the extent such Account is subject to such condition, inability to bring suit or subject to progress billing or lien;

(x) to the extent that any defense, counterclaim, setoff or dispute is asserted as to such Account, it being understood that the remaining balance of the Account shall be eligible;

(xi) any Account that is not bona fide indebtedness incurred in the amount of the Account for merchandise sold to or services rendered and accepted by the applicable Account Debtor;

(xii) any Account with respect to which an invoice or other electronic transmission (reasonably acceptable to the Co-Collateral Agents in form and substance) constituting a request for payment, has not been sent on a timely basis to the applicable Account Debtor according to the normal invoicing and timing procedures of the applicable Borrower;

(xiii) any Account that arises from a sale to any director, officer, other employee or Affiliate of a Loan Party, or to any entity that has any common officer or director with a Loan Party;

(xiv) to the extent a Borrower is liable for goods sold or services rendered by the applicable Account Debtor to a Borrower but only to the extent of the potential offset, except to the extent any waivers of offset rights, which are in form and substance reasonably satisfactory to the Co-Collateral Agents, are in effect in respect of such Account (including such waivers described in clause (iii) above);

(xv) any Account that arises with respect to goods that are delivered on a bill-and-hold, cash-on-delivery basis or placed on consignment, guaranteed sale or other terms by reason of which the payment by the Account Debtor is or may be conditional;

(xvi) any Account that is in default; provided that, without limiting the generality of the foregoing, an Account shall be deemed in default upon the occurrence of any of the following:

(A) any Account not paid within 90 days following its original invoice date; or

(B) the Account Debtor obligated upon such Account suspends business, makes a general assignment for the benefit of creditors or fails to pay its debts generally as they come due; or

(C) in respect of which a petition is filed by or against any Account Debtor obligated upon such Account under any bankruptcy law or any other federal, state or foreign (including any provincial) receivership, insolvency relief or other law or laws for the relief of debtors;

(xvii) any Account that is the obligation of an Account Debtor if 50% or more of the dollar amount of all Accounts owing by that Account Debtor are ineligible under the other criteria set forth in this Section 2.21(a) (other than clauses (i), (v) and (vi));

(xviii) any Account as to which any of the representations or warranties in the Loan Documents in respect of Accounts are untrue;

(xix) to the extent such Account is evidenced by a judgment, Instrument or Chattel Paper;

(xx) to the extent such Account exceeds any credit limit established by the Co-Collateral Agents, in their reasonable credit judgment exercised in good faith; or

(xxi) any Account on which the Account Debtor is a Governmental Authority, unless (a) if the Account Debtor is the United States of America, any State or political subdivision thereof or any department, agency or instrumentality of the United States of America or any State or political subdivision thereof, the applicable Borrower has assigned its rights to payment of such Account to the applicable Administrative Agent pursuant to the Assignment of Claims Act of 1940, as amended, in the case of any such federal Governmental Authority, and pursuant to any requirements of applicable law, if any, in the case of any such other Governmental Authority, and (b) if the Account Debtor is any other Governmental Authority, the applicable Borrower has, if required by any applicable law, assigned its rights to payment of such Account to the Administrative Agent pursuant to applicable law, if any, and, in each such case where such acceptance and acknowledgment is required by applicable law, such assignment has been accepted and acknowledged by the appropriate government officers to the extent so required.

(b) Eligible Hydrocarbon Inventory. On any date of determination of the Borrowing Base, all of the hydrocarbon Inventory owned by the Borrowers and reflected in the most recent Borrowing Base Certificate delivered by Administrative Borrower to the Administrative Agent and Co-Collateral Agents shall be “Eligible Hydrocarbon Inventory” for the purposes of this Agreement, except any hydrocarbon Inventory to which any of the exclusionary criteria set forth below applies. In addition, the Co-Collateral Agents shall have the right from time to time to establish, modify or eliminate Reserves and Hedging Reserves (without duplication) against hydrocarbon Inventory. Eligible Hydrocarbon Inventory shall not include any hydrocarbon Inventory that:

(i) the Administrative Agent, on behalf of Secured Parties, does not have a perfected, first priority Lien upon (subject to Permitted Liens);

(ii) any Inventory that is not owned by a Borrower

(iii) (a) is stored at a leased location where the aggregate value of hydrocarbon Inventory exceeds $1,000,000 (unless the Administrative Agent shall have given its prior consent to a higher amount and unless either (x) a reasonably satisfactory Landlord Access Agreement has been delivered to the Co-Collateral Agents, or (y) Reserves reasonably satisfactory to the Co-Collateral Agents (not to exceed three (3) months of periodic rent) have been established with respect thereto), or (b) is stored with a bailee or warehouseman where the aggregate value of hydrocarbon Inventory exceeds $1,000,000 unless either (x) a reasonably satisfactory, acknowledged bailee waiver letter has been received by the Co-Collateral Agents or (y) Reserves reasonably satisfactory to the Co-Collateral Agents (not to exceed three (3) months of periodic rent) have been established with respect thereto, or (c) is stored at a location where the aggregate value of hydrocarbon Inventory is less than $1,000,000;

(iv) is placed on consignment, unless a valid consignment agreement which is reasonably satisfactory to Administrative Agent is in place with respect to such hydrocarbon Inventory;

(v) is not located in the United States or is in transit outside the United States;

(vi) is covered by a negotiable document of title, unless such document has been delivered to the Administrative Agent with all necessary endorsements, free and clear of all Liens except those in favor of the Administrative Agent and landlords, carriers, bailees and warehousemen if clause (ii) above has been complied with;

(vii) is to be returned to suppliers;

(viii) is obsolete, unsalable, shopworn, damaged or unfit for sale;

(ix) consists of display items or packing or shipping materials, manufacturing supplies or, with respect to the DCR Facility and the Paulsboro Facility, work-in-process;

(x) is not of a type held for sale in the ordinary course of a Borrower’s business;

(xi) breaches any of the representations or warranties pertaining to hydrocarbon Inventory set forth in the Loan Documents;

(xii) is subject to any licensing arrangement the effect of which would prohibit or materially restrict Administrative Agent, or any Person selling the hydrocarbon Inventory on behalf of Administrative Agent from selling such hydrocarbon Inventory in enforcement of the Administrative Agent’s Liens, without further consent or payment (other than ordinary course royalty payments or other similar payments) to the licensor or other Person, unless such consent has been obtained; or

(xiii) is not covered by casualty insurance maintained as required by Section 5.04.

For the avoidance of doubt, “Eligible Hydrocarbon Inventory” (A) shall not include Intermediate Products located at the DCR Facility or at the Paulsboro Facility; (B) shall include Intermediate Products located at the Toledo Facility; and (C) shall not include Certain Hydrocarbon Assets.

SECTION 2.22 Accounts; Cash Management. Borrowers and each Subsidiary Guarantor shall, prior to the commencement of the Revolving Availability Period, maintain a cash management system (the “Cash Management System”), which shall operate as follows:

(a) All proceeds of Collateral held by Borrowers or any other Loan Party (other than funds being collected pursuant to the provisions stated below) shall be deposited in one or more bank accounts, as set forth on Schedule 2.22 or other accounts in form and substance reasonably satisfactory to Administrative Agent subject to the terms of the Security Agreement and applicable Control Agreements.

(b) Borrowers shall establish and maintain, at their sole expense, and shall cause each Subsidiary Guarantor to establish and maintain, at its sole expense accounts subject to Control Agreements, which, on and after the commencement of the Revolving Availability Period, shall consist of accounts maintained by the financial institutions as described on Schedule 2.22 hereto (in each case, except for Excluded Deposit Accounts, the “Blocked Accounts”), or with such other banks as are acceptable to the Administrative Agent into which Borrowers and Subsidiary Guarantors shall promptly deposit and direct their respective Account Debtors to directly remit all payments on Accounts and all payments constituting proceeds of hydrocarbon Inventory or other Revolving Credit Priority Collateral in the identical form in which such payments are made, whether by cash, check or other manner and shall be identified and segregated from all other funds of the Loan Parties. On or prior to the commencement of the Revolving Availability Period (or such later time as permitted hereunder), Borrowers and Subsidiary Guarantors shall deliver, or cause to be delivered, to the Administrative Agent a Control Agreement duly authorized, executed and delivered by each bank where a Blocked Account for the benefit of Borrowers or any Subsidiary Guarantor is maintained. Borrowers shall further execute and deliver, and shall cause each Subsidiary Guarantor to execute and deliver, such agreements and documents as the Administrative Agent may reasonably require in connection with such Blocked Accounts and such Control Agreements. Borrowers and Subsidiary Guarantors shall not establish any deposit accounts after the commencement of the Revolving Availability Period into which proceeds of Revolving Credit Priority Collateral are deposited, unless the applicable Borrower or Subsidiary Guarantor has complied in full with the provisions of this Section 2.22(b) with respect to such deposit accounts. Each Borrower agrees that from and after the delivery of an Activation Notice all payments made to such Blocked Accounts or other funds received and collected by the Administrative Agent or any Lender, whether in respect of the Accounts or as proceeds of hydrocarbon Inventory shall be treated as payments to the Administrative Agent and Lenders in respect of the Obligations and therefore, after giving effect to such payments shall constitute the property of Administrative Agent and Lenders to the extent of the then outstanding applicable Obligations.

(c) The applicable bank at which any Blocked Accounts are maintained shall agree from and after the receipt of a notice (an “Activation Notice”) from Administrative Agent (which Activation Notice may, or upon instruction of the Required Lenders, as applicable, shall, be given by Administrative Agent at any time and after the occurrence of a Trigger Event which is continuing at the time of such notice) pursuant to the applicable Control Agreement, to forward, daily, all amounts in each Blocked Account to the account designated as collection account (the “Collection Account”) which shall be under the exclusive dominion and control of Administrative Agent.

(d) From and after the delivery of an Activation Notice, Administrative Agent shall apply all such funds in the Collection Account on a daily basis to the repayment of the Obligations, subject to the Revolver-Term Loan Intercreditor Agreement, in accordance with Section 8.02. Notwithstanding the foregoing sentence, after payment in full has been made of the amounts required under Subsections 8.02(a) through (d), upon Borrowers’ request and as long as no Event of Default has occurred and is continuing and all other conditions precedent to a Borrowing have been satisfied, any additional funds deposited in the Collection Account shall be released to Borrowers.

(e) Subject to the Intercreditor Agreements, Borrowers and their directors, employees, agents and other Affiliates shall promptly deposit or cause the same to be deposited, any monies, checks, notes, drafts or any other payment relating to and/or proceeds of Accounts or hydrocarbon Inventory or other Revolving Credit Priority Collateral which come into their possession or under their control in the applicable Blocked Accounts, or remit the same or cause the same to be remitted, in kind, to the Administrative Agent. Borrowers agree to reimburse Administrative Agent on demand for any amounts owed or paid to any bank at which a Blocked Account is established or any other bank or person involved in the transfer of funds to or from the Blocked Accounts arising out of Administrative Agent’s payments to or indemnification of such bank or person.

(f) Notwithstanding the foregoing, the parties hereto agree that by no later than forty-five (45) days following the A&R Effective Date: (i) the Borrowers shall deliver or cause to be delivered to the Administrative Agent a duly executed deposit account control agreement in form and substance reasonably satisfactory to the Administrative Agent with respect to all deposit accounts of Toledo other than any Excluded Deposit Accounts; (ii) the Borrowers shall deliver or cause to be delivered to the Administrative Agent a duly executed securities account control agreement in form and substance reasonably satisfactory to the Administrative Agent with respect to the investment account of Holdings at UBS; and (iii) the Borrowers shall deliver or cause to be delivered to the Administrative Agent a duly a duly executed securities account control agreement in form and substance reasonably satisfactory to the Administrative Agent with respect to the investment account of Holdings at Morgan Stanley.

ARTICLE III

REPRESENTATIONS AND WARRANTIES

Each Loan Party represents and warrants to the Administrative Agent, the Co-Collateral Agents, the Issuing Bank and each of the Lenders (with references to the Companies being references thereto after giving effect to the Transactions unless otherwise expressly stated) that:

SECTION 3.01 Organization; Powers.

Each Company (a) is duly organized and validly existing under the laws of the jurisdiction of its organization, (b) has all requisite power and authority to carry on its business as now conducted and to own and lease its property and (c) is qualified and in good standing (to the extent such concept is applicable in the applicable jurisdiction) to do business in every jurisdiction where such qualification is required, except in such jurisdictions where the failure to so qualify or be in good standing, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect. There is no existing material default under any Organizational Document of any Company or any event which, with the giving of notice or passage of time or both, would constitute a material default by any Company thereunder.

SECTION 3.02 Authorization; Enforceability.

The Transactions to be entered into by each Loan Party are within such Loan Party’s powers and have been duly authorized by all necessary limited liability company action on the part of such Loan Party. This Agreement has been duly executed and delivered by each Loan Party and constitutes, and each other Loan Document to which any Loan Party is to be a party, when executed and delivered by such Loan Party, will constitute, a legal, valid and binding obligation of such Loan Party, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

SECTION 3.03 No Conflicts.

Except as set forth on Schedule 3.03, the Transactions (a) do not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority, except (i) such as have been obtained or made and are in full force and effect, (ii) filings necessary to perfect or maintain Liens created by the Loan Documents and (iii) consents, approvals, registrations, filings, permits or actions the failure to obtain or perform which could not reasonably be expected to result in a Material Adverse Effect, (b) will not violate the Organizational Documents of any Company, (c) will not violate any Requirement of Law, except for any such violation which could not reasonably be expected to result in a Material Adverse Effect, (d) will not violate or result in a default or require any consent or approval under any indenture, agreement or other instrument binding upon any Company or its property, including, without limitation, the DEDA Loan and Security Agreement, the Seller Note Agreements, the Morgan Stanley Off-Take Agreements or the Oil Supply Agreements, or give rise to a right thereunder to require any payment to be made by any Company, except for violations, defaults or the creation of such rights that could not reasonably be expected to result in a Material Adverse Effect, and (e) will not result in the creation or imposition of any Lien on any property of any Company, except Liens created by the Loan Documents and Permitted Liens.

SECTION 3.04 Financial Statements; Projections.

(a) Historical Financial Statements. Administrative Borrower has heretofore delivered to the Lenders (i) the audited financial statements of Paulsboro, PBF Investments LLC, PBF Power Marketing LLC and Paulsboro Natural Gas Pipeline Company LLC as of and for the fiscal years ended December 31, 2007, December 31, 2008 and December 31, 2009, audited by and accompanied by the unqualified opinions of KPMG LLP (with respect to Paulsboro and Paulsboro Natural Gas Pipeline Company LLC ) and Deloitte & Touche LLP (with respect to PBF Investments LLC and PBF Power Marketing LLC), in each case, independent public accountants, and (ii) audited financial statements for Holdings as of and for the fiscal years ended December 31, 2008 and December 31, 2009 audited by and accompanied by the unqualified opinion of Deloitte & Touche LLP, independent public accountants and (iii) projections for Delaware City and Paulsboro as of and for the fiscal quarters ended March 31, 2010 and June 30, 2010 and the fiscal months ended July 31, 2010, August 31, 2010 and September 30, 2010 and for the comparable periods of the preceding fiscal year, in each case, certified by the chief financial officer of Administrative Borrower. Such financial statements and all financial statements delivered pursuant to Sections 5.01(a), (b) and (c) have been prepared in accordance with GAAP consistently applied and present fairly and accurately in all material respects the financial condition and results of operations and cash flows of Holdings and its Subsidiaries as of the dates and for the periods to which they relate, except for, in the case of the statements provided under clause (ii) and statements delivered pursuant to Sections 5.01(b) and (c), the absence of footnote disclosures and normal year-end adjustments.

(b) No Material Adverse Effect. Since December 31, 2009, there has been no event, change, circumstance or occurrence that, individually or in the aggregate, has had or could reasonably be expected to result in a Material Adverse Effect.

(c) Pro Forma Financial Statements. Borrowers have heretofore delivered to the Lenders Holdings unaudited pro forma consolidated balance sheet and statements of income and cash flows and pro forma EBITDA, substantially in the form of the Sponsor’s financial model previously delivered to Administrative Agent and prepared after giving effect to the Transactions and such other adjustments as if they had occurred on such date in the case of the balance sheet and as of the beginning of all periods presented in the case of the statements of income and cash flows. Such pro forma financial statements have been prepared in good faith by the Loan Parties, based on the assumptions stated therein (which assumptions are believed by the Loan Parties as of the time of the preparation thereof to be reasonable), are based on the best information available to the Loan Parties as of the date of delivery thereof, accurately reflect all adjustments required to be made to give effect to the Transactions, and present fairly in all material respects the pro forma consolidated financial position and results of operations of Holdings as of such date and for such periods, assuming that the Transactions had occurred at such dates.

(d) Forecasts. The forecasts of financial performance of Holdings and its Subsidiaries furnished to Agents and the Lenders have been prepared in good faith by Borrowers and based on assumptions believed by Borrowers to reasonable at the time of preparation of such forecasts, it being understood that actual results may differ from such forecasts and such differences may be material.

SECTION 3.05 Properties.

(a) Generally. Each Company has good title to, a license to or valid leasehold interests in, all its property material to its business, free and clear of all Liens except for, in the case of Collateral, Permitted Liens and, in the case of all other material property, Permitted Liens and minor irregularities or deficiencies in title that, individually or in the aggregate, do not interfere with its ability to conduct its business as currently conducted or to utilize such property for its intended purpose and except where the failure to have such title or other interest is not reasonably expected to have individually or in the aggregate, a Material Adverse Effect. The property of the Companies, taken as a whole, (i) is in good operating order, condition and repair (ordinary wear and tear excepted) and (ii) constitutes all the property which is required for the business and operations of the Companies as presently conducted.

(b) Real Property. Schedules 8(a) and 8(b) to the Perfection Certificate contain a true and complete list of each interest in Real Property (i) owned by any Company as of the date hereof and describes the type of interest therein held by such Company and whether such owned Real Property is leased and if leased whether the underlying Lease contains any option to purchase all or any portion of such Real Property or any interest therein or contains any right of first refusal relating to any sale of such Real Property or any portion thereof or interest therein and (ii) leased, subleased or otherwise occupied or utilized by any Company, as lessee, sublessee, franchisee or licensee, as of the date hereof and describes the type of interest therein held by such Company and, in each of the cases described in clauses (i) and (ii) of this Section 3.05(b), whether any Lease requires the consent of the landlord or tenant thereunder, or other party thereto, to the Transactions.

(c) No Casualty Event. No Company has received any written notice of, nor has any knowledge of, the occurrence or pendency or contemplation of any Casualty Event affecting all or any portion of its property, which Casualty Event could reasonably be expected to have a Material Adverse Effect. No Mortgage encumbers improved Real Property that is located in an area that has been identified by the Secretary of Housing and Urban Development as an area having special flood hazards within the meaning of the National Flood Insurance Act of 1968 unless flood insurance available under such Act has been obtained in accordance with Section 5.04.

(d) Collateral. Each Loan Party owns or has rights to use all of the Collateral and all rights with respect to any of the foregoing used in, necessary for or material to each Company’s business as currently conducted. The use by each Loan Party of such Collateral and all such rights with respect to the foregoing do not infringe on the rights of any person other than such infringement which could not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect. No claim has been made and remains outstanding that any Loan Party’s use of any Collateral does or may violate the rights of any third party that could, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

SECTION 3.06 Intellectual Property.

(a) Ownership/No Claims. Each Loan Party owns, or is licensed to use, all trademarks, trade names, service marks, copyrights, technology, trade secrets, proprietary information, know-how and processes necessary for the conduct of its business as currently conducted (the “Intellectual Property”), except for those the failure to own or license which, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

(i) No claim has been asserted against any Loan Party in writing and is pending by any person challenging or questioning the use of any such Intellectual Property by such Loan Party or the validity or enforceability of any such Intellectual Property owned by such Loan Party (other than office actions issued in connection with the prosecution of any applications for Intellectual Property), except for such claims that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect; and

(ii) the use of such Intellectual Property by each Loan Party does not infringe the rights of any person, except for such infringements in that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

(b) Registrations. Except pursuant to licenses and other agreements entered into by each Loan Party that are listed in Schedule 12(a) or 12(b) to the Perfection Certificate, on and as of the date hereof (i) each Loan Party owns and possesses the right to use, and has not licensed any other person to use, any copyright or trademark (as such terms are defined in the Security Agreements) listed in Schedule 12(a) or 12(b) to the Perfection Certificate and (ii) all registrations listed in Schedule 12(a) or 12(b) to the Perfection Certificate are in existence.

(c) No Violations or Proceedings. To each Loan Party’s knowledge, on and as of the date hereof, there is no infringement by others of any right of such Loan Party with respect to any copyright, patent or trademark listed in Schedule 12(a) or 12(b) to the Perfection Certificate, pledged by it under the name of such Loan Party except as may be set forth on Schedule 3.06(c), except for such infringements that, individually or in the aggregate could not reasonably be expected to result in a Material Adverse Effect

SECTION 3.07 Equity Interests and Subsidiaries.

(a) Equity Interests. Schedules 1(a) and 10(a) to the Perfection Certificate set forth a list of (i) all the Subsidiaries of Holdings and their jurisdictions of organization as of the A&R Effective Date and (ii) the number of each class of its Equity Interests authorized, and the number outstanding, on the A&R Effective Date and the number of shares covered by all outstanding options, warrants, rights of conversion or purchase and similar rights at the A&R Effective Date. All Equity Interests of each Subsidiary (other than an Excluded Subsidiary) are duly and validly issued and are fully paid and non-assessable (if applicable), and, other than the Equity Interests of Holdings, are owned by Holdings, directly or indirectly through Wholly Owned Subsidiaries. All Equity Interests of Delaware City and Paulsboro are owned directly by Holdings. Each Loan Party is the record and beneficial owner of, and has good and marketable title to, the Equity Interests pledged by it under the Security Agreements, free of any and all Liens, rights or claims of other persons, except the security interest created by the Security Agreements and Permitted Liens, and there are no outstanding warrants, options or other rights to purchase, or shareholder, voting trust or similar agreements outstanding with respect to, or property that is convertible into, or that requires the issuance or sale of, any such Equity Interests.

(b) No Consent of Third Parties Required. Except for any consent which has been obtained or made and is in full force and effect, no consent of any person including any other general or limited partner, any other member of a limited liability company, any other shareholder or any other trust beneficiary is necessary from the perspective of a secured party in connection with the creation, perfection or priority (subject to, and as described in, the Intercreditor Agreements) status of the security interest of the Administrative Agent in any Equity Interests pledged to the Administrative Agent for the benefit of the Secured Parties under the Security Agreements or the exercise by the Administrative Agent of the voting or other rights provided for in the Security Agreements or the exercise of remedies in respect thereof.

SECTION 3.08 Litigation; Compliance with Laws.

Except as set forth on Schedule 3.08, there are no actions, suits or proceedings at law or in equity by or before any Governmental Authority now pending or, to the knowledge of any Company, threatened in writing against or affecting any Company or any business, property or rights of any Company (i) that involve any Loan Document or any of the Transactions or (ii) as to which there is a reasonable possibility of an adverse determination and that, if adversely determined, could reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect. Except for matters covered by Section 3.18, no Company or any of its property is in violation of, nor will the continued operation of its property as currently conducted violate, any Requirements of Law (including any zoning or building ordinance, code or approval or any building permits) or any restrictions of record or agreements affecting any Company’s Real Property or is in default with respect to any Requirement of Law, where such violation or default, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect.

SECTION 3.09 [Reserved].

SECTION 3.10 Federal Reserve Regulations.

No Company is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of buying or carrying Margin Stock. No part of the proceeds of any Loan or any Letter of Credit will be used, whether directly or indirectly, and whether immediately, incidentally or ultimately, for any purpose that violates the provisions of Regulation T, U or X. The pledge of the Securities Collateral pursuant to the Security Documents does not violate such regulations.

SECTION 3.11 Investment Company Act.

No Company is an “investment company” or a company “controlled” by an “investment company,” as defined in, or is subject to regulation under, the Investment Company Act of 1940, as amended.

SECTION 3.12 Use of Proceeds.

Borrowers will use the proceeds of the Revolving Loans and Swingline Loans made during the Revolving Availability Period: (a) on the A&R Effective Date, to repay in full all amounts then outstanding under and to terminate the Sunoco Working Capital Note; and (b) on the A&R Effective Date and thereafter, for working capital and general corporate purposes (including providing credit support (i.e. supporting letters of credit or cash collateral) in respect of Commodity Hedging Agreements and payments to counterparties thereunder, entered into consistent with prudent industry practice).

SECTION 3.13 Taxes.

Each Company has (a) timely filed or caused to be timely filed all federal Tax Returns and all material state, local and foreign Tax Returns required to have been filed by it and all such Tax Returns are true and correct in all material respects, (b) duly and timely paid, collected or remitted or caused to be duly and timely paid, collected or remitted all Taxes (whether or not shown on any Tax Return) due and payable, collectible or remittable by it and all assessments received by it, except Taxes (i) that are being contested in good faith by appropriate proceedings and for which such Company has set aside on its books adequate reserves in accordance with GAAP or (ii) which could not, individually or in the aggregate, have a Material Adverse Effect and (c) satisfied all of its withholding tax obligations except for failures that could not be reasonably expected to, individually or in the aggregate, result in a Material Adverse Effect. Each Company has made adequate provision in accordance with GAAP for all material Taxes not yet due and payable. Each Company is unaware of any proposed or pending tax assessments, deficiencies or audits that could be reasonably expected to, individually or in the aggregate, result in a Material Adverse Effect. Except as could not be reasonably expected to, individually or in the aggregate, result in a Material Adverse Effect, no Company has ever “participated” in a “listed transaction” within the meaning of Treasury Regulation Section 1.6011-4.

SECTION 3.14 No Material Misstatements.

No written information, report, financial statement, certificate, Borrowing Request, LC Request, exhibit or schedule furnished by or on behalf of any Company to the Administrative Agent or any Lender in connection with the negotiation of any Loan Document or included therein or delivered pursuant thereto, taken as a whole, contained or contains any material misstatement of fact or omitted or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were or are made, not misleading in any material respect as of the date such information is dated or certified; provided that to the extent any such written information, report, financial statement, exhibit or schedule was based upon or constitutes a forecast or projection (including pro forma financial information), each Company represents only that it acted in good faith and utilized assumptions believed to be reasonable at the time of such preparation and due care in the preparation of such information, report, financial statement, exhibit or schedule, it being understood that such projections or forecasts may vary from actual results and that such variances may be material.

SECTION 3.15 Labor Matters.

As of the Closing Date, there are no strikes, lockouts or slowdowns against any Company pending or, to the knowledge of any Company, threatened. The hours worked by and payments made to employees of any Company have not been in violation of the Fair Labor Standards Act of 1938, as amended, or any other applicable federal, state, local or foreign law dealing with such matters in any manner which could reasonably be expected to result in a Material Adverse Effect. All payments due from any Company, or for which any claim may be made against any Company, on account of wages and employee health and welfare insurance and other benefits, have been paid or accrued as a liability on the books of such Company except where the failure to do so could not reasonably be expected to result in a Material Adverse Effect. The consummation of the Transactions will not give rise to any right of termination or right of renegotiation on the part of any union under any collective bargaining agreement to which any Company is bound.

SECTION 3.16 Solvency.

Immediately after the consummation of the Transactions to occur on the A&R Effective Date and immediately following the making of each Loan and after giving effect to the application of the proceeds of each Loan, (a) the sum of the present fair saleable value of the assets of the Loan Parties on a consolidated basis, on a going concern basis, is greater than the total amount of liabilities (including contingent and unliquidated liabilities) of the Loan Parties on a consolidated basis as they become absolute and matured, the amount of contingent or unliquidated liabilities having been computed at an amount that, in light of all of the facts and circumstances existing at the A&R Effective Date, represents the amount that can reasonably be expected to become an actual or matured liability; (b) the Loan Parties do not, on a consolidated basis, have unreasonably small capital in relation to their business; and (c) the Loan Parties, on a consolidated basis, have not incurred, do not intend to incur, and do not believe they will incur, debts beyond their ability to pay such debts as such debts mature in the ordinary course of business.

SECTION 3.17 Employee Benefit Plans.

(a) Except as could not reasonably be expected to result, individually or in the aggregate, in a Material Adverse Effect, (i) each Company and its ERISA Affiliates is in compliance with the applicable provisions of ERISA and the Code and the regulations and published interpretations thereunder; (ii) no ERISA Event has occurred or is reasonably expected to occur that, when taken together with all other such ERISA Events, could reasonably be expected to result in any liability of any Company or the imposition of a Lien on any of the property of any Company; (iii) the present value of all accumulated benefit obligations (based on the assumptions used for purposes of Statement of Financial Accounting Standards No. 87) of each Plan did not, as of the date of the most recent financial statements reflecting such amounts, exceed the fair market value of the property of such Plan; (iv) and using actuarial assumptions and computation methods consistent with subpart I of subtitle E of Title IV of ERISA, no Company would have liability to any Multiemployer Plan in the event of a complete withdrawal therefrom, as of the close of the most recent fiscal year of such Multiemployer Plan.

(b) Except as could not reasonably be expected to result, individually or in the aggregate, in a Material Adverse Effect, and to the extent applicable, (i) each Foreign Plan has been maintained in substantial compliance with its terms and with the requirements of any and all applicable Requirements of Law and has been maintained, where required, in good standing with applicable regulatory authorities; (ii) no Company has incurred any material obligation in connection with the termination of or withdrawal from any Foreign Plan; (iii) the present value of the accrued benefit liabilities (whether or not vested) under each Foreign Plan which is funded, determined as of the end of the most recently ended fiscal year of the respective Company on the basis of actuarial assumptions, each of which is reasonable, did not exceed the current value of the property of such Foreign Plan; and (iv) for each Foreign Plan which is not funded, the obligations of such Foreign Plan are properly accrued.

SECTION 3.18 Environmental Matters.

(a) Except as set forth in Schedule 3.18 or except in the event of (i) through (v) below, inclusive, as, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect:

(i) The Companies and their businesses, operations and Real Property are in compliance with, and the Companies have no liability under, any applicable Environmental Law; and under the currently effective business plan of the Companies, no expenditures or operational adjustments will be required in order to comply with applicable Environmental Laws during the next five years;

(ii) The Companies have obtained all Environmental Permits required for the conduct of their businesses and operations, and the ownership, operation and use of their property, under Environmental Law, all such Environmental Permits are valid and in good standing and, under the currently effective business plan of the Companies, no expenditures or operational adjustments which are not provided for in such business plan will be required in order to renew or modify such Environmental Permits during the next five years;

(iii) There has been no Release or threatened Release of Hazardous Material on, at, under or from any Real Property or facility presently or formerly owned, leased or operated by the Companies or their predecessors in interest that could result in liability by the Companies under any applicable Environmental Law;

(iv) There is no Environmental Claim pending or, to the knowledge of the Companies, threatened against the Companies, or relating to the Real Property currently or formerly owned, leased or operated by the Companies or their predecessors in interest or relating to the operations of the Companies, and there are no actions, activities, circumstances, conditions, events or incidents that could form the basis of such an Environmental Claim; and

(v) No Person with an indemnity or contribution obligation to the Companies relating to compliance with or liability under Environmental Law is in default with respect to such obligation.

(b) Except as set forth in Schedule 3.18 or except, in the case of (i) through (v) below, inclusive, as individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect:

(i) No Company is obligated to perform any action or otherwise incur any expense under Environmental Law pursuant to any order, decree, judgment or agreement by which it is bound or has assumed by contract, agreement or operation of law, and no Company is conducting or financing any Response pursuant to any Environmental Law with respect to any Real Property or any other location;

(ii) No Real Property or facility owned, operated or leased by the Companies and, to the knowledge of the Companies, no Real Property or facility formerly owned, operated or leased by the Companies or any of their predecessors in interest is (i) listed or proposed for listing on the National Priorities List promulgated pursuant to CERCLA or (ii) listed on the Comprehensive Environmental Response, Compensation and Liability Information System promulgated pursuant to CERCLA or (iii) included on any similar list maintained by any Governmental Authority including any such list relating to petroleum;

(iii) No Lien has been recorded or, to the knowledge of any Company, threatened under any Environmental Law with respect to any Real Property or other assets of the Companies;

(iv) The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby will not require any notification, registration, filing, reporting, disclosure, investigation, remediation or cleanup pursuant to any Governmental Real Property Disclosure Requirements or any other applicable Environmental Law; and

(v) The Companies have made available to the Lenders all material records and files in the possession, custody or control of, or otherwise reasonably available to, the Companies concerning compliance with or liability under Environmental Law, including those concerning the actual or suspected existence of Hazardous Material at Real Property or facilities currently or formerly owned, operated, leased or used by the Companies.

SECTION 3.19 Insurance.

Schedule 3.19 sets forth a true, complete and correct description of all insurance maintained by each Company as of the A&R Effective Date. All insurance maintained by the Companies is in full force and effect, all premiums have been duly paid, no Company has received notice of any material violation or cancellation thereof, the Premises, and the use, occupancy and operation thereof, comply in all material respects with all Insurance Requirements, and there exists no material default under any Insurance Requirement. Each Company has insurance in such amounts and covering such risks and liabilities as are customary for companies of a similar size engaged in similar businesses in similar locations.

SECTION 3.20 Security Documents.

(a) Security Agreements. The Security Agreements are effective to create in favor of the Administrative Agent for the benefit of the Secured Parties, legal, valid and enforceable (except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law) Liens on, and security interests in, the Security Agreement Collateral to the extent that a legal, valid and enforceable Lien in such Security Agreement Collateral may be created under any applicable law of the United States or any state thereof , including, without limitation, the applicable UCC and, except as set forth in clauses (b) and (c) of this Section 3.20(a), when (i) financing statements and other filings in appropriate form are filed in the offices specified on Schedule 7 to the Perfection Certificate with payment of any associated filing fee and (ii) upon the taking of possession or control by the Administrative Agent of the Security Agreement Collateral with respect to which a security interest may be perfected only by possession or control (which possession or control shall be given to the Administrative Agent to the extent possession or control by the Administrative Agent is required by each Security Agreement), the Liens created by the Security Agreements shall constitute fully perfected Liens on, and security interests in, all right, title and interest of the grantors in the Security Agreement Collateral (other than such Security Agreement Collateral in which a security interest cannot be perfected under the UCC as in effect at the relevant time in the relevant jurisdiction), in each case subject to no Liens other than Permitted Liens.

(b) PTO Filing; Copyright Office Filing. When each Security Agreement or a short form thereof is filed along with payment of any associated filing fee in the United States Patent and Trademark Office and the United States Copyright Office and the applicable UCC filings are made along with payment of any associated filing fee, the Liens created by such Security Agreement shall constitute fully perfected Liens on, and security interests in, all right, title and interest of the grantors thereunder in Patents (as defined in the Security Agreement) that constitute the Security Agreement Collateral and are owned by any Loan Party and issued or applied for with the United States Patent and Trademark Office or Copyrights (as defined in such Security Agreement) that constitute the Security Agreement Collateral and are owned by any Loan Party and registered or applied for with the United States Copyright Office, as the case may be, in each case subject to no Liens other than Permitted Liens. For the avoidance of doubt, no filings in connection with any intellectual property (including Intellectual Property) other than filings with the United States Patent and Trademark Office and the United States Copyright Office are required.

(c) Mortgages. Each Mortgage is effective to create, in favor of the Administrative Agent, for its benefit and the benefit of the Secured Parties, legal, valid and enforceable first priority Liens on, and security interests in, all of the Loan Parties’ right, title and interest in and to the Mortgaged Properties thereunder and the proceeds thereof, subject only to Permitted Liens or other Liens acceptable to the Administrative Agent, and when the Mortgages are filed in the offices specified on Schedule 8(a) to the Perfection Certificate (or, in the case of any Mortgage executed and delivered after the date thereof in accordance with the provisions of Sections 5.10 and 5.11, when such Mortgage is filed in the offices specified in the local counsel opinion delivered with respect thereto in accordance with the provisions of Sections 5.10 and 5.11) along with the payment of any associated filing fee, the Mortgages shall constitute fully perfected Liens on, and security interests in, all right, title and interest of the Loan Parties in the Mortgaged Properties and the proceeds thereof, in each case prior and superior in right to any other person, other than Permitted Liens and Liens permitted by such Mortgage.

(d) Valid Liens. Each Security Document delivered pursuant to Sections 5.10 and 5.11 will, upon execution and delivery thereof, be effective to create in favor of the Administrative Agent, for the benefit of the Secured Parties, legal, valid and enforceable (except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law) Liens on, and security interests in, all of the Loan Parties’ right, title and interest in and to the Collateral thereunder, to the extent that a legal, valid and enforceable Lien in such Collateral may be created under any applicable law of the United States or any state thereof , including, without limitation, the applicable UCC, and (i) when all appropriate filings or recordings are made in the appropriate offices as may be required under applicable law and (ii) upon the taking of possession or control by the Administrative Agent of such Collateral with respect to which a security interest may be perfected only by possession or control (which possession or control shall be given to the Administrative Agent to the extent required by any Security Document), such Security Document will constitute fully perfected Liens on, and security interests in, all right, title and interest of the Loan Parties in such Collateral (other than such Collateral in which a security interest cannot be perfected under the UCC as in effect at the relevant time in the relevant jurisdiction), in each case subject to no Liens other than the applicable Permitted Liens.

SECTION 3.21 Anti-Terrorism Laws.

(a) No Loan Party, none of its Subsidiaries and, to the knowledge of each Loan Party, none of its Affiliates and none of the respective officers, directors, brokers or agents of such Loan Party, such Subsidiary or Affiliate (i) has violated or is in violation of Anti-Terrorism Laws or (ii) has engaged or engages in any transaction, investment, undertaking or activity that conceals the identity, source or destination of the proceeds from any category of offenses designated in the “Forty Recommendations” and “Nine Special Recommendations” published by the Organisation for Economic Co-operation and Development’s Financial Action Task Force on Money Laundering.

(b) No Loan Party, none of its Subsidiaries and, to the knowledge of each Loan Party, none of its Affiliates and none of the respective officers, directors, brokers or agents of such Loan Party, such Subsidiary or such Affiliate is acting or benefiting in any capacity in connection with the Loans is an Embargoed Person.

(c) No Loan Party, none of its Subsidiaries and, to the knowledge of each Loan Party, none of its Affiliates and none of the respective officers, directors, brokers or agents of such Loan Party, such Subsidiary or such Affiliate acting or benefiting in any capacity in connection with the Loans (i) conducts any business or engages in making or receiving any contribution of funds, goods or services to or for the benefit of any Embargoed Person, (ii) deals in, or otherwise engages in any transaction related to, any property or interests in property blocked pursuant to any Anti-Terrorism Law or (iii) engages in or conspires to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempts to violate, any of the prohibitions set forth in any Anti-Terrorism Law.

SECTION 3.22 Location of Material Inventory.

Schedule 3.22 sets forth, as of the A&R Effective Date, all locations in the United States where the aggregate value of hydrocarbon Inventory owned by the Borrowers exceeds $1,000,000.

SECTION 3.23 Accuracy of Borrowing Base.

At the time any Borrowing Base Certificate is delivered pursuant to this Agreement, each Account and each item of hydrocarbon Inventory included in the calculation of the Borrowing Base satisfies all of the criteria to be an Eligible Account and an item of Eligible Hydrocarbon Inventory, respectively.

ARTICLE IV

CONDITIONS TO CREDIT EXTENSIONS

SECTION 4.01 Conditions to Closing.

This Agreement shall become effective, subject to satisfaction or waiver of the following conditions:

(a) Loan Documents. All legal matters incident to this Agreement and the other Loan Documents shall be satisfactory to the Lenders, to the Issuing Bank and to the Administrative Agent and there shall have been delivered to the Administrative Agent: (i) with respect to each applicable Loan Party other than Toledo, an executed counterpart of (A) a reaffirmation of each Existing Security Document, and (B) each other applicable Loan Document; and (ii) with respect to Toledo, (A) each Toledo Security Document, (B) each other applicable Loan Document and (C) a Perfection Certificate.

(b) Corporate Documents. The Administrative Agent shall have received:

(i) a certificate of the secretary or assistant secretary of each Loan Party dated the A&R Effective Date, certifying (A) that attached thereto is a true and complete copy of each Organizational Document of such Loan Party certified (to the extent applicable) as of a recent date by the Secretary of State of the state of its organization, (B) that attached thereto is a true and complete copy of resolutions duly adopted by the Board of Directors of such Loan Party authorizing the execution, delivery and performance of the Loan Documents to which such person is a party and the borrowings hereunder, and that such resolutions have not been modified, rescinded or amended and are in full force and effect and (C) as to the incumbency and specimen signature of each officer executing any Loan Document or any other document delivered in connection herewith on behalf of such Loan Party (together with a certificate of another officer as to the incumbency and specimen signature of the secretary or assistant secretary executing the certificate in this clause (i)); and

(ii) a certificate as to the good standing of each Loan Party (in so-called “long-form” if available) as of a recent date, from such Secretary of State (or other applicable Governmental Authority); and

(c) Opinion of Counsel. The Administrative Agent shall have received, on behalf of itself, the other Agents, the Joint Lead Arrangers, the Lenders and the Issuing Bank, a favorable written opinion of Kirkland & Ellis LLP, special counsel for the Loan Parties (i) dated the A&R Effective Date, (ii) addressed to the Agents, the Issuing Bank and the Lenders and (iii) covering the matters set forth in Exhibit N and such other matters relating to the Loan Documents as the Administrative Agent shall reasonably request.

(d) Solvency Certificate. The Administrative Agent shall have received a solvency certificate in the form of Exhibit O, dated the A&R Effective Date and signed by the chief financial officer or chief executive officer of Borrowers.

(e) Fees. The Joint Lead Arrangers and Administrative Agent shall have received all Fees and other amounts due and payable on or prior to the A&R Effective Date, including, to the extent invoiced, reimbursement or payment of all reasonable out-of-pocket expenses (including the reasonable and documented out-of-pocket legal fees and expenses of Winston & Strawn LLP, special counsel to the Administrative Agent, and the reasonable and documented out-of-pocket fees and expenses of any local counsel, foreign counsel, appraisers, consultants and other advisors) required to be reimbursed or paid by Borrowers hereunder or under any other Loan Document.

(f) Personal Property Requirements. The Administrative Agent shall have received (subject to Section 5.13(b)):

(i) (A) satisfactory evidence that all certificates, agreements or instruments representing or evidencing the Existing Securities Collateral (to the extent that any exist) accompanied by instruments of transfer and stock powers undated and endorsed in blank have been delivered to the Term Loan Administrative Agent or Seller Note Lender, as applicable (each of whom shall act as bailee for the Administrative Agent) and (B) all certificates, agreements or instruments representing or evidencing the Toledo Securities Collateral accompanied by instruments of transfer and stock powers undated and endorsed in blank in connection with the first priority pledge by Holdings in favor of the Administrative Agent for the benefit of the Secured Parties on all Stock of Toledo pursuant to the Toledo Pledge Agreement;

(ii) solely with respect to Toledo, UCC financing statements in appropriate form for filing under the UCC and agreements in the appropriate form for filings with the United States Patent and Trademark Office and United States Copyright Office and such other documents under applicable domestic Requirements of Law in each domestic jurisdiction as may be necessary or appropriate, in the reasonable opinion of the Administrative Agent, to perfect the Liens created, or purported to be created, by the Security Documents;

(iii) solely with respect to Toledo, certified copies of UCC, United States Patent and Trademark Office and United States Copyright Office, tax and judgment lien searches, bankruptcy and pending lawsuit searches or equivalent reports or searches, each of a recent date listing all effective financing statements, lien notices or comparable documents that name Toledo as debtor and that are filed in those state and county jurisdictions in which Toledo is organized or maintains its principal place of business and such other searches that are required by the Perfection Certificate with respect to Toledo or that the Administrative Agent deems necessary or appropriate, none of which encumber the Collateral covered or intended to be covered by the Security Documents (other than Permitted Liens or any other Liens acceptable to the Administrative Agent); and

(iv) solely with respect to Toledo, evidence acceptable to the Administrative Agent of payment or arrangements for payment by Toledo of all applicable recording taxes, fees, charges, costs and expenses required for the recording of the Security Documents.

(g) USA PATRIOT Act. The Lenders and the Administrative Agent shall have timely received the information, solely with respect to Toledo, required under Section 10.13.

(h) DCR Facility. Since September 24, 2010, there shall have occurred no damage, destruction or condemnation of all or substantially all of the DCR Facility, unless adequately covered by insurance or condemnation proceeds.

(i) Morgan Stanley-Toledo Oil Supply Agreement. The duly executed Morgan Stanley-Toledo Oil Supply Agreement shall be delivered to Administrative Agent in form and substance reasonably satisfactory to Administrative Agent.

(j) Consent and Amendment to Term Loan Credit Agreement. The Administrative Agent shall have received a duly executed consent and amendment with respect to the Term Loan Credit Agreement in form and substance reasonably satisfactory to Administrative Agent.

(k) Sunoco Seller Note Intercreditor Agreement. The Administrative Agent shall have received a duly executed version of the Sunoco Seller Note Intercreditor Agreement in form and substance reasonably satisfactory to Administrative Agent.

(l) Toledo-MSCG Intercreditor Agreement. The Administrative Agent shall have received a duly executed version of the Toledo-MSCG Intercreditor Agreement in form and substance reasonably satisfactory to Administrative Agent.

(m) Revolver-Term Loan Intercreditor Agreement Amendment. The Administrative Agent shall have received a duly executed version of the Revolver-Term Loan Intercreditor Agreement Amendment.

(n) DEDA Intercreditor Agreement Amendment. The Administrative Agent shall have received a duly executed version of the DEDA Intercreditor Agreement Amendment.

(o) Payoff and Termination of Sunoco Working Capital Note. The Administrative Agent shall have received a duly executed payoff letter with respect to the Sunoco Working Capital Note in form and substance reasonably satisfactory to the Administrative Agent together with any other documents or materials reasonably requested by the Administrative Agent evidencing the repayment in full of the Sunoco Working Capital Note and the termination of all Liens in favor of Sunoco, Inc. (R&M) in connection therewith.

(p) Officers’ Certificate. The Administrative Agent shall have received a certificate, dated the A&R Effective Date and signed by the chief executive officer and the chief financial officer of Administrative Borrower, confirming compliance with the conditions precedent set forth in this Section 4.01.

SECTION 4.02 Conditions to Initial Credit Extension.

The obligation of each Lender and, if applicable, each Issuing Bank to fund the initial Credit Extension on and after the commencement of the Revolving Availability Period requested to be made by it shall be subject to the prior or concurrent satisfaction of each of the conditions precedent set forth in this Section 4.02:

(a) Officers’ Certificate. The Administrative Agent shall have received a certificate, dated the date of the initial Credit Extension and signed by the chief executive officer and the chief financial officer of Administrative Borrower, confirming compliance with the conditions precedent set forth in this Section 4.02 and Sections 4.03(b), (d) and (e).

(b) Minimum Liquidity. The Borrowers shall have demonstrated to the reasonable satisfaction of the Administrative Agent that, after giving effect to the Transactions, including, without limitation, the payment and repayment in full of the Sunoco Working Capital Note, the sum of (i) Excess Availability plus (ii) (without double counting any cash and Cash Equivalents included in the Borrowing Base pursuant to clause (d) of the definition of “Borrowing Base”) cash and Cash Equivalents of the Borrowers exceeds $100,000,000.

(c) KPMG Borrowing Base Review. Administrative Agent shall have received KPMG’s calculation of the Borrowers’ Borrowing Base.

SECTION 4.03 Conditions to All Credit Extensions.

The obligation of each Lender and each Issuing Bank to make any Credit Extension (including the initial Credit Extension) shall be subject to, and to the satisfaction of, each of the conditions precedent set forth below.

(a) Notice. The Administrative Agent shall have received a Borrowing Request as required by Section 2.03 (or such notice shall have been deemed given in accordance with Section 2.03) if Loans are being requested or, in the case of the issuance, amendment, extension or renewal of a Letter of Credit, the Issuing Bank and the Administrative Agent shall have received an LC Request as required by Section 2.18(b) or, in the case of the Borrowing of a Swingline Loan, the Swingline Lender and the Administrative Agent shall have received a Borrowing Request as required by Section 2.17(b).

(b) No Default. No Default shall have occurred and be continuing on such date.

(c) Representations and Warranties. Each of the representations and warranties made by any Loan Party set forth in Article III hereof or in any other Loan Document shall be true and correct in all material respects (except that any representation and warranty that is qualified as to “materiality” or “Material Adverse Effect” shall be true and correct in all respects) on and as of the date of such Credit Extension with the same effect as though made on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date; provided, however, that this condition shall not apply to any request for the amendment of a Letter of Credit for purposes of decreasing its face amount.

(d) Borrowing Base. After giving effect to such Credit Extension the sum of the total Revolving Exposures shall not exceed the lesser of (A) the total Revolving Commitments and (B) the Borrowing Base then in effect.

(e) No Legal Bar. No order, judgment or decree of any Governmental Authority shall purport to restrain any Lender from making any Loans to be made by it. No injunction or other restraining order shall have been issued with respect to any action, suit or proceeding seeking to enjoin or otherwise prevent the consummation of, or to recover any damages or obtain relief as a result of, the transactions contemplated by this Agreement or the making of Loans hereunder.

(f) USA PATRIOT Act. With respect to Letters of Credit issued for the account of a Subsidiary only, the Lenders and the Administrative Agent shall have timely received the information required under Section 10.13.

Each of the delivery of a Borrowing Request or an LC Request and the acceptance by Borrowers of the proceeds of such Credit Extension shall constitute a representation and warranty by Borrowers and each other Loan Party that on the date of such Credit Extension (both immediately before and after giving effect to such Credit Extension and the application of the proceeds thereof) the conditions contained in Sections 4.03(b)-(e) have been satisfied.

SECTION 4.04 Conditions to Initial Credit Extension to an Eligible Subsidiary.

The obligation of each Lender and each Issuing Bank to make the initial Credit Extension to an Eligible Subsidiary shall be subject to, and to the satisfaction of, each of the conditions precedent set forth below and thereupon, such Eligible Subsidiary shall become a “Borrower” for purposes of this Agreement and the Loan Documents. For the avoidance of doubt, the conditions with respect to Credit Extensions to Toledo shall be governed by Sections 4.01, 4.02 and 4.03 and not by this Section 4.04.

(a) Opinion of Counsel. The Administrative Agent shall have received, on behalf of itself, the other Agents, the Joint Lead Arrangers, the Lenders and the Issuing Bank, a favorable written opinion of (i) a special counsel for such Eligible Subsidiary reasonably acceptable to Administrative Agent (it being acknowledged and agreed that Kirkland & Ellis LLP shall be reasonably acceptable to Administrative Agent), (A) dated the date of the proposed initial Credit Extension to such Eligible Subsidiary (each, an “Initial Borrowing Date”), (B) addressed to the Agents, the Issuing Bank and the Lenders and (C) covering the matters set forth in Exhibit 4.01(e) and such other matters relating to the Loan Documents as the Administrative Agent shall reasonably request.

(b) Corporate Documents. The Administrative Agent shall have received:

(i) a certificate of the secretary or assistant secretary of such Eligible Subsidiary dated the Initial Borrowing Date, certifying (A) that attached thereto is a true and complete copy of each Organizational Document of such Eligible Subsidiary certified (to the extent applicable) as of a recent date by the Secretary of State of the state of its organization, (B) that attached thereto is a true and complete copy of resolutions duly adopted by the Board of Directors of such Eligible Subsidiary authorizing the execution, delivery and performance of the Loan Documents to which such person is a party and the borrowings hereunder, and that such resolutions have not been modified, rescinded or amended and are in full force and effect and (C) as to the incumbency and specimen signature of each officer executing any Loan Document or any other document delivered in connection herewith on behalf of such Eligible Subsidiary (together with a certificate of another officer as to the incumbency and specimen signature of the secretary or assistant secretary executing the certificate in this clause (i));

(ii) a certificate as to the good standing of such Eligible Subsidiary (in so-called “long-form” if available) as of a recent date, from such Secretary of State (or other applicable Governmental Authority); and

(iii) such other documents as the Lenders, the Issuing Bank or the Administrative Agent may reasonably request.

(c) USA PATRIOT Act. The Lenders and the Administrative Agent shall have timely received the information required under Section 10.13.

(d) To the extent that such Eligible Subsidiary was not a Loan Party prior to becoming a Borrower under this Agreement, the conditions of Sections 4.01(h) and (i), Section 4.02(c) and Section 5.10 shall have been satisfied with respect to such Eligible Subsidiary.

ARTICLE V

AFFIRMATIVE COVENANTS

Each Loan Party covenants and agrees that so long as this Agreement shall remain in effect and until the Commitments have been terminated and the principal of and interest on each Loan, all Fees and all other expenses or amounts payable under any Loan Document shall have been paid in full (other than Unasserted Contingent Obligations) and all Letters of Credit have been canceled or have expired and all amounts drawn thereunder have been reimbursed in full (or been cash collateralized or back-stopped in a manner reasonably satisfactory to the Administrative Agent and the Issuing Bank), unless the Required Lenders shall otherwise consent in writing, each Loan Party will, and will cause each of its Subsidiaries (other than Excluded Subsidiaries) to:

SECTION 5.01 Financial Statements, Reports, etc.

Furnish to the Administrative Agent for prompt distribution to each Lender:

(a) Annual Reports. As soon as available and in any event (1) by no later than June 14, 2011 (or such earlier date on which Holdings is required to file a Form 10-K under the Exchange Act) with respect to the fiscal year ended December 31, 2010 and (2) within 120 days after the end of each fiscal year thereafter (or such earlier date on which Holdings is required to file a Form 10-K under the Exchange Act): (i) the consolidated balance sheet of Holdings as of the end of such fiscal year and related consolidated statements of income, cash flows and stockholders’ equity for such fiscal year, in comparative form with such financial statements as of the end of, and for, the preceding fiscal year, and notes thereto (including a note with a consolidating balance sheet and statements of income and cash flows separating out Holdings, the other Borrowers and their respective Subsidiaries), accompanied by an opinion of Deloitte & Touche LLP or other independent public accountants of recognized national standing reasonably satisfactory to the Administrative Agent (which opinion shall not be qualified as to scope or contain any going concern or other qualification, other than any going concern or other qualification with respect to the regularly scheduled maturity date of the Revolving Commitments), stating that such financial statements fairly present, in all material respects, the consolidated financial condition, results of operations and cash flows of Holdings as of the dates and for the periods specified in accordance with GAAP consistently applied; (ii) a management report in a form reasonably satisfactory to the Administrative Agent setting forth (A) statement of income items and Consolidated EBITDA of Holdings for such fiscal year, showing variance, by dollar amount and percentage, from amounts for the previous fiscal year and budgeted amounts and (B) key operational information and statistics for such fiscal year consistent with internal and industry-wide reporting standards; and (iii) a narrative report and management’s discussion and analysis, in a form reasonably satisfactory to the Administrative Agent, of the financial condition and results of operations of Holdings for such fiscal year, as compared to amounts for the previous fiscal year and budgeted amounts (it being understood that the information required by clause (i) may be furnished in the form of a Form 10-K);

(b) Quarterly Reports. As soon as available and in any event within 45 days (or such earlier date on which Holdings is required to file a Form 10-Q under the Exchange Act) after the end of each of the first three fiscal quarters of each fiscal year, beginning with the fiscal quarter ending March 31, 2011, (i) the consolidated balance sheet of Holdings as of the end of such fiscal quarter and related consolidated statements of income and cash flows for such fiscal quarter and for the then elapsed portion of the fiscal year, in comparative form with the consolidated statements of income and cash flows for the comparable periods in the previous fiscal year (provided that with respect to any fiscal quarter that ends on or prior to December 17, 2011, the foregoing requirement that such financial statements be presented in comparative form shall only apply to the extent financial statements of Holdings or Paulsboro exist for such comparable periods in the previous fiscal year), and notes thereto (including a note with a consolidating balance sheet and statements of income and cash flows separating out Holdings, the other Borrowers and their respective Subsidiaries), and accompanied by a certificate of a Financial Officer stating that such financial statements fairly present, in all material respects, the consolidated financial condition, results of operations and cash flows of Holdings as of the date and for the periods specified therein in accordance with GAAP consistently applied, and on a basis consistent with audited financial statements referred to in clause (a) of this Section, subject to normal year-end audit adjustments and the absence of footnote disclosures and (ii) a narrative report and management’s discussion and analysis, in a form reasonably satisfactory to the Administrative Agent, of the financial condition and results of operations for such fiscal quarter and the then elapsed portion of the fiscal year, as compared to the comparable periods in the previous fiscal year and budgeted amounts (it being understood that the information required by clause (i) may be furnished in the form of a Form 10-Q);

(c) Monthly Reports. Within 30 days after the end of each of the first two months of each fiscal quarter, beginning with January, 2010, the consolidated balance sheet of Holdings as of the end of each such month and the related consolidated statements of income and cash flows of Holdings for such month and for the then elapsed portion of the fiscal year, accompanied by a certificate of a Financial Officer stating that such financial statements fairly present, in all material respects, the consolidated results of operations and cash flows of Holdings as of the date and for the periods specified therein in accordance with GAAP consistently applied, subject to normal year-end audit adjustments and the absence of footnote disclosures;

(d) Financial Officer’s Certificate. Concurrently with any delivery of financial statements under Section 5.01(a), (b) or (c), a Compliance Certificate certifying that no Default has occurred or, if such a Default has occurred, specifying the nature and extent thereof and any corrective action taken or proposed to be taken with respect thereto;

(e) Financial Officer’s Certificate Regarding Collateral. Concurrently with any delivery of financial statements under Section 5.01(a), a certificate of a Financial Officer setting forth the information required pursuant to the Perfection Certificate Supplement or confirming that there has been no change in such information since the date of the Perfection Certificate or latest Perfection Certificate Supplement;

(f) Public Reports. (i) Promptly after the same become publicly available, copies of all periodic and other reports, proxy statements and other materials filed by any Company with the Securities and Exchange Commission, or any Governmental Authority succeeding to any or all of the functions of said Commission, or with any national securities exchange, or (ii) promptly after the furnishing thereof, copies of any material reports or notices distributed to holders of its Indebtedness under the Term Loan Credit Agreement and the Seller Note Agreements pursuant to the terms of the documentation governing such Indebtedness (or any trustee, agent or other representative therefor), as the case may be;

(g) Management Letters. Promptly after the receipt thereof by any Company, a copy of any “management letter” received by any such person from its certified public accountants and the management’s responses thereto;

(h) Budgets. Within 90 days after the beginning of each fiscal year, a budget for Holdings in form reasonably satisfactory to the Administrative Agent, but to include balance sheets, statements of income and sources and uses of cash, for each month of such fiscal year prepared in detail with appropriate presentation and discussion of the principal assumptions upon which such budgets are based, accompanied by the statement of a Financial Officer of Holdings to the effect that the budget of Holdings is a reasonable estimate for the periods covered thereby and have been prepared in good faith on the basis of assumptions stated therein, which such assumptions were believed to be reasonable at the time of preparation of such budget, it being understood that actual results may vary from the budget and such variances may be material;

(i) Organization. Concurrently with any delivery of financial statements under Section 5.01(a), an accurate organizational chart as required by Section 3.07(c), or confirmation that there are no changes to Schedule 10(a) to the Perfection Certificate;

(j) Organizational Documents. Promptly provide copies of any Organizational Documents that have been amended or modified in accordance with the terms hereof and deliver a copy of any notice of default given or received by any Company under any Organizational Document within 15 days after such Company gives or receives such notice; and

(k) Other Information. Promptly, from time to time, such other information regarding the operations, business affairs and financial condition of any Company, or compliance with the terms of any Loan Document, as the Administrative Agent or any Lender may reasonably request.

SECTION 5.02 Litigation and Other Notices.

Furnish to the Administrative Agent written notice of the following promptly (and, in any event, within five (5) Business Days of the occurrence thereof):

(a) any Default, specifying the nature and extent thereof and the corrective action (if any) taken or proposed to be taken with respect thereto;

(b) the filing or commencement of, or any written threat or notice of intention of any person to file or commence, any action, suit, litigation or proceeding, whether at law or in equity by or before any Governmental Authority, (i) against any Company or any Subsidiary that could reasonably be expected to result in a Material Adverse Effect or (ii) with respect to any Loan Document;

(c) any development that has resulted in, or could reasonably be expected to result in a Material Adverse Effect; and

(d) the occurrence of a Casualty Event (i) to any portion of Revolving Credit Priority Collateral in excess of $7,500,000 or (ii) to any portion of Collateral of any type whatsoever in excess of $15,000,000.

SECTION 5.03 Existence; Businesses and Properties.

(a) Do or cause to be done all things necessary to preserve, renew and maintain in full force and effect its legal existence, except as otherwise expressly permitted under Section 6.05 or Section 6.06 or, in the case of any Subsidiary, where the failure to perform such obligations, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

(b) Do or cause to be done all things reasonably necessary to obtain, preserve, renew, extend and keep in full force and effect the rights, licenses, permits, privileges, franchises and authorizations material to the conduct of its business; maintain and renew patents, copyrights, trademarks and trade names material to the conduct of its business; maintain and operate such business in substantially the manner in which it is presently conducted and operated; comply with all applicable Requirements of Law (including any and all zoning, building, Environmental Law, ordinance, code or approval or any building permits or any restrictions of record or agreements affecting the Real Property) and decrees and orders of any Governmental Authority, whether now in effect or hereafter enacted, except where the failure to comply, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect; pay and perform its material obligations under all Leases and Transaction Documents; and at all times maintain, preserve and protect all property material to the conduct of such business and keep such property in good repair, working order and condition (other than wear and tear occurring in the ordinary course of business and casualty and condemnation) and from time to time make, or cause to be made, all needful and proper repairs, renewals, additions, improvements and replacements thereto necessary in order that the business carried on in connection therewith may be properly conducted at all times, except where the failure to do so could not reasonably be expected to have a Material Adverse Effect; provided that nothing in this Section 5.03(b) shall prevent (i) sales of property, consolidations or mergers by or involving any Company or Excluded Subsidiary in accordance with Section 6.05 or Section 6.06; (ii) the withdrawal by any Company or Excluded Subsidiary of its qualification as a foreign legal entity in any jurisdiction where such withdrawal, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect; or (iii) the abandonment by any Company of any rights, franchises, licenses, trademarks, trade names, copyrights or patents that such person reasonably determines are not useful to its business or no longer commercially desirable.

SECTION 5.04 Insurance.

(a) Generally. Keep its insurable property adequately insured at all times by financially sound and reputable insurers; maintain such other insurance, to such extent and against such risks as is customary with companies in the same or similar businesses operating in the same or similar locations, including insurance with respect to Mortgaged Properties and other properties material to the business of the Companies against such casualties and contingencies and of such types and in such amounts with such deductibles as is customary in the case of similar businesses operating in the same or similar locations.

(b) Requirements of Insurance. All such insurance shall (i) provide that no cancellation, material reduction in amount or material change in coverage thereof shall be effective until at least 30 days after receipt by the Administrative Agent of written notice thereof or as otherwise reasonably acceptable to the Administrative Agent, (ii) name the Administrative Agent as mortgagee (in the case of property insurance) or additional insured on behalf of the Secured Parties (in the case of liability insurance) or loss payee (in the case of property insurance), as applicable, (iii) if reasonably requested by the Administrative Agent, include a breach of warranty clause and (iv) be reasonably satisfactory in all other respects to the Administrative Agent.

(c) Notice to Agents. Notify the Administrative Agent and the Co-Collateral Agents promptly whenever any separate insurance concurrent in form or contributing in the event of loss with that required to be maintained under this Section 5.04 is taken out by any Company; and promptly deliver to the Administrative Agent and the Co-Collateral Agents a duplicate original copy of such policy or policies.

(d) Flood Insurance. With respect to each Mortgaged Property, obtain flood insurance in such total amount as the Administrative Agent or the Required Lenders may from time to time reasonably require, if at any time the area in which any improvements located on any Mortgaged Property is designated a “flood hazard area” in any Flood Insurance Rate Map published by the Federal Emergency Management Agency (or any successor agency), and otherwise comply with the National Flood Insurance Program as set forth in the Flood Disaster Protection Act of 1973, as amended from time to time.

(e) Broker’s Report. Deliver to the Administrative Agent and the Co-Collateral Agents a report of a reputable insurance broker with respect to such insurance and such supplemental reports with respect thereto as the Administrative Agent or the Co-Collateral Agents may from time to time reasonably request; provided, that absent an Event of Default that has occurred and is continuing, the Administrative Agent and the Co-Collateral Agents shall not make such request more than once per calendar year.

(f) Mortgaged Properties. No Loan Party that is an owner of Mortgaged Property shall take any action that is reasonably likely to be the basis for termination, revocation or denial of any insurance coverage required to be maintained under such Loan Party’s respective Mortgage or that could be the basis for a defense to any claim under any Insurance Policy maintained in respect of the Premises, and each Loan Party shall otherwise comply in all material respects with all Insurance Requirements in respect of the Premises; provided, however, that each Loan Party may, at its own expense and after written notice to the Administrative Agent, (i) contest the applicability or enforceability of any such Insurance Requirements by appropriate legal proceedings, the prosecution of which does not constitute a basis for cancellation or revocation of any insurance coverage required under this Section 5.04 or (ii) cause the Insurance Policy containing any such Insurance Requirement to be replaced by a new policy complying with the provisions of this Section 5.04.

SECTION 5.05 Obligations and Taxes.

(a) Payment of Obligations. Pay and discharge promptly when due all Taxes, assessments and governmental charges or levies imposed upon it or upon its income or profits or in respect of its property, before the same shall become delinquent or in default, as well as all lawful claims for labor, services, materials and supplies or otherwise that, if unpaid, give rise to a Lien other than a Permitted Lien upon such properties or any part thereof; provided that such payment and discharge shall not be required with respect to any such Tax, assessment, charge, levy or claim so long as (x)(i) the validity or amount thereof shall be contested in good faith by appropriate proceedings timely instituted and diligently conducted and the applicable Company shall have set aside on its books adequate reserves or other appropriate provisions with respect thereto in accordance with GAAP, (ii) such contest operates to suspend collection of the contested obligation, Tax, assessment or charge and enforcement of a Lien other than a Permitted Lien and (iii) in the case of Collateral, the applicable Company shall have otherwise complied with the Contested Collateral Lien Conditions or (y) the failure to pay could not reasonably be expected to result in a Material Adverse Effect.

(b) Filing of Returns. Timely and correctly file all material Tax Returns required to be filed by it. Withhold, collect and remit all material Taxes that it is required to collect, withhold or remit.

SECTION 5.06 Employee Benefits.

(a) Comply in all material respects with the applicable provisions of ERISA and the Code (except where any failure to comply could not reasonably be expected to result in a Material Adverse Effect), and (b) furnish to the Administrative Agent (x) as soon as possible after, and in any event within 5 days after any Responsible Officer of any Company or any ERISA Affiliates of any Company knows or has reason to know that, any ERISA Event has occurred that, alone or together with any other ERISA Event could reasonably be expected to result in liability of the Companies or any of their ERISA Affiliates in an aggregate amount exceeding $1,000,000 or the imposition of a Lien on the assets of any Loan Party, a statement of a Financial Officer of Administrative Borrower setting forth details as to such ERISA Event and the action, if any, that the Companies propose to take with respect thereto; (y) upon request by the Administrative Agent, copies of (i) each Schedule B (Actuarial Information) to the annual report (Form 5500 Series) filed by any Company or any ERISA Affiliate with the Internal Revenue Service with respect to each Plan; (ii) the most recent actuarial valuation report for each Plan; (iii) all notices received by any Company or any ERISA Affiliate from a Multiemployer Plan sponsor or any governmental agency concerning an ERISA Event; and (iv) such other documents or governmental reports or filings relating to any Plan (or employee benefit plan sponsored or contributed to by any Company) as the Administrative Agent shall reasonably request and (z) promptly following any request therefor, copies of (i) any documents described in Section 101(k) of ERISA that any Company or its ERISA Affiliate may request with respect to any Multiemployer Plan and (ii) any notices described in Section 101(1) of ERISA that any Company or its ERISA Affiliate may request with respect to any Multiemployer Plan; provided that if any Company or its ERISA Affiliate has not requested such documents or notices from the administrator or sponsor of the applicable Multiemployer Plan, the applicable Company or ERISA Affiliate shall promptly make a request for such documents or notices from such administrator or sponsor and shall provide copies of such documents and notices promptly after receipt thereof.

SECTION 5.07 Maintaining Records; Access to Properties and Inspections; Annual Meetings.

(a) Keep proper books of record and account in which full, true and correct entries in conformity with GAAP consistently applied and all Requirements of Law are made of all material dealings and transactions in relation to its business and activities. Upon at least two (2) Business Days prior written notice, each Loan Party will permit any representatives designated by the Administrative Agent or any Lender to visit and inspect the financial records (other than the records of the Board of Directors) and the property of such Company at reasonable times and as often as reasonably requested and to make extracts from and copies of such financial records, and permit any representatives designated by the Administrative Agent or any Lender to discuss the affairs, finances, accounts and condition of any Loan Party with the officers and employees thereof and advisors therefor (including independent accountants); provided that, excluding any such visits and inspections during the continuation of an Event of Default, only the Administrative Agent on behalf of the Lenders may exercise rights of the Administrative Agent and the Lenders under this Section 5.07(a) and the Administrative Agent shall not exercise such rights more often than three times during any calendar year absent the existence of an Event of Default that is continuing, each time to be at the Borrowers’ expense; provided, further that when an Event of Default exists and is continuing, the Administrative Agent or any Lender (or any of their respective representatives) may do any of the foregoing at the expense of the Borrowers at any time during normal business hours and upon reasonable advance notice. The Administrative Agent and the Lenders shall give the Loan Parties the opportunity to participate in any discussions with the Borrowers’ advisors (including independent public accountants). Notwithstanding anything to the contrary in this Section 5.07(a), none of the Loan Parties will be required to disclose, permit the inspection, examination or making copies or abstracts of, or discussion of, any document, information or other matter (i) in respect of which disclosure to the Administrative Agent or any Lender (or their respective representatives) is prohibited by applicable law or binding agreement or (ii) that is subject to attorney-client privilege or constitutes attorney work product;

(b) Within 150 days after the end of each fiscal year of the Companies, at the written request of the Administrative Agent or Required Lenders, hold a meeting which, at Borrowers’ option, may be by conference call (the costs of any such call to be paid by Borrowers), with all Lenders who choose to attend such meeting, at which meeting shall be reviewed the financial results of the previous fiscal year and the financial condition of the Companies and the budgets presented for the current fiscal year of the Companies.

SECTION 5.08 Use of Proceeds.

Use the proceeds of the Loans only for the purposes set forth in Section 3.12 and request the issuance of Letters of Credit only for the purposes set forth in the definition of Commercial Letter of Credit or Standby Letter of Credit, as the case may be.

SECTION 5.09 Compliance with Environmental Laws; Environmental Reports.

(a) Except as could not reasonably be expected, either individually or in the aggregate, to have a Material Adverse Effect, comply, and cause all lessees and other persons occupying Real Property owned, operated or leased by any Company to comply, in all material respects with all Environmental Laws and Environmental Permits applicable to its operations and Real Property; obtain and renew all material Environmental Permits applicable to its operations and Real Property; and conduct all Responses required of the Companies by, and in accordance with, Environmental Laws; provided, further that no Company shall be required to undertake any Response to the extent that its obligation to do so is being contested in good faith and by proper proceedings and appropriate reserves are being maintained with respect to such circumstances in accordance with GAAP.

(b) If an Event of Default, if any, caused by reason of a breach of Section 3.18 or Section 5.09(a) shall have occurred and be continuing for more than 30 days without the Companies commencing activities reasonably likely to cure such Event of Default, if any, in accordance with Environmental Laws, at the written request of the Administrative Agent or the Required Lenders through the Administrative Agent, provide to the Lenders within 60 days after such request, at the expense of Borrowers, an environmental assessment report regarding the matters which are the subject of such Event of Default, including, where appropriate, soil and/or groundwater sampling, prepared by an environmental consulting firm and, in the form reasonably acceptable to the Administrative Agent and indicating the presence or absence of Hazardous Materials and the estimated cost of any compliance or Response to address them.

SECTION 5.10 Additional Collateral; Additional Guarantors.

(a) Subject to the terms of the Intercreditor Agreements and this Section 5.10, with respect to any property acquired after the Closing Date by any Loan Party (which, for the avoidance of doubt, does not include assets held by, or any Equity Interests issued by, any Excluded Subsidiary) that is intended to be subject to the Lien created by any of the Security Documents but is not so subject, promptly (and in any event within 30 days after the acquisition thereof (or such longer period of time not to exceed an additional 30 days as may be permitted by written consent by Administrative Agent)) (i) execute and deliver to the Administrative Agent and the Co-Collateral Agents such amendments or supplements to the relevant Security Documents or such other documents as the Administrative Agent or the Co-Collateral Agents shall deem reasonably necessary or advisable to grant to the Administrative Agent, for its benefit and for the benefit of the other Secured Parties, a Lien on such property subject to no Liens other than Permitted Liens, and (ii) take all actions necessary to cause such Lien to be duly perfected to the extent required by such Security Document in accordance with all applicable Requirements of Law, including the filing of financing statements in such jurisdictions as may be reasonably requested by the Administrative Agent. Borrowers shall otherwise take such actions and execute and/or deliver to the Administrative Agent such documents as the Administrative Agent or the Co-Collateral Agents shall require to confirm the validity, perfection and priority of the Lien of the Security Documents on such after-acquired properties.

(b) Subject to the terms of the Intercreditor Agreements and the Administrative Borrower’s election under Section 5.18, with respect to any person that is or becomes a Subsidiary (other than an Excluded Subsidiary) after the Closing Date, promptly (and in any event within 30 days after such person becomes a Subsidiary) (or such longer period of time not to exceed an additional 30 days as may be permitted by written consent by Administrative Agent)) (i) deliver to the Administrative Agent the certificates, if any, representing all of the Equity Interests of such Subsidiary, together with undated stock powers or other appropriate instruments of transfer executed and delivered in blank by a duly authorized officer of the holder(s) of such Equity Interests, and all intercompany notes owing from such Subsidiary to any Loan Party together with instruments of transfer executed and delivered in blank by a duly authorized officer of such Loan Party and (ii) cause such new Domestic Subsidiary (other than an Excluded Subsidiary) (A) to execute a Joinder Agreement or such comparable documentation to become a Subsidiary Guarantor (or Borrower, in the case of Eligible Subsidiaries) and a joinder agreement to the applicable Security Agreement, substantially in the form annexed thereto, and (B) to take all actions reasonably necessary or advisable in the opinion of the Administrative Agent or the Co-Collateral Agents to cause the Lien created by the applicable Security Agreement to be duly perfected to the extent required by such agreement in accordance with all applicable Requirements of Law, including the filing of financing statements in such jurisdictions as may be reasonably requested by the Administrative Agent or the Co-Collateral Agents. Notwithstanding the foregoing, (1) the Equity Interests required to be delivered to the Administrative Agent pursuant to clause (i) of this Section 5.10(b) shall not include any Equity Interests of a Foreign Subsidiary created or acquired after the Closing Date and (2) no Foreign Subsidiary or any Domestic Subsidiary which holds as its only assets the Equity Interests of a Foreign Subsidiary shall be required to take the actions specified in clause (ii) of this Section 5.10(b); provided that this exception shall not apply to (A) Voting Stock of any Foreign Subsidiary which is a first-tier controlled foreign corporation (as defined in Section 957(a) of the Code) of a Loan Party representing 65% of the total voting power of all outstanding Voting Stock of such Foreign Subsidiary and (B) 100% of the Equity Interests not constituting Voting Stock of any such Foreign Subsidiary, except that any such Equity Interests constituting “stock entitled to vote” within the meaning of Treasury Regulation Section 1.956-2(c)(2) shall be treated as Voting Stock for purposes of this Section 5.10(b).

(c) Subject to the terms of the Intercreditor Agreements, promptly grant to the Administrative Agent, within 60 days (or such longer period of time not to exceed an additional 30 days as may be permitted by written consent by Administrative Agent) of the acquisition thereof, a security interest in and Mortgage on (i) each Real Property owned in fee by such Loan Party (other than Toledo) as is acquired by such Loan Party (other than Toledo) after the Closing Date and that, together with any improvements thereon, individually has a fair market value of at least $2,500,000, as additional security for the Secured Obligations (unless the subject property is already mortgaged to a third party to the extent permitted by Section 6.02). Subject to the terms of the Intercreditor Agreements, such Mortgages shall be granted pursuant to documentation reasonably satisfactory in form and substance to the Administrative Agent and the Co-Collateral Agents and shall constitute valid and enforceable perfected Liens subject only to Permitted Liens or other Liens acceptable to the Administrative Agent. Subject to the terms of the Intercreditor Agreements, the Mortgages or instruments related thereto shall be duly recorded or filed in such manner and in such places as are required by law to establish, perfect, preserve and protect the Liens in favor of the Administrative Agent required to be granted pursuant to the Mortgages and all taxes, fees and other charges payable in connection therewith shall be paid in full. Such Loan Party (other than Toledo) shall otherwise take such actions and execute and/or deliver to the Administrative Agent such documents as the Administrative Agent or the Co-Collateral Agents shall reasonably require to confirm the validity, perfection and priority of the Lien of any existing Mortgage or new Mortgage against such after-acquired Real Property (including a Title Policy, a Survey and local counsel opinion (in form and substance reasonably satisfactory to the Administrative Agent and the Co-Collateral Agents) in respect of such Mortgage).

(d) Notwithstanding anything in this Agreement or any Security Document to the contrary, in no event shall the Collateral include, and no Loan Party or any Subsidiary shall be required to take any action to create, grant or perfect a security interest in, any property or assets that (i) consists of motor vehicles or leasehold mortgages, (ii) assets subject to a jurisdiction other than the United States, any state thereof and the District of Columbia or (iii) in the case of any properties and assets as to which the Co-Collateral Agents determine in their reasonable discretion that the costs of obtaining such security interest are excessive in relation to the value of the security to be afforded thereby.

(e) Notwithstanding anything in this Agreement or any Security Document to the contrary, this Section 5.10 (i) applies to Toledo and its assets and (ii) from and after the date of repayment in full of the Term Loan, the Valero Seller Notes and the Sunoco Seller Note with the proceeds of equity issuances and/or unsecured debt, will apply with respect to the other Loan Parties and their assets, in each case, solely as to the Revolving Credit Priority Collateral.

SECTION 5.11 Security Interests; Further Assurances.

Subject to the terms of the Intercreditor Agreements, promptly, upon the reasonable request of the Administrative Agent or the Co-Collateral Agents, at Borrowers’ expense, execute, acknowledge and deliver, or cause the execution, acknowledgment and delivery of any document or instrument supplemental to or confirmatory of the Security Documents or otherwise deemed by the Administrative Agent or the Co-Collateral Agents reasonably necessary or desirable for the continued validity, perfection and priority of the Liens on the Collateral covered thereby subject to no other Liens except as permitted by the applicable Security Document, or obtain any consents or waivers as may be necessary or appropriate in connection therewith. Notwithstanding anything in this Agreement or any Security Document to the contrary, except for filings under Article 9 of the UCC and with the United States Patent and Trademark Office and the United States Copyright Office, in no event shall any registrations, filings or recordations in connection with any intellectual property (including Intellectual Property) be required. Deliver or cause to be delivered to the Administrative Agent and the Co-Collateral Agents from time to time such other documentation, consents, authorizations, approvals and orders in form and substance reasonably satisfactory to the Administrative Agent and the Co-Collateral Agents as the Administrative Agent and the Co-Collateral Agents shall reasonably deem necessary to perfect or maintain the Liens on the Collateral pursuant to the Security Documents. Upon the exercise by the Administrative Agent, the Co-Collateral Agents or any Lender of any power, right, privilege or remedy pursuant to any Loan Document which requires any consent, approval, registration, qualification or authorization of any Governmental Authority execute and deliver all applications, certifications, instruments and other documents and papers that the Administrative Agent, the Co-Collateral Agents or such Lender may reasonably require. If the Administrative Agent, the Co-Collateral Agents or the Required Lenders determine that they are required by a Requirement of Law to have appraisals prepared in respect of the Real Property of any Loan Party constituting Collateral, Borrowers shall provide to the Administrative Agent appraisals that satisfy the applicable requirements of the Real Estate Appraisal Reform Amendments of FIRREA and are otherwise in form and substance reasonably satisfactory to the Administrative Agent and the Co-Collateral Agents.

SECTION 5.12 Information Regarding Collateral.

(a) Not effect any change (i) in any Loan Party’s legal name, (ii) in the location of any Loan Party’s chief executive office, (iii) in any Loan Party’s organizational structure, (iv) in any Loan Party’s Federal Taxpayer Identification Number or organizational identification number, if any, or (v) in any Loan Party’s jurisdiction of organization (in each case, including by merging with or into any other entity, reorganizing, dissolving, liquidating, reorganizing or organizing in any other jurisdiction), until (A) it shall have given the Co-Collateral Agents and the Administrative Agent not less than 30 days’ prior written notice (in the form of an Officers’ Certificate), or such lesser notice period agreed to by the Administrative Agent, of its intention so to do, clearly describing such change and providing such other information in connection therewith as the Co-Collateral Agents or the Administrative Agent may reasonably request and (B) it shall have taken all action reasonably satisfactory to the Administrative Agent to maintain the perfection and priority of the security interest of the Administrative Agent for the benefit of the Secured Parties in the Collateral, if applicable. Each Loan Party agrees to promptly provide the Administrative Agent with certified Organizational Documents reflecting any of the changes described in the preceding sentence. Each Loan Party also agrees to promptly notify the Administrative Agent of any change in the location of any office in which it maintains books or records relating to Collateral owned by it or any office or facility at which Collateral is located (including the establishment of any such new office or facility), other than changes in location to a Mortgaged Property or a leased property subject to a Landlord Access Agreement.

(b) Concurrently with the delivery of financial statements pursuant to Section 5.01(a), deliver to the Administrative Agent and the Co-Collateral Agents a Perfection Certificate Supplement.

SECTION 5.13 [Reserved].

SECTION 5.14 Affirmative Covenants with Respect to Leases.

With respect to each Lease, the respective Loan Party shall perform all the obligations required of it under such Lease and enforce all of the tenant’s obligations thereunder, except where the failure to so perform or enforce could not reasonably be expected to result in a Property Material Adverse Effect.

SECTION 5.15 Borrowing Base-Related Reports.

Borrowers shall deliver or cause to be delivered (at the expense of Borrowers) to the Administrative Agent and Co-Collateral Agents the following:

(a) in no event less frequently than 20 days after the end of each month for the month most recently ended, a Borrowing Base Certificate from Borrowers accompanied by such supporting detail and documentation as shall be reasonably requested by the Co-Collateral Agents in their reasonable credit judgment; provided, that if Excess Availability is less than or equal to 20% of the Borrowing Base for a period in excess of three (3) continuing Business Days, then Borrowing Base Certificates shall be delivered on a weekly basis, for each calendar week, no later than Friday of the following calendar week, until Excess Availability shall have exceeded 20% of the Borrowing Base for at least ten (10) consecutive Business Days.

(b) upon request by the Co-Collateral Agents, and in no event less frequently than 30 days after the end of (i) each month, a monthly trial balance showing Accounts outstanding aged from statement date as follows: 1 to 30 days, 31 to 60 days, 61 to 90 days and 91 days or more, accompanied by a comparison to the prior month’s trial balance and such supporting detail and documentation as shall be requested by the Administrative Agent or Co-Collateral Agents in their reasonable credit judgment and (ii) each month, a summary of hydrocarbon Inventory by location and type accompanied by such supporting detail and documentation as shall be reasonably requested by the Co-Collateral Agents in their reasonable credit judgment (in each case, together with a copy of all or any part of such delivery requested by any Lender in writing after the Closing Date);

(c) at the time of delivery of each of the financial statements delivered pursuant to Sections 5.01(a) and (b), a reconciliation of the Accounts trial balance and quarter-end hydrocarbon Inventory reports of Borrowers to the general ledger of Borrowers, accompanied by such supporting detail and documentation as shall be reasonably requested by the Co-Collateral Agents in their reasonable credit judgment; and

(d) such other reports, statements and reconciliations with respect to the Borrowing Base or Collateral of any or all Loan Parties as the Administrative Agent or the Co-Collateral Agents shall from time to time request in their reasonable credit judgment.

The delivery of each certificate and report or any other information delivered pursuant to this Section 5.15 shall constitute a representation and warranty by Borrowers that the statements and information contained therein are true and correct in all material respects on and as of such date.

SECTION 5.16 Inventory Appraisals.

Any of the Co-Collateral Agents’ officers, designated employees or agents shall have the right, at any reasonable time or times subject to the following limitations on prior written notice to Borrowers to conduct field audits of the financial affairs and Collateral of the Loan Parties. The Loan Parties shall cooperate fully with the Administrative Agent or the Co-Collateral Agents and its agents during all (x) Collateral field audits, which shall be at Borrowers’ expense and shall be conducted, at the request of the Administrative Agent or the Co-Collateral Agents, not more than one (1) time during any twelve month period, absent an Event of Default that has occurred and is continuing, (y) Inventory Appraisals, which shall be at Borrowers’ expense and shall be conducted, at the request of the Administrative Agent or the Co-Collateral Agents, not more than one (1) time, during any twelve month period, absent an Event of Default that has occurred and is continuing, or (z) in the case of both Collateral field audits and Inventory Appraisals, following the occurrence and during the continuation of an Event of Default, more frequently at the Administrative Agent’s or the Co-Collateral Agents’ request; provided, that: (a) if Excess Availability is less than 40% of the lesser of (i) the Borrowing Base or (ii) the then current aggregate Revolving Commitments of the Lenders for a period in excess of five consecutive Business Days, Agents shall be entitled to two Collateral field audits and Inventory Appraisals annually; and (b) if Excess Availability is less than 12.5% of the lesser of (i) the Borrowing Base or (ii) the then current aggregate Revolving Commitments of the Lenders for a period in excess of five consecutive Business Days, Agents shall be entitled to three Collateral field audits and Inventory Appraisals annually; provided, further, that none of the foregoing limitations on the number of Collateral Field audits or Inventory Appraisals shall apply during the continuance of an Event of Default.

SECTION 5.17 Preservation of Certain Agreements.

The Loan Parties shall preserve the existence and continuance of the Morgan Stanley Off-Take Agreements and the Oil Supply Agreements, in each case, as replaced, superseded, amended (including as to changes of counterparties), modified or supplemented from time to time, in a manner as is not reasonably expected to result in a Material Adverse Effect.

SECTION 5.18 Designation of Borrowers and Excluded Subsidiaries.

(a) Administrative Borrower may designate any Eligible Subsidiary as a “Borrower” under this Agreement and the other Loan Documents by written notice to the Administrative Agent; provided that (i) immediately before and after such designation, no Default or Event of Default shall have occurred and be continuing, (ii) no Eligible Subsidiary may be designated as a “Borrower” if it is not (or concurrently will be) a “Borrower” or “Loan Party” for the purpose of the Term Loan Documents (if the Term Loan Documents are then in effect), (iii) the conditions set forth in Section 4.04 shall have been satisfied with respect to such Eligible Subsidiary and (iv) immediately before and after giving effect to such designation, Borrowers shall be in compliance, on a Pro Forma Basis, with the covenant set forth in Section 6.09, to the extent the covenant is then applicable and is being tested. Until such time as the requirements set forth in the preceding clauses (i) through (iii) shall have been satisfied with respect to such Eligible Subsidiary, such Eligible Subsidiary shall not be a “Borrower” for purposes of this Agreement and the Accounts and hydrocarbon Inventory of such Eligible Subsidiary shall not be counted towards calculating the Borrowing Base.

(b) Administrative Borrower may designate any Domestic Subsidiary acquired or formed after the Closing Date, within 30 days of the formation or acquisition thereof (or such longer period of time as may be permitted by the Administrative Agent), as an Excluded Subsidiary by written notice to the Administrative Agent; provided that (i) immediately before and after such designation, no Default or Event of Default shall have occurred and be continuing and (ii) no Subsidiary may be designated as an Excluded Subsidiary if it is not (or concurrently will be) an “Excluded Subsidiary” for the purpose of the Term Loan Documents; provided further that such Excluded Subsidiary may be re-designated by Administrative Borrower as a “Subsidiary Guarantor” upon 10 Business Days (or such shorter period of time as may be permitted by the Administrative Agent) prior written notice to the Administrative Agent as long as the requirements of Section 5.10 are satisfied either before or concurrently with it becoming a Subsidiary Guarantor.

SECTION 5.19 Release of Non-Revolving Credit Priority Collateral.

The parties hereto agree that as soon as practicable following the repayment in full of the Term Loan, the Valero Seller Notes and the Sunoco Seller Note with the proceeds of equity issuances and/or unsecured debt, and in any event within 30 days of the date of such repayment in full, all Collateral other than Revolving Credit Priority Collateral shall be released.

ARTICLE VI

NEGATIVE COVENANTS

Each Loan Party covenants and agrees that, so long as this Agreement shall remain in effect and until the Commitments have been terminated and the principal of and interest on each Loan, all Fees and all other expenses or amounts payable under any Loan Document have been paid in full (in each case, other than Unasserted Contingent Obligations) and all Letters of Credit have been canceled or have expired and all amounts drawn thereunder have been reimbursed in full, unless the Required Lenders shall otherwise consent in writing, no Loan Party will, nor will they cause or permit any Subsidiaries (other than Excluded Subsidiaries) to:

SECTION 6.01 Indebtedness.

Incur, create, assume or permit to exist, directly or indirectly, any Indebtedness, except

(a) Indebtedness incurred under this Agreement and the other Loan Documents;

(b) (i) Indebtedness outstanding on the A&R Effective Date (and to the extent in excess of $5,000,000 in the aggregate, is listed on Schedule 6.01(b)), (ii) refinancings or renewals thereof; provided that (A) any such refinancing Indebtedness is in an aggregate principal amount not greater than the aggregate principal amount plus any unutilized commitments of the Indebtedness being renewed or refinanced, plus the amount of any premiums required to be paid thereon and reasonable fees and expenses associated therewith, (B) such refinancing Indebtedness has a later or equal final maturity and longer or equal weighted average life than the Indebtedness being renewed or refinanced and (C) the terms and conditions thereof (including any guarantees thereof) shall be, in the aggregate and taken as a whole, no less favorable to the Lenders than those contained in the Indebtedness being renewed or refinanced and (iii) Indebtedness under the Term Loan Documents (including any additional or incremental loans permitted thereunder) and Seller Note Documents, including, in each case and subject to the limitations in the applicable Intercreditor Agreement relating to refinancings of Indebtedness under the Term Loan Documents and the Seller Note Documents, refinancings thereof; provided that (A) any such refinancing Indebtedness is in an aggregate principal amount plus any unutilized commitments not greater than the aggregate principal amount of the Indebtedness being renewed or refinanced, plus the amount of any premiums required to be paid thereon and reasonable fees and expenses associated therewith plus any incremental facility amounts provided for in such documents at the time of the refinancing, (B) such refinancing Indebtedness has a later or equal final maturity and longer or equal weighted average life than the Indebtedness being renewed or refinanced, and (C) the terms and conditions thereof (including any guarantees thereof) shall be no less favorable in the aggregate and taken as a whole to the Lenders than those contained in the Term Loan Documents and Seller Note Documents.

(c) Indebtedness under Hedging Obligations entered into consistent with prudent industry practice; provided that if such Hedging Obligations relate to interest rates, (i) such Hedging Obligations relate to payment obligations on Indebtedness otherwise permitted to be incurred by the Loan Documents and (ii) the notional principal amount of such Hedging Obligations at the time incurred does not exceed the principal amount of the Indebtedness to which such Hedging Obligations relate;

(d) Indebtedness permitted by Section 6.04(f);

(e) Indebtedness in respect of Purchase Money Obligations, Attributable Indebtedness and Capital Lease Obligations, and any other Indebtedness financing the acquisition, construction repair, replacement or improvement of any fixed or capital assets and refinancings or renewals thereof, in an aggregate amount not to exceed (i) $100,000,000 or (ii) if the Pro Forma Excess Availability is in excess of the Threshold Basket Amount immediately before and immediately after giving effect to such Indebtedness (as determined on the date of incurrence of such Indebtedness), $150,000,000 at any time outstanding;

(f) Indebtedness in respect of bid, performance or surety bonds, workers’ compensation claims, self-insurance obligations and bankers acceptances issued for the account of any Company in the ordinary course of business, including guarantees or obligations of any Company with respect to letters of credit supporting such bid, performance or surety bonds, workers’ compensation claims, self-insurance obligations and bankers acceptances (in each case other than for an obligation for money borrowed), in an aggregate amount not to exceed $6,000,000 at any time outstanding;

(g) Contingent Obligations (including guarantees) of any Loan Party in respect of Indebtedness otherwise permitted under this Section 6.01;

(h) Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently (except in the case of daylight overdrafts) drawn against insufficient funds in the ordinary course of business; provided, however, that such Indebtedness is extinguished within five Business Days of incurrence;

(i) Indebtedness arising in connection with endorsement of instruments for deposit in the ordinary course of business;

(j) Indebtedness arising from an unsecured guaranty, except for the pledge of the Equity Interests of Paulsboro and Paulsboro Natural Gas Pipeline Company, provided by Holdings in respect of its guaranty obligations under the Valero Seller Note;

(k) Indebtedness under the DEDA Loan and Security Agreement;

(l) unsecured Indebtedness and Subordinated Indebtedness of any Company; provided that (A) that such Indebtedness has a later final maturity date than the Indebtedness incurred under this Agreement and the other Loan Documents and (B) at the time of incurrence, the Consolidated Interest Coverage Ratio on a Pro Forma Basis for the incurrence of such Indebtedness is not less than 2.00:1.00;

(m) (i) Indebtedness assumed in connection with any Permitted Acquisition, provided, that (x) such Indebtedness (A) was not incurred in contemplation of such Permitted Acquisition, (B) is secured only by the assets acquired in the applicable Permitted Acquisition (including any acquired Equity Interests), (C) the only obligors with respect to any Indebtedness incurred pursuant to this clause (m)(i) shall be those persons who were obligors of such

Indebtedness prior to such Permitted Acquisition, and (y) both immediately prior and after giving effect thereto no Default shall exist or result therefrom and (ii) Indebtedness incurred in connection with the financing of any Permitted Acquisition, provided, that (x) such Indebtedness (A) is secured only by the assets (other than assets constituting Revolving Credit Priority Collateral) acquired in the applicable Permitted Acquisition (including any acquired Equity Interests), (B) the only obligors with respect to any Indebtedness incurred pursuant to this clause (m)(ii) shall be those persons who were obligors of such Indebtedness prior to such Permitted Acquisition and/or Affiliates of the Loan Parties (and in the case of the Loan Parties, solely to the extent permitted by Section 6.05), and (y) both immediately prior and after giving effect thereto (A) no Default shall exist or result therefrom and (B) the aggregate principal amount of such Indebtedness and all Indebtedness resulting from any Permitted Refinancing thereof at any time outstanding pursuant to this clause (m)(ii) does not exceed (x) $300,000,000 or (y) if the Pro Forma Excess Availability is in excess of the Threshold Basket Amount both before and immediately after giving Pro Forma effect thereto, $400,000,000 at any one time outstanding;

(n) Indebtedness representing deferred compensation to employees of any Loan Parties incurred in the ordinary course of business, and/or incurred by such Person in connection with the Transactions and Permitted Acquisitions or any other Investment expressly permitted hereunder;

(o) Indebtedness to current or former officers, directors, managers, consultants and employees, their respective estates, spouses or former spouses to finance the purchase or redemption of Equity Interests of any Loan Parties;

(p) Indebtedness incurred in connection with a Permitted Acquisition, any other Investment expressly permitted hereunder or any Asset Sale permitted hereunder, in each case to the extent constituting Indebtedness as a result of indemnification obligations or obligations in respect of purchase price (including earn-outs) or other similar adjustments;

(q) Indebtedness resulting from obligations with respect to Treasury Services Agreements and other Indebtedness in respect of netting services, automatic clearinghouse arrangements, overdraft protections and similar arrangements in each case in connection with deposit accounts in the ordinary course of business;

(r) Indebtedness consisting of the financing of insurance premiums in the ordinary course of business;

(s) Indebtedness consisting of customer deposits and advance payments received in the ordinary course of business from customers for goods purchased;

(t) to the extent constituting Indebtedness, obligations under (i) the Oil Supply Agreements, and (ii) the Morgan Stanley Off-Take Agreements;

(u) Indebtedness incurred in connection with Environmental and Necessary Capex in an amount not to exceed $35,000,000 in the aggregate;

(v) Indebtedness in respect of letters of credit and/or other credit support issued in connection with the purchase by the Loan Parties of Saudi Oil from Aramco; provided, that any such Indebtedness shall be secured solely by the purchased Saudi Oil, accounts receivable (including accounts, chattel paper, payment intangibles, general intangibles, instruments and all other rights to payment) arising from the sale or other disposition of such Saudi Oil, contracts, bills of lading, other documents of title and books and records pertaining to the foregoing, proceeds and products of the foregoing and proceeds of any insurance, indemnity, warranty or guaranty with respect to any of the foregoing (and any cash collateral and deposit accounts holding such cash collateral, if any, provided therefor) (collectively, the “Saudi Oil Assets”) (it being understood and agreed that notwithstanding any term or condition to the contrary in any Loan Document (including any Security Document), any and all items set forth in this proviso are not Collateral for the Obligations);

(w) unsecured Indebtedness incurred in connection with the Toledo Acquisition in an aggregate principal amount not to exceed $200,000,000;

(x) Indebtedness arising from an unsecured guaranty provided by Holdings in respect of the Indebtedness described in the preceding clause (w) in connection with the Toledo Acquisition;

(y) the High Yield Indebtedness;

(z) Indebtedness arising from an unsecured guaranty provided by any Loan Party in respect of the Indebtedness described in the preceding clause (y);

(aa) Indebtedness in respect of letters of credit issued by any Person;

(bb) Indebtedness in an aggregate amount not to exceed $30,000,000 incurred in connection with Sale and Leaseback Transactions with respect to Catalyst Assets permitted pursuant to Section 6.03; and

(cc) general Indebtedness not otherwise permitted by clauses (a) through (bb) above in an aggregate amount not to exceed $5,000,000 outstanding at any time.

The accrual of interest or dividends, the accretion of accreted value, the accretion or amortization of original issue discount and the payment of interest or dividends solely in the form of additional Indebtedness or Disqualified Capital Stock shall not be deemed to be an incurrence of Indebtedness for purposes of this Section 6.01.

SECTION 6.02 Liens.

Create, incur, assume or permit to exist, directly or indirectly, any Lien on any property now owned or hereafter acquired by it or on any income or revenues or rights in respect of any thereof, except the following (collectively, the “Permitted Liens”):

(a) inchoate Liens for taxes, assessments or governmental charges or levies not yet due and payable or delinquent and Liens for taxes, assessments or governmental charges or levies, which are being contested in good faith by appropriate proceedings for which adequate reserves have been established in accordance with GAAP, which proceedings (or orders entered in connection with such proceedings) have the effect of preventing the forfeiture or sale of the property subject to any such Lien;

(b) Liens in respect of property of any Company imposed by Requirements of Law, which were incurred in the ordinary course of business and do not secure Indebtedness for borrowed money, such as carriers’, warehousemen’s, materialmen’s, landlords’, workmen’s, suppliers’, repairmen’s and mechanics’ Liens and other similar Liens arising in the ordinary course of business, and (i) which do not in the aggregate materially detract from the value of the property of the Companies, taken as a whole, and do not materially impair the use thereof in the operation of the business of the Companies, taken as a whole and (ii) which, if they secure obligations that are then due and unpaid, are being contested in good faith by appropriate proceedings for which adequate reserves have been established in accordance with GAAP, which proceedings (or orders entered in connection with such proceedings) have the effect of preventing the forfeiture or sale of the property subject to any such Lien;

(c) any Lien in existence on the A&R Effective Date and set forth on Schedule 6.02(c) and any Lien granted as a replacement or substitute therefor; provided that any such replacement or substitute Lien (i) except as permitted by Section 6.01(b)(ii)(A), does not secure an aggregate amount of Indebtedness, if any, greater than that secured on the A&R Effective Date and (ii) does not encumber any property other than the property subject thereto on the A&R Effective Date and accessions thereto (any such Lien, an “Existing Lien”);

(d) easements, rights-of-way, restrictions (including zoning restrictions and other similar permits), covenants, licenses, encroachments, protrusions and other similar charges or encumbrances, and minor title deficiencies on or with respect to any Real Property, in each case whether now or hereafter in existence, not individually or in the aggregate materially interfering with the ordinary conduct of the business of the Companies at such Real Property;

(e) Liens arising out of judgments, attachments or awards not resulting in a Default and in respect of which such Company shall in good faith be prosecuting an appeal or proceedings for review in respect of which there shall be secured a subsisting stay of execution pending such appeal or proceedings and, in the case of any such Lien which has or may become a Lien against any of the Collateral, such Lien and the contest thereof shall satisfy the Contested Collateral Lien Conditions;

(f) Liens (other than any Lien imposed by ERISA) (x) imposed by Requirements of Law or deposits made in connection therewith in the ordinary course of business in connection with workers’ compensation, unemployment insurance and other types of social security legislation, (y) incurred in the ordinary course of business to secure the performance of tenders, statutory obligations (other than excise taxes), surety, stay, customs and appeal bonds, statutory bonds, bids, leases, government contracts, trade contracts, performance and return of money bonds and other similar obligations (exclusive of obligations for the payment of Indebtedness) or (z) arising by virtue of deposits made in the ordinary course of business to secure liability for premiums to insurance brokers, carriers or insurance companies; provided that (i) with respect to clauses (x), (y) and (z) of this paragraph (f), such Liens are for amounts not yet delinquent or, to the extent such amounts are so delinquent, in excess of $2,000,000, such amounts are being contested in good faith by appropriate proceedings for which adequate reserves have been established in accordance with GAAP and, in connection with such proceedings, orders have been entered that have the effect of preventing the forfeiture or sale of the property subject to any such Lien, (ii) to the extent such Liens are not imposed by Requirements of Law, such Liens shall in no event encumber any property other than cash and Cash Equivalents (or in respect of subclause (z), cash, Cash Equivalents and/or insurance proceeds), and (iii) in the case of any such Lien against any of the Collateral, such Lien and the contest thereof shall satisfy the Contested Collateral Lien Conditions;

(g) Leases of the properties of any Company granted by such Company to third parties, in each case entered into in the ordinary course of such Company’s business so long as such Leases do not, individually or in the aggregate, interfere in any material respect with the ordinary conduct of the business of any Company;

(h) Liens arising out of conditional sale, title retention, consignment or similar arrangements for the sale of goods entered into by any Company in the ordinary course of business;

(i) Liens securing Indebtedness and other obligations incurred pursuant to Section 6.01(e); provided, that (i) any such Liens attach only to the property being financed pursuant to such Indebtedness and do not encumber any other property of any Company (other than improvements and accessions thereon) and (ii) Liens solely on the Saudi Oil Assets (it being understood and agreed that notwithstanding any term or condition to the contrary in any Loan Document (including any Security Document), any and all items set forth in this clause (ii) are not Collateral for the Obligations);

(j) bankers’ Liens, rights of setoff and other similar Liens existing solely with respect to cash and Cash Equivalents on deposit in one or more deposit, securities and/or other similar accounts maintained by any Company, in each case granted in the ordinary course of business in favor of the bank or banks with which such accounts are maintained, securing amounts owing to such bank with respect to cash management, depository and operating account arrangements, including those involving pooled accounts and netting arrangements;

(k) Liens on property of a person existing at the time such person is acquired or merged with or into or consolidated with any Company to the extent permitted hereunder (and not created in anticipation or contemplation thereof); provided that such Liens do not extend to property not subject to such Liens at the time of acquisition (other than improvements and accessions thereon);

(l) Liens granted pursuant to the Security Documents to secure the Secured Obligations;

(m) licenses of intellectual property (including Intellectual Property) granted by any Company in the ordinary course of business and not interfering in any material respect with the ordinary conduct of business of the Companies;

(n) the filing of UCC financing statements solely as a precautionary measure in connection with operating leases or consignment of goods or the filing of UCC financing statements in connection with the Morgan Stanley Off-Take Agreements or the Oil Supply Agreements;

(o) (i) Liens on cash and Cash Equivalents securing obligations with respect to Commodity Hedging Agreements with any Person and (ii) Liens on cash and Cash Equivalents securing letters of credit permitted under Section 6.01(aa);

(p) Liens on Intermediate Products in favor of MSCG;

(q) Liens on the Morgan Stanley Off-Take Agreements pursuant to the Statoil Oil Supply Agreements;

(r) Liens securing Indebtedness under the Term Loan Documents and refinancings, refundings, extensions and renewals thereof as permitted under Section 6.01(b)(iii), subject to the Revolver-Term Loan Intercreditor Agreement, the Valero Seller Note Intercreditor Agreement, the Sunoco Seller Note Intercreditor Agreement and the DEDA Intercreditor Agreement;

(s) Liens solely on the Valero Seller Note Collateral in favor of the Valero Seller Note Lender securing Indebtedness and other obligations under the Valero Seller Note Documents and refinancings, refundings, extensions and renewals thereof as permitted under Section 6.01(b)(iii), subject to the Valero Seller Note Intercreditor Agreement;

(t) Liens solely on the Sunoco Seller Note Collateral in favor of the Sunoco Seller Note Lender securing Indebtedness and other obligations under the Sunoco Seller Note Documents and refinancings, refundings, extensions and renewals thereof as permitted under Section 6.01(b)(iii), subject to the Sunoco Seller Note Intercreditor Agreement;

(u) Liens securing Indebtedness incurred with respect to Commodity Hedging Agreements to be secured on a pari passu basis with (or on a junior basis to) Liens permitted to exist under Section 6.02(r) and with the Liens granted pursuant to the Security Documents to secure the Secured Obligations;

(v) Liens solely on the DEDA Specified Collateral in favor of DEDA securing Indebtedness under the DEDA Loan and Security Agreement, subject to the DEDA Intercreditor Agreement;

(w) Liens incurred in the ordinary course of business of any Company with respect to obligations that do not in the aggregate exceed $3,000,000 at any time outstanding, so long as such Liens, to the extent covering any Revolving Credit Priority Collateral, are junior to the Liens granted pursuant to the Security Documents;

(x) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods in the ordinary course of business;

(y) Liens (i) on cash advances in favor of the seller of any property to be acquired as part of a Permitted Acquisition or (ii) consisting of an agreement to dispose of any property in a Asset Sale permitted hereunder, in each case, solely to the extent such Permitted Acquisition or Asset Sale, as the case may be, would have been permitted on the date of the creation of such Lien;

(z) Liens that are contractual rights of set-off relating to purchase orders and other agreements entered into with customers, other than the Seller Note Lenders and their Affiliates, in the ordinary course of business;

(aa) Liens solely on any cash earnest money deposits made by the Borrowers or any of their respective Subsidiaries in connection with any letter of intent or purchase agreement permitted hereunder;

(bb) Liens placed upon the assets of such person and any of its Subsidiaries to secure Indebtedness (or to secure a guaranty of such Indebtedness) incurred pursuant to and in accordance with Section 6.01(m) in connection with such Permitted Acquisition and Liens on Equity Interests issued by an Excluded Subsidiary;

(cc) Liens on specific items of inventory or other goods and the proceeds thereof securing such Person’s obligations in respect of documentary letters of credit or banker’s acceptances issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or goods;

(dd) Liens on assets constituting Environmental and Necessary Capex securing Indebtedness permitted by Section 6.01(v);

(ee) Liens on Certain Hydrocarbon Assets (including Certain Hydrocarbon Assets in the possession Statoil or its Affiliates) in favor of Statoil, its Affiliates and/or an agent of any of the foregoing;

(ff) Liens on Certain MSCG Receivables in favor of Statoil, its Affiliates and/or any agent of any of the foregoing (it being understood and agreed that upon the payment in cash to a Loan Party with respect to any Certain MSCG Receivable, no Lien shall be permitted to exist, directly or indirectly, on such Certain MSCG Receivable in favor of Statoil, its Affiliates and/or any agent of any of the foregoing);

(gg) Liens solely on Catalyst Assets securing Indebtedness permitted pursuant to Section 6.01(bb); and

(hh) other Liens not otherwise permitted in clauses (a) through (gg) above securing Indebtedness otherwise permitted hereunder in an aggregate amount not to exceed $4,000,000 at any time outstanding;

provided, however, that no consensual Liens shall be permitted to exist, directly or indirectly, on any Securities Collateral, other than Liens granted pursuant to the Security Documents and the Term Loan Security Documents, subject to the Revolver-Term Loan Intercreditor Agreement, the Valero Seller Note Intercreditor Agreement, the Sunoco Seller Note Intercreditor Agreement and the DEDA Intercreditor Agreement, and Seller Note Security Documents (solely with respect to Valero Seller Note Collateral representing the Equity Interests of Paulsboro and Paulsboro Natural Gas Pipeline Company, subject to the Valero Seller Note Intercreditor Agreement).

SECTION 6.03 Sale and Leaseback Transactions.

Except for Sale and Leaseback Transactions (as hereinafter defined) with respect to Catalyst Assets, enter into any arrangement, directly or indirectly, with any person whereby it shall sell or transfer any property, real or personal, used or useful in its business, whether now owned or hereafter acquired, and thereafter rent or lease such property or other property which it intends to use for substantially the same purpose or purposes as the property being sold or transferred (a “Sale and Leaseback Transaction”) unless at the time of consummation of any such Sale and Leaseback Transaction, Excess Availability is greater than the Threshold Basket Amount.

SECTION 6.04 Investment, Loan, Advances and Acquisition.

Directly or indirectly, make any Investment, except that the following shall be permitted:

(a) the Companies may consummate the Transactions in accordance with the provisions of the Transaction Documents;

(b) Investments outstanding on the A&R Effective Date, to the extent in excess of $5,000,000 in the aggregate identified on Schedule 6.04(b);

(c) the Companies may (i) acquire and hold accounts receivables owing to any of them if created or acquired in the ordinary course of business, (ii) invest in, acquire and hold cash and Cash Equivalents, (iii) endorse negotiable instruments held for collection in the ordinary course of business or (iv) make lease, utility and other similar deposits in the ordinary course of business;

(d) Hedging Obligations incurred pursuant to Section 6.01(c);

(e) loans and advances to directors, employees and officers of Borrowers and the Subsidiaries for bona fide business purposes and to purchase Equity Interests of Parent, in an aggregate amount not to exceed $2,500,000 at any time outstanding;

(f) Investments by any Company in any Borrower or any existing Subsidiary Guarantor; provided that any Investment by or in a Loan Party in the form of a loan or advance shall be evidenced by the Intercompany Note pledged by such Loan Party as Collateral pursuant to the Security Documents;

(g) Investments in securities of trade creditors or customers in the ordinary course of business received upon foreclosure or settlement or pursuant to any plan of reorganization or liquidation or similar arrangement upon the bankruptcy or insolvency of such trade creditors or customers;

(h) Permitted Acquisitions;

(i) mergers and consolidations in compliance with Section 6.05;

(j) Investments made by Borrowers or any Subsidiary Guarantor as a result of consideration received in connection with an Asset Sale made in compliance with Section 6.06;

(k) Capital Expenditures made by Borrowers or any Subsidiary Guarantor on behalf of itself or as would otherwise be permitted pursuant to Section 6.04(f);

(l) to the extent constituting Investments, purchases and other acquisitions of inventory, materials, equipment and other tangible property in the ordinary course of business;

(m) leases of real or personal in the ordinary course of business which are not in violation of the Loan Documents;

(n) other Investments in an aggregate amount that, as of the time made, do not in the aggregate exceed the then existing the Available Amount Basket, provided, further, that after giving effect to any such Investment, (I) Pro Forma Excess Availability shall be greater than the Threshold Basket Amount, (II) no Default or Event of Default shall have occurred or shall result therefrom and (III) the Loan Parties shall be in compliance on a Pro Forma Basis with the covenant set forth in Section 6.09(a) at such time (tested without regard to whether or not such covenant is otherwise being tested at such time);

(o) to the extent constituting Investments, such Investments resulting from Liens, Indebtedness, fundamental changes, Asset Sales, other dispositions of assets and Dividends expressly permitted under another section of this Article VI;

(p) advances of payroll payments to employees in the ordinary course of business;

(q) Investments to the extent that payment for such Investments is made with Equity Interests of Parent (or any direct or indirect parent of Parent);

(r) Investments that are held at the time of the acquisition thereof by a Subsidiary acquired after the A&R Effective Date (and not made in contemplation of such acquisition) or of a person merged with or consolidated with any Company in accordance with Section 6.05 after the A&R Effective Date to the extent that such Investments were not made in contemplation of or in connection with such acquisition, merger or consolidation and were in existence on the date of such acquisition, merger or consolidation; and

(s) other Investments not otherwise permitted by clauses (a) through (r) above in an amount not to exceed $5,000,000 at any time outstanding.

An Investment shall be deemed to be outstanding to the extent not returned in the same form as the original Investment or in cash or Cash Equivalents to Borrowers or any Subsidiary Guarantor, as applicable. For the avoidance of doubt, any Investment made by a Loan Party in, or for the benefit of, an Excluded Subsidiary shall constitute an Investment hereunder and be subject to the provisions of this Section 6.04 and any Investment made by an Excluded Subsidiary is not subject to the provisions of this Section 6.04.

SECTION 6.05 Mergers and Consolidations.

Wind up, liquidate or dissolve its affairs or consummate any transaction of merger or consolidation, except that the following shall be permitted:

(a) the Transactions as contemplated by the Transaction Documents;

(b) Asset Sales and other dispositions of assets in compliance with Section 6.06;

(c) acquisitions and other Investments in compliance with Section 6.04;

(d) any Company may merge or consolidate with or into a Borrower or any Subsidiary Guarantor (as long as a Borrower is the surviving person in the case of any merger or consolidation involving a Borrower and a Subsidiary Guarantor is the surviving person and remains a Wholly Owned Subsidiary of Holdings in any other case); provided that the Lien in such property constituting Collateral granted or to be granted in favor of the Administrative Agent under the Security Documents shall be maintained or created in accordance with the provisions of Section 5.10 or Section 5.11, as applicable; provided, that (i) as long as the obligations under the Valero Seller Note Documents remain outstanding (other than Unasserted Contingent Obligations), Paulsboro shall not be permitted to merge or consolidate with or into any other Person and (ii) as long as the obligations under the DEDA Loan and Security Agreement remaining outstanding (other than Unasserted Contingent Obligations), Delaware City shall not be permitted to merge or consolidate with or into any other Person; and

(e) any Subsidiary Guarantor may dissolve, liquidate or wind up its affairs at any time; provided that such dissolution, liquidation or winding up, as applicable, is not reasonably expected to have a Material Adverse Effect.

To the extent the Required Lenders or all the Lenders, as applicable, waive the provisions of this Section 6.05 with respect to the conveyance, sale, assignment, transfer or other disposition of any Collateral, or any Collateral is conveyed, sold, assigned, transferred or disposed of as permitted by this Section 6.05 or any other express term and condition of any Loan Document, such Collateral (unless sold to a Loan Party) shall be sold free and clear of the Liens created by the Security Documents.

SECTION 6.06 Asset Sales.

(a) Consummate any Asset Sale (I) of all or substantially all of the assets of the Paulsboro Facility or the DCR Facility, or (II) with respect to the DCR Facility’s refinery and/or terminal assets in excess of $10,000,000 per fiscal year, provided that the Net Cash Proceeds from any such sale of terminal assets with a fair market value of $5,000,000 or less in any fiscal year shall be required to be reinvested in assets used or usable in the business of the Loan Parties within 365 days following receipt thereof by the Loan Parties of such Net Cash Proceeds; provided, further, that if all or any portion of such Net Cash Proceeds is not so reinvested within such 365-day period, such unused portion shall, subject to the terms of the Revolver-Term Loan Intercreditor Agreement, be applied on the last day of such period as a mandatory prepayment as provided in Section 2.10(c).; and, provided, further, that the restrictions set forth in clause (II) above shall cease to apply following the occurrence of both (i) the DCR Facility being substantially operational and (ii) the repayment in full in cash of all obligations under the Term Loan Documents (other than any Unasserted Contingent Obligations).

(b) At any time when Excess Availability is below the Threshold Basket Amount, consummate any Asset Sale (other than Asset Sales described in Section 6.06(b)(i)) other than:

(i) disposition of used, worn out, damaged, obsolete or surplus property by any Company in the ordinary course of business and the abandonment or other disposition of intellectual property (including Intellectual Property) that is, in the reasonable judgment of Borrowers, no longer commercially desirable to maintain or useful in the conduct of the business of the Companies taken as a whole;

(ii) leases of real or personal property in the ordinary course of business and not in violation of the Loan Documents;

(iii) the Transactions as contemplated by the Transaction Documents;

(iv) mergers and consolidations in compliance with Section 6.05;

(v) Investments in compliance with Section 6.04;

(vi) Asset Sales in connection with Sale and Leaseback Transactions with respect to Catalyst Assets permitted under Section 6.03; and

(vii) other Asset Sales at fair market value; provided that, (i) at the time of such Asset Sale, no Default shall exist or would result from such Asset Sale, (ii) at the time of such Asset Sale, both before and after giving effect thereto, Excess Availability shall be greater than the Threshold Basket Amount and (iii) at least 75% of the purchase price for all property subject to such Asset Sale shall be paid solely in cash and Cash Equivalents, it being understood that notes and other property convertible into cash within 90 days after the date of receipt shall be considered cash for purposes of this Section 6.06(b);

(c) dispositions of immaterial assets in the ordinary course of business;

(d) dispositions of property to the extent that (i) such property is exchanged for credit against the purchase price of similar replacement property that is promptly purchased or (ii) the proceeds of such disposition are promptly applied to the purchase price of such replacement property (which replacement property is actually promptly purchased);

(e) to the extent Asset Sales, transactions permitted by Sections 6.03, 6.05 and 6.07;

(f) Asset Sales in the ordinary course of business of Cash Equivalents;

(g) leases, subleases, licenses or sublicenses, in each case in the ordinary course of business and which do not materially interfere with the business of the Companies, taken as a whole;

(h) transfers of property subject to Casualty Events upon receipt of the Net Cash Proceeds of such Casualty Event;

(i) Asset Sales of property not otherwise permitted under this Section 6.06; provided that (i) at the time of such Asset Sale (other than any such Asset Sale made pursuant to a legally binding commitment entered into at a time when no Default exists, no Default shall exist or would result from such Asset Sale, (ii) the aggregate fair market value of all property disposed of in reliance on this clause (i) shall not exceed $10,000,000 per calendar year (with unused amounts in any calendar year being carried over to the succeeding calendar years);

(j) Asset Sales of Investments in joint ventures to the extent required by, or made pursuant to customary buy/sell arrangements between, the joint venture parties set forth in joint venture arrangements and similar binding arrangements;

(k) Asset Sales of accounts receivable or notes receivable in the ordinary course of business in connection with the collection or compromise thereof;

(l) any issuance or sale of Equity Interests in, or Indebtedness or other securities of, an Excluded Subsidiary; and

(m) the unwinding of any Hedging Agreement pursuant to its terms.

To the extent the Required Lenders or all the Lenders, as applicable, waive the provisions of this Section 6.06 with respect to the sale of any Collateral, or any Collateral is sold as permitted by this Section 6.06, such Collateral (unless sold to a Loan Party) shall be sold free and clear of the Liens created by the Security Documents.

SECTION 6.07 Dividends.

Authorize, declare or pay, directly or indirectly, any Dividends, except that the following shall be permitted:

(a) Dividends by any Company to Borrowers or any Subsidiary Guarantor that is a Subsidiary of any Borrower;

(b) payments to Parent to permit Parent, and the subsequent use of such payments by Parent, to repurchase or redeem Qualified Capital Stock of Parent held by officers, directors or employees or former officers, directors or employees (or their transferees, estates or beneficiaries under their estates) of any Company, upon their death, disability, retirement, severance, resignation or termination of employment or service or pursuant to any employee or directors’ and/or officers’ equity or stock compensation plan; provided that the aggregate cash consideration paid for all such redemptions and payments shall not exceed, in any fiscal year, $10,000,000 (and up to 50% of such $10,000,000 not used in any fiscal year may be carried forward to the next succeeding (but no other) fiscal year).

(c) (A) to the extent actually used by Holdings to pay such taxes, costs and expenses, payments by Borrowers to or on behalf of Holdings in an amount sufficient to pay franchise taxes and other fees required to maintain the legal existence of Holdings and (B) payments by Borrowers to or on behalf of Holdings in an amount sufficient to pay out-of-pocket legal, accounting and filing costs and other expenses in the nature of overhead in the ordinary course of business of Holdings in an aggregate amount not to exceed $5,000,000 in any fiscal year;

(d) Dividends, that in the aggregate do not exceed the then existing Available Amount Basket, provided, further, that both before and after giving effect to any such Dividend, (I) Pro Forma Excess Availability shall be greater than the Threshold Basket Amount, (II) no Default or Event of Default shall have occurred or shall result therefrom and (III) the Loan Parties shall be in compliance on a Pro Forma Basis with the covenant set forth in Section 6.09(a) at such time (tested without regard to whether or not such covenant is otherwise being tested at such time);

(e) Permitted Tax Distributions;

(f) (i) Parent may purchase or redeem in whole or in part any of its Equity Interests for another class of Equity Interests (other than Disqualified Capital Stock) or rights to acquire its Equity Interests (other than Disqualified Capital Stock) or with proceeds from substantially concurrent equity contributions or issuances of new Equity Interests (other than Disqualified Capital Stock); provided that any terms and provisions material to the interests of the Lenders, when taken as a whole, contained in such other class of Equity Interests (other than Disqualified Capital Stock) are no less favorable to the Lenders as those contained in the Equity Interests redeemed thereby and (ii) the Borrowers and each Subsidiary may declare and make dividend payments or other distributions payable solely in the Equity Interests (other than Disqualified Capital Stock) of such Person;

(g) to the extent contributed to Holdings or any other Borrower, the Net Cash Proceeds from the sale of Equity Interests (other than Disqualified Capital Stock) of Parent and, to the extent contributed to Holdings or any other Borrower, Equity Interests of any of Parent’s direct or indirect parent companies, in each case, to members of management, directors or consultants of Holdings, any other Borrower or any of their Subsidiaries;

(h) Holdings and the Borrowers may make Dividends to any direct or indirect parent of Holdings, the proceeds of which shall be used to pay:

(i) its operating costs and expenses incurred in the ordinary course of business and other corporate overhead costs and expenses (including administrative, legal, accounting and similar expenses provided by third parties), which are reasonable and customary and incurred in the ordinary course of business, attributable to the ownership or operations of Holdings, the Borrowers and their respective Subsidiaries (including any reasonable and customary indemnification claims made by directors or officers of any direct or indirect parent of Holdings and the Borrowers attributable to the ownership or operations of Holdings, the Borrowers and their respective Subsidiaries);

(ii) customary costs, fees and expenses related to any unsuccessful equity or debt offering permitted by this Agreement; and/or

(iii) the proceeds of which shall be used to pay customary salary, bonus and other benefits payable to officers and employees of any direct or indirect parent company of Holdings and the Borrowers to the extent such salaries, bonuses and other benefits are attributable to the ownership or operation of Holdings, the Borrowers and their respective Subsidiaries; and

(i) Parent may pay cash in lieu of fractional Equity Interests in connection with any dividend, split or combination thereof or any Permitted Acquisition.

SECTION 6.08 Transactions with Affiliates.

Enter into, directly or indirectly, any transaction or series of related transactions, whether or not in the ordinary course of business, with any Affiliate of any Company (other than between or among Borrowers and any Loan Party), other than any transaction or series of related transactions on terms and conditions at least as favorable to such Company as would reasonably be obtained by such Company at that time in a comparable arm’s-length transaction with a person other than an Affiliate, except that the following shall be permitted:

(a) Dividends permitted by Section 6.07;

(b) Investments permitted by Sections 6.04(e) and (f);

(c) reasonable and customary director, officer and employee compensation (including bonuses) and other benefits (including retirement, health, stock option and other benefit plans) and indemnification arrangements, in each case approved by the Board of Directors of Holdings or such other Borrower;

(d) transactions with customers, clients, suppliers, joint venture partners or purchasers or sellers of goods and services, in each case in the ordinary course of business and otherwise not prohibited by the Loan Documents;

(e) sales of Qualified Capital Stock of Parent to Affiliates of Borrowers not otherwise prohibited by the Loan Documents and the granting of registration and other customary rights in connection therewith;

(f) any transaction with an Affiliate where the only consideration paid by any Loan Party is Qualified Capital Stock of Parent;

(g) the Transactions as contemplated by the Transaction Documents and the payment of fees and expenses in connection therewith;

(h) transactions with any person that becomes a Loan Party as a result of such transaction;

(i) the issuance of Equity Interests to any officer, director, employee or consultant of the Companies or any direct or indirect parent of Holdings or the Borrowers;

(j) Investments, loans and other transactions by Holdings, the Borrowers and the Subsidiaries to the extent permitted under this Article VI;

(k) employment and severance arrangements between any of the Companies and their respective officers and employees in the ordinary course of business and transactions pursuant to stock option plans and employee benefit plans and arrangements;

(l) payments by any of the Companies (and any direct or indirect parent thereof) pursuant to any tax sharing agreements on customary terms to the extent attributable to the ownership or operation of the Companies;

(m) the payment of customary fees and reasonable out-of-pocket costs to, and indemnities provided on behalf of, current and former directors, officers, employees and consultants of any of the Companies or any direct or indirect parent of the Companies in the ordinary course of business to the extent attributable to the ownership or operation of the Companies;

(n) transactions pursuant to permitted agreements in existence on the A&R Effective Date (and set forth on Schedule 6.08) or any amendment thereto to the extent such an amendment is not adverse to the interests of the Lenders in any material respect; and

(o) customary payments by the Companies to the Sponsor made for any financial advisory, financing, underwriting or placement services or in respect of other investment banking activities (including in connection with acquisitions or divestitures), which payments are approved by the person making such payment in good faith; provided, that, (i) no Default or Event of Default shall have occurred and be continuing, or shall result therefrom and (ii) such payments shall not exceed $10,000,000 in the aggregate during any fiscal year.

SECTION 6.09 Financial Covenant.

(a) Minimum Fixed Charge Coverage Ratio. During the Revolving Availability Period, at any time when Excess Availability is less than, at any time, the greater of (i) the Threshold Basket Amount and (ii) $35 million,, and until such time as Excess Availability is greater than the Threshold Basket Amount and $35 million for a period of twelve (12) or more consecutive days, permit the Consolidated Fixed Charge Coverage Ratio, as of the last day of the most recently ended Test Period, to be less than 1.1 to 1.0.

(b) Right to Cure Consolidated Fixed Charge Coverage Ratio. For purposes of determining compliance with the Consolidated Fixed Charge Coverage Ratio set forth in Section 6.09(a), any Net Cash Proceeds from the issuance of Qualified Capital Stock by Holdings that has been contributed to Holdings as common equity or other equity on terms and conditions reasonably acceptable to the Administrative Agent on or prior to the day that is five (5) Business Days (the “Last Cure Date”) after the day on which financial statements are required to be delivered for a fiscal quarter will, at the request of the Administrative Borrower, be included in the calculation of Consolidated Adjusted EBITDA for such fiscal quarter for the purposes of determining compliance with such financial covenant for the Test Period as at the end of such fiscal quarter and any applicable subsequent Test Periods that include such fiscal quarter (any such equity contribution so included in the calculation of Consolidated Adjusted EBITDA, a “Specified Equity Contribution”), provided that (i) in each 4 fiscal quarter period, there shall be at least two (2) fiscal quarters in respect of which no Specified Equity Contribution is made, (ii) the amount of any Specified Equity Contribution shall be no greater than 120% of the amount required to cause the Loan Parties to be in compliance with the financial covenants set forth in this Agreement, (iii) all Specified Equity Contributions shall be disregarded for purposes of determining any baskets, tests, or pro forma tests, with respect to the covenants contained in any applicable Loan Documents and (iv) to the extent such Net Cash Proceeds are applied in prepayment of the Revolving Commitments following the last day of the relevant fiscal quarter and on or prior to the Last Cure Date, the Net Cash Proceeds shall be deducted when calculated net indebtedness for purposes of determining compliance with the covenant set forth in Section 6.09(a).

SECTION 6.10 Prepayments of Other Indebtedness; Modifications of Organizational Documents and Other Documents, etc.

Directly or indirectly:

(a) make any payment or prepayment of principal on or redemption or acquisition for value of, or any prepayment or redemption as a result of any asset sale, change of control or similar event of (collectively, a “Subordinated Debt Payment”), any Indebtedness outstanding under any Subordinated Indebtedness, except (i) any payment of principal at scheduled maturity, (ii) a refinancing permitted by Section 6.01, (iii) any payment to the extent made with the proceeds of Qualified Capital Stock of Parent; (iv) prepayments or redemptions of Indebtedness outstanding under any Subordinated Indebtedness if such prepayments or redemptions do not in the aggregate exceed the then existing Available Amount Basket, provided, further, that both before and after giving effect to such prepayment or redemption (I) Pro Forma Excess Availability shall be greater than the Threshold Basket Amount, (II) no Default or Event of Default shall have occurred or shall result therefrom and (III) the Loan Parties shall be in compliance on a Pro Forma Basis with the covenant set forth in Section 6.09(a) at such time (tested without regard to whether or not such covenant is otherwise then being tested); (v) Subordinated Debt Payments in the form of Equity Interests of Parent, or resulting from the conversion of such Subordinated Indebtedness to Equity Interests (other than Disqualified Capital Stock) of Parent; and (vi) Subordinated Debt Payments with the Net Cash Proceeds of any Equity Issuances and/or the issuances of the High Yield Indebtedness for the purpose of making such Subordinated Debt Payment; or

(b) terminate, amend or modify, or permit the termination, amendment or modification of, any provision of (i) any document governing Subordinated Indebtedness, (ii) any Organizational Document of any Company (it being agreed that changes that are not adverse to the material interests of the Lenders in their capacities as such shall not be subject to this clause (b)(ii)), (iii) any Seller Note Document (it being agreed that changes that are not adverse to the material interests to the Lenders in their capacities as such shall not be subject to this clause (b)(iii)) or (iv) any Term Loan Document, which may be amended or modified as and to the extent, and solely as and to the extent, set forth in the Revolver-Term Loan Intercreditor Agreement.

SECTION 6.11 Limitation on Certain Restrictions on Subsidiary Guarantors.

Create or otherwise cause or suffer to exist or become effective any encumbrance or restriction on the ability of any Subsidiary Guarantor to (a) pay dividends or make any other distributions on its capital stock or any other interest or participation in its profits owned by Borrowers or any Subsidiary Guarantor, or pay any Indebtedness owed to Borrowers or a Subsidiary Guarantor, (b) make loans or advances to Borrowers or any Subsidiary Guarantor or (c) transfer any of its properties to Borrowers or any Subsidiary Guarantor, except for such encumbrances or restrictions existing under or by reason of (i) applicable Requirements of Law; (ii) this Agreement and the other Loan Documents; (iii) the Term Loan Documents; (iv) solely in the case of Paulsboro, upon the occurrence and during the continuance of a payment “Event of Default” (as defined in the Valero Seller Note Agreement) resulting from Paulsboro’s failure to make principal or interest payments in respect of the Valero Seller Note as and when due under the Valero Seller Note Agreement; (v) customary provisions restricting subletting or assignment of any lease governing a leasehold interest of a Subsidiary Guarantor; (vi) customary provisions restricting assignment of any agreement entered into by a Subsidiary Guarantor in the ordinary course of business; (vii) customary restrictions and conditions contained in any agreement relating to the sale of any property permitted under Section 6.06 pending the consummation of such sale; (viii) any agreement in effect at the time such Subsidiary becomes a Subsidiary Guarantor of Borrowers, so long as such agreement was not entered into in connection with or in contemplation of such person becoming a Subsidiary Guarantor of Borrowers; (ix) any instrument governing Indebtedness assumed in connection with any Permitted Acquisition, which encumbrance or restriction is not applicable to any person, or the properties or assets of any person, other than the person or the properties or assets of the person so acquired; (x) any Permitted Liens in respect of assets subject thereto; (xii) restrictions that exist on the A&R Effective Date and to the set forth in an agreement evidencing Indebtedness, are set forth in any agreement evidencing any permitted renewal, extension or refinancing of such Indebtedness so long as such renewal, extension or refinancing does not expand the scope of such obligation; (xiii) are customary provisions in joint venture agreements and other similar agreements or written arrangements applicable to joint ventures permitted hereunder and applicable solely to such joint venture; (xiv) are customary restrictions on leases, subleases, licenses, asset sale or similar agreements, including with respect to intellectual property and other similar agreements, otherwise permitted hereby so long as such restrictions relate to the assets subject thereto; (xv) are customary provisions restricting subletting or assignment of any lease governing a leasehold interest of any Company; (xvi) are customary provisions restricting assignment of any agreement; (xvii) are restrictions on cash or other deposits imposed by customers under contracts entered into in the ordinary course of business or otherwise permitted hereunder; (xviii) the Seller Note Documents, the DEDA Loan and Security Agreement, the Oil Supply Agreements and/or the Morgan Stanley Off-Take Agreements; (xix) obligations under any Hedging Agreements entered into with a Lender or an Affiliate of a Lender; or (xx) customary provisions restricting assignment of any agreement entered into in connection with a Sale and Leaseback Transaction with respect to Catalyst Assets permitted under Section 6.03.

SECTION 6.12 Business.

(a) With respect to Holdings, engage in any business activities or have any properties or liabilities, other than its ownership of the Equity Interests of Delaware City, Paulsboro and other (direct or indirect) Subsidiaries and such other businesses in which Holdings is engaged on the Closing Date.

(b) With respect to Paulsboro, Delaware City and the other (direct or indirect) Subsidiaries of Holdings, engage (directly or indirectly) in any business other than those businesses in which Paulsboro, Delaware City and the other then existing Subsidiaries of Holdings are engaged on the Closing Date.

SECTION 6.13 Fiscal Year.

Change its fiscal year-end to a date other than December 31.

SECTION 6.14 Compliance with Anti-Terrorism Laws.

(a) Directly or indirectly, in connection with the Loans, knowingly (i) conduct any business or engage in making or receiving any contribution of funds, goods or services to or for the benefit of any Embargoed Person, (ii) deal in, or otherwise engage in any transaction relating to, any property or interests in property blocked pursuant to any Anti-Terrorism Law or (iii) engage in or conspire to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempts to violate, any of the prohibitions set forth in any Anti-Terrorism Law.

(b) Directly or indirectly, in connection with the Loans, knowingly cause or permit any of the funds of such Loan Party that are used to repay the Loans to be derived from any unlawful activity with the result that the making of the Loans would be in violation of any Anti-Terrorism Law.

(c) Knowingly cause or permit (i) an Embargoed Person to have any direct or indirect interest in or benefit of any nature whatsoever in the Loan Parties or (ii) any of the funds or properties of the Loan Parties that are used to repay the Loans to constitute property of, or be beneficially owned directly or indirectly by, an Embargoed Person.

(d) The Loan Parties shall deliver to the Lenders any certification or other evidence requested from time to time by any Lender in its reasonable discretion, confirming the Loan Parties’ compliance with this Section 6.14.

ARTICLE VII

GUARANTEE

SECTION 7.01 The Guarantee.

The Loan Parties hereby jointly and severally guarantee, as a primary obligor and not as a surety to each Secured Party and their respective successors and assigns, the prompt payment in full when due (whether at stated maturity, by required prepayment, declaration, demand, by acceleration or otherwise) of the principal of and interest on (including any interest, fees, costs or charges that would accrue but for the provisions of the Title 11 of the United States Code after any bankruptcy or insolvency petition under Title 11 of the United States Code) the Loans made by the Lenders to, and the Notes held by each Lender of, Borrowers, and all other Secured Obligations from time to time owing to the Secured Parties by any Loan Party under any Loan Document or any Hedging Agreement or Treasury Services Agreement entered into with a counterparty that is a Secured Party, in each case strictly in accordance with the terms thereof (such obligations being herein collectively called the “Guaranteed Obligations”). The Loan Parties hereby jointly and severally agree that if Borrowers or other Loan Party(ies) shall fail to pay in full when due (whether at stated maturity, by acceleration or otherwise) any of the Guaranteed Obligations, the Loan Parties will promptly pay the same in cash, without any demand or notice whatsoever, and that in the case of any extension of time of payment or renewal of any of the Guaranteed Obligations, the same will be promptly paid in full when due (whether at extended maturity, by acceleration or otherwise) in accordance with the terms of such extension or renewal.

SECTION 7.02 Obligations Unconditional.

The obligations of the Loan Parties under Section 7.01 shall constitute a guaranty of payment and to the fullest extent permitted by applicable Requirements of Law, are absolute, irrevocable and unconditional, joint and several, irrespective of the value, genuineness, validity, regularity or enforceability of the Guaranteed Obligations of Borrowers under this Agreement, the Notes, if any, or any other agreement or instrument referred to herein or therein, or any substitution, release or exchange of any other guarantee of or security for any of the Guaranteed Obligations, and, irrespective of any other circumstance whatsoever that might otherwise constitute a legal or equitable discharge or defense of a surety or Loan Party (except for payment in full or an amendment or waiver adopted in accordance with Section 10.02 or any other express provision set forth in a Loan Document). Without limiting the generality of the foregoing, it is agreed that the occurrence of any one or more of the following shall not alter or impair the liability of the Loan Parties hereunder which shall remain absolute, irrevocable and unconditional under any and all circumstances as described above:

(i) at any time or from time to time, without notice to the Loan Parties, the time for any performance of or compliance with any of the Guaranteed Obligations shall be extended, or such performance or compliance shall be waived;

(ii) any of the acts mentioned in any of the provisions of this Agreement or the Notes, if any, or any other agreement or instrument referred to herein or therein shall be done or omitted;

(iii) the maturity of any of the Guaranteed Obligations shall be accelerated, or any of the Guaranteed Obligations shall be amended in any respect, or any right under the Loan Documents or any other agreement or instrument referred to herein or therein shall be amended or waived in any respect or any other guarantee of any of the Guaranteed Obligations or any security therefor shall be released or exchanged in whole or in part or otherwise dealt with;

(iv) any Lien or security interest granted to, or in favor of, Issuing Bank or any Lender or Agent as security for any of the Guaranteed Obligations shall fail to be perfected; or

(v) the release of any other Loan Party pursuant to Section 7.09, Section 10.02 or Section 10.16.

The Loan Parties hereby expressly waive diligence, presentment, demand of payment, protest and all notices whatsoever, and any requirement that any Secured Party exhaust any right, power or remedy or proceed against Borrowers under this Agreement or the Notes, if any, or any other agreement or instrument referred to herein or therein, or against any other person under any other guarantee of, or security for, any of the Guaranteed Obligations. The Loan Parties waive any and all notice of the creation, renewal, extension, waiver, termination or accrual of any of the Guaranteed Obligations and notice of or proof of reliance by any Secured Party upon this Guarantee or acceptance of this Guarantee, and the Guaranteed Obligations, and any of them, shall conclusively be deemed to have been created, contracted or incurred in reliance upon this Guarantee, and all dealings between Borrowers and the Secured Parties shall likewise be conclusively presumed to have been had or consummated in reliance upon this Guarantee. This Guarantee shall be construed as a continuing, absolute, irrevocable and unconditional guarantee of payment without regard to any right of offset with respect to the Guaranteed Obligations at any time or from time to time held by Secured Parties, and the obligations and liabilities of the Loan Parties hereunder shall not be conditioned or contingent upon the pursuit by the Secured Parties or any other person at any time of any right or remedy against Borrowers or against any other person which may be or become liable in respect of all or any part of the Guaranteed Obligations or against any collateral security or guarantee therefor or right of offset with respect thereto. This Guarantee shall remain in full force and effect and be binding in accordance with and to the extent of its terms upon the Loan Parties and the successors and assigns thereof, and shall inure to the benefit of the Lenders, and their respective successors and assigns, notwithstanding that from time to time during the term of this Agreement there may be no Guaranteed Obligations outstanding until payment in full thereof (other than Unasserted Contingent Obligations, or any amendment or waiver adopted in accordance with Section 10.02 or any other express provision set forth in a Loan Document).

SECTION 7.03 Reinstatement.

The obligations of the Loan Parties under this Article VII shall be automatically reinstated if and to the extent that for any reason any payment by or on behalf of Borrowers or other Loan Party in respect of the Guaranteed Obligations is rescinded or must be otherwise restored by any holder of any of the Guaranteed Obligations, whether as a result of any proceedings in bankruptcy or reorganization or otherwise.

SECTION 7.04 Subrogation; Subordination.

Each Loan Party hereby agrees that until the payment and satisfaction in full in cash of all Guaranteed Obligations (other than Unasserted Contingent Obligations) and the expiration and termination of the Commitments of the Lenders under this Agreement it shall waive any claim and shall not exercise any right or remedy, direct or indirect, arising by reason of any performance by it of its guarantee in

Section 7.01, whether by subrogation or otherwise, against Borrowers or any other Loan Party of any of the Guaranteed Obligations or any security for any of the Guaranteed Obligations. Any Indebtedness of any Loan Party permitted pursuant to Section 6.01(d) shall be subordinated to such Loan Party’s Secured Obligations in the manner set forth in the Intercompany Note evidencing such Indebtedness.

SECTION 7.05 Remedies.

Subject to the terms of any applicable Intercreditor Agreement, the Loan Parties jointly and severally agree that, as between the Loan Parties and the Lenders, the obligations of Borrowers under this Agreement and the Notes, if any, may be declared to be forthwith due and payable as provided in Section 8.01 (and shall be deemed to have become automatically due and payable in the circumstances provided in Section 8.01) for purposes of Section 7.01, notwithstanding any stay, injunction or other prohibition preventing such declaration (or such obligations from becoming automatically due and payable) as against Borrowers and that, in the event of such declaration (or such obligations being deemed to have become automatically due and payable), such obligations (whether or not due and payable by Borrowers) shall forthwith become due and payable by the Loan Parties for purposes of Section 7.01.

SECTION 7.06 Instrument for the Payment of Money.

Each Loan Party hereby acknowledges that the guarantee in this Article VII constitutes an instrument for the payment of money, and consents and agrees that any Lender or Agent, at its sole option, in the event of a dispute by such Loan Party in the payment of any moneys due hereunder, shall have the right to bring a motion-action under New York CPLR Section 3213.

SECTION 7.07 Continuing Guarantee.

The guarantee in this Article VII is a continuing guarantee of payment, and shall apply to all Guaranteed Obligations whenever arising.

SECTION 7.08 General Limitation on Guarantee Obligations.

In any action or proceeding involving any state corporate limited partnership or limited liability company law, or any applicable state, federal or foreign bankruptcy, insolvency, reorganization or other law affecting the rights of creditors generally, if the obligations of any Loan Party under Section 7.01 would otherwise be held or determined to be void, voidable, invalid or unenforceable, or subordinated to the claims of any other creditors, on account of the amount of its liability under Section 7.01, then, notwithstanding any other provision to the contrary, the amount of such liability shall, without any further action by such Loan Party, any Loan Party or any other person, be automatically limited and reduced to the highest amount (after giving effect to the right of contribution established in Section 7.10) that is valid and enforceable and not subordinated to the claims of other creditors as determined in such action or proceeding.

SECTION 7.09 Release of Loan Parties.

If, in compliance with the terms and provisions of the Loan Documents, all or substantially all of the Equity Interests of any Loan Party are sold or otherwise transferred (a “Transferred Guarantor”) to a person or persons, none of which is a Borrower or a Subsidiary Guarantor, such Transferred Guarantor shall, upon the consummation of such sale or transfer, be automatically released from its obligations under this Agreement (including under Section 10.03 hereof) and its obligations to pledge and grant any Collateral owned by it pursuant to any Security Document and the pledge of such Equity Interests to the Administrative Agent pursuant to the Security Agreements shall be automatically released, and, so long as Borrowers shall have provided the Agents such reasonable certifications or reasonable documents as any Agent shall reasonably request, the Administrative Agent shall take such actions as are necessary or reasonably requested by the Borrowers to effect each release described in this Section 7.09 in accordance with the relevant provisions of the Security Documents.

SECTION 7.10 Right of Contribution.

Each Subsidiary Guarantor hereby agrees that to the extent that a Subsidiary Guarantor shall have paid more than its proportionate share of any payment made hereunder, such Subsidiary Guarantor shall be entitled to seek and receive contribution from and against any other Subsidiary Guarantor hereunder which has not paid its proportionate share of such payment. Each Subsidiary Guarantor’s right of contribution shall be subject to the terms and conditions of Section 7.04. The provisions of this Section 7.10 shall in no respect limit the obligations and liabilities of any Subsidiary Guarantor to the Administrative Agent, the Issuing Bank, the Swingline Lender and the Lenders, and each Subsidiary Guarantor shall remain liable to the Administrative Agent, the Issuing Bank, the Swingline Lender and the Lenders for the full amount guaranteed by such Subsidiary Guarantor hereunder.

EVENTS OF DEFAULT

SECTION 8.01 Events of Default.

Upon the occurrence and during the continuance of the following events (“Events of Default”):

(a) default shall be made in the payment of any principal of any Loan or any Reimbursement Obligation when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment (whether voluntary or mandatory) thereof or by acceleration thereof or otherwise;

(b) default shall be made in the payment of (i) any interest on any Loan or any Fee due under any Loan Document, when and as the same shall become due and payable, and such default shall continue unremedied for a period of five (5) Business Days; or (ii) any other amount due under any Loan Document (other than an amount referred to in paragraph (a) above), when and as the same shall become due and payable, and such default shall continue unremedied for a period of ten (10) Business Days;

(c) any representation or warranty made or deemed made by a Loan Party in or in connection with any Loan Document or the borrowings or issuances of Letters of Credit hereunder, or any representation, warranty, statement or information contained in any written report, certificate, financial statement or other written instrument furnished by a Loan Party in connection with or pursuant to any Loan Document, shall prove to have been false or misleading in any material respect when so made, deemed made or furnished;

(d) default shall be made in the due observance or performance by any Loan Party of any covenant, condition or agreement contained in: (i) Sections 2.22, 5.02 (other than 5.02(d), for which default shall continue unremedied or shall not be waived for a period of five (5) Business Days), 5.03(a), 5.08, 5.13, 5.15, 5.16 or in Article VI; or (ii) Section 5.17 and such default shall continue unremedied for a period of five (5) Business Days;

(e) default shall be made in the due observance or performance by any Loan Party of any covenant, condition or agreement contained in any Loan Document (other than those specified in paragraphs (a), (b) or (d) immediately above) and such default shall continue unremedied or shall not be waived for a period of 30 days after written notice thereof from the Administrative Agent or any Lender to Borrowers;

(f) (i) any Loan Party shall (A) fail to pay any principal or interest, regardless of amount, due in respect of any Indebtedness (other than any Obligation and any Hedging Obligation), when and as the same shall become due and payable beyond any applicable grace period, or (B) fail to observe or perform any other term, covenant, condition or agreement contained in any agreement or instrument evidencing or governing any such Indebtedness if the effect of any failure referred to in this clause (B) is to cause such Indebtedness to become due prior to its stated maturity or become subject to a mandatory offer purchase by the obligor; provided that, other than in the case of the Valero Seller Note, the Sunoco Seller Note, the Oil Supply Agreements, the DEDA Loan and Security Agreement and the Term Loan Credit Agreement, it shall not constitute an Event of Default pursuant to this paragraph (f) unless the aggregate amount of all such Indebtedness referred to in clauses (A) and (B) in respect of which a Default has occurred then exceeds $20,000,000 at any one time; provided that this clause shall not apply to secured Indebtedness that becomes due as a result of the voluntary sale or transfer of the property or assets securing such Indebtedness, if such a sale or transfer is expressly permitted hereunder;

(ii) An “early termination event” or other similar event shall be incurred by any Loan Party in respect of any Hedging Obligation in an amount in excess of $20,000,000, which event shall extend beyond any applicable cure periods or grace periods, provided that, in respect of Hedging Obligations of such Loan Party owed to the applicable counterparty at such time, the amount for purposes of this Section 8.01(f)(ii) shall be the amount payable by on a net basis by such Loan Party to such counterparty as if all Hedging Agreements relating to such Hedging Obligations were terminated at such time) and provided, further, that such event in each case described in this clause (f)(ii) is unremedied and is not waived by the holders of such Hedging Obligations;

(g) an involuntary proceeding shall be commenced or an involuntary petition shall be filed in a court of competent jurisdiction seeking (i) relief in respect of any Loan Party, or of a substantial part of the property of any Loan Party, under Title 11 of the U.S. Code, as now constituted or hereafter amended, or any other federal, state or foreign bankruptcy, insolvency, receivership or similar law; (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for any Loan Party or for a substantial part of the property of any Loan Party; or (iii) the winding-up or liquidation of any Loan Party; and such proceeding or petition shall continue undismissed for 90 days or an order or decree approving or ordering any of the foregoing shall be entered;

(h) any Loan Party shall (i) voluntarily commence any proceeding or file any petition seeking relief under Title 11 of the United States Code, as now constituted or hereafter amended, or any other federal, state or foreign bankruptcy, insolvency, receivership or similar law; (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or the filing of any petition described in clause (g) above; (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for any Loan Party or for a substantial part of the property of any Loan Party; (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding; (v) make a general assignment for the benefit of creditors; (vi) become unable, admit in writing its inability or fail generally to pay its debts as they become due; (vii) take any action for the purpose of effecting any of the foregoing; or (viii) wind up or liquidate (other than as permitted by Section 6.05);

(i) one or more judgments, orders or decrees for the payment of money in an aggregate amount in excess of $20,000,000 shall be rendered against any Loan Party or any combination thereof and the same shall remain undischarged, unvacated or unbonded for a period of 30 consecutive days during which execution shall not be effectively stayed, or any action shall be legally taken by a judgment creditor to levy upon properties of any Loan Party to enforce any such judgment;

(j) one or more ERISA Events or similar events with respect to Foreign Plans shall have occurred that, in the opinion of the Required Lenders, when taken together with all other such ERISA Events that have occurred, could reasonably be expected to result in a Material Adverse Effect or in the imposition of any Lien on any properties of a Loan Party;

(k) any security interest and Lien purported to be created by any Security Document after delivery thereof shall cease to be in full force and effect (other than in accordance with its terms), or shall cease to give the Administrative Agent, for the benefit of the Secured Parties, the Liens, rights, powers and privileges purported to be created and granted under such Security Document (including a perfected first priority security interest in and Lien on all of the Revolving Credit Priority Collateral thereunder (except as otherwise expressly provided in such Security Document)) in favor of the Administrative Agent, or shall be asserted by Borrowers or any other Loan Party not to be a valid, perfected, and in the case of Revolving Credit Priority Collateral, first priority (except as otherwise expressly provided in this Agreement or such Security Document) security interest in or Lien on the Collateral covered thereby; except, in each case, described in this Section 8.01(k) to the extent that any such loss of force and effect, loss of benefit, Liens, rights, powers and privileges, perfection or priority results from the failure of the Administrative Agent to maintain possession of certificates actually delivered to it representing securities pledged under the Security Documents or to file UCC continuation statements;

(l) any Loan Document or any material provisions thereof shall at any time and for any reason be declared by a court of competent jurisdiction to be null and void, or a proceeding shall be commenced by any Loan Party seeking to establish the invalidity or unenforceability thereof (exclusive of questions of interpretation of any provision thereof), or any Loan Party shall repudiate or deny (in writing) any material portion of the Collateral, or any portion of its liability, Guarantee, or obligation for the Obligations; or

(m) there shall have occurred a Change in Control;

then, and in every such event (other than an event with respect to the Borrowers described in paragraph (g) or (h) above), and at any time thereafter during the continuance of such event, the Administrative Agent may, and at the request of the Required Lenders shall, by notice to Borrowers, take either or both of the following actions, at the same or different times: (i) terminate forthwith the Commitments and

(ii) declare the Loans and Reimbursement Obligations then outstanding to be forthwith due and payable in whole or in part, whereupon the principal of the Loans and Reimbursement Obligations so declared to be due and payable, together with accrued interest thereon and any unpaid accrued Fees and all other Obligations of Borrowers accrued hereunder and under any other Loan Document, shall become forthwith due and payable, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived by Borrowers and the Loan Parties, anything contained herein or in any other Loan Document to the contrary notwithstanding; and in any event, with respect to the Borrowers described in paragraph (g) or (h) above, the Commitments shall automatically terminate and the principal of the Loans and Reimbursement Obligations then outstanding, together with accrued interest thereon and any unpaid accrued Fees and all other Obligations of Borrowers accrued hereunder and under any other Loan Document, shall automatically become due and payable, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived by Borrowers and the Loan Parties, anything contained herein or in any other Loan Document to the contrary notwithstanding.

SECTION 8.02 Application of Proceeds.

Subject to the terms of the Intercreditor Agreements, the proceeds received by the Administrative Agent in respect of any sale of, collection from or other realization upon all or any part of the Collateral pursuant to the exercise by the Administrative Agent of its remedies shall be applied, in full or in part, together with any other sums then held by the Administrative Agent pursuant to this Agreement and the other Loan Documents, promptly by the Administrative Agent as follows:

(a) First, to the payment of all reasonable costs and expenses, fees, commissions and taxes of such sale, collection or other realization including compensation to the Administrative Agent and its agents and counsel, and all expenses, liabilities and advances made or incurred by the Administrative Agent in connection therewith and all amounts for which the Administrative Agent is entitled to indemnification pursuant to the provisions of any Loan Document, together with interest on each such amount at the highest rate then in effect under this Agreement from and after the date such amount is due, owing or unpaid until paid in full;

(b) Second, to the payment of all other reasonable costs and expenses of such sale, collection or other realization including compensation to the other Secured Parties and their agents and counsel and all costs, liabilities and advances made or incurred by the other Secured Parties in connection therewith, together with interest on each such amount at the highest rate then in effect under this Agreement from and after the date such amount is due, owing or unpaid until paid in full;

(c) Third, without duplication of amounts applied pursuant to clauses (a) and (b) above, to the payment in full in cash, pro rata, of (A) interest and other amounts constituting Obligations (other than principal, Reimbursement Obligations and obligations to cash collateralize Letters of Credit) and any fees, premiums and scheduled periodic payments due under Hedging Agreements, but excluding the Last-Out Portion, and/or Treasury Services Agreements constituting Secured Obligations and any interest accrued thereon, in each case equally and ratably in accordance with the respective amounts thereof then due and owing; and (B) of principal amount of the Obligations and any premium thereon, including Reimbursement Obligations and obligations to cash collateralize Letters of Credit in accordance with the procedures set forth in Section 2.18(i), and any breakage, termination or other payments under Hedging Agreements, but excluding the Last-Out Portion, and Treasury Services Agreements constituting Secured Obligations and any interest accrued thereon;

(d) Fourth, to the to the payment in full in cash, pro rata (A) of interest and any fees, premiums and scheduled periodic payments due under Hedging Agreements; and (B) of principal amount and any premium thereon and any breakage, termination or other payments under Hedging Agreements, in the case of clauses (A) and (B), constituting the Last-Out Portion; and

(e) Fifth, the balance, if any, to the person lawfully entitled thereto (including the applicable Loan Party or its successors or assigns) or as a court of competent jurisdiction may direct.

In the event that any such proceeds are insufficient to pay in full the items described in clauses (a) through (d) of this Section 8.02, the Loan Parties shall remain liable, jointly and severally, for any deficiency. Each Loan Party acknowledges the relative rights, priorities and agreements of the Term Loan Secured Parties, the Valero Seller Note Lender, the Sunoco Seller Note Lender and DEDA as set forth in the Revolver-Term Loan Intercreditor Agreement, the Valero Seller Note Intercreditor Agreement, the Sunoco Seller Note Intercreditor Agreement and the DEDA Intercreditor Agreement, respectively.

ARTICLE IX

THE ADMINISTRATIVE AGENT AND THE COLLATERAL AGENT

SECTION 9.01 Appointment and Authority.

Each of the Lenders and the Issuing Bank hereby irrevocably appoints UBS AG, Stamford Branch, to act on its behalf as the Administrative Agent and UBS Collateral Agent and DB Collateral Agent to act on its behalf as Co-Collateral Agents hereunder and under the other Loan Documents and authorizes such Agents to take such actions on its behalf and to exercise such powers as are delegated to such Agents by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto. The provisions of this Article are solely for the benefit of the Administrative Agent, the Co-Collateral Agents, the Lenders and the Issuing Bank, and neither Borrowers nor any other Loan Party shall have rights as a third party beneficiary of any of such provisions. In the event that the Co-Collateral Agents disagree as to the exercise of any power that is delegated jointly to the Co-Collateral Agents, such disagreement shall be settled as separately determined by them.

SECTION 9.02 Rights as a Lender.

Each person serving as an Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not an Agent and the term “Lender” or “Lenders” shall, unless otherwise expressly indicated or unless the context otherwise requires, include each person serving as an Agent hereunder in its individual capacity. Such person and its Affiliates may accept deposits from, lend money to, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of business with Borrowers or any Subsidiary or other Affiliate thereof as if such person were not an Agent hereunder and without any duty to account therefor to the Lenders.

SECTION 9.03 Exculpatory Provisions.

No Agent shall have any duties or obligations except those expressly set forth herein and in the other Loan Documents. Without limiting the generality of the foregoing, no Agent:

(i) shall be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing;

(ii) shall have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that such Agent is required to exercise as directed in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Loan Documents); provided that such Agent shall not be required to take any action that, in its judgment or the judgment of its counsel, may expose such Agent to liability or that is contrary to any Loan Document or applicable Requirements of Law; and

(iii) shall, except as expressly set forth herein and in the other Loan Documents, have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to Borrowers or any of its Affiliates that is communicated to or obtained by the person serving as such Agent or any of its Affiliates in any capacity.

No Agent shall be liable for any action taken or not taken by it (x) with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as such Agent shall believe in good faith shall be necessary, under the circumstances as provided in Section 10.02) or (y) in the absence of its own gross negligence or willful misconduct. No Agent shall be deemed to have knowledge of any Default unless and until notice describing such Default is given to such Agent by Borrowers, a Lender or the Issuing Bank.

No Agent shall be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Default, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Loan Document or any other agreement, instrument or document or (v) the satisfaction of any condition set forth in Article IV or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to such Agent. Without limiting the generality of the foregoing, the use of the term “agent” in this Agreement with reference to the Administrative Agent or the Co-Collateral Agents is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable law. Instead, such term us used merely as a matter of market custom and is intended to create or reflect only an administrative relationship between independent contracting parties.

Each party to this Agreement acknowledges and agrees that the Administrative Agent may use an outside service provider for the tracking of all UCC financing statements required to be filed pursuant to the Loan Documents and notification to the Administrative Agent, of, among other things, the upcoming lapse or expiration thereof, and that any such service provider will be deemed to be acting at the request and on behalf of Borrowers and the other Loan Parties. No Agent shall be liable for any action taken or not taken by any such service provider.

SECTION 9.04 Reliance by Agent.

Each Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper person. Each Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper person, and shall not incur any liability for relying thereon. In determining compliance with any condition hereunder to the making of a Loan, or the issuance of a Letter of Credit, that by its terms must be fulfilled to the satisfaction of a Lender or the Issuing Bank, the Administrative Agent may presume that such condition is satisfactory to such Lender or the Issuing Bank unless the Administrative Agent shall have received notice to the contrary from such Lender or the Issuing Bank prior to the making of such Loan or the issuance of such Letter of Credit. Each Agent may consult with legal counsel (who may be counsel for Borrowers), independent accountants and other experts selected by it, and shall be entitled to rely upon the advice of any such counsel, accountants or experts and shall not be liable for any action taken or not taken by it in accordance with such advice.

SECTION 9.05 Delegation of Duties.

Each Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Loan Document by or through, or delegate any and all such rights and powers to, any one or more sub-agents appointed by such Agent. Each Agent and any such sub-agent may perform any and all of its duties and exercise its rights and powers by or through their respective Related Parties. The exculpatory provisions of this Article shall apply to any such sub-agent and to the Related Parties of each Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Agent.

SECTION 9.06 Resignation of Agent.

(a) Each Agent may at any time give notice of its resignation to the Lenders, the Issuing Bank and Borrowers. Upon receipt of any such notice of resignation, the Required Lenders shall have the right, in consultation with Borrowers, to appoint a successor, which shall be a bank with an office in the United States, or an Affiliate of any such bank with an office in the United States. If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Agent gives notice of its resignation, then the retiring Agent may on behalf of the Lenders and the Issuing Bank, appoint a successor Agent meeting the qualifications set forth above provided that if the Agent shall notify Borrowers and the Lenders that no qualifying person has accepted such appointment, then such resignation shall nonetheless become effective in accordance with such notice and (1) the retiring Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents (except that in the case of any collateral security held by the Administrative Agent on behalf of the Lenders or the Issuing Bank under any of the Loan Documents, the retiring Administrative Agent shall continue to hold such collateral security as nominee until such time as a successor Administrative Agent is appointed) and (2) all payments, communications and determinations provided to be made by, to or through an Agent shall instead be made by or to each Lender and the Issuing Bank directly, until such time as the Required Lenders appoint a successor Agent as provided for above in this paragraph. Upon the acceptance of a successor’s appointment as Agent hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring (or retired) Agent, and the retiring Agent shall be discharged from all of its duties and obligations hereunder or under the other Loan Documents (if not already discharged therefrom as provided above in this paragraph). The fees payable by Borrowers to a successor Agent shall be the same as those payable to its predecessor unless otherwise agreed between Borrowers and such successor. After the retiring Agent’s resignation hereunder and under the other Loan Documents, the provisions of this Article IX and Section 10.03 shall continue in effect for the benefit of such retiring Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while the retiring Agent was acting as Agent.

(b) Any resignation by UBS AG, Stamford Branch as Administrative Agent pursuant to Section 9.06(a) shall, unless UBS AG, Stamford Branch gives notice to Borrowers otherwise, also constitute its resignation as Issuing Bank and Swingline Lender, and such resignation as Issuing Bank and Swingline Lender shall become effective simultaneously with the discharge of the Administrative Agent from its duties and obligations as set forth in the immediately preceding paragraph (except as to already outstanding Letters of Credit and LC Obligations and Swingline Loans, as to which the Issuing Bank and the Swingline Lender shall continue in such capacities until the LC Exposure relating thereto shall be reduced to zero and such Swingline Loans shall have been repaid, as applicable, or until the successor Administrative Agent shall succeed to the roles of Issuing Bank and Swingline Lender in accordance with the next sentence and perform the actions required by the next sentence). Upon the acceptance of a successor’s appointment as Administrative Agent hereunder, unless UBS AG, Stamford Branch and such successor gives notice to Borrowers otherwise, (i) such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring Issuing Bank and Swingline Lender and (ii) the successor Issuing Bank shall issue letters of credit in substitution for the Letters of Credit, if any, outstanding at the time of such succession or make other arrangements satisfactory to the retiring Issuing to effectively assume the obligations of the retiring Issuing Bank with respect to such Letters of Credit. At the time any such resignation of the Issuing Bank shall become effective, Borrowers shall pay all unpaid fees accrued for the account of the retiring Issuing Bank pursuant to Section 2.05(c).

SECTION 9.07 Non-Reliance on Agent and Other Lenders.

Each Lender and the Issuing Bank acknowledges that it has, independently and without reliance upon any Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender further represents and warrants that it has had the opportunity to review the documents made available to it on the Platform in connection with this Agreement and has acknowledged and accepted the terms and conditions applicable to the recipients thereof. Each Lender and the Issuing Bank also acknowledges that it will, independently and without reliance upon any Agent or any other Lender and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder.

SECTION 9.08 Withholding Tax.

To the extent required by any applicable law, the Administrative Agent may withhold from any payment to any Lender an amount equivalent to any applicable withholding tax. Without limiting the provisions of Section 2.15(a) or (c), each Lender and the Issuing Bank shall, and does hereby, indemnify the Administrative Agent, and shall make payable in respect thereof within 30 days after demand therefor, against any and all Taxes and any and all related losses, claims, liabilities and expenses (including fees, charges and disbursements of any counsel for the Administrative Agent) incurred by or asserted against the Administrative Agent by the Internal Revenue Service or any other Governmental Authority as a result of the failure of the Administrative Agent to properly withhold tax from amounts paid to or for the account of any Lender for any reason (including, without limitation, because the appropriate form was not delivered or not property executed, or because such Lender failed to notify the Administrative Agent of a change in circumstance that rendered the exemption from, or reduction of withholding tax ineffective). A certificate as to the amount of such payment or liability delivered to any Lender or the Issuing Bank by the Administrative Agent shall be conclusive absent manifest error. Each Lender and the Issuing Bank hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender or Issuing Bank under this Agreement or any other Loan Document against any amount due the Administrative Agent under this Section 9.08. The agreements in this Section 9.08 shall survive the resignation and/or replacement of the Administrative Agent, any assignment of rights by, or the replacement of, a Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all other Obligations.

SECTION 9.09 No Other Duties, etc.

Anything herein to the contrary notwithstanding, none of the Joint Lead Bookmanagers, the Joint Lead Arrangers, Syndication Agent or Co-Documentation Agents listed on the cover page hereof shall have any powers, duties or responsibilities under this Agreement or any of the other Loan Documents, except in its capacity, as applicable, as the Administrative Agent, a Co-Collateral Agent, a Lender or the Issuing Bank hereunder.

SECTION 9.10 Enforcement.

Notwithstanding anything to the contrary contained herein or in any other Loan Document, the authority to enforce rights and remedies hereunder and under the other Loan Documents against the Loan Parties or any of them shall be vested exclusively in, and all actions and proceedings at law in connection with such enforcement shall be instituted and maintained exclusively by, the Administrative Agent, or as the Required Lenders may require or otherwise direct, for the benefit of all the Lenders and the Issuing Bank; provided, however, that the foregoing shall not prohibit (a) the Administrative Agent from exercising on its own behalf the rights and remedies that inure to its benefit (solely in its capacity as Administrative Agent) hereunder and under the other Loan Documents, (b) the Issuing Bank or the Swingline Lender from exercising the rights and remedies that inure to its benefit (solely in its capacity as Issuing Bank or Swingline Lender, as the case may be) hereunder and under the other Loan Documents, (c) any Lender from exercising setoff rights in accordance with, and subject to, the terms of this Agreement, or (d) any Lender from filing proofs of claim or appearing and filing pleadings on its own behalf during the pendency of a proceeding relative to any Loan Party under any bankruptcy or insolvency law.

ARTICLE X

MISCELLANEOUS

SECTION 10.01 Notices.

(a) Generally. Except in the case of notices and other communications expressly permitted to be given by telephone (and except as provided in paragraph (b) below), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopier as follows:

(i)	if to any Loan Party, to Holdings at:

PBF Holding Company LLC

1 Sylvan Way, 2nd Floor

Parsippany, NJ 07054-3887

Attention: Jeffrey Dill

Telecopier No.: (973) 455-7562

Email: jeffrey.dill@pbfenergy.com

with a copy to:

Kirkland & Ellis LLP

601 Lexington Avenue

New York, New York 10022

Attention: Andres C. Mena, Esq.

Telecopier No.: (212) 446-4900

Email: andres.mena@kirland.com

(ii)	if to the Administrative Agent, UBS Collateral Agent or Issuing Bank, to it at:

UBS AG, Stamford Branch

677 Washington Boulevard

Stamford, Connecticut 06901

Attention: Mary E. Evans

Telecopier No.: (203) 719-3029

Email: Mary.Evans@ubs.com

with a copy to:

Winston & Strawn LLP

200 Park Avenue

New York, New York 10166

Attention: William D. Brewer, Esq.

Telecopier No.: (212) 294-4700

Email: wbrewer@winston.com

(iii)	if to DB Collateral Agent, to it at:

Deutsche Bank Trust Company Americas

60 Wall Street

New York, NY 10005

Attention: Marcus M. Tarkington

Telecopier No.: (212) 553-3080

Email: marcus.tarkington@db.com

(iv) if to a Lender, to it at its address (or telecopier number) set forth in its Administrative Questionnaire; and

(v) if to the Swingline Lender, to it at:

UBS Loan Finance LLC

677 Washington Boulevard

Stamford, Connecticut 06901

Attention: Mary E. Evans

Telecopier No.: (203) 719-3029

Email: mary.evans@ubs.com

Notices sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices sent by telecopier shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next business day for the recipient). Notices delivered through electronic communications to the extent provided in paragraph (b) below, shall be effective as provided in said paragraph (b). Any party hereto may change its address or telecopier number for notices and other communications hereunder by written notice to Borrowers, the Agents, the Issuing Bank and the Swingline Lender.

(b) Electronic Communications. Notices and other communications to the Lenders and the Issuing Bank hereunder may (subject to the provisions of this Section 10.01) be delivered or furnished by electronic communication (including e-mail and Internet or intranet websites) pursuant to procedures approved by the Administrative Agent; provided that the foregoing shall not apply to notices to any Lender or the Issuing Bank pursuant to Article II if such Lender or the Issuing Bank, as applicable, has notified the Administrative Agent that it is incapable of receiving notices under such Article by electronic communication. The Administrative Agent, the Co-Collateral Agents or Borrowers may, in their discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it (including pursuant to the provisions of this Section 10.01); provided that approval of such procedures may be limited to particular notices or communications.

Each Loan Party hereby agrees that it will provide to the Administrative Agent all information, documents and other materials that it is obligated to furnish to the Administrative Agent or the Lenders pursuant to this Agreement and any other Loan Document, including all notices, requests, financial statements, financial and other reports, certificates and other information materials (the “Communications”), by transmitting them in an electronic medium in a format reasonably acceptable to the Administrative Agent at DL-UBSAGENCY@UBS.COM or at such other e-mail address(es) provided to Borrowers from time to time or in such other form as the Administrative Agent shall require. In addition, each Loan Party agrees to continue to provide the Communications to the Administrative Agent in the manner specified in this Agreement or any other Loan Document or in such other form as the Administrative Agent shall require. Nothing in this Section 10.01 shall prejudice the right of the Agents, the Issuing Bank, any Lender or any Loan Party to give any notice or other communication pursuant to this Agreement or any other Loan Document in any other manner specified in this Agreement or any other Loan Document or as any such Agent or the Issuing Bank, as the case may be, shall require.

Unless the Administrative Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement); provided that if such notice or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next business day for the recipient, and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (i) of notification that such notice or communication is available and identifying the website address therefor.

To the extent consented to by the Administrative Agent in writing from time to time, the Administrative Agent agrees that receipt of the Communications (other than any such Communication that (i) relates to a request for a new, or a conversion of an existing, Borrowing or other extension of credit (including any election of an interest rate or interest period relating thereto), (ii) relates to the payment of any principal or other amount due under this Agreement prior to the scheduled date therefor, (iii) provides notice of any Default under this Agreement or (iv) is required to be delivered to satisfy any condition precedent to the effectiveness of this Agreement and/or any borrowing or other extension of credit hereunder) by the Administrative Agent at its e-mail address(es) set forth above shall constitute effective delivery of the Communications to the Administrative Agent for purposes of the Loan Documents.

(c) Platform. Each Loan Party further agrees that any Agent may make the Communications available to the Lenders by posting the Communications on SyndTrak or a substantially similar secure electronic transmission system (the “Platform”). The Platform is provided “as is” and “as available.” The Agents do not warrant the accuracy or completeness of the Communications, or the adequacy of the Platform and expressly disclaim liability for errors or omissions in the communications. No warranty of any kind, express, implied or statutory, including, without limitation, any warranty of merchantability, fitness for a particular purpose, non-infringement of third party rights or freedom from viruses or other code defects, is made by any Agent in connection with the Communications or the Platform. In no event shall any Agent or any of its Related Parties have any liability to the Loan Parties, any Lender or any other person for damages of any kind, including direct or indirect, special, incidental or consequential damages, losses or expenses (whether in tort, contract or otherwise) arising out of any Loan Party’s or such Agent’s transmission of communications through the Internet, except to the extent the liability of such person is found in a final non-appealable judgment by a court of competent jurisdiction to have resulted from such person’s gross negligence or willful misconduct.

(d) Public/Private. Each Loan Party hereby authorizes the Administrative Agent to distribute (i) to Private Siders all Communications, including any Communication that Borrowers identify in writing is to be distributed to Private Siders only (“Private Side Communications”), and (ii) to Public Siders all Communications other than any Private Side Communication. “Private Siders” shall mean Lenders’ employees and representatives who have declared that they are authorized to receive MNPI. “Public Siders” shall mean Lenders’ employees and representatives who have not declared that they are authorized to receive MNPI; it being understood that Public Siders may be engaged in investment and other market-related activities with respect to Borrowers’ or their affiliates’ securities or loans. “MNPI” shall mean material non-public information (within the meaning of United States federal securities laws) with respect to Borrowers, their affiliates and any of their respective securities.

Each Lender acknowledges that United States federal and state securities laws prohibit any person from purchasing or selling securities on the basis of material, non-public information concerning the issuer of such securities or, subject to certain limited exceptions, from communicating such information to any other person. Each Lender confirms that it has developed procedures designed to ensure compliance with these securities laws.

Each Lender acknowledges that circumstances may arise that require it to refer to Communications that may contain MNPI. Accordingly, each Lender agrees that it will use commercially reasonable efforts to designate at least one individual to receive Private Side Communications on its behalf in compliance with its procedures and applicable law and identify such designee (including such designee’s contact information) on such Lender’s Administrative Questionnaire. Each Lender agrees to notify the Administrative Agent in writing from time to time of such Lender’s designee’s e-mail address to which notice of the availability of Private Side Communications may be sent by electronic transmission.

Each Lender that elects not to be given access to Private Side Communications does so voluntarily and, by such election, (i) acknowledges and agrees that the Agents and other Lenders may have access to Private Side Communications that such electing Lender does not have and (ii) takes sole responsibility for the consequences of, and waives any and all claims based on or arising out of, not having access to Private Side Communications.

SECTION 10.02 Waivers; Amendment.

(a) Generally. No failure or delay by any Agent, the Issuing Bank or any Lender in exercising any right or power hereunder or under any other Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of each Agent, the Issuing Bank and the Lenders hereunder and under the other Loan Documents are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of any Loan Document or consent to any departure by any Loan Party therefrom shall in any event be effective unless the same shall be permitted by this Section 10.02, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. Without limiting the generality of the foregoing, the making of a Loan or issuance of a Letter of Credit shall not be construed as a waiver of any Default, regardless of whether any Agent, any Lender or the Issuing Bank may have had notice or knowledge of such Default at the time. No notice or demand on Borrowers in any case shall entitle Borrowers to any other or further notice or demand in similar or other circumstances.

(b) Required Consents. Subject to Section 10.02(c), and (d) , neither this Agreement nor any other Loan Document nor any provision hereof or thereof may be waived, amended, supplemented or modified except, in the case of this Agreement, pursuant to an agreement or agreements in writing entered into by Borrowers and the Administrative Agent or, in the case of any other Loan Document, pursuant to an agreement or agreements in writing entered into by the Administrative Agent, the Co-Collateral Agents (in the case of any Security Document) and the Loan Party or Loan Parties that are party thereto, in each case with the written consent of the Required Lenders; provided that no such agreement shall be effective if the effect thereof would:

(i) increase the Commitment of any Lender without the written consent of such Lender (it being understood that no amendment, modification, termination, waiver or consent with respect to any condition precedent, mandatory prepayment covenant or Default shall constitute an increase in the Commitment of any Lender);

(ii) reduce the principal amount or premium, if any, of any Loan (except in connection with a payment contemplated by clause (viii) below) or LC Disbursement or reduce the rate of interest thereon including any provision establishing a minimum rate (other than interest pursuant to Section 2.06(c)), or reduce any Fees payable hereunder, or change the form or currency of a payment of any Obligation, without the written consent of each Lender directly affected thereby (it being understood that any amendment or modification to the financial definitions in this Agreement shall not constitute a reduction in the rate of interest for purposes of this clause (ii) and it being understood that, for the avoidance of doubt, only the consent of the Required Lenders shall be required to amend the definition of “Default Rate” or to waive any obligation of the Borrowers to pay interest or any other payment due hereunder or under any other Loan Document at the Default Rate);

(iii) (A) change the scheduled final maturity of any Loan, (B) postpone the fixed date for payment of any Reimbursement Obligation or any interest, premium or Fees payable hereunder, (C) reduce the amount of, waive or excuse any such payment (other than waiver of any increase in the interest rate pursuant to Section 2.06(c)), or (D) postpone the scheduled date of expiration of any Commitment or any Letter of Credit beyond the Revolving Maturity Date, in any case, without the written consent of each Lender directly affected thereby;

(iv) increase the maximum duration of Interest Periods hereunder, without the written consent of each Lender directly affected thereby;

(v) permit the assignment or delegation by Borrowers of any of their rights or obligations under any Loan Document, without the written consent of each Lender;

(vi) except pursuant to the Intercreditor Agreements, release Borrowers or all or substantially all of the Subsidiary Guarantors from their Guarantee (except as expressly provided in Article VII), or limit their liability in respect of any such Guarantee, without the written consent of each Lender;

(vii) except pursuant to the Intercreditor Agreements, release all or a substantial portion of the Collateral from the Liens of the Security Documents or alter the relative priorities of the Secured Obligations entitled to the Liens of the Security Documents, in each case without the written consent of each Lender (it being understood that additional Classes of Loans consented to by the Required Lenders may be equally and ratably secured by the Collateral with the then existing Secured Obligations under the Security Documents);

(viii) change Section 2.14(b), (c) or (d) in a manner that would alter the pro rata sharing of payments or setoffs required thereby or any other provision in a manner that would alter the pro rata allocation among the Lenders of Loan disbursements, including the requirements of Sections 2.02(a), 2.17(d) and 2.18(d), without the written consent of each Lender directly adversely affected thereby;

(ix) change any provision of this Section 10.02(b) or Section 10.02(c) or (d), without the written consent of each Lender directly adversely affected thereby (except for additional restrictions on amendments or waivers for the benefit of Lenders of additional Classes of Loans pursuant to Section 2.20 or consented to by the Required Lenders);

(x) change the percentage set forth in the definition of “Required Lenders,” or any other provision of any Loan Document (including this Section) specifying the number or percentage of Lenders (or Lenders of any Class) required to waive, amend or modify any rights thereunder or make any determination or grant any consent thereunder, without the written consent of each Lender (or each Lender of such Class, as the case may be), other than to increase such percentage or number or to give any additional Lender or group of Lenders such right to waive, amend or modify or make any such determination or grant any such consent;

(xi) subordinate the Obligations to any other obligation, without the written consent of each Lender;

(xii) change or waive any provision of Article X as the same applies to any Agent, or any other provision hereof as the same applies to the rights or obligations of any Agent, in each case without the written consent of such Agent;

(xiii) change or waive any obligation of the Lenders relating to the issuance of or purchase of participations in Letters of Credit, without the written consent of the Administrative Agent and the Issuing Bank; or

(xiv) change or waive any provision hereof relating to Swingline Loans (including the definition of “Swingline Commitment”), without the written consent of the Swingline Lender;

provided, further, that (A) that no amendment or waiver that would change the definition of “Borrowing Base”, including, without limitation, the advance rates contained therein, the definition of “Eligible Accounts” or “Eligible Hydrocarbon Inventory”, the definition of “Reserves”, the definition of “Hedging Reserves” or any other defined terms contained in the definition of “Borrowing Base” in order to increase Borrowing Availability shall be effective unless the same shall be in writing and signed by Supermajority Lenders, the Borrowers and acknowledged by the Administrative Agent and the Co-Collateral Agents and (B) any waiver, amendment or modification of the Intercreditor Agreements (and any related definitions) may be effected by an agreement or agreements in writing entered into by the Administrative Agent (with the consent of the Required Lenders but without the consent of any Loan Party, so long as such amendment, waiver or modification does not impose any additional duties or obligations on the Loan Parties or alter or impair any right of any Loan Party under the Loan Documents).

Notwithstanding anything to the contrary herein:

(I) no Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder, except to the extent the consent of such Lender would be required under clause (i), (ii) or (iii) in the proviso to the first sentence of this Section 10.02(b) (it being understood that any Commitments or Loans held or deemed held by any Defaulting Lender shall be excluded for purposes of a vote of the Lenders hereunder requiring any consent of the Lenders); and

(II) any Loan Document may be waived, amended, supplemented or modified pursuant to an agreement or agreements in writing entered into by Borrowers and the Administrative Agent (without the consent of any Lender) solely to cure a defect or error, or to grant a new Lien for the benefit of the Secured Parties or extend an existing Lien over additional property;

(c) Collateral. Without the consent of any other person, the applicable Loan Party or Parties and the Administrative Agent and/or Co-Collateral Agents may (in its or their respective sole discretion, or shall, to the extent required by any Loan Document) enter into any amendment or waiver of any Loan Document, or enter into any new agreement or instrument, to effect the granting, perfection, protection, expansion or enhancement of any security interest in any Collateral or additional property to become Collateral for the benefit of the Secured Parties, or as required by local law to give effect to, or protect any security interest for the benefit of the Secured Parties, in any property or so that the security interests therein comply with applicable Requirements of Law.

(d) Dissenting Lenders. If, in connection with any proposed change, waiver, discharge or termination of the provisions of this Agreement as contemplated by Section 10.02(b), the consent of the Required Lenders is obtained but the consent of one or more of such other Lenders whose consent is required is not obtained, then Borrowers shall have the right to replace all, but not less than all, of such non-consenting Lender or Lenders (so long as all non-consenting Lenders are so replaced) with one or more persons pursuant to Section 2.16(b) so long as at the time of such replacement each such new Lender consents to the proposed change, waiver, discharge or termination.

SECTION 10.03 Expenses; Indemnity; Damage Waiver.

(a) Costs and Expenses. Borrowers shall pay (i) all reasonable out-of-pocket expenses incurred by the Administrative Agent, the Co-Collateral Agents and their respective Affiliates (including the reasonable and documented out-of-pocket fees, charges and disbursements of one (1) counsel, together with local counsel, as appropriate, for the Administrative Agent and/or the Co-Collateral Agents) in connection with the syndication of the credit facilities provided for herein (including the obtaining and maintaining of CUSIP numbers for the Loans), the due diligence investigation, travel expenses, preparation, negotiation, execution, delivery and administration of this Agreement and the other Loan Documents or any amendment, amendment and restatement, modification or waiver of the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated), including in connection with post-closing searches to confirm that security filings and recordations have been properly made and including any reasonable and documented out-of-pocket costs and expenses of the service provider referred to in Section 9.03, (ii) all reasonable and documented out-of-pocket expenses incurred by the Issuing Bank in connection with the issuance, amendment, renewal or extension of any Letter of Credit or any demand for payment thereunder, (iii) all reasonable and documented out-of-pocket expenses incurred by the Administrative Agent, the Co-Collateral Agents, any Lender or the Issuing Bank (including the reasonable and documented out-of-pocket fees, charges and disbursements of one (1) counsel for the Administrative Agent and one (1) counsel for the other Lenders (absent actual conflict) and one (1) local counsel for the Secured Parties (absent actual conflict) in connection with the enforcement or protection of its rights (A) in connection with this Agreement and the other Loan Documents, including its rights under this Section 10.03, or (B) in connection with the Loans made or Letters of Credit issued hereunder, including all such reasonable and documented out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans or Letters of Credit and (iv) all documentary and similar taxes and charges in respect of the Loan Documents.

(b) Indemnification by Borrowers. Borrowers shall indemnify the Administrative Agent (and any sub-agent thereof), the Co-Collateral Agents (and any sub-agent thereof) each Lender and the Issuing Bank, and each Related Party of any of the foregoing persons (each such person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and reasonable out-of-pocket related expenses (including the reasonable out-of-pocket fees, charges and disbursements of one counsel for the Indemnitees, and if reasonably necessary, one local counsel to the Indemnitees in each relevant jurisdiction, and solely, in the case of conflicts of interest, appropriate counsel in each applicable material jurisdiction to the affected Indemnitee) incurred by any Indemnitee or asserted against any Indemnitee by any party hereto or any third party arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement, any other Loan Document, or any amendment, amendment and restatement, modification or waiver of the provisions hereof or thereof, or any agreement or instrument contemplated hereby or thereby, the performance by the parties hereto of their respective obligations hereunder or thereunder or the consummation of the transactions contemplated hereby or thereby, (ii) any Loan or Letter of Credit or the use or proposed use of the proceeds therefrom (including any refusal by the Issuing Bank to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit), (iii) any actual or alleged presence or Release or threatened Release of Hazardous Materials on, at, under or from any property owned, leased or operated by any Company at any time, or any Environmental Claim related in any way to any Company, or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory, whether brought by a third party or by Borrowers or any other Loan Party, and regardless of whether any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses (x) are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the bad faith, gross negligence or willful misconduct of such Indemnitee, (y) result from a claim brought by Borrowers or any other Loan Party against an Indemnitee for material breach in bad faith of such Indemnitee’s obligations hereunder or under any other Loan Document, if Borrowers or such Loan Party has obtained a final and nonappealable judgment in its favor on such claim as determined by a court of competent jurisdiction or (z) result from any dispute solely among Indemnitees other than claims against any Joint Lead Arranger in its capacity or fulfilling its role as Administrative Agent, Co-Collateral Agent or Joint Lead Arranger, as the case may be, and other than claims arising out of any act or omission on the part of the Borrowers, any Loan Party or their respective Affiliates.

(c) Reimbursement by Lenders. To the extent that Borrowers for any reason fail to pay in cash any amount required under paragraph (a) or (b) of this Section 10.03 to be paid by it to the Administrative Agent (or any sub-agent thereof), the Co-Collateral Agents, the Issuing Bank, the Swingline Lender or any Related Party of any of the foregoing, each Lender severally agrees to pay to the Administrative Agent (or any such sub-agent), the Co-Collateral Agents (or any sub-agent thereof), the Issuing Bank, the Swingline Lender or such Related Party, as the case may be, such Lender’s pro rata share (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount (such indemnity shall be effective whether or not the related losses, claims, damages, liabilities and related expenses are incurred or asserted by any party hereto or any third party); provided that (i) the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent (or any such sub-agent), the Co-Collateral Agents (or any sub-agent thereof), the Swingline Lender or the Issuing Bank in its capacity as such, or against any Related Party of any of the foregoing acting for the Administrative Agent (or any such sub-agent), the Co-Collateral Agents (or any sub-agent thereof), the Swingline Lender or Issuing Bank in connection with such capacity and (ii) such indemnity for the Swingline Lender or the Issuing Bank shall not include losses incurred by the Swingline Lender or the Issuing Bank due to one or more Lenders defaulting in their obligations to purchase participations of Swingline Exposure under Section 2.17(d) or LC Exposure under Section 2.18(d) or to make Revolving Loans under Section 2.18(e) (it being understood that this proviso shall not affect the Swingline Lender’s or the Issuing Bank’s rights against any Defaulting Lender). The obligations of the Lenders under this paragraph (c) are subject to the provisions of Section 2.14. For purposes hereof, a Lender’s “pro rata share” shall be determined based upon its share of the sum of the total Revolving Exposure and unused Commitments at the time.

(d) Waiver of Consequential Damages, Etc. To the fullest extent permitted by applicable Requirements of Law, no party hereto shall assert, and each party hereto hereby waives, any claim against any other party hereto, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document or any agreement or instrument contemplated hereby, the transactions contemplated hereby or thereby, any Loan or Letter of Credit or the use of the proceeds thereof. No Indemnitee referred to in paragraph (b) above shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed by it through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Loan Documents or the transactions contemplated hereby or thereby.

(e) Payments. All amounts due under this Section shall be payable not later than 5 Business Days after written demand therefor.

SECTION 10.04 Successors and Assigns.

(a) Successors and Assigns Generally. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that Borrowers may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of the Administrative Agent, the Co-Collateral Agents, the Issuing Lender, the Swingline Lender and each Lender and no Lender may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an Eligible Assignee in accordance with the provisions of paragraph (b) of this Section 10.04, (ii) by way of participation in accordance with the provisions of paragraph (d) of this Section 10.04 or (iii) by way of pledge or assignment of a security interest subject to the restrictions of paragraph (f) of this Section (and any other attempted assignment or transfer by Borrowers shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in paragraph (d) of this Section and, to the extent expressly contemplated hereby, the other Indemnitees) any legal or equitable right, remedy or claim under or by reason of this Agreement.

(b) Assignments by Lenders.

(i) Subject to the conditions set forth in paragraph (b)(ii) below, any Lender may at any time assign to one or more assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans at the time owing to it) with the prior written consent (such consent not to be unreasonably withheld or delayed) of:

(A) Borrowers; provided that no consent of Borrowers shall be required for an assignment to a Lender, an Affiliate of a Lender, an Approved Fund or, if an Event of Default has occurred and is continuing under Sections 8.01 (a), (b), (g) or (h), any other assignee;

(B) the Administrative Agent; provided that no consent of the Administrative Agent shall be required for an assignment of any Revolving Commitment to an assignee that is a Lender with a Revolving Commitment immediately prior to giving effect to such assignment; and

(C) the Issuing Bank and the Swingline Lender.

(ii) Assignments shall be subject to the following additional conditions:

(A) except in the case of any assignment made in connection with the primary syndication of the Commitment and Loans by the Joint Lead Arrangers or an assignment of the entire remaining amount of the assigning Lender’s Commitment and the Loans at the time owing to it or in the case of an assignment to a Lender or an Affiliate of a Lender or an Approved Fund with respect to a Lender, the aggregate amount of the Commitment (which for this purpose includes Loans outstanding thereunder) or, if the applicable Commitment is not then in effect, the principal outstanding balance of the Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent or, if “Trade Date” is specified in the Assignment and Assumption, as of the Trade Date) shall not be less than $5.0 million (with increments of $1.0 million in excess thereof), in the case of any assignment in respect of Revolving Loans and/or Revolving Commitments, unless each of the Administrative Agent and, so long as no Default has occurred and is continuing, Borrowers otherwise consent (each such consent not to be unreasonably withheld or delayed);

(B) each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement with respect to the Loan or the Commitment assigned, except that this clause (ii) shall not prohibit any Lender from assigning all or a portion of its rights and obligations among separate tranches on a non-pro rata basis; and

(C) the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee of $3,500, and the Eligible Assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire.

Subject to acceptance and recording thereof by the Administrative Agent pursuant to paragraph (c) of this Section 10.04, from and after the effective date specified in each Assignment and Assumption, the Eligible Assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto) but shall continue to be entitled to the benefits of Sections 2.12, 2.13, 2.15 and 10.03 with respect to facts and circumstances occurring prior to the effective date of such assignment. Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this paragraph shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with Section 10.04(d).

(c) Register. The Administrative Agent, acting solely for this purpose as an agent of Borrowers, shall maintain a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amounts (and stated interest) of the Loans and LC Disbursements owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive, and Borrowers, the Administrative Agent, the Issuing Bank and the Lenders shall treat each person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by Borrowers, the Issuing Bank (with respect to Revolving Lenders only), the Co-Collateral Agents, the Swingline Lender (with respect to Revolving Lenders only) and any Lender (with respect to its own interest only), at any reasonable time and from time to time upon reasonable prior notice. This Section 10.04(c) shall be construed so that the Loans and Obligations are at all times maintained in “registered form” within the meaning of Sections 163(f), 871(h)(2) and 881(c)(2) of the Code.

(d) Participations. Any Lender may at any time, without the consent of, or notice to, Borrowers, the Administrative Agent, the Issuing Bank or the Swingline Lender sell participations to any person (other than a natural person or Borrowers or any of their Affiliates) (each, a “Participant”) in all or a portion of such Lender’s rights and/or obligations under this Agreement (including all or a portion of its Commitment and/or the Loans owing to it); provided that (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) Borrowers, the Administrative Agent and the Lenders and Issuing Bank shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement.

Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce the Loan Documents and to approve any amendment, modification or waiver of any provision of the Loan Documents; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver described in clause (i), (ii) or (iii) of the first proviso to Section 10.02(b) that affects such Participant. Subject to paragraph (e) of this Section, Borrowers agree that each Participant shall be entitled to the benefits of Sections 2.12, 2.13 and 2.15 (subject to the requirements of those Sections) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 10.08 as though it were a Lender; provided such Participant agrees to be subject to Section 2.14 as though it were a Lender.

Each Lender that sells a participation shall, acting solely for this purpose as an agent of the Borrowers, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each participant’s interest in the Loans or other obligations under this Agreement (the “Participant Register”). The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary.

(e) Limitations on Participant Rights. A Participant shall not be entitled to receive any greater payment under Sections 2.12, 2.13 and 2.15 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with Borrowers’ prior written consent (not to be unreasonably withheld or delayed).

(f) Certain Pledges. Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank; provided that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto. In the case of any Lender that is a fund that invests in bank loans, such Lender may, without the consent of Borrowers or the Administrative Agent, collaterally assign or pledge all or any portion of its rights under this Agreement, including the Loans and Notes or any other instrument evidencing its rights as a Lender under this Agreement, to any holder of, trustee for, or any other representative of holders of, obligations owed or securities issued, by such fund, as security for such obligations or securities.

(g) Electronic Execution of Assignments. The words “execution,” “signed,” “signature,” and words of like import in any Assignment and Assumption shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable Requirement of Law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.

SECTION 10.05 Survival of Agreement.

All covenants, agreements, representations and warranties made by the Loan Parties in the Loan Documents and in the certificates or other instruments delivered in connection with or pursuant to this Agreement or any other Loan Document shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of the Loan Documents and the making of any Loans and issuance of any Letters of Credit, regardless of any investigation made by any such other party or on its behalf and notwithstanding that the Agents, the Issuing Bank or any Lender may have had notice or knowledge of any Default or incorrect representation or warranty at the time any credit is extended hereunder, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any fee or any other amount payable under this Agreement is outstanding (other than Unasserted Contingent Obligations) and unpaid or any Letter of Credit is outstanding (unless back stopped or cash collateralized in a manner reasonably acceptable to the Administrative Agent and the Issuing Bank) and so long as the Commitments have not expired or terminated. The provisions of Sections 2.12, 2.14, 2.15 and Article X (other than Sections 10.02, 10.04, 10.08, 10.12, 10.14 and 10.19) shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the repayment of the Loans, the payment of the Reimbursement Obligations, the expiration or termination of the Letters of Credit and the Commitments or the termination of this Agreement or any provision hereof.

SECTION 10.06 Counterparts; Integration; Effectiveness.

This Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement and the other Loan Documents, and any separate letter agreements with respect to fees payable to the Administrative Agent and the Lenders, constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Except as provided in Section 4.01, this Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof that, when taken together, bear the signatures of each of the other parties hereto. Delivery of an executed counterpart of a signature page of this Agreement by telecopier or other electronic transmission (i.e. a “pdf” or “tif” document) shall be effective as delivery of a manually executed counterpart of this Agreement.

SECTION 10.07 Severability.

Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

SECTION 10.08 Right of Setoff.

If an Event of Default shall have occurred and be continuing, each Lender, the Issuing Bank, and each of their respective Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by applicable Requirements of Law, to set off and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency), but excluding accounts used solely for payroll, taxes, employee benefits or trust or fiduciary purposes, at any time held and other obligations (in whatever currency) at any time owing by such Lender, the Issuing Bank or any such Affiliate to or for the credit or the account of Borrowers or any other Loan Party against any and all of the obligations of Borrowers or such Loan Party now or hereafter existing under this Agreement or any other Loan Document to such Lender or the Issuing Bank, irrespective of whether or not such Lender or the Issuing Bank shall have made any demand under this Agreement or any other Loan Document and although such obligations of Borrowers or such Loan Party may be contingent or unmatured or are owed to a branch or office of such Lender or the Issuing Bank different from the branch or office holding such deposit or obligated on such indebtedness. The rights of each Lender, the Issuing Bank and their respective Affiliates under this Section are in addition to other rights and remedies (including other rights of setoff) that such Lender, the Issuing Bank or their respective Affiliates may have. Each Lender and the Issuing Bank agrees to notify Borrowers and the Administrative Agent promptly after any such setoff and application; provided that the failure to give such notice shall not affect the validity of such setoff and application.

SECTION 10.09 Governing Law; Jurisdiction; Consent to Service of Process.

(a) Governing Law. This Agreement and the transactions contemplated hereby, and all disputes between the parties under or relating to this Agreement or the facts or circumstances leading to its execution, whether in contract, tort or otherwise, shall be construed in accordance with and governed by the laws (including statutes of limitation) of the State of New York, without regard to conflicts of law principles that would require the application of the laws of another jurisdiction.

(b) Submission to Jurisdiction. Each party hereto hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of the Supreme Court of the State of New York sitting in New York County and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to any Loan Document, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State court or, to the fullest extent permitted by applicable law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement or any other Loan Document shall affect any right that the Administrative Agent, the Issuing Bank or any Lender may otherwise have to bring any action or proceeding relating to this Agreement or any other Loan Document against any Loan Party or its properties in the courts of any jurisdiction.

(c) Venue. Each party hereto hereby irrevocably and unconditionally waives, to the fullest extent permitted by applicable Requirements of Law, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or any other Loan Document in any court referred to in Section 10.09(b). Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by applicable Requirements of Law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

(d) Service of Process. Each party hereto irrevocably consents to service of process in any action or proceeding arising out of or relating to any Loan Document, in the manner provided for notices (other than telecopier) in Section 10.01. Nothing in this Agreement or any other Loan Document will affect the right of any party hereto to serve process in any other manner permitted by applicable Requirements of Law.

SECTION 10.10 Waiver of Jury Trial.

Each Loan Party hereby waives, to the fullest extent permitted by applicable Requirements of Law, any right it may have to a trial by jury in any legal proceeding directly or indirectly arising out of or relating to this Agreement, any other Loan Document or the transactions contemplated hereby (whether based on contract, tort or any other theory). Each party hereto (a) certifies that no representative, agent or attorney of any other party has represented, expressly or otherwise, that such other party would not, in the event of litigation, seek to enforce the foregoing waiver and (b) acknowledges that it and the other parties hereto have been induced to enter into this Agreement by, among other things, the mutual waivers and certifications in this Section.

SECTION 10.11 Headings.

Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.

SECTION 10.12 Treatment of Certain Information; Confidentiality.

Each of the Administrative Agent, the Lenders and the Issuing Bank agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its Affiliates and to its and its Affiliates’ respective partners, directors, officers, employees, agents, advisors and other representatives (it being understood that the persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent requested by any Governmental Authority or regulatory authority (including any self-regulatory authority, such as the National Association of Insurance Commissioners), (c) to the extent required by applicable Requirements of Law or by any subpoena or similar legal process, (d) to any other party hereto, (e) in connection with the exercise of any remedies hereunder or under any other Loan Document or any action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section 10.12, to (i) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement, (ii) any actual or prospective counterparty (or its advisors) to any swap or derivative transaction relating to Borrowers and their obligations or (iii) any rating agency for the purpose of obtaining a credit rating applicable to any Lender, (g) with the consent of Borrowers or (h) to the extent such Information (x) becomes publicly available other than as a result of a breach of this Section or (y) becomes available to the Administrative Agent, any Lender, the Issuing Bank or any of their respective Affiliates on a nonconfidential basis from a source other than Borrowers. For purposes of this Section, “Information” means all information received from Loan Parties or any of their Subsidiaries or Affiliates relating to Loan Parties or any of their Subsidiaries or any of their respective businesses, other than any such information that is available to the Administrative Agent, any Lender or the Issuing Bank on a nonconfidential basis prior to disclosure by Loan Parties or any of their Subsidiaries or Affiliates. Any person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such person has exercised the same degree of care to maintain the confidentiality of such Information as such person would accord to its own confidential information.

SECTION 10.13 USA PATRIOT Act Notice and Customer Verification.

Each Lender that is subject to the USA PATRIOT Act and the Administrative Agent (for itself and not on behalf of any Lender) hereby notify Borrowers that pursuant to the “know your customer” regulations and the requirements of the USA PATRIOT Act, they are required to obtain, verify and record information that identifies each Loan Party, which information includes the name, address and tax identification number (and other identifying information in the event this information is insufficient to complete verification) that will allow such Lender or the Administrative Agent, as applicable, to verify the identity of each Loan Party. This information must be delivered to the Lenders and the Administrative Agent no later than five days prior to the Closing Date and thereafter promptly upon request. This notice is given in accordance with the requirements of the USA PATRIOT Act and is effective as to the Lenders and the Administrative Agent.

SECTION 10.14 Interest Rate Limitation.

Notwithstanding anything herein to the contrary, if at any time the interest rate applicable to any Loan, together with all fees, charges and other amounts which are treated as interest on such Loan under applicable Requirements of Law (collectively, the “Charges”), shall exceed the maximum lawful rate (the “Maximum Rate”) which may be contracted for, charged, taken, received or reserved by the Lender holding such Loan in accordance with applicable Requirements of Law, the rate of interest payable in respect of such Loan hereunder, together with all Charges payable in respect thereof, shall be limited to the Maximum Rate and, to the extent lawful, the interest and Charges that would have been payable in respect of such Loan but were not payable as a result of the operation of this Section shall be cumulated and the interest and Charges payable to such Lender in respect of other Loans or periods shall be increased (but not above the Maximum Rate therefor) until such cumulated amount, together with interest thereon at the Federal Funds Effective Rate to the date of repayment, shall have been received by such Lender.

SECTION 10.15 Lender Addendum.

Each Lender to become a party to this Agreement on the date hereof shall do so by delivering to the Administrative Agent a Lender Addendum duly executed by such Lender, Borrowers and the Administrative Agent.

SECTION 10.16 Obligations Absolute.

To the fullest extent permitted by applicable Requirements of Law, all obligations of the Loan Parties hereunder shall be absolute and unconditional irrespective of:

(a) any bankruptcy, insolvency, reorganization, arrangement, readjustment, composition, liquidation or the like of any Loan Party;

(b) any lack of validity or enforceability of any Loan Document or any other agreement or instrument relating thereto against any Loan Party;

(c) any change in the time, manner or place of payment of, or in any other term of, all or any of the Obligations, or any other amendment or waiver of or any consent to any departure from any Loan Document or any other agreement or instrument relating thereto;

(d) any exchange, release or non-perfection of any other Collateral, or any release or amendment or waiver of or consent to any departure from any guarantee, for all or any of the Obligations;

(e) any exercise or non-exercise, or any waiver of any right, remedy, power or privilege under or in respect hereof or any Loan Document; or

(f) any other circumstances which might otherwise constitute a defense (other than the defense of payment in full in cash) available to, or a discharge of, the Loan Parties.

SECTION 10.17 Intercreditor Agreements.

To the extent, if any, that there shall be a conflict between the terms of this Agreement or any other Loan Document, on the one hand, and any Intercreditor Agreement, on the other hand, the terms of the applicable Intercreditor Agreement shall govern.

SECTION 10.18 Release of Collateral.

(a) Upon the sale, lease, transfer or other disposition of any item of Collateral of any Loan Party (including, without limitation, as a result of the sale, in accordance with the terms of the Loan Documents, of the Loan Party that owns such Collateral) in accordance with the terms of the Loan Documents, the Liens on such items of Collateral and guarantees by such Loan Parties are automatically released and the Administrative Agent will, at the Borrowers’ expense, execute and deliver to such Loan Party such documents as such Loan Party may reasonably request to evidence the release of such item of Collateral from the assignment and security interest granted under the Security Documents in accordance with the terms of the Loan Documents and, if applicable, the release of such Subsidiary Guarantor from its obligations under the Guarantees.

(b) Upon the payment in full of all Secured Obligations (other than (A) Unasserted Contingent Obligations and (B) obligations and liabilities under Hedging Agreements and Treasury Services Agreements as to which arrangements satisfactory to the applicable counterparties to each such agreement shall have been made), the cancellation or termination of the Commitments and the cancellation or expiration of all outstanding Letters of Credit (or the cash collateralization or back-stopping thereof on terms reasonably satisfactory to the Administrative Agent and Issuing Bank), the security interest granted under the Security Documents (other than with respect to any cash collateral in respect of Letters of Credit) shall terminate and all rights to the Collateral shall revert to the applicable Loan Party. Upon any such termination Administrative Agent will, at Borrowers’ expense, execute and deliver to the Loan Parties such documents as Borrowers shall reasonably request to evidence the repayment of the Obligations and such termination provided in this Section 10.18.

SECTION 10.19 Permitted Amendments.

(a) The Borrowers may, by written notice to the Administrative Agent from time to time, make one or more offers to all Lenders of an applicable Class to make one or more Permitted Amendment Loans and/or Commitments pursuant to procedures reasonably specified by the Administrative Agent and reasonably acceptable to the Administrative Borrower. Such notice shall set forth (i) the terms and conditions of the requested Permitted Amendment and (ii) the date by which responses from the applicable Lenders in respect of such Permitted Amendment are required to be received (which shall not be less than three (3) Business Days after the date of such notice). Only those Lenders that consent to such Permitted Amendment (the “Accepting Lenders”) will have the maturity of their applicable Loans and Commitments extended and be entitled to receive any increase in the Applicable Margin and any fees (including prepayment premiums or fees), in each case, as provided in such Permitted Amendment; provided, however, that if the initial yield on any Loans and/or Commitments the final maturity date of which is extended pursuant to any Permitted Amendment (such Loans and/or Commitments, collectively, the “Permitted Amendment Loans and/or Commitments”) (as determined by the Administrative Agent to be equal to the sum of (x) the Adjusted LIBOR Rate plus the Applicable Margin applicable to the Permitted Amendment Loans and/or Commitments and (y) if the Permitted Amendment Loans and/or Commitments are initially made at a discount or the Lenders making the same receive a fee directly or indirectly from the Borrowers or any Subsidiary for doing so (the amount of such discount or fee, expressed as a percentage of the Permitted Amendment Loans and/or Commitments, being referred to herein as the “Permitted Amendment Discount”), such Permitted Amendment Discount, divided by the lesser of (A) the average life to maturity of such Permitted Amendment Loans and/or Commitments and (B) four, exceeds by more than 75 basis points (the amount of such excess above 75 basis points being referred to herein as the “Permitted Amendment Yield Differential”) the Adjusted LIBOR Rate plus the Applicable Margin then in effect for any Class of Loans, then the Applicable Margin then in effect for such Class of Loans, as applicable, shall automatically be increased by the Permitted Amendment Yield Differential, effective upon the making of the Permitted Amendment Loans and/or Commitments (and if the Applicable Margin on the Permitted Amendment Loans and/or Commitments is subject to an Excess Availability-based pricing grid, appropriate increases to the other Applicable Margins for such Class of Loans, as applicable, consistent with the foregoing, shall be made).

(b) The Borrowers and each Accepting Lender shall execute and deliver to the Administrative Agent such documentation as the Administrative Agent shall reasonably specify to evidence the acceptance of the Permitted Amendments and the terms and conditions thereof. The Administrative Agent shall promptly notify each Lender as to the effectiveness of each Permitted Amendment. Each of the parties hereto hereby agrees that, upon the effectiveness of any Permitted Amendment, this Agreement shall be deemed amended, as may be necessary or appropriate, in the opinion of the Administrative Agent, to effect the terms and provisions of the Permitted Amendment with respect to the Loans and Commitments of the Accepting Lenders (including any amendments necessary to treat the Loans and Commitments of the Accepting Lenders in a manner consistent with the other Loans and Commitments under this Agreement). Notwithstanding the foregoing, no Permitted Amendment shall become effective under this Section 10.19 unless the Administrative Agent, to the extent so reasonably requested by the Administrative Agent, shall have received board resolutions and officer’s certificates consistent with those delivered pursuant to Section 4.01.

SECTION 10.20 Amendment and Restatement.

This Agreement amends and restates in its entirety the Existing Revolving Credit Agreement and upon the effectiveness of this Agreement, the terms and provisions of the Existing Revolving Credit Agreement shall, subject to this Section 10.20, be superseded in all respects hereby. All references to the “Credit Agreement” contained in the Loan Documents delivered in connection with the Existing Revolving Credit Agreement or this Agreement shall, and shall be deemed to, refer to this Agreement. Notwithstanding the amendment and restatement of the Existing Revolving Credit Agreement by this Agreement, the Secured Obligations of the Borrowers and the other Loan Parties outstanding under the Existing Revolving Credit Agreement and the other Loan Documents as of the A&R Effective Date shall remain outstanding and shall constitute continuing Secured Obligations and shall continue as such to be secured by the Collateral. Such Secured Obligations shall in all respects be continuing and this Agreement shall not be deemed to evidence or result in a novation or repayment and reborrowing of such Secured Obligations. The Liens securing payment of the Secured Obligations under the Existing Revolving Credit Agreement, as amended and restated in the form of this Agreement, shall in all respects be continuing, securing the payment of all Secured Obligations.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

PBF HOLDING COMPANY LLC, as a Borrower

By:	/s/ Matthew Lucey
	Name:	Matthew Lucey
	Title:	Chief Financial Officer

PAULSBORO REFINING COMPANY LLC, as a Borrower

By:	/s/ Matthew Lucey
	Name:	Matthew Lucey
	Title:	Chief Financial Officer

DELAWARE CITY REFINING COMPANY LLC, as a Borrower

By:	/s/ Matthew Lucey
	Name:	Matthew Lucey
	Title:	Chief Financial Officer

TOLEDO REFINING COMPANY LLC, as a Borrower

By:	/s/ Matthew Lucey
	Name:	Matthew Lucey
	Title:	Chief Financial Officer

PBF POWER MARKETING LLC, as a Subsidiary Guarantor

By:	/s/ Matthew Lucey
	Name:	Matthew Lucey
	Title:	Chief Financial Officer

DELAWARE PIPELINE COMPANY LLC, as a Subsidiary Guarantor

By:	/s/ Matthew Lucey
	Name:	Matthew Lucey
	Title:	Chief Financial Officer

[SIGNATURE PAGE TO AMENDED AND RESTATED REVOLVING CREDIT AGREEMENT]

PBF INVESTMENTS LLC, as a Subsidiary Guarantor

By:	/s/ Matthew Lucey
	Name:	Matthew Lucey
	Title:	Chief Financial Officer

PAULSBORO NATURAL GAS PIPELINE COMPANY LLC, as a Subsidiary Guarantor

By:	/s/ Matthew Lucey
	Name:	Matthew Lucey
	Title:	Chief Financial Officer

[SIGNATURE PAGE TO AMENDED AND RESTATED REVOLVING CREDIT AGREEMENT]

UBS SECURITIES LLC, as a Joint Lead Arranger, Syndication Agent and Co-Documentation Agent

By:	/s/ Mary E. Evans
	Name:	Mary E. Evans
	Title:	Associate Director Banking Products Services. US

By:	/s/ Irja R. Otsa
	Name:	Irja R. Otsa
	Title:	Associate Director Banking Products Services. US

[SIGNATURE PAGE TO AMENDED AND RESTATED REVOLVING CREDIT AGREEMENT]

UBS AG, STAMFORD BRANCH, as Issuing Bank, Administrative Agent and Co-Collateral Agent

By:	/s/ Mary E. Evans
	Name:	Mary E. Evans
	Title:	Associate Director Banking Products Services. US

By:	/s/ Irja R. Otsa
	Name:	Irja R. Otsa
	Title:	Associate Director Banking Products Services. US

[SIGNATURE PAGE TO AMENDED AND RESTATED REVOLVING CREDIT AGREEMENT]

UBS LOAN FINANCE LLC, as Swingline Lender and a Lender.

By:	/s/ Mary E. Evans
	Name:	Mary E. Evans
	Title:	Associate Director Banking Products Services. US

By:	/s/ Irja R. Otsa
	Name:	Irja R. Otsa
	Title:	Associate Director Banking Products Services. US

[SIGNATURE PAGE TO AMENDED AND RESTATED REVOLVING CREDIT AGREEMENT]

DEUTSCHE BANK TRUST COMPANY AMERICAS, as a Co-Collateral Agent and as a Co-Documentation Agent and a Lender.

By:	/s/ Marcus M. Tarkington
	Name:	Marcus M. Tarkington
	Title:	Director

By:	/s/ Michael Getz
	Name:	Michael Getz
	Title:	Vice President

[SIGNATURE PAGE TO AMENDED AND RESTATED REVOLVING CREDIT AGREEMENT]

DEUTSCHE BANK SECURITIES INC., as a Joint Lead Arranger and Joint Lead Bookmanager and a Lender.

By:	/s/ Stephen Cunningham
	Name:	Stephen Cunningham
	Title:	Managing Director

By:	/s/ Martin Arcar
	Name:	Martin Arcar
	Title:	Managing Director

[SIGNATURE PAGE TO AMENDED AND RESTATED REVOLVING CREDIT AGREEMENT]

CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH, as a Lender

By:	/s/ Mikhail Faybusovich
	Name:	Mikhail Faybusovich
	Title:	Director

By:	/s/ Vipul Dhadda
	Name:	Vipul Dhadda
	Title:	Associate

[SIGNATURE PAGE TO AMENDED AND RESTATED REVOLVING CREDIT AGREEMENT]

MORGAN STANLEY SENIOR FUNDING, INC., as a Joint Lead Arranger and a Lender

By:	/s/ Melissa James
	Name:	Melissa James
	Title:	Vice President

[SIGNATURE PAGE TO AMENDED AND RESTATED REVOLVING CREDIT .AGREEMENT]

MORGAN STANLEY BANK, N.A., as a Lender

By:	/s/ Melissa James
	Name:	Melissa James
	Title:	Authorized Signatory

[SIGNATURE PAGE TO AMENDED AND RESTATED REVOLVING CREDIT AGREEMENT]

Annex I

Applicable Margin

The Applicable Margin will be determined pursuant to the following grid:

Level	Average Daily Excess Availability	Revolving Loans
		Eurodollar	ABR
Level I	<$ 166,650,000	2.50%	1.50%
Level II	<$333,300,000 but ≥$166,650,000	2.25%	1.25%
Level III	≥$333,300,000	2.00%	1.00%

Changes in the Applicable Margin will be based on the Average Daily Excess Availability for the immediately preceding month and shall be determined on the first day of each month. Each change in the Applicable Margin shall be effective with respect to all Loans and Letters of Credit prospectively on the first day of each month.

SCHEDULES1

To

AMENDED AND RESTATED

REVOLVING CREDIT AGREEMENT

dated as of May __, 2011,

among

PBF HOLDING COMPANY LLC,

DELAWARE CITY REFINING COMPANY LLC,

PAULSBORO REFINING COMPANY LLC,

and

TOLEDO REFINING COMPANY LLC,

as Borrowers,

and

THE OTHER LOAN PARTIES PARTY THERETO,

as Guarantors,

THE LENDERS PARTY THERETO

and

UBS SECURITIES LLC,

as Co-Documentation Agent and Syndication Agent,

and

UBS SECURITIES LLC,

DEUTSCHE BANK SECURITIES INC.,

MORGAN STANLEY SENIOR FUNDING, INC.,

and

CREDIT SUISSE,

as Joint Lead Arrangers and Joint Lead Bookmanagers

and

UBS AG, STAMFORD BRANCH,

as Issuing Bank, Administrative Agent and a Co-Collateral Agent,

and

DEUTSCHE BANK TRUST COMPANY AMERICAS,

as a Co-Collateral Agent and a Co-Documentation Agent

and

UBS LOAN FINANCE LLC,

as Swingline Lender

[1]	These draft schedules remain subject to further review and comment by PBF.

i

Schedule 1.01(b)

SUBSIDIARY GUARANTORS

1)	PBF Power Marketing LLC

2)	Delaware Pipeline Company LLC

3)	Paulsboro Natural Gas Pipeline Company LLC

4)	PBF Investments LLC

Schedule 2.22

BLOCKED ACCOUNTS

JPMORGAN CHASE:

PBF HOLDING COMPANY - OPERATING	A/C 844041749
DELAWARE CITY REFINING CO LLC - OPERATING	A/C 844041772
DELAWARE CITY REFINING CO LLC - RECEIVABLES
A/C 844041798
PBF INVESTMENTS - OPERATING	A/C 921247359
DELAWARE PIPELINE - OPERATING	A/C 844041764
PBF POWER MARKETING - OPERATING	A/C 844041830

2

Schedule 3.03

GOVERNMENTAL APPROVALS; COMPLIANCE WITH LAWS

None.

3

Schedule 3.06(c)

VIOLATIONS OR PROCEEDINGS

None.

4

Schedule 3.08

LITIGATION

None.

5

Schedule 3.18

ENVIRONMENTAL MATTERS

None.

6

Schedule 3.19

INSURANCE

12/17/2010 - 12/17/2011

Coverage	Limits	Carrier	Retention
Property	$1,300,000,000	Various	$5,000,000 / 60 Days BI
Terrorism	$1,000,000,000	Various	$5,000,000 / 60 Days BI
Automobile (includes Terrorism)	$1,000,000	Chartis	$0
General Liability (includes Terrorism)	$5,000,000	Chartis	$5,000,000
Workers Compensation (includes Terrorism)	$1,000,000		$500,000
Umbrella	$25,000,000	ACE
(includes Terrorism)	$25M x/s $25M	Westchester
	$50M x/s $50M	Axis/Endurance
	$200M x/s $100M	Bermuda Markets
	Total Limit: $300M
TOTAL

7

Schedule 3.22

MATERIAL INVENTORY

None.

8

Schedule 6.01(b)

EXISTING INDEBTEDNESS

None.

9

Schedule 6.02(c)

EXISTING LIENS

None.

10

Schedule 6.04(b)

EXISTING INVESTMENTS

None.

11

Schedule 6.08

TRANSACTIONS WITH AFFILIATES

1.	Limited Liability Company Agreement of PBF Energy Company LLC, dated as of June 1, 2010.

2.	Limited Liability Company Agreement of PBF Holding Company LLC, dated as of March 25, 2010.

3.	Limited Liability Company Agreement of Delaware City Refining Company LLC, dated as of March 25, 2010.

4.	Limited Liability Company Agreement of Delaware Pipeline Company LLC, dated as of March 25, 2010.

5.	Second Amended and Restated Limited Liability Company Agreement of Paulsboro Refining Company LLC, dated as of January 14, 2011.

6.	Second Amended and Restated Limited Liability Company Agreement of Paulsboro Natural Gas Pipeline Company LLC, dated as of January 14, 2011.

7.	Second Amended and Restated Limited Liability Company Agreement of PBF Investments LLC, dated as of January 5, 2011.

8.	Limited Liability Company Agreement of PBF Power Marketing LLC, dated as of March 25, 2010.

9.	Limited Liability Company Agreement of PBF Services Company LLC, dated as of May 28, 2010.

10.	Limited Liability Company Agreement of Toledo Refining Company LLC, dated as of November 22, 2010.

11.	Agreement, dated as of March 8, 2011, by and among PBF Energy Company LLC, Blackstone PB Capital Partners V Subsidiary L.L.C., Blackstone PB Capital Partners VAC L.P., Blackstone Family Investment Partnership V USS L.P., Blackstone Family Investment Partnership V - A USS SMD L.P., Blackstone Participation Partnership V USS L.P., FR PBF Holdings LLC, FR PBF Holdings II LLC, Tom O’Malley, Horse Island Partners, Thomas D. O’Malley, Jr. and the other parties thereto.

12.	Agreement, dated as of October 4, 2010, by and among PBF Energy Company LLC, Blackstone PB Capital Partners V L.P., Blackstone PB Capital Partners V-AC L.P., Blackstone Family Investment Partnership V USS L.P., Blackstone Family Investment Partnership V - A USS L.P., Blackstone Participation Partnership V USS L.P., FR PBF Holdings LLC, FR PBF Holdings II LLC, Tom O’Malley, Horse Island Partners, Thomas D. O’Malley, Jr., and the other parties thereto.

12

13.	Employment Agreement, dated as of March 1, 2008, by and between PBF Investments LLC and Don Lucey.

14.	Employment Agreement, dated as of March 1, 2008, by and between PBF Investments LLC and Matt Lucey.

15.	Employment Agreement, dated as of March 1, 2008, by and between PBF Investments LLC and Ken Isom.

16.	Employment Agreement, dated as of March 1, 2008, by and between PBF Investments LLC and Ed Jacoby.

17.	Employment Agreement, dated as of March 1, 2008, by and between PBF Investments LLC and James Yates.

18.	Employment Agreement, dated as of March 1, 2008, by and between PBF Investments LLC and Tom O’Malley.

19.	Employment Agreement, dated as of March 1, 2008, by and between PBF Investments LLC and Pat Doman.

20.	Employment Agreement, dated as of April 1, 2010, by and between PBF Investments LLC and Michael D. Gayda.

21.	Employment Agreement, dated as of April 1, 2010, by and between PBF Investments LLC and Thomas J. Nimbley.

22.	Employment Agreement, dated as of June 1, 2010, by and between PBF Investments LLC and James Fedena.

23.	Employment Agreement, dated as of May 17, 2010, by and between PBF Investments LLC and Jeffrey Dill.

13

EXHIBIT A

[Form of]

ADMINISTRATIVE QUESTIONNAIRE

ADMINISTRATIVE QUESTIONNAIRE—PBF Holding Company LLC, et. al.

Lending Institution:

Name for Signature Pages:
Will sign Amended and Restated Revolving Credit Agreement:
	Will come via Assignment:	Number of Days post-closing:

Name for Signature Blocks:

Name for Publicity:

Address:

Main Telephone:

Telex No./Answer back:

CONTACT-Credit	Name:
Address:

Telephone:
Fax:

CONTACT-Operations	Name:
Address:

Telephone:
Fax:

PAYMENT INSTRUCTIONS

Bank Name:
ABA/Routing No.:
Account Name:
Account No.:
For further credit:
Account No.:
Attention:
Reference:

A-1

UBS AG, STAMFORD BRANCH, ADMINISTRATIVE DETAILS

UBS AG, Stamford Branch 677 Washington Boulevard Stamford, Connecticut 06901 Main Telephone: (203) 719-3000	Account Administrator	Secondary Contact
	Attn: [ ] Tel: [ ] Fax: [ ]	Attn: [ ] Tel: [ ] Fax: [ ]

Wire Instructions:	The Agent’s wire instructions will be disclosed at the time of closing.

A-2

EXHIBIT B

[Form of]

ASSIGNMENT AND ASSUMPTION

This Assignment and Assumption (the “Assignment and Assumption”) is dated as of the Effective Date set forth below and is entered into by and between [Insert name of Assignor] (the “Assignor”) and [Insert name of Assignee] (the “Assignee”). Capitalized terms used but not defined herein shall have the meanings given to them in the Credit Agreement defined below, receipt of a copy of which is hereby acknowledged by the Assignee. The Standard Terms and Conditions set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Assumption as if set forth herein in full.

For an agreed consideration, the Assignor hereby irrevocably sells and assigns to the Assignee, and the Assignee hereby irrevocably purchases and assumes from the Assignor, subject to and in accordance with the Standard Terms and Conditions and the Credit Agreement, as of the Effective Date inserted by the Administrative Agent as contemplated below, (i) all of the Assignor’s rights and obligations in its capacity as a Lender under the Credit Agreement and any other documents or instruments delivered pursuant thereto to the extent related to the amount and percentage interest identified below of all of such outstanding rights and obligations of the Assignor under the respective facilities identified below (including participations in any Letters of Credit and Swingline Loans included in such facilities) and (ii) to the extent permitted to be assigned under applicable law, all claims, suits, causes of action and any other right of the Assignor (in its capacity as a Lender) against any person, whether known or unknown, arising under or in connection with the Credit Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including, but not limited to, contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (i) above (the rights and obligations sold and assigned pursuant to clauses (i) and (ii) above being referred to herein collectively as, the “Assigned Interest”). Such sale and assignment is without recourse to the Assignor and, except as expressly provided in this Assignment and Assumption, without representation or warranty by the Assignor.

1.	Assignor:	_____________________________

2.	Assignee:	_____________________________
[and is an Affiliate/Approved Fund of [identify Lender]1]

3.	Borrowers:	PBF Holding Company LLC, Delaware City Refining Company LLC, Paulsboro Refining Company LLC and Toledo Refining Company LLC

4.	Administrative Agent: UBS AG, Stamford Branch, as the administrative agent under the Credit Agreement

[1]	Select as applicable.

5. Credit Agreement: The Amended and Restated Revolving Credit Agreement dated as of May 31, 2011 (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”) among PBF Holding Company LLC, a Delaware limited liability company (“Holdings”), Delaware City Refining Company LLC, a Delaware limited liability company (“Delaware City”), Paulsboro Refining Company LLC (f/k/a Valero Refining Company – New Jersey, a Delaware corporation), a Delaware limited liability company (“Paulsboro”), Toledo Refining Company LLC, a Delaware limited liability company (“Toledo” and together with Holdings, Delaware City and Paulsboro, “Borrowers” and each individually, a “Borrower”), the Subsidiary Guarantors (such term and each other capitalized term used but not defined herein having the meaning given it in Article I of the Credit Agreement), the Lenders, UBS SECURITIES LLC, MORGAN STANLEY SENIOR FUNDING, INC., DEUTSCHE BANK SECURITIES INC. and CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH as joint lead arrangers (in such capacities, “Joint lead Arrangers”), UBS SECURITIES LLC, as a co-documentation agent (in such capacity, “UBS Co-Documentation Agent”) and as syndication agent (in such capacity, “Syndication Agent”), UBS LOAN FINANCE LLC, as swingline lender (in such capacity, “Swingline Lender”), UBS AG, STAMFORD BRANCH, as Issuing Bank (in such capacity, “Issuing Bank”), as administrative agent (in such capacity, “Administrative Agent”) for the Lenders, the Secured Parties and Issuing Bank, and as a co-collateral agent (in such capacity, “UBS Collateral Agent”) and DEUTSCHE BANK TRUST COMPANY AMERICAS, as a co-collateral agent (in such capacity, “DB Collateral Agent” and together with UBS Collateral Agent, in such capacities as co-collateral agents, the “Co-Collateral Agents”) and as a co-documentation agent (in such capacity, “DB Co-Documentation Agent” and together with UBS Co-Documentation Agent, in such capacities as co-documentation agents, the “Co-Documentation Agents”).

6. Assigned Interest:

Facility Assigned	Aggregate Amount of Commitment/Loans for all Lenders	Amount of Commitment/ Loans Assigned	Percentage Assigned of Commitment/ Loans[2]
Revolving Loans	$	$	%

[Page break]

[2]	Set forth, to at least 9 decimals, as a percentage of the Commitment/Loans of all Lenders thereunder.

Effective Date:                              , 201     [TO BE INSERTED BY ADMINISTRATIVE AGENT AND WHICH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER IN THE REGISTER THEREFOR.]3

The terms set forth in this Assignment and Assumption are hereby agreed to:

ASSIGNOR [NAME OF ASSIGNOR]

By:
Title:

ASSIGNEE [NAME OF ASSIGNEE]

By:
Title:

Consented to and Accepted:

[PBF HOLDING COMPANY LLC DELAWARE CITY REFINING COMPANY LLC PAULSBORO REFINING COMPANY LLC TOLEDO REFINING COMPANY LLC][4]

By:
Name:
Title:

UBS AG, STAMFORD BRANCH, as Administrative Agent and Issuing Bank

By:
Name:
Title:

By:
Name:
Title:

[3]	This date may not be fewer than 5 Business days after the date of assignment unless the Administrative Agent otherwise agrees.
[4]	To be completed to the extent consent is required under Section 10.04(b).

UBS LOAN FINANCE, as Swingline Lender

By:
Name:
Title:

By:
Name:
Title:

ANNEX 1 to Assignment and Assumption

PBF HOLDING COMPANY LLC, et. al.

AMENDED AND RESTATED REVOLVING CREDIT AGREEMENT

STANDARD TERMS AND CONDITIONS FOR

ASSIGNMENT AND ASSUMPTION

1. Representations and Warranties.

1.1 Assignor. The Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of the Assigned Interest, (ii) the Assigned Interest is free and clear of any lien, encumbrance or other adverse claim and (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Credit Agreement or any other Loan Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Documents or any collateral thereunder, (iii) the financial condition of the Borrowers, any of their respective Subsidiaries or Affiliates or any other person obligated in respect of any Loan Document or (iv) the performance or observance by Borrowers, any of their respective Subsidiaries or Affiliates or any other person of any of their respective obligations under any Loan Document.

1.2. Assignee. The Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) it meets all requirements of an Eligible Assignee under the Credit Agreement (subject to receipt of such consents as may be required under the Credit Agreement), (iii) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement as a Lender thereunder and, to the extent of the Assigned Interest, shall have the obligations of a Lender thereunder, (iv) it has received a copy of the Credit Agreement, together with copies of the most recent financial statements delivered pursuant to Section 5.01 thereof, as applicable, and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption and to purchase the Assigned Interest on the basis of which it has made such analysis and decision independently and without reliance on the Administrative Agent or any other Lender, (v) if it is not already a Lender under the Credit Agreement, attached to the Assignment and Assumption an Administrative Questionnaire in the form of Exhibit A to the Credit Agreement, (vi) the Administrative Agent has received a processing and recordation fee of $3,500 as of the Effective Date and (vii) if it is a Foreign Lender, attached to the Assignment and Assumption is any documentation required to be delivered by it pursuant to Section 2.15 of the Credit Agreement, duly completed and executed by the Assignee; and (b) agrees that (i) it will, independently and without reliance on the Administrative Agent, the Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, and (ii) it will perform in accordance with their terms all of the obligations that by the terms of the Loan Documents are required to be performed by it as a Lender.

2. Payments. From and after the Effective Date, the Administrative Agent shall make all payments in respect of the Assigned Interest (including payments of principal, interest, fees and other amounts) to the Assignor for amounts that have accrued to but excluding the Effective Date and to the Assignee for amounts that have accrued from and after the Effective Date.

3. General Provisions. This Assignment and Assumption shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and permitted assigns. This Assignment and Assumption may be executed in any number of counterparts, which together shall constitute one instrument. Delivery of an executed counterpart of a signature page of this Assignment and Assumption by telecopy shall be effective as delivery of a manually executed counterpart of this Assignment and Assumption. This Assignment and Assumption shall be construed in accordance with and governed by, the law of the State of New York without regard to conflicts of principles of law that would require the application of the laws of another jurisdiction.

EXHIBIT C

[Form of]

BORROWING REQUEST

UBS AG, Stamford Branch,

as Administrative Agent for

the Lenders referred to below,

677 Washington Boulevard

Stamford, Connecticut 06901

Attention: [                    ]

Re: PBF Holding Company LLC, et. al

[Date]

Ladies and Gentlemen:

Reference is made to the Amended and Restated Revolving Credit Agreement dated as of May 31, 2011 (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”) among PBF Holding Company LLC, a Delaware limited liability company (“Holdings”), Delaware City Refining Company LLC, a Delaware limited liability company (“Delaware City”), Paulsboro Refining Company LLC (f/k/a Valero Refining Company – New Jersey, a Delaware corporation), a Delaware limited liability company (“Paulsboro”), Toledo Refining Company LLC, a Delaware limited liability company (“Toledo”, and together with Holdings, Delaware City and Paulsboro, “Borrowers” and each individually, a “Borrower”), the Subsidiary Guarantors (such term and each other capitalized term used but not defined herein having the meaning given it in Article I of the Credit Agreement), the Lenders, UBS SECURITIES LLC, MORGAN STANLEY SENIOR FUNDING, INC., DEUTSCHE BANK SECURITIES INC. and CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH, as joint lead arrangers (in such capacities, “Joint lead Arrangers”), UBS SECURITIES LLC, as a co-documentation agent (in such capacity, “UBS Co-Documentation Agent”) and as syndication agent (in such capacity, “Syndication Agent”),UBS LOAN FINANCE LLC, as swingline lender (in such capacity, “Swingline Lender”), UBS AG, STAMFORD BRANCH, as Issuing Bank (in such capacity, “Issuing Bank”), as administrative agent (in such capacity, “Administrative Agent”) for the Lenders, the Secured Parties and Issuing Bank, and as a co-collateral agent (in such capacity, “UBS Collateral Agent”) and DEUTSCHE BANK TRUST COMPANY AMERICAS, as a co-collateral agent (in such capacity, “DB Collateral Agent” and together with UBS Collateral Agent, in such capacities as co-collateral agents, the “Co-Collateral Agents”) and as a co-documentation agent (in such capacity, “DB Co-Documentation Agent” and together with UBS Co-Documentation Agent, in such capacities as co-documentation agents, the “Co-Documentation Agents”). Administrative Borrower hereby gives you notice pursuant to Section 2.03 of the Credit Agreement that it requests a Borrowing, on behalf of the Borrowers, under the Credit Agreement, and in that connection sets forth below the terms on which such Borrowing is requested to be made:

(A) Class of Borrowing	[Revolving Borrowing]
[Swingline Loan]

(B) Principal amount of Borrowing[5]

(C) Date of Borrowing (which is a Business Day)

(D) Type of Borrowing	[ABR] [Eurodollar][6]

(E) Interest Period and the last day thereof[7]

(F) Funds are requested to be disbursed to Borrowers’ account with UBS AG, Stamford Branch (Account No. ).

Administrative Borrower hereby represents and warrants that the conditions to lending specified in Sections 4.03(b)-(e) of the Credit Agreement are satisfied as of the date hereof.

[Signature Page Follows]

[5]	ABR and Eurodollar Loans must be in an amount that is at least $5,000,000 and an integral multiple of $1,000,000 or equal to the remaining available balance of the applicable Commitments. Swingline Loans must be in an amount that is at least $1,000,000 and an integral multiple of $100,000.
[6]	Shall be ABR for Swingline Loans.
[7]	Shall be subject to the definition of “Interest Period” in the Credit Agreement.

PBF HOLDING COMPANY LLC, as Administrative Borrower

By:
Name:
Title:

EXHIBIT D

[Form of]

COMPLIANCE CERTIFICATE

I, [            ], the [Financial Officer] of Administrative Borrower (in such capacity and not in my individual capacity), hereby certify as of the date hereof that, with respect to that certain Amended and Restated Revolving Credit Agreement dated as of May 31, 2011 (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”) among PBF Holding Company LLC, a Delaware limited liability company (“Holdings”), Delaware City Refining Company LLC, a Delaware limited liability company (“Delaware City”), Paulsboro Refining Company LLC (f/k/a Valero Refining Company – New Jersey, a Delaware corporation), a Delaware limited liability company (“Paulsboro”) and Toledo Refining Company LLC, a Delaware limited liability company (“Toledo”, and together with Holdings, Delaware City and Paulsboro, “Borrowers” and each individually, a “Borrower”), the Subsidiary Guarantors (such term and each other capitalized term used but not defined herein having the meaning given it in Article I of the Credit Agreement), the Lenders, UBS SECURITIES LLC, MORGAN STANLEY SENIOR FUNDING, INC., DEUTSCHE BANK SECURITIES INC. and CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH, as joint lead arrangers (in such capacities, “Joint lead Arrangers”), UBS SECURITIES LLC, as a co-documentation agent (in such capacity, “UBS Co-Documentation Agent”) and as syndication agent (in such capacity, “Syndication Agent”), UBS LOAN FINANCE LLC, as swingline lender (in such capacity, “Swingline Lender”), UBS AG, STAMFORD BRANCH, as Issuing Bank (in such capacity, “Issuing Bank”), as administrative agent (in such capacity, “Administrative Agent”) for the Lenders, the Secured Parties and Issuing Bank, and as a co-collateral agent (in such capacity, “UBS Collateral Agent”) and DEUTSCHE BANK TRUST COMPANY AMERICAS, as a co-collateral agent (in such capacity, “DB Collateral Agent” and together with UBS Collateral Agent, in such capacities as co-collateral agents, the “Co-Collateral Agents”) and as a co-documentation agent (in such capacity, “DB Co-Documentation Agent” and together with UBS Co-Documentation Agent, in such capacities as co-documentation agents, the “Co-Documentation Agents”):

a. [Attached hereto as Schedule 1 are detailed calculations demonstrating compliance by Holdings and its Subsidiaries (other than Excluded Subsidiaries) with Section 6.09(a) of the Credit Agreement. Holdings and its Subsidiaries (other than Excluded Subsidiaries) are in compliance with such Section as of the date hereof.] 8 [Attached hereto as Schedule 2 is the opinion of [accounting firm.]]9

[8]	To accompany annual and quarterly financial statements during the Revolving Availability Period, when Excess Availability is less than, at any time, the greater of (i) the Threshold Basket Amount and (ii) $35 million until such time as Excess Availability is greater than the Threshold Basket Amount and $35 million for a period of twelve (12) or more consecutive days. Which calculations shall be in reasonable detail satisfactory to the Administrative Agent and shall include, among other things, an explanation of the methodology used in such calculations and a breakdown of the components of such calculations.
[9]	To accompany annual financial statements only. The opinion must opine that, such financial statements fairly present, in all material respects, the consolidated financial condition, results of operations and cash flows of Holdings as of the dates and for the periods specified in accordance with GAAP consistently applied.

Footnote continued on next page.

b. The Borrowers were in compliance with Section 6.09(a) of the Credit Agreement at all applicable times (in accordance with Section 6.09(a)) since the last date of determination.

c. No Default has occurred under the Credit Agreement which has not been previously disclosed, in writing, to the Administrative Agent pursuant to a Compliance Certificate.10

Footnote continued from previous page.

[10]

If a Default shall have occurred, an explanation specifying the nature and extent of such Default shall be provided on a separate page together with an explanation of the corrective action taken or proposed to be taken with respect thereto (include, as applicable, information regarding actions, if any, taken since prior certificate).

Dated this [    ] day of [            ], 201[    ].

PBF HOLDING COMPANY LLC, as Administrative Borrower

By:
Name:
Title: [Financial Officer]

SCHEDULE 1

Financial Covenant

(A) Consolidated EBITDA

(1) Consolidated Net Income for the four quarter period ended [ ], 20[ ], plus	_______________

(2) Consolidated Interest Expense for such period, plus	_______________

(3) Consolidated Amortization Expense for such period, plus	_______________

(4) Consolidated Depreciation Expense for such period, plus	_______________

(5) Consolidated Tax Expense for such period, plus	_______________

(6) fees, costs, liabilities and expenses incurred in connection with the Transactions (not to exceed $15,000,000) in the aggregate, plus	_______________

(7)    the aggregate amount of all other non-cash charges, expenses or losses reducing Consolidated Net Income (excluding any non-cash charge, expense or loss that results in an accrual of a reserve for cash charges in any future period and any non-cash charge, expense or loss relating to writeoffs, write-downs or reserves with respect to accounts or inventory) for such period, plus

_______________

(8)    any fees, charges and expenses incurred during such period (other than Consolidated Depreciation Expense or Consolidated Amortization Expense), in connection with any acquisition, Investment, Asset Sale, other disposition of assets, issuance or repayment of Indebtedness, issuance of Equity Interests, refinancing transaction or amendment or modification of any debt instrument (in each case, including any such transaction consummated prior to the Closing

Date and any such transaction undertaken but not completed) and any charges or non-recurring merger costs incurred during such period as a result of any such transaction (including, without limitation, any non-cash expenses or charges recorded in accordance with GAAP relating to equity interests issued to non-employees in exchange for services provided in connection with the Transactions), plus

_______________

(9)    the amount of any restructuring charges, integration costs, retention charges, stock option and any other equity-based compensation expenses or other business optimization expenses, including, without limitation, costs associated with improvements to IT and accounting functions, costs associated with establishing new facilities, costs or reserves deducted (and not added back) in such period in computing Consolidated Net Income, including any one-time costs incurred in connection with acquisitions after the Closing Date and costs related to the closure and/or consolidation of facilities, plus

_______________

(10)  any extraordinary, non-recurring or unusual gains or losses or expenses, severance, relocation costs or payments and curtailments or modifications to pension and post-retirement employee benefit plans, plus

_______________

(11)  any other non-cash charges, expenses or losses including any write offs or write downs reducing Consolidated Net Income for such period and any non-cash expense relating to the vesting of warrants (provided that if any such non-cash charges represent an accrual or reserve for potential cash items in any future period, the cash payment in respect thereof in such future period shall be subtracted from Consolidated EBITDA to such extent, and excluding amortization of a prepaid cash item that was paid in a prior period), plus

_______________

(12)  the amount of customary indemnities and expenses paid or accrued in such period to the Sponsors and deducted (and not added back) in such period in computing Consolidated Net Income, in an aggregate amount not to exceed $3,000,000 in any fiscal year, plus

_______________

(13)  any costs or expense incurred pursuant to any management equity plan or stock option plan or any other management or employee benefit plan or agreement or any stock subscription or shareholder agreement, to the extent that such cost or expenses are funded with cash proceeds by third Persons that are not Loan Parties contributed to the capital of Holdings or any Subsidiary, plus

_______________

(14) any net loss from disposed or discontinued operations, plus	_______________

(15)  to the extent not already included in the Consolidated Net Income of such Person and its Subsidiaries, not-withstanding anything to the contrary in the foregoing, Consolidated EBITDA shall include the amount of cash proceeds received from business interruption insurance and reimbursements of any expenses and charges that are covered by indemnification or other reimbursement provisions in connection with any investment or any sale, conveyance, Credit Agreement, minus

_______________

(16) any net gain from disposed or discontinued operations minus,	_______________

(17) the aggregate amount of all non-cash items increasing Consolidated Net Income (other than the accrual of revenue or recording of receivables in the ordinary course of business) for such period	_______________

Consolidated EBITDA (the sum of (1)-(15) minus the sum of (16) and (17))	_______________

(B) Minimum Consolidated Fixed Charge Ratio: Consolidated EBITDA to Consolidated Fixed Charges
Consolidated EBITDA for the four quarter period ended [ ], 201[ ], as calculated pursuant to clause (A) above.	_______________

Consolidated Fixed Charges Calculation:

(1) Consolidated Interest Expense (the sum of (a)-(i) below)	_______________

(a)    the total consolidated interest expense of Holdings and its Subsidiaries (other than Excluded Subsidiaries) for such period determined on a consolidated basis in accordance with GAAP plus, without duplication

_______________

(b) imputed interest on Capital Lease Obligations and Attributable Indebtedness of Holdings and its Subsidiaries (other than Excluded Subsidiaries) for such period, plus	_______________

(c)    commissions, discounts and other fees and charges owed by Holdings or any of its Subsidiaries (other than Excluded Subsidiaries) with respect to letters of credit securing financial obligations, bankers’ acceptance financing and receivables financings for such period, plus

_______________

(d)    amortization of debt issuance costs, debt discount or premium and other financing fees and expenses incurred by Holdings or any of its Subsidiaries (other than Excluded Subsidiaries) for such period, plus

_______________

(e)    cash contributions to any employee stock ownership plan or similar trust made by Holdings or any of its Subsidiaries (other than Excluded Subsidiaries) to the extent such contributions are used by such plan or trust to pay interest or fees to any person (other than Delaware City, Paulsboro or any of their respective Wholly Owned Subsidiaries) in connection with Indebtedness incurred by such plan or trust for such period, plus

_______________

(f) all interest paid or payable with respect to discontinued operations of Holdings or any of its Subsidiaries (other than Excluded Subsidiaries) for such period, plus	_______________

(g) the interest portion of any deferred payment obligations of Holdings or any of its Subsidiaries (other than Excluded Subsidiaries) for such period, plus	_______________

(h)    all interest on any Indebtedness of Holdings or any of its Subsidiaries (other than Excluded Subsidiaries) of the type described in clause (f) or (k) of the definition of “Indebtedness” for such period, minus

_______________

(i) the total consolidated interest income of Holdings and its Subsidiaries (other than Excluded Subsidiaries) for such period	_______________

(2) Consolidated Fixed Charges (the sum of (i)-(vi) below)	_______________

(i) Consolidated Interest Expense for such period, plus	_______________

(ii) the aggregate amount of Unfinanced Capital Expenditures of Holdings and its Subsidiaries (other than Excluded Subsidiaries) for such period, plus	_______________

(iii)  all cash payments in respect of income taxes of Holdings and its Subsidiaries (other than Excluded Subsidiaries which are not part of the consolidated tax group of Holdings or any Subsidiary Guarantor) made during such period (net of any cash refund in respect of income taxes actually received during such period), plus

_______________

(iv)   the principal amount of all scheduled amortization payments on all Indebtedness (including the principal component of all Capital Lease Obligations) of Holdings and its Subsidiaries (other than Excluded Subsidiaries) for such period (as determined on the first day of the respective period), plus

_______________

(v)    all cash dividend payments on any series of Disqualified Capital Stock of Holdings or any of its Subsidiaries (other than Excluded Subsidiaries) (other than dividend payments to Borrowers or any of their Subsidiaries that are Subsidiary Guarantors), plus

_______________

(vi)   all cash dividend payments on any Preferred Stock (other than Disqualified Capital Stock) of Holdings or any of its Subsidiaries (other than Excluded Subsidiaries) (other than dividend payments to Borrowers or any of their Subsidiaries that are Subsidiary Guarantors)

_______________

Consolidated EBITDA to Consolidated Fixed Charges	[ ]:1.00

Covenant Requirement	Greater than or equal to 1.10:1.00

EXHIBIT E

[Form of]

INTEREST ELECTION REQUEST

UBS AG, Stamford Branch,

    as Administrative Agent

677 Washington Boulevard

Stamford, Connecticut 06901

Attention: [                ]

[Date]

Re: PBF Holding Company LLC, et. al.

Ladies and Gentlemen:

This Interest Election Request is delivered to you pursuant to Section 2.08 of the Amended and Restated Revolving Credit Agreement dated as of May 31, 2011 (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”) among PBF Holding Company LLC, a Delaware limited liability company (“Holdings”), Delaware City Refining Company LLC, a Delaware limited liability company (“Delaware City”), Paulsboro Refining Company LLC (f/k/a Valero Refining Company – New Jersey, a Delaware corporation), a Delaware limited liability company (“Paulsboro”) and Toledo Refining Company LLC, a Delaware limited liability company (“Toledo”, and together with Holdings, Delaware City and Paulsboro, “Borrowers” and each individually, a “Borrower”), the Subsidiary Guarantors (such term and each other capitalized term used but not defined herein having the meaning given it in Article I of the Credit Agreement), the Lenders, UBS SECURITIES LLC, MORGAN STANLEY SENIOR FUNDING, INC., DEUTSCHE BANK SECURITIES INC. and CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH, as joint lead arrangers (in such capacities, “Joint lead Arrangers”), UBS SECURITIES LLC, as a co-documentation agent (in such capacity, “UBS Co-Documentation Agent”) and as syndication agent (in such capacity, “Syndication Agent”),UBS LOAN FINANCE LLC, as swingline lender (in such capacity, “Swingline Lender”), UBS AG, STAMFORD BRANCH, as Issuing Bank (in such capacity, “Issuing Bank”), as administrative agent (in such capacity, “Administrative Agent”) for the Lenders, the Secured Parties and Issuing Bank, and as a co-collateral agent (in such capacity, “UBS Collateral Agent”) and DEUTSCHE BANK TRUST COMPANY AMERICAS, as a co-collateral agent (in such capacity, “DB Collateral Agent” and together with UBS Collateral Agent, in such capacities as co-collateral agents, the “Co-Collateral Agents”) and as a co-documentation agent (in such capacity, “DB Co-Documentation Agent” and together with UBS Co-Documentation Agent, in such capacities as co-documentation agents, the “Co-Documentation Agents”):

Administrative Borrower hereby requests that on [                    ]11 (the “Interest Election Date”),

1. $[                    ] of the presently outstanding principal amount of the Loans originally made on [                    ],

2. and all presently being maintained as [ABR Loans] [Eurodollar Loans],

3. be [converted into] [continued as],

4. [Eurodollar Loans having an Interest Period of [one/two/three/six/nine/twelve] months] [ABR Loans].

The undersigned hereby certifies that the following statements are true on the date hereof, and will be true on the proposed Interest Election Date, both before and after giving effect thereto and to the application of the proceeds therefrom:

(a) the foregoing [conversion] [continuation] complies with the terms and conditions of the Credit Agreement (including, without limitation, Section 2.08 of the Credit Agreement);

(b) no Event Default has occurred and is continuing, or would result from such proposed [conversion] [continuation].

[Signature Page Follows]

[11]

Shall be a Business Day that is (a) the date hereof in the case of a conversion into ABR Loans to the extent this Interest Election Request is delivered to the Administrative Agent prior to 9:00 a.m., New York City time on the date hereof, otherwise the Business Day following the date of delivery hereof and (b) three Business Days following the date hereof in the case of a conversion into/continuation of Eurodollar Loans to the extent this Interest Election Request is delivered to the Administrative Agent prior to 11:00 a.m. New York City time on the date hereof, otherwise the fourth Business Day following the date of delivery hereof, in each case.

Administrative Borrower has caused this Interest Election Request to be executed and delivered by its duly authorized officer as of the date first written above.

PBF HOLDING COMPANY LLC, as Administrative Borrower

By:
Name:
Title:

EXHIBIT F

[Form of]

JOINDER AGREEMENT

Reference is made to the Amended and Restated Revolving Credit Agreement dated as of May 31, 2011 (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”) among PBF Holding Company LLC, a Delaware limited liability company (“Holdings”), Delaware City Refining Company LLC, a Delaware limited liability company (“Delaware City”), Paulsboro Refining Company LLC (f/k/a Valero Refining Company – New Jersey, a Delaware corporation), a Delaware limited liability company (“Paulsboro”) and Toledo Refining Company LLC, a Delaware limited liability company (“Toledo”, and together with Holdings, Delaware City and Paulsboro, “Borrowers” and each individually, a “Borrower”), the Subsidiary Guarantors (such term and each other capitalized term used but not defined herein having the meaning given it in Article I of the Credit Agreement), the Lenders, UBS SECURITIES LLC, MORGAN STANLEY SENIOR FUNDING, INC., DEUTSCHE BANK SECURITIES INC. and CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH, as joint lead arrangers (in such capacities, “Joint lead Arrangers”), UBS SECURITIES LLC, as a co-documentation agent (in such capacity, “UBS Co-Documentation Agent”) and as syndication agent (in such capacity, “Syndication Agent”), UBS LOAN FINANCE LLC, as swingline lender (in such capacity, “Swingline Lender”), UBS AG, STAMFORD BRANCH, as Issuing Bank (in such capacity, “Issuing Bank”), as administrative agent (in such capacity, “Administrative Agent”) for the Lenders, the Secured Parties and Issuing Bank, and as a co-collateral agent (in such capacity, “UBS Collateral Agent”) and DEUTSCHE BANK TRUST COMPANY AMERICAS, as a co-collateral agent (in such capacity, “DB Collateral Agent” and together with UBS Collateral Agent, in such capacities as co-collateral agents, the “Co-Collateral Agents”) and as a co-documentation agent (in such capacity, “DB Co-Documentation Agent” and together with UBS Co-Documentation Agent, in such capacities as co-documentation agents, the “Co-Documentation Agents”).

W I T N E S S E T H:

WHEREAS, the Subsidiary Guarantors, Borrowers and Holdings have entered into the Credit Agreement and the Security Agreement in order to induce the Lenders to make the Loans and the Issuing Bank to issue Letters of Credit to or for the benefit of Borrowers;

WHEREAS, pursuant to Section 5.10(b) of the Credit Agreement, each Subsidiary, other than an Excluded Subsidiary, [that was not in existence on the date of the Credit Agreement] [that is an Eligible Subsidiary] [is required to become a [Subsidiary Guarantor][ Borrower]] [may become a Borrower] under the Credit Agreement by executing a Joinder Agreement. The undersigned Subsidiary (the “New [Subsidiary Guarantor][Borrower]”) is executing this joinder agreement (“Joinder Agreement”) to the Credit Agreement in order to induce the Lenders to make additional Revolving Loans and the Issuing Bank to issue Letters of Credit and as consideration for the Loans previously made and Letters of Credit previously issued.

NOW, THEREFORE, the Administrative Agent, Collateral Agent and the New [Subsidiary Guarantor][Borrower] hereby agree as follows:

1. [Guarantee][Borrower]. In accordance with Section 5.10(b) of the Credit Agreement, the New [Subsidiary Guarantor][Borrower] by its signature below becomes a [Subsidiary Guarantor][Borrower] under the Credit Agreement with the same force and effect as if originally named therein as a [Subsidiary Guarantor][Borrower].

2. Representations and Warranties. The New [Subsidiary Guarantor][Borrower] hereby (a) agrees to all the terms and provisions of the Credit Agreement applicable to it as a [Subsidiary Guarantor][Borrower] thereunder and (b) represents and warrants that the representations and warranties made by it as a [Subsidiary Guarantor][Borrower] thereunder are true and correct in all material respects (except that any representation and warranty that is qualified as to “materiality” or “Material Adverse Effect” shall be true and correct in all respects) on and as of the date hereof. Each reference to a [Subsidiary Guarantor][Borrower] in the Credit Agreement shall be deemed to include the New [Subsidiary Guarantor][Borrower]. The New [Subsidiary Guarantor][Borrower]hereby attaches supplements to each of the schedules to the Credit Agreement applicable to it.

3. Severability. Any provision of this Joinder Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

4. Counterparts. This Joinder Agreement may be executed in counterparts, each of which shall constitute an original. Delivery of an executed signature page to this Joinder Agreement by facsimile transmission shall be as effective as delivery of a manually executed counterpart of this Joinder Agreement.

5. No Waiver. Except as expressly supplemented hereby, the Credit Agreement shall remain in full force and effect.

6. Notices. All notices, requests and demands to or upon the New [Subsidiary Guarantor][Borrower], any Agent or any Lender shall be governed by the terms of Section 10.01 of the Credit Agreement.

7. Governing Law. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES THAT WOULD REQUIRE THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION.

[Signature Pages Follow]

IN WITNESS WHEREOF, the undersigned have caused this Joinder Agreement to be duly executed and delivered by their duly authorized officers as of the day and year first above written.

[NEW SUBSIDIARY GUARANTOR/BORROWER]

By:
Name:
Title:

Address for Notices:

UBS AG, STAMFORD BRANCH, as Administrative Agent

By:
Name:
Title:

By:
Name:
Title:

[Note: Schedules to be attached.]

Exhibit G

LANDLORD’S LIEN WAIVER, ACCESS AGREEMENT AND CONSENT

THIS LANDLORD’S LIEN WAIVER, ACCESS AGREEMENT AND CONSENT (the “Agreement”) is made and entered into as of                         , 201_ by and between                                      (“Landlord”), UBS AG, STAMFORD BRANCH, in its capacity as administrative agent for the Revolving Loan Secured Parties (as defined herein) and having an office at 677 Washington Boulevard, Stamford, Connecticut 06901 (in such capacity and together with any successor administrative agent, the “Revolving Agent”) and UBS AG, STAMFORD BRANCH, in its capacity as administrative agent for the Term Loan Secured Parties (as defined herein) and having an office at 677 Washington Boulevard, Stamford, Connecticut 06901 (in such capacity and together with any successor administrative agent, the “Term Loan Agent” and together with Revolving Agent, “Agents”).

R E C I T A L S :

A. Landlord is the record title holder and owner of the real property described in Schedule A attached hereto (the “Real Property”).

B. Landlord has leased all or a portion of the Real Property (the “Leased Premises”) to [                    ] (“Lessee”) pursuant to a certain lease agreement or agreements described in Schedule B attached hereto (collectively, and as amended, amended and restated, supplemented or otherwise modified from time to time, the “Lease”).

C. Lessee and certain of Lessee’s affiliates have entered into a (i) Amended and Restated Revolving Credit Agreement (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Revolving Credit Agreement”) among PBF HOLDING COMPANY LLC, a Delaware limited liability company (“Holdings”), PAULSBORO REFINING COMPANY LLC, a Delaware limited liability company (“Paulsboro”), DELAWARE CITY REFINING COMPANY LLC, a Delaware limited liability company (“Delaware City”), TOLEDO REFINING COMPANY LLC (“Toledo”, and together with Holdings, Paulsboro and Delaware City, the “Borrowers”), various guarantors party thereto, the lenders from time to time party thereto, UBS SECURITIES LLC, MORGAN STANLEY SENIOR FUNDING, INC., DEUTSCHE BANK SECURITIES INC. and CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH, as joint lead arrangers and joint bookmanagers, UBS SECURITIES LLC, as a co-documentation agent and as syndication agent, UBS LOAN FINANCE LLC, as swingline lender , UBS AG, STAMFORD BRANCH, as issuing bank, as Revolving Agent and as a co-collateral agent and DEUTSCHE BANK TRUST COMPANY AMERICAS, as a co-collateral agent and a co-documentation agent, pursuant to which the Revolving Lenders have agreed to make certain revolving loans to Borrowers (collectively, the “Revolving Loans”) and (ii) Term Loan Credit Agreement (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Term Loan Credit Agreement” and together with the Revolving Credit Agreement, the “Credit Agreements”) among Holdings, Paulsboro and Delaware City, as Borrowers, various guarantors party thereto, the lenders from time to time party thereto, UBS SECURITIES LLC, MORGAN STANLEY SENIOR FUNDING, INC. and DEUTSCHE BANK SECURITIES INC., as joint lead arrangers and joint bookmanagers, UBS SECURITIES LLC, as documentation agent and as syndication agent and UBS AG, STAMFORD BRANCH, as Term Loan Agent and as collateral agent, pursuant to which the Term Loan Lenders have agreed to make certain term loans to Borrowers (collectively, the “Term Loans”) .

D. For the purposes hereof:

i. “Revolving Loan Secured Parties” shall mean, collectively, (a) Revolving Loan Agent, (b) any person party to the Revolving Credit Agreement and the agreements, documents and instruments executed or delivered in connection therewith or related thereto as a lender, (c) the issuing bank or banks of letters of credit or similar instruments under the Revolving Credit Agreement, (d) each other person to whom any of the Secured Obligations (as defined in the Revolving Credit Agreement) is owed and (e) the successors, replacements and assigns of each of the foregoing; and

ii. “Term Loan Secured Parties” shall mean, collectively, (a) Term Loan Agent, (b) any person party to the Term Loan Credit Agreement and the agreements, documents and instruments executed or delivered in connection therewith or related thereto as a lender, (c) each other person to whom any of the Secured Obligations (as defined in the Term Loan Credit Agreement) is owed and (d) the successors, replacements and assigns of each of the foregoing.

[E. [The Lessee is a subsidiary of a Borrower.] [Borrower is a subsidiary of the Lessee]1

F. The Lessee has, pursuant to the Loan Agreement among other things guaranteed the obligations of the Borrower under the Loan Agreement and to other Documents evidencing and securing the Loan (collectively, the “Loan Documents”).]

G. As security for the payment and performance of Lessee’s Obligations under the applicable Credit Agreement and the other documents evidencing and securing the Loans (as such term is defined in each Credit Agreement) the Revolving Agent (for its benefit and the benefit of the Revolving Loan Secured Parties) and Term Loan Agent (for its benefit and the benefit of the Term Loan Secured Parties) has or will acquire a security interest in and lien upon all of Lessee’s personal property, inventory, accounts, goods, machinery, equipment, furniture and fixtures (together with all additions, substitutions, replacements and improvements to, and proceeds of, the foregoing, collectively, the “Personal Property”)

H. Each of Revolving Agent and Term Loan Agent have requested that Landlord execute this Agreement as a condition precedent to the making of the Loans under the respective Credit Agreements.

A G R E E M E N T :

NOW, THEREFORE, for and in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord hereby represents, warrants and agrees in favor of Revolving Agent and Term Loan Agent, as follows:

1. Landlord hereby waives and releases unto Agents (i) any contractual landlord’s lien and any other landlord’s lien which it may be entitled to at law or in equity against any Personal Property, (ii) any and all rights granted by or under any present or future laws to levy or distrain for rent or any other charges which may be due to the Landlord against the Personal Property and (iii) any and all claims, liens and demands of every kind which it has or may hereafter have against the Personal Property (including, without limitation, any right to include the Personal Property in any secured financing Landlord may become party to). Landlord acknowledges that the Personal Property is and will remain personal property and not fixtures even though it may be affixed to or placed on the Real Property.

[1]	Include one of these alternatives if Borrower is not the Lessee.

2. Landlord certifies that (i) Landlord is the landlord under the Lease described in Schedule B attached hereto, (ii) the Lease is in full force and effect and has not been amended, modified or supplemented except as set forth in Schedule B hereto, (iii) there is no defense, offset, claim or counterclaim by or in favor of Landlord against Lessee under the Lease or against the obligations of Landlord under the Lease and (iv) no notice of default has been given under or in connection with the Lease which has not been cured, and Landlord has no knowledge of any occurrence of any other default under or in connection with the Lease, (v) Lessee is in possession of the Leased Premises, (vi) the current monthly base rent under the Lease is $             per month, such monthly base rent due under the Lease has been paid through             , (vii) additional rent is $             and has been paid through             , and (viii) common area charges are $             and have been paid through             .

3. Landlord agrees that Agents have the right to remove the Personal Property from the Leased Premises at any time prior to the occurrence of a default under the Lease and, after the occurrence of such a default, during the Standstill Period (as hereinafter defined) provided that Revolving Agent or Term Loan Agent, as applicable, shall repair any damage arising from such removal. Landlord further agrees that, during the foregoing periods, Landlord will not (i) remove any of the Personal Property from the Leased Premises or (ii) hinder either of Agent’s actions in removing Personal Property from the Leased Premises or either Agent’s actions in otherwise enforcing its security interest in the Personal Property. Neither Agent shall be liable for any diminution in value of the Leased Premises caused by the absence of Personal Property actually removed or by the need to replace the Personal Property after such removal. Landlord acknowledges that neither Agent shall have any obligation to remove the Personal Property from the Leased Premises.

4. Landlord acknowledges and agrees that Lessee’s granting of a security interest in the Personal Property in favor of the Revolving Agent (for its benefit and the benefit of the Revolving Loan Secured Parties) and in favor of Term Loan Agent (for its benefit and the benefit of the Term Loan Secured Parties) shall not constitute a default under the Lease nor permit Landlord to terminate the Lease or re-enter or repossess the Leased Premises or otherwise be the basis for the exercise of any remedy by Landlord and Landlord hereby expressly consents to the granting of such security interest.

5. Notwithstanding anything to the contrary contained in this Agreement or the Lease, in the event of a default by Lessee under the Lease, Landlord agrees that (i) it shall provide to Agents at the addresses set forth in the introductory paragraph hereof a copy of any notice of default delivered to Lessee under the Lease and (ii) it shall not exercise any of its remedies against Lessee provided in favor of Landlord under the Lease or at law or in equity until, in the case of a monetary default, the date which is 45 days after the date the Landlord delivers written notice of such monetary default to Agents, and in the case of a non-monetary default, the date which is 60 days after the date the Landlord delivers written notice of such non-monetary default to Lessee (such 45-day period for monetary defaults and such 60 day period for non-monetary defaults, as applicable, being referred to as the “Standstill Period”), provided, however, if such non-monetary default by its nature cannot reasonably be cured by Revolving Agent within such 60 day period, the Revolving Agent shall have such additional period of time as may be reasonably necessary to cure such non-monetary default, so long as Revolving Agent commences such curative measures within such 60 day period and thereafter proceeds diligently to complete such curative measures. In the event that any such non-monetary default by its nature cannot reasonably be cured by Revolving Agent, Landlord shall, provided Revolving Agent has theretofore cured all monetary defaults (if any), upon the request of Revolving Agent enter into a new lease with Revolving Agent

(or its nominee) on the same terms and conditions as the Lease. Revolving Agent shall have the right, but not the obligation, during the Standstill Period, to cure any such default and Landlord shall accept any such cure by Revolving Agent or Lessee. If, during the Standstill Period, Revolving Agent or Lessee or any other Person cures any such default, then Landlord shall rescind the notice of default.

6. In the event of a termination, disaffirmance or rejection of the Lease for any reason, including, without limitation, pursuant to any laws (including any bankruptcy or other insolvency laws) by Lessee or the termination of the Lease for any reason by Landlord, Landlord will give the Revolving Agent the right, within sixty (60) days of such event, provided all monetary defaults under the Lease have been cured, to enter into a new lease of the Leased Premises, in the name of the Revolving Agent (or a designee to be named by the Revolving Agent at the time), for the remainder of the term of the Lease and upon all of the terms and conditions thereof, or, if the Revolving Agent shall elect not to exercise such right (such election to be made by Revolving Agent at its sole discretion), Landlord will give the Agents the right to enter upon the Leased Premises during such sixty (60) day period for the purpose of removing Tenant’s personal property therefrom.

7. Notwithstanding any provision to the contrary contained in the Lease, any acquisition of Lessee’s interest by Revolving Agent, its nominee, or the purchaser at any foreclosure sale conducted by Revolving Agent shall not create a default under, or require Landlord’s consent under, the Lease.

8. The terms and provisions of this Agreement shall inure to the benefit of and be binding upon the successors and assigns of Landlord (including, without limitation, any successor owner of the Real Property) and Agents. Landlord will disclose the terms and conditions of this Agreement to any purchaser or successor to Landlord’s interest in the Leased Premises. Notwithstanding that the provisions of this Agreement are self-executing, Landlord agrees, upon request by either Agent, to execute and deliver a written acknowledgment confirming the provisions of this Agreement in form and substance satisfactory to Agents.

9. All notices to any party hereto under this Agreement shall be in writing and sent to such party at its respective address set forth above (or at such other address as shall be designated by such party in a written notice to the other party complying as to delivery with the terms of this Section 7) by certified mail, postage prepaid, return receipt requested or by overnight delivery service.

10. The provisions of this Agreement shall continue in effect until Landlord shall have received each Agent’s written certification that the Loans (as defined in each Credit Agreement) have been paid in full and all of Borrower’s other Obligations under the Credit Agreements and any other related loan documents have been satisfied.

11. THE INTERPRETATION, VALIDITY AND ENFORCEMENT OF THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED UNDER THE LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO THE CONFLICTS OF LAWS PRINCIPLES THEREOF.

12. Landlord agrees to execute, acknowledge and deliver such further instruments as Agents may request to allow for the proper recording of this Agreement (including, without limitation, a revised landlord’s waiver in form and substance sufficient for recording) or to otherwise accomplish the purposes of this Agreement.

13. Landlord agrees that, so long as the Lessee’s Obligations under the Credit Agreements remain outstanding and Collateral Agent retains an interest in the Personal Property, no modification, alteration or amendment shall be made to the Lease without the prior written consent of Agents if such modification, alteration or amendment could have a material adverse effect on the value or use of the Leased Premises or Lessee’s obligations or rights under the Lease.

14. To the extent, if any, that there shall be a conflict between the terms of this Agreement and the terms of the Revolver-Term Loan Intercreditor Agreement (as defined in each Credit Agreement), the terms of the Revolver-Term Loan Intercreditor Agreement shall govern.

IN WITNESS WHEREOF, Landlord and Collateral Agent have caused this Agreement to be duly executed and delivered by their duly authorized officers as of the date first above written.

,
as Landlord

By:
Name:
Title:

UBS AG, STAMFORD BRANCH, as Revolving Agent

By:
Name:
Title:

UBS AG, STAMFORD BRANCH, as Term Loan Agent

By:
Name:
Title:

State of	)
	)	ss:
County of	)

On the              day of                      in the year              before me personally came                                               to me known, who, being by me duly sworn, did depose and say that he/she resides in                                      (include the street address if in a city); that he/she is the                                                   of                                                   (name of corporation), the corporation described in and which executed the above instrument; and that he/she signed his/her name thereto by authority of the board of directors of said corporation.

Notary Public

My Commission Expires:

State of	)
	)	ss:
County of	)

On the             day of                 ,             , before me personally came                                                       to me known to be the individual who executed the foregoing instrument, and who, being duly sworn by me, did depose and say that he/she is (the)(a) (member) (manager) of                                                          , a                                  Limited Liability Company, and that he/she has authority to sign the same, and acknowledged that he/she executed the same as the act and deed of the Limited Liability Company.

Notary Public

My Commission Expires:

Schedule A

Description of Real Property

Schedule B

Description of Leases

Lessor	Lessee	Dated	Modification	Location/ Property Address

EXHIBIT H

[Form of]

LC REQUEST [AMENDMENT]

Dated (12)

UBS AG, Stamford Branch, as Administrative Agent under the Amended and Restated Revolving Credit Agreement dated as of May 31, 2011 (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”) among PBF Holding Company LLC, a Delaware limited liability company (“Holdings”), Delaware City Refining Company LLC, a Delaware limited liability company (“Delaware City”), Paulsboro Refining Company LLC (f/k/a Valero Refining Company – New Jersey, a Delaware corporation), a Delaware limited liability company (“Paulsboro”) and Toledo Refining Company LLC, a Delaware limited liability company (“Toledo”, and together with Holdings, Delaware City and Paulsboro, “Borrowers” and each individually, a “Borrower”), the Subsidiary Guarantors (such term and each other capitalized term used but not defined herein having the meaning given it in Article I of the Credit Agreement), the Lenders, UBS SECURITIES LLC, MORGAN STANLEY SENIOR FUNDING, INC., DEUTSCHE BANK SECURITIES INC. and CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH, as joint lead arrangers (in such capacities, “Joint lead Arrangers”), UBS SECURITIES LLC, as a co-documentation agent (in such capacity, “UBS Co-Documentation Agent”) and as syndication agent (in such capacity, “Syndication Agent”), UBS LOAN FINANCE LLC, as swingline lender (in such capacity, “Swingline Lender”), UBS AG, STAMFORD BRANCH, as Issuing Bank (in such capacity, “Issuing Bank”), as administrative agent (in such capacity, “Administrative Agent”) for the Lenders, the Secured Parties and Issuing Bank, and as a co-collateral agent (in such capacity, “UBS Collateral Agent”) and DEUTSCHE BANK TRUST COMPANY AMERICAS, as a co-collateral agent (in such capacity, “DB Collateral Agent” and together with UBS Collateral Agent, in such capacities as co-collateral agents, the “Co-Collateral Agents”) and as a co-documentation agent (in such capacity, “DB Co-Documentation Agent” and together with UBS Co-Documentation Agent, in such capacities as co-documentation agents, the “Co-Documentation Agents”).

677 Washington Boulevard

Stamford, Connecticut 06901

Attention: [                    ]

[Name and Address of Issuing Bank

if different from Administrative Agent]

Ladies and Gentlemen:

We hereby request that [name of proposed Issuing Bank], as Issuing Bank under the Credit Agreement, [issue] [amend] [renew] [extend] [a] [an existing] [Standby] [Commercial] Letter of Credit for the account of the undersigned(13) on (14) (the “Date of [Issuance] [Amendment] [Renewal] [Extension]”) in the aggregate stated amount of (15). [Such Letter of Credit was originally issued on [date].] The requested Letter of Credit [shall be] [is] denominated in [Dollars] [Alternate Currency].

[12]	Date of LC Request.
[13]

Note that if the LC Request is for the account of a Subsidiary, Borrower shall be a co-applicant, and be jointly and severally liable, with respect to each Letter of Credit issued for the account or in favor of any Subsidiary.

[14]

Date of Issuance [Amendment] [Renewal] [Extension] which shall be at least five Business Days after the date of this LC Request, if this LC Request is delivered to the Issuing Bank by 11:00 a.m., New York City time (or such shorter period as is acceptable to the Issuing Bank).

[15]	Aggregate initial stated amount of Letter of Credit.

For purposes of this LC Request, unless otherwise defined herein, all capitalized terms used herein which are defined in the Credit Agreement shall have the respective meaning provided therein.

The beneficiary of the requested Letter of Credit [will be] [is] (16), and such Letter of Credit [will be] [is] in support of (17) and [will have] [has] [a stated expiration date of] [shall be an Auto-Renewal Letter of Credit] (18). [Describe the nature of the amendment, renewal or extension.]

The undersigned hereby certifies as of the date hereof that:

(1) [As of today and at the time of and immediately after giving effect to the [issuance] [amendment] [extension] [renewal]19 of the Letter of Credit requested herein, no Default has or will have occurred and be continuing.

(2) Each of the representations and warranties made by any Loan Party set forth in any Loan Document are true and correct in all material respects (except that any representation and warranty that is qualified as to “materiality” or “Material Adverse Effect” is true and correct in all respects) on and as of today’s date and with the same effect as though made on and as of today’s date, except to the extent such representations and warranties expressly relate to an earlier date.20

[16]	Insert name and address of beneficiary.
[17]

Insert description of the obligation to which it relates in the case of Standby Letters of Credit and a description of the commercial transaction which is being supported in the case of Commercial Letters of Credit.

[18]

Insert last date upon which drafts may be presented which may not be later than the earlier of (x) the date which is one year after the date of the issuance of such Letter of Credit (or, in the case of any renewal or extension thereof, one year after such renewal or extension) and (y) the Letter of Credit Expiration Date. However, Administrative Borrower may, in any Letter of Credit Request request a Letter of Credit that has automatic renewal provisions.

[19]	Only include this certification if the effect of such amendment, extension or renewal of any existing Letter of Credit increases its face amount or extends its expiration date.
[20]	This condition does not apply to any request for the amendment of a Letter of Credit for purposes of decreasing its face amount.

(3) No order, judgment or decree of any Governmental Authority purports to restrain any Lender from taking any actions to be made hereunder or from making any Loans to be made by it. No injunction or other restraining order has been issued with respect to any action, suit or proceeding seeking to enjoin or otherwise prevent the consummation of, or to recover any damages or obtain relief as a result of, the transactions contemplated by this LC Request, the Credit Agreement or the making of Loans thereunder.

(4) After giving effect to the request herein, the LC Exposure will not exceed the LC Commitment and the total Revolving Exposures will not exceed the lesser of (A) the total Revolving Commitment and (B) the Borrowing Base then in effect.

(5) [With respect to Letters of Credit [issued [amended] [renewed] [extended] for the account of a Subsidiary, the Lenders and the Administrative Agent have received the information required under Section 10.13 of the Credit Agreement]

Copies of all relevant documentation with respect to the supported transaction are attached hereto.

PBF HOLDING COMPANY, LLC, as Administrative Borrower

By:
Name:
Title:

EXHIBIT I

[Form of]

LENDER ADDENDUM

Reference is made to the Amended and Restated Revolving Credit Agreement dated as of May 31, 2011 (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”) among PBF Holding Company LLC, a Delaware limited liability company (“Holdings”), Delaware City Refining Company LLC, a Delaware limited liability company (“Delaware City”), Paulsboro Refining Company LLC (f/k/a Valero Refining Company – New Jersey, a Delaware corporation), a Delaware limited liability company (“Paulsboro”) and Toledo Refining Company LLC, a Delaware limited liability company (“Toledo”, and together with Holdings, Delaware City and Paulsboro, “Borrowers” and each individually, a “Borrower”), the Subsidiary Guarantors (such term and each other capitalized term used but not defined herein having the meaning given it in Article I of the Credit Agreement), the Lenders, UBS SECURITIES LLC, MORGAN STANLEY SENIOR FUNDING, INC., DEUTSCHE BANK SECURITIES INC. and CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH, as joint lead arrangers (in such capacities, “Joint lead Arrangers”), UBS SECURITIES LLC, as a co-documentation agent (in such capacity, “UBS Co-Documentation Agent”) and as syndication agent (in such capacity, “Syndication Agent”), UBS LOAN FINANCE LLC, as swingline lender (in such capacity, “Swingline Lender”), UBS AG, STAMFORD BRANCH, as Issuing Bank (in such capacity, “Issuing Bank”), as administrative agent (in such capacity, “Administrative Agent”) for the Lenders, the Secured Parties and Issuing Bank, and as a co-collateral agent (in such capacity, “UBS Collateral Agent”) and DEUTSCHE BANK TRUST COMPANY AMERICAS, as a co-collateral agent (in such capacity, “DB Collateral Agent” and together with UBS Collateral Agent, in such capacities as co-collateral agents, the “Co-Collateral Agents”) and as a co-documentation agent (in such capacity, “DB Co-Documentation Agent” and together with UBS Co-Documentation Agent, in such capacities as co-documentation agents, the “Co-Documentation Agents”).

Upon execution and delivery of this Lender Addendum by the parties hereto as provided in Section 10.15 of the Credit Agreement, the undersigned hereby becomes a Lender thereunder having the Commitment set forth in Schedule 1 hereto, effective as of the Closing Date.

THIS LENDER ADDENDUM SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES THAT WOULD REQUIRE THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION.

This Lender Addendum may be executed by one or more of the parties hereto on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument. Delivery of an executed signature page hereof by facsimile transmission shall be effective as delivery of a manually executed counterpart hereof.

IN WITNESS WHEREOF, the parties hereto have caused this Lender Addendum to be duly executed and delivered by their proper and duly authorized officers as of this      day of [            ], 201[    ].

,[21]
as a Lender
[Please type legal name of Lender above]

By:
Name:
Title:

[If second signature is necessary:]

By:
Name:
Title:

[21]	Use this form of signature page if there is a syndicate of lenders to avoid having to keep track of correct legal names.

Accepted and agreed:

PBF HOLDING COMPANY LLC

DELAWARE CITY REFINING COMPANY LLC

PAULSBORO REFINING COMPANY LLC

TOLEDO REFINING COMPANY LLC,

as Borrowers

By:
Name:
Title:

UBS AG, STAMFORD BRANCH, as Administrative Agent

By:
Name:
Title:

By:
Name:
Title:

Schedule 1

COMMITMENTS AND NOTICE ADDRESS

1.	Name of Lender:
Notice Address:

Attention:
Telephone:
Facsimile:

2.	Commitment:

Exhibit J

Tax Parcel Identification Numbers:

Prepared by, and

Record and Return to:

Winston & Strawn

200 Park Avenue

New York, New York 10166

Attention: Patricia Dineen, Esq.

                         , as mortgagor

(Issuer)

To

UBS AG, STAMFORD BRANCH,

as Administrative Agent and Collateral Agent, as mortgagee,

(Holder)

MORTGAGE, ASSIGNMENT OF LEASES AND RENTS,

AND SECURITY AGREEMENT

DATED:	As of

COUNTY:	__________

STATE:	__________

THIS MORTGAGE, ASSIGNMENT OF LEASES AND RENTS, AND SECURITY AGREEMENT (together with any and all renewals, modifications, amendments, supplements, extensions, consolidations, substitutions, spreaders and replacements of this instrument, this “Security Instrument”) is made as of this                     , by                     , having an address at                     , as mortgagor (“Issuer”), to UBS AG, STAMFORD BRANCH, as Administrative Agent and Collateral Agent, a Delaware corporation, as mortgagee (“Holder”). All capitalized terms not defined herein shall have the respective meanings set forth in the Credit Agreement (defined below).

RECITALS:

WHEREAS, this Security Instrument is given to Holder, to secure the Notes issued by Issuer in the principal amount of FIVE HUNDRED MILLION AND 00/100 DOLLARS ($500,000,000) (the “Notes”) and delivered to Holder pursuant to that certain Amended and Restated Revolving Credit Agreement among, inter alia, Issuer, Holder, [DELAWARE CITY REFINING COMPANY LLC, a Delaware limited liability company (“Delaware City”)], [PBF Holding Company LLC (“PBF”), a Delaware limited liability company], [PAULSBORO REFINING COMPANY LLC (f/k/a Valero Refining Company – New Jersey, a Delaware corporation) (“Paulsboro”), a Delaware limited liability company] and TOLEDO REFINING COMPANY LLC (“Toledo”), a Delaware limited liability company (Issuer, [Delaware City], [PBF], [Paulsboro] and Toledo, collectively, “Borrowers”), the other loan parties and lenders party thereto, UBS SECURITIES LLC, MORGAN STANLEY SENIOR FUNDING, INC., DEUTSCHE BANK TRUST COMPANY AMERICAS and CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH, as joint lead arrangers and joint bookmanagers, UBS SECURITIES LLC, as a co-documentation agent and as syndication agent, UBS LOAN FINANCE LLC, as swingline lender and DEUTSCHE BANK TRUST COMPANY AMERICAS, as a co-collateral agent and as a co-documentation agent, dated as of the date hereof (as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time, the “Credit Agreement”);

WHEREAS, pursuant to the Credit Agreement, Holder has agreed to accept the delivery of the Notes from Issuer upon the terms and subject to the conditions set forth therein, including, without limitation the granting of a second priority Lien on the Property (as hereinafter defined), subject to Permitted Liens (as hereinafter defined); and

WHEREAS, Issuer desires to secure the payment of the Notes and the performance of all of Issuer’s obligations under the Notes, the Credit Agreement, and the other Loan Documents.

NOW, THEREFORE, for good and valuable consideration, receipt of which is hereby acknowledged, this Security Instrument is given pursuant to the Credit Agreement, and payment, fulfillment, and performance by Issuer of its obligations thereunder and under the Notes, and the other Loan Documents are secured hereby.

Article 1 - GRANTS OF SECURITY

Section 1.1 PROPERTY MORTGAGED. Issuer does hereby irrevocably mortgage, grant, bargain, sell, pledge, assign, warrant, transfer, convey and grant a security interest to Holder and its successors and assigns the following property, rights, interests and estates now owned, or hereafter acquired by Issuer (collectively, the “Property”):

(a) Land. The real property described in Exhibit A attached hereto and made a part hereof (the “Land”);

(b) Additional Land. All additional lands, estates and development rights hereafter acquired by Issuer for use in connection with the Land and the development of the Land which may, from time to time, by supplemental mortgage or otherwise be expressly made subject to the lien of this Security Instrument;

(c) Improvements. The buildings, structures, fixtures, pads, additions, enlargements, extensions, modifications, repairs, replacements and improvements now or hereafter erected or located on the Land (collectively, the “Improvements”);

(d) Easements. All easements, rights-of-way or use rights, strips and gores of land, streets, ways, alleys, passages, sewer rights, water, water courses, water rights and powers, air rights and development rights, all rights to the non-exclusive use of common driveway entries, and all estates, rights, titles, interests, privileges, liberties, servitudes, tenements, hereditaments and appurtenances of any nature whatsoever, in any way now or hereafter belonging, relating or pertaining to the Land and the Improvements and the reversions and remainders, and all land lying in the bed of any street, road or avenue, opened or proposed, in front of or adjoining the Land, to the center line thereof and all the estates, rights, titles, interests, rights of dower, rights of curtesy, property, possession, claim and demand whatsoever, both at law and in equity, of Issuer of, in and to the Land and the Improvements and every part and parcel thereof, with the appurtenances thereto;

(e) Fixtures and Personal Property. All machinery, equipment, fixtures (including, but not limited to, all heating, air conditioning, plumbing, lighting, communications and elevator fixtures), furniture, fittings, appliances, software and articles of personal property and additions thereto and replacements thereof used in connection with or to operate any of the foregoing and other property of every kind and nature whatsoever owned by Issuer, or in which Issuer has or shall have an interest, now or hereafter located upon, affixed to, attached to or placed upon the Land and the Improvements, or appurtenant thereto, and usable in connection with the present or future operation and occupancy of the Land and the Improvements and all building equipment, materials and supplies of any nature whatsoever owned by Issuer, or in which Issuer has or shall have an interest, now or hereafter located upon, affixed to, attached to or placed upon the Land and the Improvements, or appurtenant thereto, or usable in connection with the present or future operation and occupancy of the Land and the Improvements (collectively, the “Personal Property”), and the right, title and interest of Issuer in and to any of the Personal Property which may be subject to any security interests, as defined in the Uniform Commercial Code, as adopted and enacted by the state or states where any of the Land or Improvements are located (the “Uniform Commercial Code”), and all proceeds and products of the above;

(f) Leases and Rents. All leases, subleases, subsubleases, lettings, licenses, concessions or other agreements (whether written or oral) pursuant to which any Person is granted a possessory interest in, or right to use or occupy all or any portion of, the Land and the Improvements, and every modification, amendment or other agreement relating to such leases, subleases, subsubleases, lettings, licenses, concessions or other agreements entered into in connection with such leases, subleases, subsubleases, lettings, licenses, concessions or other agreements and every guarantee of the performance and observance of the covenants, conditions and agreements to be performed and observed by the other party thereto, heretofore or hereafter entered into, whether before or after the filing by or against Issuer of any petition for relief under the Federal Bankruptcy Reform Act of 1978 (Title 11 of 11 U.S.C. §101, et. seq.) (as amended, the “Bankruptcy Code”) (collectively, the “Leases”) and all right, title and interest of Issuer, its successors and assigns therein and thereunder, including, without limitation, cash or securities deposited thereunder to secure the performance by the lessees of their obligations thereunder and all rents, additional rents, rent equivalents, moneys payable as damages or in lieu of rent or rent equivalents, royalties (including, without limitation, all oil and gas or other mineral royalties and bonuses), income, receivables, receipts, revenues, deposits (including, without limitation, security, utility and other deposits), accounts, cash, issues, profits and charges for services rendered in connection with such leases, subleases, subsubleases, lettings, licenses, concessions and other agreements, and all other consideration of whatever form or nature received by or paid to or for the account of or benefit of Issuer or its agents or employees from any and all sources now existing or hereafter arising or created out of the sale, lease, sublease, letting, license, concession or other grant of the right of the use or occupancy of the Land or Improvements or any portion thereof or rendering of services by Issuer in connection therewith and proceeds, if any, from business interruption or other loss of rental income insurance whether paid or accruing before or after the filing by or against Issuer of any petition for relief under the Bankruptcy Code (collectively, the “Rents”) and all proceeds from the sale or other disposition of the Leases and the right to receive and apply the Rents to the payment of the Secured Obligations (as defined in Section 2.3 of this Security Instrument);

(g) Insurance Proceeds. All proceeds of and any unearned premiums on any insurance policies covering any of the Land, Improvements, Personal Property, Leases or Rents (the “Policies”), including, without limitation, the right to receive and apply the proceeds of any insurance, judgments, or settlements made in lieu thereof, for damage to any of the Land, Improvements or Personal Property as provided herein or in the Credit Agreement (collectively the “Insurance Proceeds);

(h) Condemnation Awards. All awards or payments, including interest thereon, which may heretofore and hereafter be made with respect to any of the property described in the foregoing subsections (a) through (f) by reason of Condemnation, whether from the exercise of the right of eminent domain (including, but not limited to, any transfer made in lieu of or in anticipation of the exercise of the right), or for a change of grade, or for any other injury to or decrease in the value of the Land or the Improvements (collectively the “Condemnation Proceeds”);

(i) Tax Certiorari. All refunds, rebates or credits in connection with reduction in real estate taxes and assessments charged against the Land or the Improvements as a result of tax certiorari or any applications or proceedings for reduction, credit or refund;

(j) Rights. The right, in the name and on behalf of Issuer, to appear in and defend any action or proceeding brought with respect to any of the items set forth in subsections (a) through (i) above or in subsections (k) through (o) below and to commence any action or proceeding to protect the interest of Holder in any of said items;

(k) Agreements. All agreements, contracts, certificates, instruments, franchises, permits, licenses, plans, specifications and other documents, now or hereafter entered into, and all rights therein and thereto, respecting or pertaining to the ownership, financing, leasing, sale, marketing, use, occupation, construction, management or operation of the Land and the Improvements or any part thereof and all right, title and interest of Issuer therein and thereunder, including, without limitation, the right, upon the happening of any default hereunder, to receive and collect any sums payable to Issuer thereunder;

(l) Intangibles. All tradenames, trademarks, servicemarks, logos, copyrights, goodwill, books and records and all other general intangibles relating to or used in connection with the operation of the Land, the Improvements or the Personal Property;

(m) Permits. All consents, licenses, building permits, certificates of occupancy and other governmental approvals relating to construction, completion, occupancy, use or operation of the Land and the Improvement or any part thereof; and all drawings, plans, specifications and similar or related items relating to the Land and the Improvements;

(n) Conversion. All proceeds of the conversion, voluntary or involuntary, of any of the foregoing items set forth in subsections (a) through (m) including, without limitation, Insurance Proceeds and Condemnation Proceeds, into cash or liquidation claims; and

(o) Other Rights. Any and all other rights of Issuer in and to the items set forth in subsections (a) through (n) above.

Section 1.2 ASSIGNMENT OF RENTS. Issuer hereby absolutely and unconditionally assigns to Holder all of Issuer’s right, title and interest in and to all current and future Leases and Rents; it being intended by Issuer that this assignment constitutes a present, absolute assignment and not an assignment for additional security only. Nevertheless, subject to the terms of the Credit Agreement and Section 8.1(g) of this Security Instrument, Holder grants to Issuer a revocable license to collect, receive, use and enjoy the Rents and Issuer shall hold the Rents, or a portion thereof sufficient to discharge all current sums due on the Secured Obligations, for use in the payment of such sums.

Section 1.3 SECURITY AGREEMENT. This Security Instrument is both a real property mortgage and a “security agreement” within the meaning of the Uniform Commercial Code. The Property includes both real and personal property and all other rights and interests, whether tangible or intangible in nature, of Issuer in the Property or any part thereof. By executing and delivering this Security Instrument, Issuer hereby grants to Holder, as security for the Secured Obligations (hereinafter defined), a security interest in all items constituting the Property other than the Land and the Improvements to the full extent that such items may be subject to the Uniform Commercial Code.

Section 1.4 FIXTURE FILING. Certain of the Property is or will become “fixtures” (as that term is defined in the Uniform Commercial Code) on the Land, and this Security Instrument, upon being filed for record in the real estate records of the city or county wherein such fixtures are situated, shall operate also as a financing statement filed as a fixture filing in accordance with the applicable provisions of said Uniform Commercial Code upon such of the Property that is or may become fixtures.

Section 1.5 FUTURE ADVANCES. It is the intention of Issuer and Holder that this Security Instrument (as renewed and extended from time to time) shall secure future advances and re-advances, and the lien and security interest created by this Security Instrument shall attach upon execution and have priority from the time of recording as to all advances, whether obligatory or discretionary, until this Security Instrument is released of record.

Section 1.6 CONDITIONS TO GRANT. TO HAVE AND TO HOLD the above granted and described Property unto and to the use and benefit of Holder and its successors and assigns, forever;

UPON CONDITION that, so long as no Event of Default has occurred and is continuing, Issuer shall be permitted to possess and use the Property and to use the rents, issue, profits, revenues and other income of the Property as provided or permitted by the terms of this Security Instrument, the Credit Agreement and the other Loan Documents;

Article 2 - SECURED OBLIGATIONS

Section 2.1 NOTES INDEBTEDNESS. This Security Instrument and the grants, assignments and transfers made in Article 1 hereof are given for the purpose of securing the indebtedness evidenced by the Notes.

Section 2.2 OTHER OBLIGATIONS. This Security Instrument and the grants, assignments and transfers made in Article 1 hereof are also given for the purpose of securing the payment and performance of the following (collectively, the “Other Obligations”): (a) all other obligations of Issuer contained in the Notes; (b) all obligations of Issuer contained herein; (c) each obligation of Issuer contained in the Credit Agreement and any other Loan Document; and (d) each obligation of Issuer contained in any renewal, extension, amendment, modification, consolidation, change of, or substitution or replacement for, all or any part of the Notes, the Credit Agreement or any other Loan Document.

Section 2.3 SECURED OBLIGATIONS. Issuer’s obligations for the payment of the indebtedness evidenced by the Notes and any other amounts that may become due pursuant to the provisions of this Security Instrument and any of the other Loan Documents, and the payment and performance of the Other Obligations shall be referred to collectively herein as the “Secured Obligations.”

Section 2.4 PAYMENT OF SECURED OBLIGATIONS. Issuer will pay the Secured Obligations at the time and in the manner provided in the Credit Agreement, the Notes, this Security Instrument, and/or the applicable other Loan Documents.

Section 2.5 INCORPORATION BY REFERENCE. All the covenants, conditions and agreements contained in (a) the Credit Agreement, (b) the Notes and (c) all and any of the other Loan Documents are hereby made a part of this Security Instrument to the same extent and with the same force as if fully set forth herein.

Section 2.6 FUTURE ADVANCES. This Security Instrument shall secure all Obligations including, without limitation, future advances whenever hereafter made with respect to or under the Credit Agreement or the other Loan Documents and shall secure not only the Obligations with respect to presently existing indebtedness under the Credit Agreement or the other Loan Documents, but also any and all other indebtedness which may hereafter be owing by Issuer to the Secured Parties under the Credit Agreement or the other Loan Documents, however incurred, whether interest, discount or otherwise, and whether the same shall be deferred, accrued or capitalized, including future advances and re-advances, pursuant to the Credit Agreement or the other Loan Documents, whether such advances are obligatory or to be made at the option of the Secured Parties, or otherwise, and any extensions, refinancings, modifications or renewals of all such Obligations whether or not Issuer executes any extension agreement or renewal instrument and, in each case, to the same extent as if such future advances were made on the date of the execution of this Security Instrument.

Section 2.7 LAST DOLLAR SECURED. So long as the aggregate amount of the Obligations exceeds the amount secured by this Security Instrument (the “Secured Amount”), any payments and repayments of the Obligations shall not be deemed to be applied against or to reduce the Secured Amount.

Article 3 - PROPERTY COVENANTS

Issuer covenants and agrees that:

Section 3.1 INSURANCE. Issuer shall obtain and maintain, or cause to be maintained, in full force and effect at all times insurance with respect to Issuer and the Property as required pursuant to the Credit Agreement.

Section 3.2 TAXES. Issuer shall pay all Charges against the Property or any part thereof in accordance with the Credit Agreement. “Charges” shall mean any and all real estate, property and other taxes, assessments and special assessments, levies, fees, all water and sewer rents and charges and all other governmental charges imposed upon or assessed against, and all claims (including, without limitation, claims for landlords’, carriers’, mechanics’, workmens’, repairmens’, laborers’, materialmens’, suppliers’ and warehousemens’ Liens and other claims arising by operation of law) judgments or demands against, all or any portion of the Property or other amounts of any nature which, if unpaid, might result in or permit the creation of, a lien on the Property or which might result in foreclosure of all or any portion of the Property.

Section 3.3 LEASES. Issuer shall not, without the prior written consent of Holder (which consent shall not be unreasonably withheld, conditioned or delayed), enter into any Leases for all or any portion of the Property. In order to obtain Holder’s consent to any Lease, Issuer shall furnish to Holder a copy of the proposed Lease, together with such other information as Holder may reasonably request with respect to the proposed Lease and the proposed tenant thereunder. With respect to each Lease as to which Holder has provided its prior written consent, Issuer hereby covenants that Issuer (a) shall perform the obligations which Issuer is required to perform under such Lease; (b) shall enforce the obligations to be performed by the tenant thereunder; (c) shall promptly furnish to Holder any notice of default or termination received by Issuer from the tenant, and any notice of default or termination given by Issuer to the tenant, (d) shall not collect any rents for more than thirty (30) days in advance of the time when the same shall become due, except for bona fide security deposits not in excess of an amount equal to two months rent; (e) shall not enter into any ground lease or master lease of any part of the Property; (f) shall not further assign or encumber the Lease; (g) shall not, except with Holder’s prior written consent, cancel or accept surrender or termination of the Lease or permit a sublease thereunder; and (h) shall not, except with Holder’s prior written consent, modify or amend the Lease. Any action in violation of clauses (e), (f), (g), or (h) of this Section 3.3 shall be void at the election of Holder.

Section 3.4 WARRANTY OF TITLE. Issuer has good, indefeasible, marketable and insurable fee simple title to the real property constituting part of the Property and good indefeasible and marketable title to the balance of the Property, free and clear of all Liens whatsoever except (x) Permitted Liens, (y) such other Liens as may be permitted pursuant to the Loan Documents and (z) the Liens created by the Loan Documents (collectively, the “Permitted Encumbrances”). This Security Instrument, when properly recorded in the appropriate records, together with any Uniform Commercial Code financing statements required to be filed in connection therewith, will create (a) a valid, perfected second priority lien on the Property, subject only to Permitted Encumbrances and (b) perfected security interests in and to, and perfected collateral assignments of, all personalty (including the Leases), all in accordance with the terms thereof, in each case subject only to the Permitted Encumbrances. Subject to the Permitted Encumbrances, Issuer shall forever warrant, defend and preserve the title and the validity and priority of the Lien of this Security Instrument and shall forever warrant and defend the same to Holder against the claims of all Persons whomsoever.

Section 3.5 MAINTENANCE OF THE PROPERTY. Issuer shall maintain the Property in accordance with the requirements of the Credit Agreement.

Article 4 - FURTHER ASSURANCES

Section 4.1 COMPLIANCE WITH CREDIT AGREEMENT. Issuer shall comply with the covenants set forth in the Credit Agreement and the other Loan Documents, including, without limitation, the covenant to protect and perfect the Lien or security interest hereof upon, and in the interest of Holder in, the Property.

Section 4.2 AUTHORIZATION TO FILE FINANCING STATEMENTS; POWER OF ATTORNEY. Issuer hereby authorizes Holder at any time and from time to time to file any initial financing statements, amendments thereto and continuation statements as authorized by applicable law, as applicable to all or part of the Property (other than the Land and the Improvements). For purposes of such filings, Issuer agrees to furnish any information requested by Holder promptly upon request by Holder. Issuer also ratifies its authorization for Holder to have filed any like initial financing statements, amendments thereto or continuation statements, if any, if filed prior to the date of this Security Instrument. Issuer hereby irrevocably constitutes and appoints Holder and any officer or agent of Holder, with full power of substitution, as its true and lawful attorneys-in-fact with full irrevocable power and authority in the place and stead of Issuer or in Issuer’s own name to execute in Issuer’s name any such documents and otherwise to carry out the purposes of this Section 4.2, to the extent that Issuer’s authorization above is not sufficient. To the extent permitted by law, Issuer hereby ratifies all acts said attorneys-in-fact have lawfully done in the past or shall lawfully do or cause to be done in the future by virtue of this Section 4.2. This power of attorney is a power coupled with an interest and shall be irrevocable. Issuer shall pay or cause to be paid all taxes and fees incident to such filing, registration and recording, and all expenses incident to the preparation, execution and acknowledgment thereof, and of any instrument of further assurance, and all Federal or state stamp taxes or other taxes, duties and charges arising out of or in connection with the execution and delivery of such instruments.

Section 4.3 Further Acts. Issuer shall, at the sole cost and expense of Holder, do, execute, acknowledge and deliver all and every such further acts, deeds, conveyances, mortgages, assignments, notices of assignment, transfers, financing statements, continuation statements, instruments and assurances as Holder shall from time to time reasonably request, which may be necessary in the judgment of the Issuer from time to time to assure, perfect, convey, assign, mortgage, transfer and confirm unto Holder, the property and rights hereby conveyed or assigned or which Issuer may be or may hereafter become bound to convey or assign to Holder or for carrying out the intention or facilitating the performance of the terms hereof or the filing, registering or recording hereof. Without limiting the generality of the foregoing, in the event that the Holder desires to exercise any remedies, consensual rights or attorney-in-fact powers set forth in this Security Instrument and determines it necessary to obtain any approvals or consents of any Governmental Authority or any other person therefor, then, upon the reasonable request of the Holder, Issuer agrees to use its best efforts to assist and aid the Holder to obtain as soon as practicable any necessary approvals or consents for the exercise of any such remedies, rights and powers. In the event Issuer shall fail after demand to execute any instrument or take any action required to be executed or taken by Holder under this Section 4.3, Holder may execute or take the same as the attorney-in-fact for Issuer, such power of attorney being coupled with an interest and is irrevocable.

Article 5 - DUE ON SALE/ENCUMBRANCE

Section 5.1 NO SALE/ENCUMBRANCE. Issuer shall not, without the prior written consent of Holder, cause or permit a sale, conveyance, mortgage, grant, bargain, encumbrance (other than Permitted Encumbrances), pledge, assignment, grant of any options with respect to, or any other transfer or disposition (directly or indirectly, voluntarily or involuntarily, by operation of law or otherwise, and whether or not for consideration or of record) of a legal or beneficial interest in all or any part of the Property, Issuer or any Guarantors or any of their affiliates, or Holder’s interests in any of the foregoing, other than in strict accordance with the express provisions the Credit Agreement.

Article 6 - PREPAYMENT; RELEASE OF PROPERTY

Section 6.1 PREPAYMENT. The Secured Obligations may not be prepaid in whole or in part except in strict accordance with the express terms and conditions of the Notes and the Credit Agreement.

Section 6.2 RELEASE OF PROPERTY. Issuer shall not be entitled to a release of any portion of the Property from the lien of this Security Instrument except in strict accordance with express terms and conditions of this Security Instrument and of the Credit Agreement.

Article 7 - DEFAULT

Section 7.1 EVENT OF DEFAULT. The term “Event of Default” as used in this Security Instrument shall mean (a) any breach by Issuer under the terms and provisions of this Security Instrument beyond applicable notice and cure periods (if any) and/or (b) any “Event of Default” under the Credit Agreement as such term is defined in the Credit Agreement.

Article 8 - RIGHTS AND REMEDIES UPON DEFAULT

Section 8.1 REMEDIES. Upon the occurrence and during the continuance of any Event of Default, Issuer agrees that, Holder may take such action, without notice or demand, as it deems advisable to protect and enforce its rights against Issuer and in and to the Property, including, but not limited to, the following actions, each of which may be pursued concurrently or otherwise, at such time and in such order as Holder may determine, in its sole discretion, without impairing or otherwise affecting the other rights and remedies of Holder:

(a) declare all or any portion of the entire unpaid Secured Obligations to be immediately due and payable;

(b) institute proceedings, judicial or otherwise, for the complete foreclosure of this Security Instrument under any applicable provision of law, in which case the Property or any interest therein may be sold for cash or upon credit in one or more parcels or in several interests or portions and in any order or manner, and in no event shall Issuer be entitled to any credit by reason of the payment of taxes thereon;

(c) sell for cash or upon credit the Property or any part thereof and all estate, claim, demand, right, title and interest of Issuer therein and rights of redemption thereof, pursuant to power of sale or otherwise, at one or more sales, as an entirety or in parcels, at such time and place, upon such terms and after such notice thereof as may be required or permitted by law;

(d) institute an action, suit or proceeding in equity for the specific performance of any covenant, condition or agreement contained herein, in the Notes, the Credit Agreement or any of the other Loan Documents;

(e) recover judgment on the Notes either before, during or after any proceedings for the enforcement of this Security Instrument, or the other Loan Documents;

(f) apply for the appointment of a receiver, trustee, liquidator or conservator of the Property, without notice and without regard for the adequacy of the security for the Secured Obligations and without regard for the solvency of Issuer or any other Person liable for the payment of the Secured Obligations;

(g) the license granted to Issuer under Section 1.2 hereof shall automatically be revoked and Holder may enter into or upon the Property, either personally or by its agents, nominees or attorneys and dispossess Issuer and its agents and servants therefrom, without liability for trespass, damages or otherwise and exclude Issuer and its agents and servants wholly therefrom, and take possession of all books, records and accounts relating thereto and Issuer agrees to surrender possession of the Property and of such books, records and accounts to Holder upon demand, and thereupon Holder may (i) use, operate, manage, control, insure, maintain, repair, restore and otherwise deal with all and every part of the Property and conduct the business thereat; (ii) complete any construction on the Property in such manner and form as Holder deems advisable; (iii) make alterations, additions, renewals, replacements and improvements to or on the Property; (iv) exercise all rights and powers of Issuer with respect to the Property, whether in the name of Issuer or otherwise, including, without limitation, the right to make, cancel, enforce or modify Leases, obtain and evict tenants, and demand, sue for, collect and receive all Rents of the Property and every part thereof; (v) require Issuer to pay monthly in advance to Holder, or any receiver appointed to collect the Rents, the fair and reasonable rental value for the use and occupation of such part of the Property as may be occupied by Issuer; (vi) require Issuer to vacate and surrender possession of the Property to Holder or to such receiver and, in default thereof, Issuer may be evicted by summary proceedings or otherwise; and (vii) apply the receipts from the Property to the payment of the Secured Obligations, in such order, priority and proportions as Holder shall deem appropriate in its sole discretion after deducting therefrom all expenses (including reasonable attorneys’ fees) incurred in connection with the aforesaid operations and all amounts necessary to pay the Charges, insurance and other expenses in connection with the Property, as well as just and reasonable compensation for the services of Holder, its counsel, agents and employees;

(h) exercise any and all rights and remedies granted to a secured party upon default under the Uniform Commercial Code, including, without limiting the generality of the foregoing: (i) the right to take possession of the Personal Property or any part thereof, and to take such other measures as Holder may deem necessary for the care, protection and preservation of the Personal Property, and (ii) request Issuer at its expense to assemble the Personal Property and make it available to Holder at a convenient place acceptable to Holder. Any notice of sale, disposition or other intended action by Holder with respect to the Personal Property sent to Issuer in accordance with the provisions hereof at least ten (10) days prior to such action shall constitute commercially reasonable notice to Issuer;

(i) apply any sums then deposited or held in escrow or otherwise by or on behalf of Holder in accordance with the terms of the Credit Agreement, this Security Instrument or any other Loan Document to the payment of the following items in any order in its sole and absolute discretion: (i) taxes; (ii) insurance premiums; (iii) interest on the unpaid principal balance of the Notes; (iv) amortization of the unpaid principal balance of the Notes; (v) all other sums payable pursuant to the Notes, the Credit Agreement, this Security Instrument and the other Loan Documents, including, without limitation, advances made by Holder pursuant to the terms of this Security Instrument;

(j) surrender the insurance policies and Proceeds maintained or obtained pursuant to the Credit Agreement, collect the unearned insurance premiums for such insurance policies and apply such sums as a credit on the Secured Obligations in such priority and proportion as Holder in its discretion shall deem proper, and in connection therewith, Issuer hereby appoints Holder as agent and attorney-in-fact (which is coupled with an interest and is therefore irrevocable) for Issuer to collect such insurance premiums and Proceeds;

(k) apply the undisbursed balance of any deposits or funds held by Holder, together with interest thereon, to the payment of the Secured Obligations in such order, priority and proportions as may be required under the Credit Agreement or as Holder shall deem to be appropriate in its discretion; and/or

(l) pursue such other remedies as Holder may have under applicable law.

In the event of a sale, by foreclosure, power of sale or otherwise, of less than all of Property, this Security Instrument shall continue as a lien and security interest on the remaining portion of the Property unimpaired and without loss of priority.

Notwithstanding any provisions of this Security Instrument to the contrary, if any Event of Default as described in Section 8.01 of the Credit Agreement shall occur, the entire unpaid Secured Obligations shall immediately become due and payable, without any further notice, demand or other action by Holder.

Section 8.2 APPLICATION OF PROCEEDS. The purchase money, proceeds and avails of any disposition of the Property, and or any part thereof, or any other sums collected by Holder pursuant to the Notes, this Security Instrument or the other Loan Documents, may be applied by Holder to the payment of the Secured Obligations in accordance with Section 8.02 of the Credit Agreement.

Section 8.3 RIGHT TO CURE DEFAULTS. Upon the occurrence and during the continuance of any Event of Default, Holder may remedy such Event of Default in such manner and to such extent as Holder may deem necessary to protect the security hereof, but without any obligation to do so and without notice to or demand on Issuer and without releasing Issuer from any obligation hereunder, Holder may make any payment or do any act required of Issuer hereunder in such manner and to such extent as Holder may deem necessary to protect the security hereof. Holder is authorized to enter upon the Property for such purposes, or appear in, defend, or bring any action or proceeding to protect its interest in the Property or to foreclose this Security Instrument or collect the Secured Obligations, and the cost and expense thereof (including reasonable attorneys’ fees to the extent permitted by law), with interest as provided in this Section 8.3, shall constitute a portion of the Secured Obligations and shall be due and payable to Holder upon demand. All such costs and expenses incurred by Holder in remedying such Event of Default or such failed payment or act or in appearing in, defending, or bringing any such action or proceeding shall bear interest at the Default Rate, for the period after notice from Holder that such cost or expense was incurred to the date of payment to Holder. All such costs and expenses incurred by Holder together with interest thereon calculated at the Default Rate shall be deemed to constitute a portion of the Secured Obligations and be secured by this Security Instrument and the other Loan Documents and shall be immediately due and payable upon demand by Holder therefor.

Section 8.4 ACTIONS AND PROCEEDINGS. Upon the occurrence and during the continuance of any Event of Default, Holder shall have the right to appear in and defend any action or proceeding brought with respect to the Property and to bring any action or proceeding, in the name and on behalf of Issuer, with respect to the Property which Holder, in its reasonable discretion, decides should be brought to protect its interest in the Property.

Section 8.5 RECOVERY OF SUMS REQUIRED TO BE PAID. Holder shall have the right from time to time to take action to recover any sum or sums which constitute a part of the Secured Obligations as the same become due and payable, without regard to whether or not the balance of the Secured Obligations shall be due and payable, and without prejudice to the right of Holder thereafter to bring an action of foreclosure, or any other action, for a default or defaults by Issuer existing at the time such earlier action was commenced.

Section 8.6 OTHER RIGHTS, ETC.

(a) The failure of Holder to insist upon strict performance of any term hereof shall not be deemed to be a waiver of any term of this Security Instrument. Issuer shall not be relieved of Issuer’s obligations hereunder by reason of (i) the failure of Holder to comply with any request of Issuer, Guarantors or any other guarantor or indemnitor with respect to the Secured Obligations to take any action to foreclose this Security Instrument or otherwise enforce any of the provisions hereof or of the Notes or the other Loan Documents, (ii) the release, regardless of consideration, of the whole or any part of the Property, or of any Person liable for the Secured Obligations or any portion thereof, or (iii) any agreement or stipulation by Holder extending the time of payment or otherwise modifying or supplementing the terms of the Notes, this Security Instrument or the other Loan Documents.

(b) It is agreed that the risk of loss or damage to the Property is on Issuer, and Holder shall have no liability whatsoever for decline in the value of the Property, for failure to maintain insurance policies, or for failure to determine whether insurance in force is adequate as to the amount of risks insured. Possession by Holder shall not be deemed an election of judicial relief if any such possession is requested or obtained with respect to any Property or collateral not in Holder’s possession.

(c) Holder may resort for the payment of the Secured Obligations to any other security held by Holder in such order and manner as Holder, in its discretion, may elect. Holder may take action to recover the Secured Obligations, or any portion thereof, or to enforce any covenant hereof without prejudice to the right of Holder thereafter to foreclose this Security Instrument. The rights of Holder under this Security Instrument shall be separate, distinct and cumulative and none shall be given effect to the exclusion of the others. No act of Holder shall be construed as an election to proceed under any one provision herein to the exclusion of any other provision. Holder shall not be limited exclusively to the rights and remedies herein stated but shall be entitled to every right and remedy now or hereafter afforded at law or in equity.

Section 8.7 RIGHT TO RELEASE ANY PORTION OF THE PROPERTY. Holder may release any portion of the Property for such consideration as Holder may require without, as to the remainder of the Property, in any way impairing or affecting the lien or priority of this Security Instrument, or improving the position of any subordinate lienholder with respect thereto, except to the extent that the obligations hereunder shall have been reduced by the actual monetary consideration, if any, received by Holder for such release, and Holder may accept by assignment, pledge or otherwise any other property in place thereof as Holder may require without being accountable for so doing to any other lienholder. This Security Instrument shall continue as a lien and security interest in the remaining portion of the Property.

Section 8.8 RIGHT OF ENTRY AND INSPECTION. Upon reasonable notice to Issuer (except in the event of an emergency, in which case no notice shall be required) and subject to the rights of tenants under any Lease(s) affecting the Property, Holder and its agents, consultants, employees and representatives shall have the right to enter and/or inspect the Property (and Issuer shall make available the same) at all reasonable times.

Section 8.9 BANKRUPTCY.

(a) Upon the occurrence and during the continuance of an Event of Default, Holder shall have the right to proceed in its own name or in the name of Issuer in respect of any claim, suit, action or proceeding relating to the rejection of any Lease, including, without limitation, the right to file and prosecute, to the exclusion of Issuer, any proofs of claim, complaints, motions, applications, notices and other documents, in any case in respect of the lessee under such Lease under the Bankruptcy Code.

(b) If there shall be filed by or against Issuer a petition under the Bankruptcy Code, and Issuer, as lessor under any Lease, shall determine to reject such Lease pursuant to Section 365(a) of the Bankruptcy Code, then Issuer shall give Holder not less than ten (10) days’ prior notice of the date on which Issuer shall apply to the bankruptcy court for authority to reject the Lease. Holder shall have the right, but not the obligation, to serve upon Issuer within such ten-day period a notice stating that (i) Holder demands that Issuer assume and assign the Lease to Holder pursuant to Section 365 of the Bankruptcy Code and (ii) Holder covenants to cure or provide adequate assurance of future performance under the Lease. If Holder serves upon Issuer the notice described in the preceding sentence, Issuer shall not seek to reject the Lease and shall comply with the demand provided for in clause (i) of the preceding sentence within thirty (30) days after the notice shall have been given, subject to the performance by Holder of the covenant provided for in clause (ii) of the preceding sentence.

Section 8.10 SUBROGATION. If any or all of the proceeds of the Notes have been used to extinguish, extend or renew any indebtedness heretofore existing against the Property, then, to the extent of the funds so used, Holder shall be subrogated to all of the rights, claims, liens, titles, and interests existing against the Property heretofore held by, or in favor of, the holder of such indebtedness and such former rights, claims, liens, titles, and interests, if any, are not waived but rather are continued in full force and effect in favor of Holder and are merged with the lien and security interest created herein as cumulative security for the payment and performance of the Secured Obligations.

Article 9 - ENVIRONMENTAL HAZARDS

Section 9.1 ENVIRONMENTAL COVENANTS. Issuer has provided representations and warranties regarding environmental matters set forth in the Credit Agreement and shall comply with the covenants regarding environmental matters set forth in the Credit Agreement and the Environmental Agreement.

Article 10 - WAIVERS

Section 10.1 MARSHALLING AND OTHER MATTERS. Issuer hereby waives, to the extent permitted by applicable laws, the benefit of all applicable laws now or hereafter in force regarding appraisement, valuation, stay, extension, reinstatement and redemption and all rights of marshalling in the event of any sale hereunder of the Property or any part thereof or any interest therein. Further, Issuer hereby expressly waives any and all rights of redemption from sale under any order or decree of foreclosure of this Security Instrument on behalf of Issuer, and on behalf of each and every Person acquiring any interest in or title to the Property subsequent to the date of this Security Instrument and on behalf of all Persons to the extent permitted by applicable laws.

Section 10.2 WAIVER OF NOTICE. Issuer shall not be entitled to any notices of any nature whatsoever from Holder except with respect to matters for which this Security Instrument or the Credit Agreement specifically and expressly provides for the giving of notice by Holder to Issuer and except with respect to matters for which Issuer is not permitted by Governmental Rule to waive its right to receive notice, and Issuer hereby expressly waives the right to receive any notice from Holder with respect to any matter for which this Security Instrument or the Credit Agreement does not specifically and expressly provide for the giving of notice by Holder to Issuer.

Section 10.3 WAIVER OF STATUTE OF LIMITATIONS. Issuer hereby expressly waives and releases to the fullest extent permitted by law, the pleading of any statute of limitations as a defense to payment or performance of the Secured Obligations.

Section 10.4 SOLE DISCRETION OF HOLDER. Except as otherwise expressly provided in the Credit Agreement, whenever pursuant to this Security Instrument, Holder exercises any right given to it to approve or disapprove, or any arrangement or term is to be satisfactory to Holder, the decision of Holder to approve or disapprove or to decide whether arrangements or terms are satisfactory or not satisfactory shall (except as is otherwise specifically herein provided) be in the sole discretion of Holder and shall be final and conclusive.

Section 10.5 WAIVER OF TRIAL BY JURY. ISSUER AND HOLDER EACH HEREBY AGREES NOT TO ELECT A TRIAL BY JURY OF ANY ISSUE TRIABLE OF RIGHT BY JURY, AND WAIVES ANY RIGHT TO TRIAL BY JURY FULLY TO THE EXTENT THAT ANY SUCH RIGHT SHALL NOW OR HEREAFTER EXIST WITH REGARD TO THE LOAN DOCUMENTS, OR ANY CLAIM, COUNTERCLAIM OR OTHER ACTION ARISING IN CONNECTION THEREWITH. THIS WAIVER OF RIGHT TO TRIAL BY JURY IS GIVEN KNOWINGLY AND VOLUNTARILY BY ISSUER AND HOLDER, AND IS INTENDED TO ENCOMPASS INDIVIDUALLY EACH INSTANCE AND EACH ISSUE AS TO WHICH THE RIGHT TO A TRIAL BY JURY WOULD OTHERWISE ACCRUE. EACH OF HOLDER AND ISSUER IS HEREBY AUTHORIZED TO FILE A COPY OF THIS PARAGRAPH IN ANY PROCEEDING AS CONCLUSIVE EVIDENCE OF THIS WAIVER BY ISSUER AND HOLDER.

Section 10.6 SUBMISSION TO JURISDICTION. Issuer hereby irrevocably and unconditionally:

(a) submits for itself and its Property in any legal action or proceeding relating to this Security Instrument and the other Loan Documents to which it is a party, or for recognition and enforcement of any judgment in respect thereof, to the non-exclusive general jurisdiction of the courts of the State of New York, the courts of the United States of America for the Southern District of New York, and appellate courts from any thereof;

(b) consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

(c) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to Issuer, at its address set forth in Section 11.2 hereof or at such other address of which Holder shall have been notified pursuant thereto;

(d) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction; and

(e) waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this Section 10.6 any special, exemplary, punitive or consequential damages.

Section 10.7 WAIVER OF FORECLOSURE DEFENSE. Issuer hereby waives any defense Issuer might assert or have by reason of Holder’s failure to make any tenant or lessee of the Property a party defendant in any foreclosure proceeding or action instituted by Holder.

Section 10.8 FAILURE TO ACT. Notwithstanding anything to the contrary contained herein or in any other Loan Document, the failure of Holder to take any action hereunder or under any other Loan Document shall not (i) be deemed to be a waiver of any term or condition of this Security Instrument or any of the other Loan Documents, (ii) adversely effect any rights of Holder hereunder or under any other Loan Document or (iii) relieve Issuer of any of Issuer’s obligations hereunder or under any other Loan Document.

Article 11 - NOTICES

Section 11.1 NOTICES. All notices or other written communications hereunder shall be delivered in accordance with the applicable terms and conditions of the Credit Agreement.

Section 11.2 ADDRESSES. Notices to Issuer and Holder hereunder shall be delivered in accordance with the Credit Agreement and shall to be sent as follows:

If to Issuer:

c/o PBF Holding Company LLC

1 Sylvan Way, 2nd Floor

Parsippany, NJ 07054-3887

Attn: Jeffrey Dill

Fax: 973-455-7562

Email: jeffrey.dill@pbfenergy.com

with a copy to:

Kirkland & Ellis LLP

601 Lexington Avenue

New York, NY 10022-4643

Attn: Andres C. Mena, Esq.

Tel: (212) 446-4737

Fax: (212) 446-4900

Email: andres.mena@kirkland.com

If to Holder:

UBS AG, Stamford Branch

677 Washington Boulevard

Stamford, Connecticut 06901

Attn: Mary E. Evans

Fax: (203) 719-3029

Email: Mary.Evans@ubs.com

with a copy to:

Winston & Strawn LLP

200 Park Avenue

New York, New York 10166

Attn: William D. Brewer, Esq.

Fax: (212)294-4700

Email: wbrewer@winston.com

Article 12 - APPLICABLE LAW

Section 12.1 GOVERNING LAW. THIS SECURITY INSTRUMENT SHALL BE DEEMED TO BE A CONTRACT ENTERED INTO PURSUANT TO THE LAWS OF THE STATE OF NEW YORK AND SHALL IN ALL RESPECTS BE GOVERNED, CONSTRUED, APPLIED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, PROVIDED HOWEVER, THAT WITH RESPECT TO THE CREATION, PERFECTION, PRIORITY AND ENFORCEMENT OF THE LIEN OF THIS SECURITY INSTRUMENT, AND THE DETERMINATION OF DEFICIENCY JUDGMENTS, THE LAWS OF THE STATE WHERE THE PROPERTY IS LOCATED SHALL APPLY.

Section 12.2 PROVISIONS SUBJECT TO APPLICABLE LAW. All rights, powers and remedies provided in this Security Instrument may be exercised only to the extent that the exercise thereof does not violate any applicable provisions of law and are intended to be limited to the extent necessary so that they will not render this Security Instrument invalid, unenforceable or not entitled to be recorded, registered or filed under the provisions of any applicable law. If any term of this Security Instrument or any application thereof shall be invalid or unenforceable, the remainder of this Security Instrument and any other application of the term shall not be affected thereby.

Article 13 - DEFINITIONS

Section 13.1 DEFINED TERMS. Unless the context clearly indicates a contrary intent or unless otherwise specifically provided herein, words used in this Security Instrument may be used interchangeably in singular or plural form; the word “Issuer” shall mean “each Issuer and any subsequent permitted owner or owners of the Property or any part thereof or any interest therein”; the word “Holder” shall mean “Holder, and its successors and assigns”; the word “Notes” shall mean “the Notes and any other evidence of indebtedness secured by this Security Instrument”; the word “Property” shall include any portion of the Property and any interest therein; and the phrases “attorneys’ fees,” “legal fees,” “counsel fees” and phrases of like import shall include any and all reasonable attorneys’, paralegal and law clerk fees and disbursements, including, but not limited to, fees and disbursements at the pre-trial, trial and appellate levels incurred or paid by Holder in protecting its interest in the Property, the Leases and the Rents and enforcing its rights hereunder; and the words “herein,” “hereof” and words of like import shall be deemed to refer to this Security Instrument as a whole and not any particular Sections hereof unless the context dictates otherwise.

Article 14 - MISCELLANEOUS PROVISIONS

Section 14.1 NO ORAL CHANGE. This Security Instrument, and any provisions hereof, may not be modified, amended, waived, extended, changed, discharged or terminated orally or by any act or failure to act on the part of Issuer or Holder, but only by an agreement in writing signed by the party against whom enforcement of any modification, amendment, waiver, extension, change, discharge or termination is sought.

Section 14.2 SUCCESSORS AND ASSIGNS. This Security Instrument shall be binding upon and inure to the benefit of (a) Holder and its successors and assigns forever and (b) Issuer and its permitted successors and assigns forever.

Section 14.3 INAPPLICABLE PROVISIONS. If any term, covenant or condition of the Credit Agreement, the Notes or this Security Instrument is held to be invalid, illegal or unenforceable in any respect, the Credit Agreement, the Notes and this Security Instrument shall be construed without such provision.

Section 14.4 HEADINGS, ETC. The headings and captions of various Sections of this Security Instrument are for convenience of reference only and are not to be construed as defining or limiting, in any way, the scope or intent of the provisions hereof.

Section 14.5 NUMBER AND GENDER. Whenever the context may require, any pronouns used herein shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns and pronouns shall include the plural and vice versa.

Section 14.6 ENTIRE AGREEMENT. This Security Instrument and the other Loan Documents contain the entire agreement of the parties hereto and thereto in respect of the transactions contemplated hereby and thereby, and all prior agreements among or between such parties, whether oral or written between Issuer and Holder are superseded by the terms of this Security Instrument and the other Loan Documents.

Section 14.7 LIMITATION ON HOLDER’S RESPONSIBILITY. No provision of this Security Instrument shall operate to place any obligation or liability for the control, care, management or repair of the Property upon Holder, nor shall it operate to make Holder responsible or liable for any waste committed on the Property by the tenants or any other Person, or for any dangerous or defective condition of the Property, or for any negligence in the management, upkeep, repair or control of the Property resulting in loss or injury or death to any tenant, licensee, employee or stranger. Nothing herein contained, nor any exercise of Holder’s remedies hereunder, shall be construed as constituting Holder a “mortgagee in possession” absent Holder’s express written acknowledgment to the contrary.

Section 14.8 STAMP AND OTHER TAXES. Issuer shall pay any United States documentary stamp taxes, with interest and fines and penalties, and any mortgage recording taxes, with interest and fines and penalties, that may hereafter be levied, imposed or assessed under or upon or by reason hereof or the Obligations or any instrument or transaction affecting or relating to either thereof and in default thereof Holder may advance the same and the amount so advanced shall be payable by Issuer to Holder on demand.

Section 14.9 CERTAIN TAX LAW CHANGES. In the event of the passage after the date hereof of any law deducting from the value of real property, for the purpose of taxation, amounts in respect of any Lien thereon or changing in any way the laws for the taxation of mortgages or debts secured by mortgages for state or local purposes or the manner of the collection of any taxes, and imposing any taxes, either directly or indirectly, on this Security Instrument or any other Loan Document, Issuer shall promptly pay to Holder such amount or amounts as may be necessary from time to time to pay any such taxes, assessments or other charges resulting therefrom; provided, that if any such payment or reimbursement shall be unlawful or taxable to Holder, or would constitute usury or render the indebtedness wholly or partially usurious under applicable law, Issuer shall pay or reimburse Holder for payment of the lawful and non-usurious portion thereof.

Section 14.10 TERMINATION; RELEASE. When all the Obligations have been paid in full (other than contingent indemnification obligations for which no claim has been asserted that expressly survive the termination of this Security Instrument) and the Commitments of the Lenders to make any Loans shall have expired or been sooner terminated, this Security Instrument shall terminate. Upon termination hereof or any release of the Property or any portion thereof in accordance with the provisions of the Credit Agreement, the Holder shall, upon the request and at the sole cost and expense of the Issuer, forthwith assign, transfer and deliver to Issuer, against receipt and without recourse to or warranty by the Holder, such of the Property to be released (in the case of a release) as may be in possession of Holder and as shall not have been sold or otherwise applied pursuant to the terms hereof, and, with respect to any other Property, proper documents and instruments (including UCC-3 termination statements or releases) acknowledging the termination hereof or the release of such Property, as the case may be.

Section 14.11 MORTGAGEE’S RIGHT TO SEVER INDEBTEDNESS.

(a) Issuer acknowledges that (A) the Property does not constitute the sole source of security for the payment and performance of the Obligations and that the Obligations are also secured by property of Issuer and its Affiliates in other jurisdictions (all such property, collectively, the “Collateral”), (B) the number of such jurisdictions and the nature of the transaction of which this instrument is a part are such that it would have been impracticable for the parties to allocate to each item of Collateral a specific loan amount and to execute in respect of such item a separate credit agreement and (C) Issuer intends that Holder have the same rights with respect to the Property, in foreclosure or otherwise, that Holder would have had if each item of Collateral had been secured, mortgaged or pledged pursuant to a separate credit agreement, mortgage or security instrument. In furtherance of such intent, Issuer agrees that Holder may at any time by notice (an “Allocation Notice”) to Issuer allocate a portion (the “Allocated Indebtedness”) of the Obligations to the Property and sever from the remaining Obligations the Allocated Indebtedness. From and after the giving of an Allocation Notice with respect to the Property, the Obligations hereunder shall be limited to the extent set forth in the Allocation Notice and (as so limited) shall, for all purposes, be construed as a separate loan obligation of the Issuer unrelated to the other transactions contemplated by the Credit Agreement, any other Loan Document or any document related to any thereof. To the extent that the proceeds on any foreclosure of the Property shall exceed the Allocated Indebtedness, such proceeds shall belong to Issuer and shall not be available hereunder to satisfy any Obligations of Issuer other than the Allocated Indebtedness. In any action or proceeding to foreclose the Lien hereof or in connection with any power of sale, foreclosure or other remedy exercised under this Security Instrument commenced after the giving by Holder of an Allocation Notice, the Allocation Notice shall be conclusive proof of the limits of the Obligations hereby secured, and Issuer may introduce, by way of defense or counterclaim, evidence thereof in any such action or proceeding. Notwithstanding any provision of this Section 14.11, the proceeds received by Holder pursuant to this Security Instrument shall be applied by Holder in accordance with the provisions of Section 8.02 of the Credit Agreement.

(b) Holder hereby waives to the greatest extent permitted under law the right to a discharge of any of the Obligations under any statute or rule of law now or hereafter in effect which provides that foreclosure of the Lien hereof or other remedy exercised under this Security Instrument constitutes the exclusive means for satisfaction of the Obligations or which makes unavailable a deficiency judgment or any subsequent remedy because Holder elected to proceed with a power of sale foreclosure or such other remedy or because of any failure by the Holder to comply with laws that prescribe conditions to the entitlement to a deficiency judgment. In the event that, notwithstanding the foregoing waiver, any court shall for any reason hold that the Holder is not entitled to a deficiency judgment, Issuer shall not (A) introduce in any other jurisdiction such judgment as a defense to enforcement against Issuer of any remedy in the Credit Agreement or any other Loan Document or (B) seek to have such judgment recognized or entered in any other jurisdiction, and any such judgment shall in all events be limited in application only to the state or jurisdiction where rendered.

(c) In the event any instrument in addition to the Allocation Notice is necessary to effectuate the provisions of this Section 14.11, including, without limitation, any amendment to this Security Instrument, any substitute promissory note or affidavit or certificate of any kind, the Holder may execute, deliver or record such instrument as the attorney-in-fact of the Issuer. Such power of attorney is coupled with an interest and is irrevocable.

(d) Notwithstanding anything set forth herein to the contrary, the provisions of this Section 14.11 shall be effective only to the maximum extent permitted by law.

Article 15 - CASUALTY EVENTS AND RESTORATION

Section 15.1 CASUALTY EVENT. If there shall occur any Casualty Event (or, in the case of any condemnation, taking or other proceeding in the nature thereof, upon the occurrence thereof or notice of the commencement of any proceedings therefor), Issuer shall promptly send to Holder a written notice setting forth the nature and extent thereof. Subject to the terms of the MSCG Intercreditor Agreement (the “First Intercreditor Agreement”) and subject to the terms of the Revolver-Term Loan Intercreditor Agreement (the “Second Intercreditor Agreement”; together with the First Intercreditor Agreement, the “Intercreditor Agreement”), the proceeds payable in respect of any such Casualty Event are hereby assigned and shall be paid to Holder. The Net Cash Proceeds of each Casualty Event shall be applied, allocated and distributed in accordance with the provisions of the Credit Agreement. “Casualty Event” as used herein shall mean any loss of title or any loss of or damage to or destruction of, or any condemnation or other taking of the Property (including but not limited to any taking of all or any part of the Property in or by condemnation or other eminent domain proceedings pursuant to any law, or by reason of the temporary requisition of the use or occupancy of all or any part of the Property by any Governmental Authority, civil or military, or any settlement in lieu thereof).

Section 15.2 CONDEMNATION. In the case of any taking, condemnation or other proceeding in the nature thereof, Holder may, at its option, participate in any proceedings or negotiations which might result in any taking or condemnation and the Issuer shall deliver or cause to be delivered to Holder all instruments reasonably requested by it to permit such participation. Holder may be represented by counsel reasonably satisfactory to it at the reasonable expense of Issuer in connection with any such participation. Issuer shall pay all reasonable fees, costs and expenses incurred by Holder in connection therewith and in seeking and obtaining any award or payment on account thereof. Subject to the terms of the Intercreditor Agreement, Issuer shall take all steps necessary to notify the condemning authority of such assignment.

Section 15.3 RESTORATION. In the event Issuer is permitted or required to perform any restoration pursuant to the provisions of the Credit Agreement and the Intercreditor Agreement, Issuer shall complete such restoration in accordance with provisions thereof.

Article 16 - STATUS OF PARTIES

Section 16.1 STATUS OF ISSUER. Issuer’s exact legal name is correctly set forth in the first paragraph of this Security Instrument and the signature block at the end of this Security Instrument. Issuer is an organization of the type specified in the first paragraph of this Security Instrument. Issuer is incorporated in or organized under the laws of the state specified in the first paragraph of this Security Instrument. Issuer’s principal place of business and chief executive office, and the place where Issuer keeps its books and records, including recorded data of any kind or nature, regardless of the medium or recording, including software, writings, plans, specifications and schematics, has been for the preceding four months (or, if less, the entire period of the existence of Issuer) the address of Issuer set forth in the first paragraph of this Security Instrument. Issuer will not change or permit to be changed (a) Issuer’s name, (b) Issuer’s identity (including its trade name or names), (c) Issuer’s principal place of business set forth in the first paragraph of this Security Instrument, (d) the corporate, partnership or other organizational structure of Issuer, (e) Issuer’s state of organization, or (f) Issuer’s organizational number, without notifying Holder of such change in writing at least thirty (30) days prior to the effective date of such change and, in the case of a change in Issuer’s structure, without first obtaining the prior written consent of Holder unless such consent is not required pursuant to the other Loan Documents. If Issuer does not now have an organizational identification number and later obtains one, Issuer promptly shall notify Holder of such organizational identification number.

Section 16.2 INCONSISTENCY. In the event any of the terms and conditions of this Security Instrument are inconsistent with the terms and conditions of the Credit Agreement, the terms and conditions of the Credit Agreement shall control, except with regard to provisions establishing the lien and security interest granted by this Security Instrument and the rights and remedies granted hereunder, which, in the case of the rights and remedies granted hereunder, shall be in addition to any rights and remedies contained in the Credit Agreement or any other Loan Document.

Section 16.3 CONCERNING HOLDER.

(a) The Holder has been appointed as Administrative Agent pursuant to the Credit Agreement. The actions of the Holder hereunder are subject to the provisions of the Credit Agreement. The Holder shall have the right hereunder to make demands, to give notices, to exercise or refrain from exercising any rights, and to take or refrain from taking action (including, without limitation, the release or substitution of the Property), in accordance with this Security Instrument and the Credit Agreement. The Holder may employ agents and attorneys-in-fact in connection herewith. The Holder may resign and a successor Holder may be appointed in the manner provided in the Credit Agreement. Upon the acceptance of any appointment as the Holder by a successor Holder, that successor Holder shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Holder under this Security Instrument, and the retiring Holder shall thereupon be discharged from its duties and obligations thereafter arising under this Security Instrument. After any retiring Holder’s resignation, the provisions hereof shall inure to its benefit as to any actions taken or omitted to be taken by it under this Security Instrument while it was the Holder.

(b) The Holder shall be deemed to have exercised reasonable care in the custody and preservation of the Property in its possession if such Property is accorded treatment substantially equivalent to that which the Holder, in its individual capacity, accords its own property consisting of similar instruments or interests, it being understood that neither the Holder nor any of the Secured Parties shall have responsibility for taking any necessary steps to preserve rights against any person with respect to any Property.

(c) The Holder shall be entitled to rely upon any written notice, statement, certificate, order or other document or any telephone message believed by it to be genuine and correct and to have been signed, sent or made by the proper person, and, with respect to all matters pertaining to this Security Instrument and its duties hereunder, upon advice of counsel selected by it.

(d) With respect to any of its rights and obligations as a Lender, the Holder shall have and may exercise the same rights and powers hereunder. The term “Lenders,” “Lender” or any similar terms shall, unless the context clearly otherwise indicates, include the Holder in its individual capacity as a Lender. The Holder may accept deposits from, lend money to, and generally engage in any kind of banking, trust or other business with the Issuer or any Affiliate of the Issuer to the same extent as if the Holder were not acting as Administrative Agent.

(e) If any portion of the Property also constitutes collateral granted by any Loan Party to the Holder to secure the Obligations under any other deed of trust, mortgage, security agreement, pledge or instrument of any type, in the event of any conflict between the provisions hereof and the provisions of such other deed of trust, mortgage, security agreement, pledge or instrument of any type in respect of such collateral, the Holder, in its sole discretion, shall select which provision or provisions shall control.

Section 16.4 HOLDER MAY PERFORM; HOLDER APPOINTED ATTORNEY-IN-FACT. If the Issuer shall fail to perform any covenants contained in this Security Instrument (including, without limitation, the Issuer’s covenants to (i) pay the premiums in respect of all required insurance policies hereunder or under the Credit Agreement, (ii) pay Charges, (iii) make repairs, (iv) discharge Liens) or if any warranty on the part of the Issuer contained herein shall be breached, the Holder may (but shall not be obligated to), after notice to Issuer, do the same or cause it to be done or remedy any such breach, and may expend funds for such purpose; provided, however, that the Holder shall in no event be bound to inquire into the validity of any tax, lien, imposition or other obligation which the Issuer fails to pay or perform as and when required hereby and which the Issuer does not contest in accordance with the provisions of the Credit Agreement. Any and all amounts so expended by the Holder shall be paid by the Issuer in accordance with the provisions of the Credit Agreement. Neither the provisions of this Section 16.4 nor any action taken by the Holder pursuant to the provisions of this Section 16.4 shall prevent any such failure to observe any covenant contained in this Security Instrument nor any breach of warranty from constituting an Event of Default. The Issuer hereby appoints the Holder its attorney-in-fact, with full authority in the place and stead of the Issuer and in the name of the Issuer, or otherwise, from time to time in the Holder’s discretion to take any action and to execute any instrument consistent with the terms hereof and the other Loan Documents which the Holder may deem necessary or advisable to accomplish the purposes hereof. The foregoing grant of authority is a power of attorney coupled with an interest and such appointment shall be irrevocable for the term hereof. Notwithstanding the foregoing, such power of attorney shall only be exercised by Holder upon the occurrence of and during the continuance of an Event of Default. The Issuer hereby ratifies all that such attorney shall lawfully do or cause to be done by virtue hereof.

Article 17 - STATE SPECIFIC PROVISIONS

Section 17.1 PRINCIPLES OF CONSTRUCTION. In the event of any inconsistencies between the terms and conditions of this Article 17 and the other terms and conditions of this Security Instrument, the terms and conditions of this Article 17 shall control and be binding.

Section 17.2 This Mortgage and the indebtedness secured hereby have and may be entitled to the lien priority provided by 25 Del. C. § 2118.

Section 17.3 PURSUANT TO 25 DEL. C. § 2118, THIS SECURITY INSTRUMENT SHALL SECURE NOT ONLY EXISTING INDEBTEDNESS, BUT ALSO FUTURE ADVANCES AND DISBURSEMENTS. THE TOTAL AMOUNT OF SUCH INDEBTEDNESS HAVING PRIORITY ESTABLISHED BY THIS SECURITY INSTRUMENT MAY DECREASE OR INCREASE FROM TIME TO TIME, BUT THE TOTAL UNPAID PRINCIPAL BALANCE AT ANY ONE TIME SHALL NOT EXCEED FIVE HUNDRED MILLION AND NO/100 DOLLARS ($500,000,000).

Section 17.4 This Security Instrument is intended to be executed and delivered by Issuer, and accepted by Holder, as a sealed instrument.

Section 17.5 The Maturity Date of the Notes is [            ].

Section 17.6 ASSIGNMENT OF LEASES AND RENTS AND PROFITS. The following language shall be added to the end of Section 1.2 of this Security Instrument as a part thereof:

“This Security Instrument is intended to assign rents and leases pursuant to 25 Del. C. § 2121.”

[NO FURTHER TEXT ON THIS PAGE]

IN WITNESS WHEREOF, this Security Instrument has been executed under seal by Issuer as of the day and year first above written.

DELAWARE CITY REFINING COMPANY LLC, a Delaware limited liability company

By:	(SEAL)
Name:
Title:

[signature page to Mortgage]

STATE OF )
): ss
COUNTY OF )

I,                    , a Notary Public in and for the aforesaid State and County, do hereby certify that                                personally appeared before me this day and that by the authority duly given and on behalf of                            , acknowledged the foregoing instrument was signed and executed by them for the purposes therein expressed.

WITNESS my hand and notarial seal this the        day of            ,              .

Sealed and delivered in the presence of:

Name:
Title:

[acknowledgment page to Mortgage]

EXHIBIT A

(Legal Description)

EXHIBIT K-1

[Form of]

REVOLVING NOTE

$	New York, New York
[Date]

FOR VALUE RECEIVED, the undersigned, PBF HOLDING COMPANY LLC, a Delaware limited liability company (“Holdings”), DELAWARE CITY REFINING COMPANY LLC, a Delaware limited liability company (“Delaware City”), PAULSBORO REFINING COMPANY LLC, a Delaware limited liability company (“Paulsboro”) and TOLEDO REFINING COMPANY LLC, a Delaware limited liability company (“Toledo”, and together with Holdings, Delaware City and Paulsboro, “Borrowers” and each individually, a “Borrower”), hereby promise to pay to the order of [LENDER] (the “Lender”) on the Revolving Maturity Date (as defined in the Credit Agreement referred to below), in lawful money of the United States and in immediately available funds, the principal amount of the lesser of (a)              DOLLARS ($            ) and (b) the aggregate unpaid principal amount of all Revolving Loans of the Lender outstanding under the Credit Agreement referred to below. Borrowers further agree to pay interest in like money at such office specified in Section 2.14 of the Credit Agreement on the unpaid principal amount hereof from time to time from the date hereof at the rates, and on the dates, specified in Section 2.06 of such Credit Agreement.

The holder of this Note may endorse and attach a schedule to reflect the date, Type and amount of each Revolving Loan of the Lender outstanding under the Credit Agreement, the date and amount of each payment or prepayment of principal hereof, and the date of each interest rate conversion or continuation pursuant to Section 2.08 of the Credit Agreement and the principal amount subject thereto; provided that the failure of the Lender to make any such recordation (or any error in such recordation) shall not affect the obligations of Borrowers hereunder or under the Credit Agreement.

This Note is one of the Notes referred to in the Amended and Restated Revolving Credit Agreement dated as of May 31, 2011 (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”) among PBF Holding Company LLC, a Delaware limited liability company (“Holdings”), Delaware City Refining Company LLC, a Delaware limited liability company (“Delaware City”), Paulsboro Refining Company LLC (f/k/a Valero Refining Company – New Jersey, a Delaware corporation), a Delaware limited liability company (“Paulsboro”) Toledo Refining Company, LLC, a Delaware limited liability company (“Toledo”, and together with Holdings, Delaware City and Paulsboro, “Borrowers” and each individually, a “Borrower”), the Subsidiary Guarantors, the Lenders, UBS SECURITIES LLC, MORGAN STANLEY SENIOR FUNDING, INC., DEUTSCHE BANK SECURITIES INC. and CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH, as joint lead arrangers (in such capacities, “Joint lead Arrangers”), UBS SECURITIES LLC, as a co-documentation agent (in such capacity, “UBS Co-Documentation Agent”) and as syndication agent (in such capacity, “Syndication Agent”),UBS LOAN FINANCE LLC, as swingline lender (in such capacity, “Swingline Lender”), UBS AG, STAMFORD BRANCH, as Issuing Bank (in such capacity, “Issuing Bank”), as administrative agent (in such capacity, “Administrative Agent”) for the Lenders, the Secured Parties and Issuing Bank, and as a co-collateral agent (in such capacity, “UBS Collateral Agent”) and DEUTSCHE

K-1-1

BANK TRUST COMPANY AMERICAS, as a co-collateral agent (in such capacity, “DB Collateral Agent” and together with UBS Collateral Agent, in such capacities as co-collateral agents, the “Co-Collateral Agents”) and as a co-documentation agent (in such capacity, “DB Co-Documentation Agent” and together with UBS Co-Documentation Agent, in such capacities as co-documentation agents, the “Co-Documentation Agents”), is subject to the provisions thereof and is subject to optional and mandatory prepayment in whole or in part as provided therein. Terms used herein which are defined in the Credit Agreement shall have such defined meanings unless otherwise defined herein or unless the context otherwise requires.

This Note is secured and guaranteed as provided in the Credit Agreement and the Security Documents. Reference is hereby made to the Credit Agreement and the Security Documents for a description of the properties and assets in which a security interest has been granted, the nature and extent of the security and guarantees, the terms and conditions upon which the security interest and each guarantee was granted and the rights of the holder of this Note in respect thereof.

Upon the occurrence of any one or more of the Events of Default specified in the Credit Agreement, all amounts then remaining unpaid on this Note shall become, or may be declared to be, immediately due and payable, all as provided therein.

All parties now and hereafter liable with respect to this Note, whether maker, principal, surety, guarantor, endorser or otherwise, hereby waive (to the extent permitted by applicable law) presentment, demand, protest and all other notices of any kind.

THIS NOTE MAY NOT BE TRANSFERRED EXCEPT IN COMPLIANCE WITH THE TERMS OF THE CREDIT AGREEMENT. TRANSFERS OF THIS NOTE MUST BE RECORDED IN THE REGISTER MAINTAINED BY THE ADMINISTRATIVE AGENT PURSUANT TO THE TERMS OF THE CREDIT AGREEMENT.

THIS NOTE SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPLES THAT WOULD REQUIRE THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION.

[Signature Page Follows]

K-1-2

PBF HOLDING COMPANY LLC DELAWARE CITY REFINING COMPANY LLC PAULSBORO REFINING COMPANY LLC TOLEDO REFINING COMPANY LLC, as Borrowers

By:
Name:
Title:

K-1-3

EXHIBIT K-2

[Form of]

SWINGLINE NOTE

$	New York, New York
[Date]

FOR VALUE RECEIVED, the undersigned, PBF HOLDING COMPANY LLC, a Delaware limited liability company (“Holdings”), DELAWARE CITY REFINING COMPANY LLC, a Delaware limited liability company (“Delaware City”), PAULSBORO REFINING COMPANY LLC, a Delaware limited liability company (“Paulsboro”) and TOLEDO REFINING COMPANY LLC, a Delaware limited liability company (“Toledo”, and together with Holdings, Delaware City and Paulsboro, “Borrowers” and each individually, a “Borrower”), hereby promise to pay to the order of UBS AG, STAMFORD BRANCH (the “Lender”) on the Revolving Maturity Date (as defined in the Credit Agreement referred to below), in lawful money of the United States and in immediately available funds, the principal amount of the lesser of (a)                      ($             ) and (b) the aggregate unpaid principal amount of all Swingline Loans made by Lender to the undersigned pursuant to Section 2.17 of the Credit Agreement referred to below. Borrowers further agree to pay interest on the unpaid principal amount hereof in like money at such office specified in Section 2.14 of the Credit Agreement from time to time from the date hereof at the rates and on the dates specified in Section 2.06 of the Credit Agreement.

The holder of this Note may endorse and attach a schedule to reflect the date, the amount of each Swingline Loan and the date and amount of each payment or prepayment of principal thereof; provided that the failure of Lender to make such recordation (or any error in such recordation) shall not affect the obligations of Borrower hereunder or under the Credit Agreement.

This Note is one of the Notes referred to in the Amended and Restated Revolving Credit Agreement dated as of May 31, 2011 (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”) among PBF Holding Company LLC, a Delaware limited liability company (“Holdings”), Delaware City Refining Company LLC, a Delaware limited liability company (“Delaware City”), Paulsboro Refining Company LLC (f/k/a Valero Refining Company – New Jersey, a Delaware corporation), a Delaware limited liability company (“Paulsboro”), Toledo Refining Company LLC, a Delaware limited liability company (“Toledo”, and together with Holdings, Delaware City and Paulsboro, “Borrowers” and each individually, a “Borrower”), the Subsidiary Guarantors, the Lenders, UBS SECURITIES LLC, MORGAN STANLEY SENIOR FUNDING, INC., DEUTSCHE BANK SECURITIES INC. and CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH, as joint lead arrangers (in such capacities, “Joint lead Arrangers”), UBS SECURITIES LLC, as a co-documentation agent (in such capacity, “UBS Co-Documentation Agent”) and as syndication agent (in such capacity, “Syndication Agent”),UBS LOAN FINANCE LLC, as swingline lender (in such capacity, “Swingline Lender”), UBS AG, STAMFORD BRANCH, as Issuing Bank (in such capacity, “Issuing Bank”), as administrative agent (in such capacity, “Administrative Agent”) for the Lenders, the Secured Parties and Issuing Bank, and as a co-collateral agent (in such capacity, “UBS Collateral Agent”) and DEUTSCHE BANK TRUST COMPANY AMERICAS, as a co-collateral agent (in such capacity, “DB Collateral Agent” and together with UBS Collateral Agent, in such capacities as co-collateral agents, the

K-2-1

“Co-Collateral Agents”) and as a co-documentation agent (in such capacity, “DB Co-Documentation Agent” and together with UBS Co-Documentation Agent, in such capacities as co-documentation agents, the “Co-Documentation Agents”), is subject to the provisions thereof and is subject to optional and mandatory prepayment in whole or in part as provided therein. Terms used herein which are defined in the Credit Agreement shall have such defined meanings unless otherwise defined herein or unless the context otherwise requires.

This Note is secured and guaranteed as provided in the Credit Agreement and the Security Documents. Reference is hereby made to the Credit Agreement and the Security Documents for a description of the properties and assets in which a security interest has been granted, the nature and extent of the security and guarantees, the terms and conditions upon which the security interest and each guarantee was granted and the rights of the holder of this Note in respect thereof.

Upon the occurrence of any one or more of the Events of Default specified in the Credit Agreement, all amounts then remaining unpaid on this Note may become, or may be declared to be, immediately due and payable as provided in the Credit Agreement.

All parties now and hereafter liable with respect to this Note, whether maker, principal, surety, guarantor, endorser or otherwise, hereby waive (to the extent permitted by applicable law) presentment, demand, protest and all other notices of any kind.

THIS NOTE MAY NOT BE TRANSFERRED EXCEPT IN COMPLIANCE WITH THE TERMS OF THE CREDIT AGREEMENT. TRANSFERS OF THIS NOTE MUST BE RECORDED IN THE REGISTER MAINTAINED BY THE ADMINISTRATIVE AGENT PURSUANT TO THE TERMS OF THE CREDIT AGREEMENT.

THIS NOTE SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPLES THAT WOULD REQUIRE THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION.

[Signature Page Follows]

K-2-2

PBF HOLDING COMPANY LLC DELAWARE CITY REFINING COMPANY LLC PAULSBORO REFINING COMPANY LLC TOLEDO REFINING COMPANY LLC, as Borrowers

By:
Name:
Title:

K-2-3

EXHIBIT L-2

FORM OF PERFECTION CERTIFICATE SUPPLEMENT

This Perfection Certificate Supplement, dated as of [                    ], 201[  ] is delivered pursuant to Section 5.12(b) of: (i) that certain Amended and Restated Revolving Credit Agreement dated as of May 31, 2011 (the “ABL Credit Agreement”) among PBF Holding Company LLC, a Delaware limited liability company (“Holdings”), Delaware City Refining Company LLC, a Delaware limited liability company (“Delaware City”), Paulsboro Refining Company LLC, a Delaware limited liability company (“Paulsbo-ro”), Toledo Refining Company LLC, a Delaware limited liability company (“Toledo”, and together with Holdings, Delaware City and Paulsboro, “Borrowers” and each individually, a “Borrower”), the Subsidiary Guarantors party thereto and UBS AG, Stamford Branch, as administrative agent (in such capacity, “ABL Administrative Agent”) and UBS AG, Stamford Branch and Deutsche Bank Trust Company Americas, as co-collateral agents; and (ii) that certain Term Loan Credit Agreement dated as of December 17, 2010 (the “Term Loan Credit Agreement” and together with the ABL Credit Agreement, the “Credit Agreements”) among the Borrowers, the Subsidiary Guarantors party thereto, certain other parties thereto, Term Loan Administrative Agent and UBS AG, Stamford Branch, as Collateral Agent. Capitalized terms used but not defined herein have the meanings assigned to them in the respective Credit Agreements.

As used herein, the term “Companies” means the Borrowers and each of their respective Subsidiaries (other than Excluded Subsidiaries).

The undersigned hereby certify to the ABL Administrative Agent and the Term Loan Administrative Agent that, as of the date hereof, there has been no change in the information described in the Perfection Certificate delivered on the Closing Date (as supplemented by any perfection certificate supplements delivered prior to the date hereof, the “Prior Perfection Certificate”), other than as follows:

1. Names. (a) Except as listed on Schedule 1(a) attached hereto and made a part hereof, (x) Schedule 1(a) to the Prior Perfection Certificate sets forth the exact legal name of each Company, as such name appears in its respective certificate of incorporation or any other organizational document; (y) each Company is (i) the type of entity disclosed next to its name in Schedule 1(a) to the Prior Perfection Certificate and (ii) a registered organization except to the extent disclosed in Schedule 1(a) to the Prior Perfection Certificate and (z) set forth in Schedule 1(a) to the Prior Perfection Certificate is the organizational identification number, if any, of each Company that is a registered organization, the Federal Tax payer Identification Number of each Company and the jurisdiction of formation of each Company.

(b) Except as listed on Schedule 1(b) attached hereto and made a part hereof, set forth in Schedule 1(b) of the Prior Perfection Certificate is any other corporate or organizational names each Company has had in the past five years, together with the date of the relevant change.

2. Current Locations. (a) Except as listed on Schedule 2(a) attached hereto and made a part hereof, the chief executive office of each Company is located at the address set forth in Schedule 2(a) of the Prior Perfection Certificate.

(b) Except as listed on Schedule 2(b) attached hereto and made a part hereof, set forth in Schedule 2(b) of the Prior Perfection Certificate are all locations where each Company maintains any books or records relating to any Collateral.

(c) Except as listed on Schedule 2(c) attached hereto and made a part hereof, set forth in Schedule 2(c) of the Prior Perfection Certificate are all the other places of business of each Company.

(d) Except as listed on Schedule 2(d) attached hereto and made a part hereof, set forth in Schedule 2(d) of the Prior Perfection Certificate are all other locations where each Company maintains any of the Collateral consisting of inventory or equipment not identified above.

(e) Except as listed on Schedule 2(e) attached hereto and made a part hereof, set forth in Schedule 2(e) of the Prior Perfection Certificate are the names and addresses of all persons or entities other than each Company, such as lessees, consignees, warehousemen or purchasers of chattel paper, which have possession or are intended to have possession of any of the Collateral consisting of instruments, chattel paper, inventory or equipment.

3. [Intentionally omitted].

4. Extraordinary Transactions. Except for those purchases, acquisitions and other transactions described on Schedule 4 attached hereto and on Schedule 4 to the Prior Perfection Certificate, all of the Collateral has been originated by each Company in the ordinary course of business or consists of goods which have been acquired by such Company in the ordinary course of business from a person in the business of selling goods of that kind.

5. [Intentionally omitted].

6. UCC Filings. Except as listed on Schedule 6 attached hereto and made a part hereof, the financing statements (duly authorized by each Company constituting the debtor therein), including the indications of the collateral relating to the applicable Security Agreement or the applicable Mortgage, are set forth in Schedule 6 of the Prior Perfection Certificate and are in the appropriate forms for filing in the filing offices in the jurisdictions identified in Schedule 7 hereto and thereto.

7. Schedule of Filings. Except as listed on Schedule 7 attached hereto and made a part hereof, attached to the Prior Perfection Certificate as Schedule 7 is a schedule of (i) the appropriate filing offices for the financing statements attached hereto and thereto as Schedule 6 and (ii) the appropriate filing offices for the filings described in Schedule 12(c) hereto and thereto and (iii) any other actions required to create, preserve, protect and perfect the security interests in the Pledged Collateral (as defined in the applicable Security Agreement) granted to the ABL Administrative Agent and the Term Loan Administrative Agent pursuant to the applicable Collateral Documents. No other filings or actions are required to create, preserve, protect and perfect the security interests in the Pledged Collateral granted to the ABL Administrative Agent and the Term Loan Administrative Agent pursuant to the applicable Collateral Documents.

8. Real Property. Except as listed on Schedule 8(a) attached hereto and made a part hereof, Schedule 8(a) to the Prior Perfection Certificate is a list of all real property owned or leased by each Company including common names, addresses and uses. Except as described on Schedule 8(b) attached hereto, no Company has entered into any leases, subleases, tenancies, franchise agreements, licenses or other occupancy arrangements as owner, lessor, sublessor, licensor, franchisor or grantor with respect to any of the real property described on Schedule 8(a) or Schedule 8(a) of the Prior Perfection Certificate, other than those listed on Schedule 8(b) of the Prior Perfection Certificate, and no Company has any Leases which require the consent of the landlord, tenant or other party thereto to the Transactions. Except as described on Schedule 8(c) attached hereto, no Company has granted any options or rights of first refusal to third parties in respect of any of the Mortgaged Property (other than options for renewal under any lease, sublease or similar agreement).

9. [Intentionally omitted].

10. Stock Ownership and Other Equity Interests. Except as listed on Schedule 10(a) attached hereto and made a part hereof, Schedule 10(a) to the Prior Perfection Certificate is a true and correct list of all of the authorized, and the issued and outstanding, stock, partnership interests, limited liability company membership interests or other equity interest, as applicable, of each Company and its Subsidiaries and the record and beneficial owners of such stock, partnership interests, membership interests or other equity interests, as applicable. Except as set forth on Schedule 10(b) attached hereto and made a part hereof, Schedule 10(b) to the Prior Perfection Certificate sets forth each equity investment of each Company that represents 50% or less of the equity of the entity in which such investment was made.

11. Instruments and Tangible Chattel Paper. Except as listed on Schedule 11 attached hereto and made a part hereof, Schedule 11 to the Prior Perfection Certificate is a true and correct list of all promissory notes, instruments (other than checks to be deposited in the ordinary course of business), tangible chattel paper, electronic chattel paper and other evidence of indebtedness held by each Company as of the date hereof, including all intercompany notes between or among any two or more Companies.

12. Intellectual Property. (a) Except as listed on Schedule 12(a) attached hereto and made a part hereof, Schedule 12(a) to the Prior Perfection Certificate is a schedule setting forth all of each Company’s Patents, Trademarks and Intellectual Property Licenses (each as defined in the applicable Security Agreement) with respect to Patents and Trademarks registered with the United States Patent and Trademark Office, and all other Patents, Trademarks and Intellectual Property Licenses with respect to Patents and Trademarks, including the name of the registered owner and the registration number of each Patent, Trademark and Intellectual Property License with respect to Patents and Trademarks owned by each Company.

(b) Except as listed on Schedule 12(b) attached hereto and made a part hereof, Schedule 12(b) to the Prior Perfection Certificate is a schedule setting forth all of each Company’s United States Copyrights (as defined in the applicable Security Agreement) and Intellectual Property Licenses with respect to Copyrights, and all other Copyrights and Intellectual Property Licenses with respect to Copyrights, including the name of the registered owner and the registration number of each Copyright or Intellectual Property License with respect to Copyrights owned by such Company.

(c) Except as attached hereto and made a part hereof as Schedule 12(c), attached to the Prior Perfection Certificate as Schedule 12(c) in proper form for filing with the United States Patent and Trademark Office or United States Copyright Office are the filings necessary to preserve, protect and perfect the security interests in the United States Trademarks, Patents, Copyrights and Intellectual Property Licenses set forth on Schedule 12(a) and Schedule 12(b) hereto and thereto, including duly signed copies of each of the Patent Security Agreement, Trademark Security Agreement and the Copyright Security Agreement, as applicable.

13. Commercial Tort Claims. Except as listed on Schedule 13 attached hereto and made a part hereof, attached to the Prior Perfection Certificate as Schedule 13 is a true and correct list of all Commercial Tort Claims (as defined in the applicable Security Agreement) held by each Company, including a brief description thereof.

14. Deposit Accounts, Securities Accounts, Futures Accounts and Commodity Accounts. Except as listed on Schedule 14 attached hereto and made a part hereof, attached to the Prior Perfection Certificate as Schedule 14 is a true and complete list of all Deposit Accounts, Securities Accounts and Commodity Accounts (each as defined in the applicable Security Agreement) maintained by each Company, including the name of each institution where each such account is held, the name of each such account and the name of each entity that holds each account.

15. Letter-of-Credit Rights. Except as listed on Schedule 15 attached hereto and made a part hereof, attached to the Prior Perfection Certificate as Schedule 15 is a true and correct list of all Letters of Credit issued in favor of each Company, as beneficiary thereunder.

[The Remainder of this Page has been intentionally left blank]

IN WITNESS WHEREOF, we have hereunto signed this Perfection Certificate as of this          day of                     , 201[    ].

BORROWERS:

PBF HOLDING COMPANY LLC

By:
Name:
Title:

DELAWARE CITY REFINING COMPANY LLC

By:
Name:
Title:

PAULSBORO REFINING COMPANY LLC

By:
Name:
Title:

TOLEDO REFINING COMPANY LLC

By:
Name:
Title:

SUBSIDIARY GUARANTORS:

PBF INVESTMENTS LLC

By:
Name:
Title:

DELAWARE PIPELINE COMPANY LLC

By:
Name:
Title:

PBF POWER MARKETING LLC

By:
Name:
Title:

PAULSBORO NATURAL GAS PIPELINE COMPANY

By:
Name:
Title:

Schedule 1(a)

Legal Names, Etc.

Legal Name	Type of Entity	Registered Organization (Yes/No)	Organizational Number[1]	Federal Taxpayer Identification Number	Jurisdiction of Formation

[1]	If none, so state.

Schedule 1(b)

Prior Organizational Names

Company/Subsidiary	Prior Name	Date of Change

Schedule 2(a)

Chief Executive Offices

Company/Subsidiary	Address

Schedule 2(b)

Location of Books

Company/Subsidiary	Address

Schedule 2(c)

Other Places of Business

Company/Subsidiary	Address

Schedule 2(d)

Additional Locations of Equipment and Inventory

Company/Subsidiary	Address

Schedule 2(e)

Locations of Collateral in Possession of Persons Other Than Company or Any Subsidiary

Company/Subsidiary	Name of Entity in Possession of Collateral/Capacity of such Entity	Address/Location of Collateral

Schedule 4

Transactions Other Than in the Ordinary Course of Business

Company/Subsidiary	Description of Transaction Including Parties Thereto	Date of Transaction

Schedule 6

Copy of Financing Statements To Be Filed

See attached.

Schedule 7

Filings/Filing Offices

Type of Filing[1]	Entity	Applicable Collateral Document [Mortgage, Security Agreement or Other]	Jurisdictions

[1]	UCC-1 or PPSA financing statement, fixture filing, mortgage, intellectual property filing or other necessary filing.

Schedule 8(a)

Real Property

Entity of Record	Location Address	Owned or Leased	Landlord/Owner if Leased	Description of Lease Documents

Schedule 8(b)

Leases, Subleases, Tenancies, Franchise Agreements, Licenses or Other Occupancy Arrangements

Schedule 10

(a) Equity Interests of Companies and Subsidiaries

Current Legal Entities Owned	Record Owner	Certificate No.	No. Shares/Interest	Percent Pledged

(b) Other Equity Interests

Schedule 11

Instruments and Tangible Chattel Paper

1.	Promissory Notes:

Entity	Principal Amount	Date of Issuance	Interest Rate	Maturity Date

2.	Chattel Paper:

Schedule 12(a)

Patents and Trademarks

UNITED STATES PATENTS:

Registrations:

OWNER	REGISTRATION NUMBER	DESCRIPTION

Applications:

OWNER	APPLICATION NUMBER	DESCRIPTION

Licenses:

LICENSEE	LICENSOR	REGISTRATION/ APPLICATION NUMBER	DESCRIPTION

OTHER PATENTS:

Registrations:

OWNER	REGISTRATION NUMBER	COUNTRY/STATE	DESCRIPTION

Applications:

OWNER	APPLICATION NUMBER	COUNTRY/STATE	DESCRIPTION

Licenses:

LICENSEE	LICENSOR	COUNTRY/STATE	REGISTRATION/ APPLICATION NUMBER	DESCRIPTION

UNITED STATES TRADEMARKS:

Registrations:

OWNER	REGISTRATION NUMBER	TRADEMARK

Applications:

OWNER	APPLICATION NUMBER	TRADEMARK

Licenses:

LICENSEE	LICENSOR	REGISTRATION/ APPLICATION NUMBER	TRADEMARK

OTHER TRADEMARKS:

Registrations:

OWNER	REGISTRATION NUMBER	COUNTRY/STATE	TRADEMARK

Applications:

OWNER	APPLICATION NUMBER	COUNTRY/STATE	TRADEMARK

Licenses:

LICENSEE	LICENSOR	COUNTRY/STATE	REGISTRATION/ APPLICATION NUMBER	TRADEMARK

Schedule 12(b)

Copyrights

UNITED STATES COPYRIGHTS

Registrations:

OWNER	TITLE	REGISTRATION NUMBER

Applications:

OWNER	APPLICATION NUMBER

Licenses:

LICENSEE	LICENSOR	REGISTRATION/ APPLICATION NUMBER	DESCRIPTION

OTHER COPYRIGHTS

Registrations:

OWNER	COUNTRY/STATE	TITLE	REGISTRATION NUMBER

Applications:

OWNER	COUNTRY/STATE	APPLICATION NUMBER

Licenses:

LICENSEE	LICENSOR	COUNTRY/STATE	REGISTRATION/ APPLICATION NUMBER	DESCRIPTION

Schedule 12(c)

Intellectual Property Filings

Schedule 13

Commercial Tort Claims

Schedule 14

Deposit Accounts, Securities Accounts and Commodity Accounts

OWNER	TYPE OF ACCOUNT	BANK OR INTERMEDIARY	ACCOUNT NUMBERS

Schedule 15

Letter of Credit Rights

EXHIBIT M

[Form of]

TOLEDO SECURITY AGREEMENT

[See Tab # 10]

EXHIBIT N

[Form of]

OPINION OF COMPANY COUNSEL

[See Tab #24]

N-1

EXHIBIT 0

SOLVENCY CERTIFICATE

The undersigned, each an authorized representative of PBF Holding Company LLC, a Delaware limited liability company (“Holdings”), Paulsboro Refining Company LLC, a Delaware limited liability company (“Paulsboro”), Delaware City Refining Company LLC, a Delaware limited liability company (“Delaware City” ) and Toledo Refining Company LLC, a Delaware limited liability company (“Toledo”), DO HEREBY CERTIFY, to the best of my knowledge, on behalf of Borrowers, and not in any individual capacity, that:

1. This Certificate is furnished pursuant to Section 4.01(d) of the Amended and Restated Revolving Credit Agreement (as in effect on the date of this Certificate) (the “Credit Agreement”) dated as of May 31, 2011, among Holdings, Paulsboro, Delaware City and Toledo, as Borrowers, the Subsidiary Guarantors, the Lenders, UBS SECURITIES LLC, MORGAN STANLEY SENIOR FUNDING, INC., DEUTSCHE BANK SECURITIES INC. and CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH, as joint lead arrangers and joint lead bookmanagers, UBS SECURITIES LLC, as a co-documentation agent and as syndication agent, UBS LOAN FINANCE LLC, as swingline lender, UBS AG, STAMFORD BRANCH, as issuing bank, as administrative agent for the Lenders, the Secured Parties and Issuing Bank and as a co-collateral agent and DEUTSCHE BANK TRUST COMPANY AMERICAS, as a co-collateral agent and as a co-documentation agent. Capitalized terms used herein but not defined shall have the meanings ascribed to such terms in the Credit Agreement.

2. I am familiar with the historical and current financial condition of the Loan Parties on a consolidated basis as an authorized officer of such Loan Party. In preparing this certificate, I have made such investigations and inquiries as I deem necessary and prudent in connection with the matters set forth herein and have reviewed the terms of the Credit Agreement and the other Loan Documents.

3. Based upon the foregoing, I have reached the conclusions that as of the date hereof, after giving effect to the Transactions (including the incurrence of the Loans) to be consummated on the date of this certificate:

a. The sum of the present fair saleable value of the assets of the Loan Parties on a consolidated basis, on a going concern basis, is greater than the total amount of liabilities (including contingent and unliquidated) of the Loan Parties on a consolidated basis as they become absolute and matured. The amount of contingent or unliquidated liabilities having been computed at an amount that, in light of all of the facts and circumstances existing at the A&R Effective Date, represents the amount that can reasonably be expected to become an actual or matured liability.

b. The Loan Parties do not, on a consolidated basis, have unreasonably small capital in relation to their business.

c. The Loan Parties, on a consolidated basis, have not incurred, do not intend to incur, and do not believe they will incur, debts beyond their ability to pay such debts as such debts mature in the ordinary course of business

EXHIBIT 0

IN WITNESS WHEREOF, I have hereunto set my hand this [    ] day of [], 2011

PBF HOLDING COMPANY, LLC

By:
Name:
Title: [Financial Officer]

PAULSBORO REFINING COMPANY LLC

By:
Name:
Title: [Financial Officer]

DELAWARE CITY REFINING COMPANY LLC

By:
Name:
Title: [Financial Officer]

TOLEDO REFINING COMPANY LLC

By:
Name:
Title: [Financial Officer]

EXHIBIT P

[Form of]

INTERCOMPANY NOTE

New York, New York

[date]

FOR VALUE RECEIVED, each of the undersigned, to the extent a borrower from time to time from any other entity listed on the signature page hereto (each, in such capacity, a “Payor”), hereby promises to pay on demand to the order of such other entity listed below (each, in such capacity, a “Payee”), in lawful money of the United States of America in immediately available funds, at such location in the United States of America as a Payee shall from time to time designate, the unpaid principal amount of all loans and advances (including trade payables) made by such Payee to such Payor. Each Payor promises also to pay interest on the unpaid principal amount of all such loans and advances in like money at said location from the date of such loans and advances until paid at such rate per annum as shall be agreed upon from time to time by such Payor and such Payee.

This note (“Note”) is an Intercompany Note referred to in (i) the Amended and Restated Revolving Credit Agreement dated as of May 31, 2011 (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Revolving Credit Agreement”) among PBF Holding Company LLC, a Delaware limited liability company (“Holdings”), Delaware City Refining Company LLC, a Delaware limited liability company (“Delaware City”), Paulsboro Refining Company LLC (f/k/a Valero Refining Company – New Jersey, a Delaware corporation), a Delaware limited liability company (“Paulsboro”), Toledo Refining Company LLC, a Delaware limited liability company (“Toledo”, and together with Holdings, Delaware City and Paulsboro, “Borrowers” and each individually, a “Borrower”), the Subsidiary Guarantors, the Lenders (as defined in the Revolving Credit Agreement), UBS SECURITIES LLC, MORGAN STANLEY SENIOR FUNDING, INC., DEUTSCHE BANK SECURITIES INC. and CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH, as joint lead arrangers (in such capacities, “Joint lead Arrangers”), UBS SECURITIES LLC, as a co-documentation agent (in such capacity, “UBS Co-Documentation Agent”) and as syndication agent (in such capacity, “Syndication Agent”), UBS LOAN FINANCE LLC, as swingline lender (in such capacity, “Swingline Lender”), UBS AG, STAMFORD BRANCH, as Issuing Bank (in such capacity, “Issuing Bank”), as administrative agent (in such capacity, “ABL Administrative Agent”) for the Lenders, the Secured Parties (as defined in the Revolving Credit Agreement) and Issuing Bank, and as a co-collateral agent (in such capacity, “UBS Collateral Agent”) and DEUTSCHE BANK TRUST COMPANY AMERICAS, as a co-collateral agent (in such capacity, “DB Collateral Agent” and together with UBS Collateral Agent, in such capacities as co-collateral agents, the “ABL Co-Collateral Agents”) and as a co-documentation agent (in such capacity, “DB Co-Documentation Agent” and together with UBS Co-Documentation Agent, in such capacities as co-documentation agents, the “Co-Documentation Agents”) and (ii) the Term Loan Credit Agreement dated as of December 17, 2010 (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Term Loan Credit Agreement”) among Holdings, Delaware City, Paulsboro, the Subsidiary Guarantors, the Lenders (as defined in the Term Loan Credit Agreement), the Joint Lead Arrangers, the Documentation Agent, the Syndication Agent , UBS AG, STAMFORD BRANCH, as administrative agent (in such capacity, “Term Loan Administrative Agent” and together with the ABL Administrative Agent, the “Agents”) for the Lenders, the Secured Parties (as defined in the Term Loan Credit Agreement) and as collateral agent (in such capacity, “Term Loan Collateral Agent”), and is subject to the terms of the Revolving Credit Agreement and the Term Loan Credit Agreement, and shall be pledged by each Payee pursuant to the applicable Security Agreement, to the extent required pursuant to the terms thereof. Each Payee hereby acknowledges and agrees that the Agents may exercise all rights provided in the ABL Credit Agreement or the Term Loan Credit Agreement, as the case may be, and the applicable Security Agreement with respect to this Note.

Anything in this Note to the contrary notwithstanding, the indebtedness evidenced by this Note owed by any Payor that is a Loan Party to any Payee other than Borrowers shall be subordinate and junior in right of payment, to the extent and in the manner hereinafter set forth, to all Obligations of such Payor under the applicable Credit Agreement, including, without limitation, where applicable, under such Payor’s guarantee of the Obligations under the applicable Credit Agreement (such Obligations and other indebtedness and obligations in connection with any renewal, refunding, restructuring or refinancing thereof, including interest thereon accruing after the commencement of any proceedings referred to in clause (i) below, whether or not such interest is an allowed claim in such proceeding, being hereinafter collectively referred to as “Senior Indebtedness”):

(i) In the event of any insolvency or bankruptcy proceedings, and any receivership, liquidation, reorganization or other similar proceedings in connection therewith, relative to any Payor or to its creditors, as such, or to its property, and in the event of any proceedings for voluntary liquidation, dissolution or other winding up of such Payor, whether or not involving insolvency or bankruptcy, then (x) the holders of Senior Indebtedness shall be paid in full in cash in respect of all amounts constituting Senior Indebtedness (other than Unasserted Contingent Obligations (as defined in the applicable Credit Agreement)) before any Payee is entitled to receive (whether directly or indirectly), or make any demands for, any payment on account of this Note and (y) until the holders of Senior Indebtedness are paid in full in cash in respect of all amounts constituting Senior Indebtedness (other than Unasserted Contingent Obligations (as defined in the applicable Credit Agreement)), any payment or distribution to which such Payee would otherwise be entitled (other than debt securities of such Payor that are subordinated, to at least the same extent as this Note, to the payment of all Senior Indebtedness then outstanding (such securities being hereinafter referred to as “Restructured Debt Securities”)) shall be made to the holders of Senior Indebtedness;

(ii) if any event of default occurs and is continuing with respect to any Senior Indebtedness (including any Event of Default under the applicable Credit Agreement), then no payment or distribution of any kind or character shall be made by or on behalf of the Payor or any other Person on its behalf with respect to this Note; and

(iii) if any payment or distribution of any character, whether in cash, securities or other property (other than Restructured Debt Securities), in respect of this Note shall (despite these subordination provisions) be received by any Payee in violation of clause (i) or (ii) before all Senior Indebtedness shall have been paid in full in cash (other than Unasserted Contingent Obligations (as defined in the applicable Credit Agreement)), such payment or distribution shall be held in trust for the benefit of, and shall be paid over or delivered to, the holders of Senior Indebtedness (or their representatives), ratably according to the respective aggregate amounts remaining unpaid thereon, to the extent necessary to pay all Senior Indebtedness in full in cash (other than Unasserted Contingent Obligations (as defined in the applicable Credit Agreement)).

To the fullest extent permitted by law, no present or future holder of Senior Indebtedness shall be prejudiced in its right to enforce the subordination of this Note by any act or failure to act on the part of any Payor or by any act or failure to act on the part of such holder or any trustee or agent for such holder. Each Payee and each Payor hereby agree that the subordination of this Note is for the benefit of the Agents, the Issuing Bank and the Lenders and the Agents, the Issuing Bank and the Lenders are obligees under this Note to the same extent as if their names were written herein as such and the Agents may, on their own behalf, the Issuing Bank and the Lenders, proceed to enforce the subordination provisions herein.

The indebtedness evidenced by this Note owed by any Payor that is not a Loan Party shall not be subordinated to, and shall rank pari passu in right of payment with, any other obligation of such Payor.

Nothing contained in the subordination provisions set forth above is intended to or will impair, as between each Payor and each Payee, the obligations of such Payor, which are absolute and unconditional, to pay to such Payee the principal of and interest on this Note as and when due and payable in accordance with its terms, or is intended to or will affect the relative rights of such Payee and other creditors of such Payor other than the holders of Senior Indebtedness.

Each Payee is hereby authorized to record all loans and advances made by it to any Payor (all of which shall be evidenced by this Note), and all repayments or prepayments thereof, in its books and records, such books and records constituting prima facie evidence of the accuracy of the information contained therein.

Each Payor hereby waives (to the extent permitted by applicable law) presentment, demand, protest or notice of any kind in connection with this Note. All payments under this Note shall be made without offset, counterclaim or deduction of any kind.

THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO THE PRINCIPLES OF CONFLICTS OF LAWS THEREOF.

PBF HOLDING COMPANY LLC

By:
Name:
Title:

DELAWARE CITY REFINING COMPANY LLC

By:
Name:
Title:

PAULSBORO REFINING COMPANY LLC

By:
Name:
Title:

PBF POWER MARKETING, LLC

By:
Name:
Title:

DELAWARE PIPELINE COMPANY LLC

By:
Name:
Title:

PBF INVESTMENTS LLC

By:
Name:
Title:

PAULSBORO NATURAL GAS PIPELINE COMPANY LLC

By:
Name:
Title:

TOLEDO REFINING COMPANY LLC

By:
Name:
Title:

EXHIBIT Q

[Form of]

NON-BANK CERTIFICATE

Reference is made to the Amended and Restated Revolving Credit Agreement dated as of May 31, 2011 (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”) among PBF Holding Company LLC, a Delaware limited liability company (“Holdings”), Delaware City Refining Company LLC, a Delaware limited liability company (“Delaware City”), Paulsboro Refining Company LLC (f/k/a Valero Refining Company – New Jersey, a Delaware corporation), a Delaware limited liability company (“Paulsboro”), Toledo Refining Company LLC, a Delaware limited liability company (“Toledo”, and together with Holdings, Delaware City and Paulsboro, “Borrowers” and each individually, a “Borrower”), the Subsidiary Guarantors, the Lenders, UBS SECURITIES LLC, MORGAN STANLEY SENIOR FUNDING, INC., DEUTSCHE BANK SECURITIES INC. and CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH, as joint lead arrangers (in such capacities, “Joint lead Arrangers”), UBS SECURITIES LLC, as a co-documentation agent (in such capacity, “UBS Co-Documentation Agent”) and as syndication agent (in such capacity, “Syndication Agent”), UBS LOAN FINANCE LLC, as swingline lender (in such capacity, “Swingline Lender”), UBS AG, STAMFORD BRANCH, as Issuing Bank (in such capacity, “Issuing Bank”), as administrative agent (in such capacity, “Administrative Agent”) for the Lenders, the Secured Parties and Issuing Bank, and as a co-collateral agent (in such capacity, “UBS Collateral Agent”) and DEUTSCHE BANK TRUST COMPANY AMERICAS, as a co-collateral agent (in such capacity, “DB Collateral Agent” and together with UBS Collateral Agent, in such capacities as co-collateral agents, the “Co-Collateral Agents”) and as a co-documentation agent (in such capacity, “DB Co-Documentation Agent” and together with UBS Co-Documentation Agent, in such capacities as co-documentation agents, the “Co-Documentation Agents”).

The undersigned is not (i) a bank (as such term is used in Section 881(c)(3)(A) of the Internal Revenue Code of 1986, as amended (the “Code”)), (ii) a “10 percent shareholder” of a Borrower within the meaning of section 881(c)(3)(B) of the Code, or (C) a “controlled foreign corporation” described in section 881(c)(3)(C) of the Code and no payments in connection with the Loan Documents are effectively connected with the undersigned’s conduct of a U.S. trade or business.

The undersigned has furnished the Administrative Agent and the Borrowers (or, in the case of a Participant, the Lender from which the Loan was purchased) with duly completed copies of its non-U.S. person status on Internal Revenue Service form W-8BEN (or any successor forms).

Q-1

[NAME OF LENDER]

By:
Name:
Title:

[ADDRESS]

Dated:                     , 201    .

Q-2

EXHIBIT R

[Form of]

BORROWING BASE CERTIFICATE

[See Tab #36]

R-1

EXECUTION

AMENDMENT NO. 1

TO

AMENDED AND RESTATED REVOLVING CREDIT AGREEMENT

This Amendment No. 1 to Amended and Restated Revolving Credit Agreement, dated as of January 20, 2012 (this “Amendment”), to the Amended and Restated Revolving Credit Agreement, dated as of May 31, 2011 (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), by and among PBF Holding Company LLC, a Delaware limited liability company (“Holdings”), Delaware City Refining Company LLC, a Delaware limited liability company (“Delaware City”), Paulsboro Refining Company LLC (f/k/a Valero Refining Company – New Jersey, a Delaware corporation), a Delaware limited liability company (“Paulsboro”) and Toledo Refining Company LLC, a Delaware limited liability company (“Toledo” and together with Holdings, Delaware City and Paulsboro, “Borrowers” and each individually, a “Borrower”), the Subsidiary Guarantors signatory hereto, the Lenders signatory hereto, UBS AG, STAMFORD BRANCH, as administrative agent (in such capacity, “Administrative Agent”) for the Lenders, the Secured Parties and Issuing Bank and as a co-collateral agent (in such capacity, “UBS Collateral Agent”) and DEUTSCHE BANK TRUST COMPANY AMERICAS, as a co-collateral agent (in such capacity, “DB Collateral Agent” and together with UBS Collateral Agent, in such capacities as co-collateral agents, the “Co-Collateral Agents”)

RECITALS

A. Borrowers, Administrative Agent and Lenders are desirous of making specific amendments to the Credit Agreement, as and to the limited extent expressly set forth herein.

B. This Amendment shall constitute a Loan Document and these Recitals shall be construed as part of this Amendment.

NOW THEREFORE, in consideration of the premises and the mutual covenants hereinafter contained, and of the Loans and other extensions of credit heretofore, now or hereafter made to, or for the benefit of, Borrowers by the Lenders, Borrowers, Administrative Agent and Lenders hereby agree as follows:

1. Definitions. Except to the extent otherwise specified herein, capitalized terms used in this Amendment shall have the same meanings ascribed to them in the Credit Agreement.

2. Amendments.

2.1. The definition of “High Yield Indebtedness” set forth in Section 1.01 (Defined Terms) of the Credit Agreement is hereby amended by inserting the following immediately after the words “or another intercreditor agreement in form and substance reasonably satisfactory to the Administrative Agent” in clause (i) of such definition:

“or, in the case of secured notes which do not have any Lien on any of the Revolving Credit Priority Collateral, either (A) such secured notes are subject to a collateral access agreement in form and substance reasonably satisfactory to the Administrative Agent or (B) the Co-Collateral Agents have established Reserves in connection with the issuance of such secured notes”; and

2.2. Section 5.19 (Release of Non-Revolving Credit Priority Collateral) of the Credit Agreement is hereby amended by deleting the words “with the proceeds of equity issuances and/or unsecured debt” from such Section 5.19 and replacing them with the words “with the proceeds of equity issuances, unsecured debt and/or secured notes which secured notes may be secured by Liens on property, plant, equipment and other assets of the Loan Parties other than any Revolving Credit Priority Collateral; provided, that in the event that any such secured notes are issued, either (a) the Loan Parties and the holders of such secured notes shall have entered into a collateral access agreement with the Administrative Agent in respect of the Revolving Credit Priority Collateral in form and substance reasonably satisfactory to the Administrative Agent or (b) the Co-Collateral Agents shall have established Reserves in connection therewith;”.

2.3. Section 6.02 (Liens) of the Credit Agreement is hereby amended by:

(a) deleting the word “and” immediately following clause (gg) of such Section 6.02 and inserting the following new clause (hh): “(hh) Liens securing the High Yield Indebtedness provided that the requirements of clause (i) of the definition of “High Yield Indebtedness” have been satisfied; and”;

(b) converting the existing clause “(hh)” into clause “(ii)”; and

(c) deleting the words “other Liens not otherwise permitted in clauses (a) through (gg) above” from the existing clause (hh) and replacing them with the following: “other Liens not otherwise permitted in clauses (a) through (hh) above”.

2.4. Clause (b) of Section 6.10 (Prepayments of Other Indebtedness; Modifications of Organizational Documents and Other Documents etc.) of the Credit Agreement is hereby amended by:

(a) Inserting the following immediately after the words “shall not be subject to this clause (b)(iii))”: “provided, that any Seller Note Document may be terminated upon the repayment in full of the Term Loan, the Valero Seller Notes and the Sunoco Seller Notes as contemplated by Section 5.19 of this Agreement”; and

(b) Inserting the following immediately after the words “set forth in the Revolver-Term Loan Intercreditor Agreement”: “provided, that any Term Loan Document may be terminated upon the repayment in full of the Term Loan, the Valero Seller Notes and the Sunoco Seller Notes as contemplated by Section 5.19 of this Agreement”.

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2.5. Section 6.11 (Limitation on Certain Restrictions on Subsidiary Guarantors) of the Credit Agreement is hereby amended by deleting the word “or” immediately following clause (xix) of such Section 6.11 and inserting the following immediately after the existing clause (xx): “or (xxi) the indenture and other operative documents for the High Yield Indebtedness”.

3. Representations and Warranties. Each Loan Party hereby represents and warrants to Administrative Agent, the Co-Collateral Agents, the Issuing Bank and each of the Lenders that:

3.1. No Default or Event of Default exists under the Credit Agreement or any other Loan Document or will exist after or be triggered by the execution, delivery and performance of this Amendment.

3.2. Each of the representations and warranties contained in the Credit Agreement are true and correct in all material respects on and as of the date hereof as if made on the date hereof (it being understood and agreed that any representation or warranty which by its terms is made as of a specified date shall be required to be true and correct in all material respects only as of such specified date).

4. Condition Precedent to Effectiveness. The effectiveness of the specific amendments set forth in Section 2 hereof is subject to the satisfaction of the following condition precedent:

4.1. Amendment. This Amendment shall have been duly executed and delivered by the Borrowers, each other Loan Party, Administrative Agent and each of the Lenders.

5. Reference to and Effect Upon the Credit Agreement and other Loan Documents.

5.1. Except for the specific amendments set forth in Section 2 above, the Credit Agreement and each other Loan Document shall remain in full force and effect.

5.2. The execution, delivery and effect of this Amendment shall be limited as written and shall not be deemed to be a consent to any waiver of any term or condition or any amendment or modification of any term or condition of the Credit Agreement (except for the specific amendments set forth in Section 2 above) or any other Loan Document.

6. Acknowledgment and Consent of Loan Parties. Each Loan Party hereby consents to this Amendment and hereby confirms and agrees that each Loan Document to which it is a party is, and shall continue to be, in full force and effect and each is hereby ratified and confirmed in all respects.

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7. As contemplated in Section 5.19 (Release of Non-Revolving Credit Priority Collateral) of the Credit Agreement, upon the repayment in full of the Term Loan, the Valero Seller Note and the Sunoco Seller Note in connection with the issuance of High Yield Indebtedness, the Agents will release all Collateral other than Revolving Credit Priority Collateral and will take any additional steps as are reasonably necessary in connection with such release including, without limitation, the termination of any relevant Loan Documents.

8. Counterparts. This Amendment may be executed in any number of counterparts, each of which when so executed shall be deemed an original but all such counterparts shall constitute one and the same instrument. Delivery of an executed counterpart of a signature page to this Amendment by telecopier or electronic “PDF” transmission shall be as effective as delivery of a manually executed counterpart signature page to this Amendment.

9. Costs and Expenses. As provided in Section 10.03 of the Credit Agreement, Borrowers shall pay the reasonable out-of-pocket expenses incurred by Administrative Agent in connection with the preparation, execution and delivery of this Amendment.

10. GOVERNING LAW. THIS AMENDMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS (INCLUDING STATUTES OF LIMITATION) OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPLES THAT WOULD REQUIRE THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION.

11. Headings. Section headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purpose.

[Signature Pages Follow]

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IN WITNESS WHEREOF, this Amendment has been duly executed as of the date first written above.

PBF HOLDING COMPANY LLC, as a Borrower

By:
Name:	Jeffrey Dill
Title:	Secretary

DELAWARE CITY REFINING COMPANY LLC, as a Borrower

By:
Name:	Jeffrey Dill
Title:	Secretary

PAULSBORO REFINING COMPANY LLC, as a Borrower

By:
Name:	Jeffrey Dill
Title:	Secretary

TOLEDO REFINING COMPANY LLC, as a Borrower

By:
Name:	Jeffrey Dill
Title:	Secretary

[Signature Page – Amendment No. 1 to PBF Amended and Restated Revolving Credit Agreement]

PBF POWER MARKETING, LLC, as a Subsidiary Guarantor

By:
Name:	Jeffrey Dill
Title:	Secretary

DELAWARE PIPELINE COMPANY LLC, as a Subsidiary Guarantor

By:
Name:	Jeffrey Dill
Title:	Secretary

PAULSBORO NATURAL GAS PIPELINE COMPANY LLC, as a Subsidiary Guarantor

By:
Name:	Jeffrey Dill
Title:	Secretary

PBF INVESTMENTS LLC, as a Subsidiary Guarantor

By:
Name:	Jeffrey Dill
Title:	Secretary

PBF FINANCE CORPORATION, as a Subsidiary Guarantor

By:
Name:	Jeffrey Dill
Title:	Secretary

[Signature Page – Amendment No. 1 to PBF Amended and Restated Revolving Credit Agreement]

UBS AG, STAMFORD BRANCH, as Administrative Agent and a Co-Collateral Agent

By:
Name:	Irja R. Otsa
Title:	Associate Director

By:
Name:	Mary E. Evans
Title:	Associate Director

[Signature Page – Amendment No. 1 to PBF Amended and Restated Revolving Credit Agreement]

DEUTSCHE BANK TRUST COMPANY AMERICAS, as a Co-Collateral Agent and a Lender

By:
Name:	Marcus M. Tarkington
Title:	Director

By:
Name:	Michael Getz
Title:	Vice President

[Signature Page – Amendment No. 1 to PBF Amended and Restated Revolving Credit Agreement]

Citibank, N.A, as a Lender

By:
Name:	Brendan Mackay
Title:	Director

[Signature Page – Amendment No. 1 to PBF Amended and Restated Revolving Credit Agreement]

CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH, as a Lender

By:
Name:	Mikhall Faybusovich
Title:	Director

By:
Name:	Alex Verdone
Title:	Associate

[Signature Page – Amendment No. 1 to PBF Amended and Restated Revolving Credit Agreement]

MORGAN STANLEY BANK, N.A., as a Lender

By:
Name:	Dmitriy Barskiy
Title:	Authorized Signatory

[Signature Page – Amendment No. 1 to PBF Amended and Restated Revolving Credit Agreement]

MORGAN STANLEY SENIOR FUNDING, INC., as a Lender

By:
Name:	Dmitriy Barskiy
Title:	Vice President

[Signature Page – Amendment No. 1 to PBF Amended and Restated Revolving Credit Agreement]

[Sovereign Bank], as a Lender

By:
Name:	Gregory Russano
Title:	S.V.P.

[Signature Page – Amendment No. 1 to PBF Amended and Restated Revolving Credit Agreement]

UBS LOAN FINANCE LLC, as a Lender

By:
Name:	Irja R. Otsa
Title:	Associate Director

By:
Name:	Mary E. Evans
Title:	Associate Director

[Signature Page – Amendment No. 1 to PBF Amended and Restated Revolving Credit Agreement]

Wells Fargo Bank, NA, as a Lender

By:
Name:	Peter Aziz
Title:	Relationship Manager

[Signature Page – Amendment No. 1 to PBF Amended and Restated Revolving Credit Agreement]